    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1996


                                                       REGISTRATION NO. 33-84778

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                            FREEDOM CHEMICAL COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            DELAWARE                                        2819
  (STATE OR OTHER JURISDICTION                  (PRIMARY STANDARD INDUSTRIAL
OF INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)

                                                         51-0340498
                                                      (I.R.S. EMPLOYER
                                                     IDENTIFICATION NO.)


                            ------------------------



                           MELLON CENTER, SUITE 3500
                               1735 MARKET STREET
                             PHILADELPHIA, PA 19103
                                 (215) 979-3100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------


                      SEE TABLE OF ADDITIONAL REGISTRANTS

                            ------------------------


                       BRIAN F. MCNAMARA, VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                            FREEDOM CHEMICAL COMPANY
                           MELLON CENTER, SUITE 3500
                               1735 MARKET STREET
                             PHILADELPHIA, PA 19103
                                 (215) 979-3100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------


                                   Copies to:



                              MARK C. SMITH, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 735-3000

                            ------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.



    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /



    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------


                        CALCULATION OF REGISTRATION FEE



                                                                                               PROPOSED MAXIMUM
                                                                           PROPOSED MAXIMUM       AGGREGATE
                TITLE OF EACH CLASS OF                    AMOUNT TO BE      OFFERING PRICE         OFFERING            AMOUNT OF
             SECURITIES TO BE REGISTERED                   REGISTERED          PER NOTE            PRICE(1)        REGISTRATION FEE
10 5/8% Senior Subordinated Notes due 2006(2).........   US$125,000,000          100%           US$125,000,000      US$37,878.79(3)
Guarantees of 10 5/8% Senior Subordinated Notes due
  2006 of Registrants other than Freedom Chemical
  Company.............................................         --                 --                  --                None(4)



(1) Estimated solely for the purpose of calculating the registration fee.


(2) Issued by Freedom Chemical Company, as obligor.


(3) $11,040.00 of the fee was previously paid in connection with the initial filing of this Form S-1 on October 4, 1994.


(4) Pursuant to Rule 457(n), no separate fee is being paid with respect to these guarantees.

                            ------------------------



    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO THE SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS



                                                                             STATE OR OTHER     PRIMARY STANDARD
                                                                            JURISDICTION OF        INDUSTRIAL       I.R.S. EMPLOYER
                                                                            INCORPORATION OR     CLASSIFICATION     IDENTIFICATION
NAME                                                                          ORGANIZATION        CODE NUMBER           NUMBER
-------------------------------------------------------------------------   ----------------    ----------------    ---------------

Hilton Davis Chemical Co. ...............................................       Delaware              2819           95-4071292
2235 Langdon Farm Road
Cincinnati, Ohio 45327
(513) 841-4000

Kalama Chemical, Inc.  ..................................................      Washington             2819           91-0862423
1296 Third Street, N.W.
Kalama, Washington 98625
(360) 673-2550

Freedom Textile Chemicals Co.  ..........................................       Delaware              2819           56-1767462
8309 Wilkinson Boulevard
Charlotte, North Carolina 28214
(704) 393-0089

Freedom Chemical Diamalt GmbH ...........................................       Germany               2819               N/A
Postfach 50 02 70
D-80972 Munchen
Germany
(011) (49) 898106208

Freedom Textile Chemical Company ........................................       Delaware              2819           56-1949391
(South Carolina), Inc.
5025 South Main Street
Cowpens, South Carolina 29330
(803) 463-4393

Kalama Specialty Chemicals, Inc.  .......................................      Washington             2819           91-0971783
1296 Third Street, N.W.
Kalama, Washington 98625
(360) 673-2550

Kalama Foreign Sales Corporation ........................................         Guam                2819           98-0102014
1296 Third Street, N.W.
Kalama, Washington 98625
(360) 673-2550

FCC Acquisition Corp.  ..................................................       Delaware              2819           23-2791891
Mellon Center, Suite 3500

1735 Market Street
Philadelphia, Pennsylvania 19103
(215) 979-3100

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED OCTOBER 31, 1996


                           OFFER FOR ALL OUTSTANDING
           10 5/8% SENIOR SUBORDINATED NOTES DUE 2006 IN EXCHANGE FOR
             10 5/8% SENIOR SUBORDINATED NOTES DUE 2006, WHICH HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                 AS AMENDED, OF



                                     [LOGO]



      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                  , 1996, UNLESS EXTENDED.




                            ------------------------


    Freedom Chemical Company ('Freedom' and, collectively with its subsidiaries, the 'Company') hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the 'Exchange Offer'), to exchange an aggregate principal amount of up to $125,000,000 of its 10 5/8% Senior Subordinated Notes due 2006 (the 'New Notes'), which have been registered under the Securities Act of 1933, as amended (the 'Securities Act'), for a like principal amount of its issued and outstanding 10 5/8% Senior Subordinated Notes due 2006 (the 'Old Notes' and, together with the New Notes, the 'Notes') from the holders (the 'Holders') thereof. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the timing of the Exchange Offer.



    On October 17, 1996, Freedom issued $125,000,000 principal amount of Old Notes. The Old Notes were issued pursuant to an offering exempt from registration under the Securities Act and applicable state securities laws.



    The Notes are redeemable at the option of Freedom, in whole or in part, at any time on or after October 15, 2001 at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to October 15, 1999, Freedom, at its option, may redeem in the aggregate up to 35% of the original principal amount of the Notes at a redemption price equal to 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings (as defined herein); provided, however, that at least $81.25 million aggregate principal amount of Notes remain outstanding immediately after giving effect to such redemption. Upon a Change of Control (as defined herein), (i) Freedom will have the option to redeem the Notes, in whole or in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date of redemption, plus the Applicable Premium (as defined herein) and (ii) each holder of Notes will have the right to require Freedom to purchase such holder's Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date of purchase.



    The Notes are unsecured senior subordinated obligations of Freedom and are subordinated in right of payment to all existing and future Senior Debt (as defined herein) of Freedom, including indebtedness under the Amended and Restated Credit Agreement (as defined herein) entered into by Freedom and its wholly owned subsidiary Freedom Chemical Diamalt GmbH ('Freedom Chemical Diamalt') concurrently with the sale of the Old Notes, and rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of Freedom. The Old Notes are, and the New Notes will be fully and unconditionally guaranteed (the 'Guarantees'), on a joint and several basis, as to payment of principal, premium, if any, and interest, by all of Freedom's domestic subsidiaries and Freedom Chemical Diamalt (collectively, the 'Guarantors'). The Guarantees are general unsecured obligations of the Guarantors, subordinated in right of payment to all existing and future Senior Debt of the Guarantors, including such Guarantors' guarantees of Freedom's obligations under the Amended and Restated Credit Agreement. As of June 30, 1996, on a pro forma basis after giving effect to the issuance of the Notes, the initial borrowings under the Amended and Restated Credit Agreement, the Cash Equity Investment (as defined herein) and, in each case, the application of the proceeds therefrom, the Company would have had approximately $21.5 million of Senior Debt outstanding and approximately $149.6 million of indebtedness outstanding.



    For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from October 17, 1996. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes.



    The New Notes are being offered hereunder in order to satisfy certain obligations of Freedom contained in the Registration Rights Agreement (as defined). Based on interpretations by the staff of the Securities and Exchange Commission (the 'SEC'), as set forth in no-action letters issued to third parties, Freedom believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is an 'affiliate' of Freedom within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Freedom has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.'



    Freedom will not receive any proceeds from the Exchange Offer. Freedom will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event Freedom terminates the Exchange Offer and does not accept for exchange any Old Notes, Freedom will promptly return the Old Notes to the Holders thereof. See 'The Exchange Offer.'



    There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of Holders of the New Notes to sell their New Notes or the price at which such Holders may be able to sell their New Notes. Merrill Lynch & Co., Schroder Wertheim & Co. and Smith Barney Inc. (the 'Initial Purchasers') have advised Freedom that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. Freedom does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.



    SEE 'RISK FACTORS' BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                                              CONTRARY IS A CRIMINAL
                                    OFFENSE.



             THE DATE OF THIS PROSPECTUS IS                , 1996.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION



     Freedom has filed with the SEC a registration statement on Form S-1 (herein, together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act with respect to the New Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Freedom and the New Notes offered hereby, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement otherwise filed with the SEC.



     Upon the effectiveness of the Registration Statement, Freedom will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith, will file reports and other information with the SEC. The Registration Statement, the exhibits and schedules forming a part thereof and the reports and other information filed by Freedom with the SEC in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the material may be obtained from the Public Reference Section of the SEC upon payment of the prescribed fees. In addition, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.



     In the event that Freedom is not required to be subject to the reporting requirements of the Exchange Act in the future, Freedom will be required under the Indenture (as defined), pursuant to which the Old Notes were, and the New Notes will be, issued, to continue to file with the SEC, and to furnish Holders of the New Notes with, the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

                                    SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context requires otherwise, 'Freedom' refers to Freedom Chemical Company and 'Company' refers to Freedom and its subsidiaries.


                                  THE COMPANY

GENERAL

     Freedom Chemical Company is a leading global manufacturer and marketer of a broad range of specialty and fine chemical products which are sold into several market segments for use in food and beverage products, household and industrial products, cosmetics and personal care products, pharmaceuticals, pet foods, textile and paper products and many other diverse applications. The Company focuses on niche products where it has strong market positions or a manufacturing advantage. The Company believes that this focus, combined with improved operating efficiencies resulting from the recently completed Restructuring Program (as defined below), have enhanced the Company's potential for future growth and profitability. For the 12 months ended June 30, 1996, the Company's net sales and EBITDA (as defined herein) were $295.8 million and $26.3 million, respectively. Approximately 40.6% of the Company's 1995 net sales consisted of sales made outside the United States. The Company's products are manufactured at four facilities located in the United States, four facilities located in Europe and two facilities located in India.

     The Company estimates that approximately 38.6% of its 1995 domestic net sales were derived from product lines for which it believes it is either the largest or second largest U.S. producer. Typically, the Company's products are important to the performance of its customers' products, but represent a relatively small percentage of their total product costs. For example, although food preservatives are essential to the quality of carbonated diet soft drinks (such as Diet Coke(Registered)), the Company's preservatives, potassium benzoate and sodium benzoate, generally represent less than $.01 of the total cost of one 24-can case. The Company has five core product lines:

o Food and Personal Care Ingredients. The Company manufactures and markets food, drug and cosmetic colors, food preservatives and flavors and fragrances to a broad array of customers, including food and beverage, pet food, cosmetic, pharmaceutical and household product manufacturers. The Company believes it is the largest U.S. manufacturer of two of the world's most widely used food preservatives and is the second largest U.S. producer of food dyes. Food and Personal Care Ingredients accounted for approximately $61.3 million, or 20.6%, of the Company's 1995 net sales.

o Pharmaceutical Intermediates and Natural Additives. The Company manufactures and markets a number of pharmaceutical intermediates and active ingredients for use in prescription and over-the-counter pharmaceuticals, as well as natural additives, including thickeners (which mimic the feel of fat), gelling agents, bioproteins and amino acids, for use in foods, pet foods, shampoos and cosmetics. The Company believes that it is the largest producer of cysteine in the world. Pharmaceutical Intermediates and Natural Additives accounted for approximately $35.0 million, or 11.8%, of the Company's 1995 net sales.

o Specialty Organic Chemicals and Intermediates. The Company manufactures and markets a number of specialty and fine organic chemicals and chemical intermediates, including benzaldehyde, benzoic acid, benzyl alcohol and phenol, that are used to manufacture flavors and fragrances, adhesives, plasticizers, alkyd and polyester resins, rubber chemicals and agricultural intermediates. The Company is the sole U.S. producer of benzaldehyde and believes that it is the largest U.S. producer of benzoic acid. Specialty Organic Chemicals and Intermediates accounted for approximately $56.0 million, or 18.9%, of the Company's 1995 net sales.

o Organic Pigments and Dyes. The Company manufactures and markets carbonless copy and technical dyes for use in industrial and consumer products, and pigments for use in paints, coatings, inks and plastics. The Company is a leading manufacturer of blue carbonless copy dyes used in business forms, such as credit card receipts, and of blue technical dyes used in a wide range of household products, such as window cleaners. Organic Pigments and Dyes accounted for approximately $68.7 million, or 23.1%, of the Company's 1995 net sales.

o Textile and Paper Chemicals. The Company manufactures and markets a wide range of specialty and fine chemicals that are used in the textile and paper industries. The Company is one of the two leading U.S. producers of glyoxal and glyoxal resins which impart wrinkle resistance and shrinkage control to cotton and cotton blend fabrics and are also used to enhance the absorbency of paper. The Company also markets a complete line of textile processing products. Textile and Paper Chemicals accounted for approximately $75.9 million, or 25.6%, of the Company's 1995 net sales.

     The Company was formed in April 1992 by Joseph Littlejohn & Levy, a private investment firm ('JLL'), and certain of the Company's present and past executive officers. Freedom commenced operations in order to acquire the textile chemical business (the 'Freedom Textile Acquisition') of American Cyanamid Company ('American Cyanamid'), a leading producer of glyoxal, which it renamed Freedom Textile Chemicals Co. ('Freedom Textile'). Thereafter, as part of its strategy to acquire specialty chemical companies with strong market positions, complementary product lines and opportunities for operational improvement, the Company acquired Hilton Davis Chemical Co. ('Hilton Davis'), a leading supplier of food, drug and cosmetic colors, dyes and specialty and fine chemicals, in September 1993 (the 'Hilton Davis Acquisition'), and Kalama Chemical Inc. ('Kalama'), a leading supplier of food and beverage preservatives and certain flavors and fragrances, in May 1994 (the 'Kalama Acquisition'). In December 1994, the Company acquired substantially all the assets of Reilly-Whiteman Inc. ('Reilly-Whiteman'), a producer of textile and other industrial chemicals (the 'Reilly-Whiteman Acquisition'), and in January 1995, Freedom, through its wholly owned subsidiary Freedom Chemical Diamalt, acquired certain assets of Diamalt GmbH ('Diamalt'), a producer of pharmaceutical intermediates, natural additives and food and pet food ingredients (the 'Diamalt Acquisition').


BUSINESS STRATEGY

     The Company's objective is to continue to enhance its revenue growth and profitability by leveraging its strong market positions in its core product lines and by continuing to improve operating efficiencies. The Company plans to achieve its objective through the following key strategies:

o Increase Capacity of Key Product Lines. The Company intends to increase sales by investing in capacity expansions for key product lines currently operating at or near full capacity and has budgeted approximately $8 million to $10 million for each of the next two years for capacity expansions and process improvements. In 1995, the Company completed the construction and start-up of a plant in Madras, India to produce amino acids and cysteine and its derivatives. In addition, it expanded benzaldehyde production capacity at its plant in Kalama, Washington by 50% and implemented cassia production capacity at its plant in Vadodara, India. The Company's current major capacity expansion projects include (i) further plant expansion at Kalama, Washington, which will expand the Company's production capacity for benzoic acid, phenol, benzaldehyde and flavor and fragrance chemicals, (ii) expansion of cysteine production capacity at its plant in Raubling, Germany and (iii) expansion of cassia production capacity at its plant in Vadodara, India. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.'

o Introduce New or Technologically Improved Products. The Company's research and development efforts focus on the development of new and technologically advanced products to respond to customer demands, changes in the marketplace, technology and environmental regulations. For example, the Company is currently working with its customers and capitalizing on existing technology to develop new value-added products such as 'wash-away' textile dyes and specialty pigments, environmentally friendly water-based paint pigments, textile chemicals with reduced formaldehyde content and new coatings that meet stricter environmental regulations for volatile organic compounds. The Company also has an active pharmaceutical intermediates program and recently began production and sale of thymidine, an AZT intermediate utilized in producing drugs for AIDS therapy.

o Continue to Improve Operating Efficiencies. The initiatives taken by the Company in connection with the Restructuring Program (as defined herein) have already yielded significant cost savings and the Company intends to implement additional cost-saving and productivity-enhancing programs in the future. Currently in 1996, the Company is undertaking the following programs: raw material sourcing from multiple vendors, yield improvement programs, the discontinuation of unprofitable or low margin product lines, the reduction of utility costs and the implementation of additional employee profit incentive programs. The Company is analyzing additional opportunities to increase operating efficiencies and profitability, including the possibility of further consolidation of its manufacturing facilities.

o Broaden Product Offerings to Primary Markets.  The Company seeks to broaden its product lines through internal development and believes that offering a complete product portfolio to a given customer will enable it to utilize more effectively its direct sales force, become a more complete supplier to the industries it serves and increase its unit sales per customer. Natural chemicals, including thickeners, enzymes and sizing agents, are widely used in the European textile industry and the Company intends to offer these products in the United States as additional manufacturing capacity to produce these products becomes available. In addition, the Company plans to capitalize on its position in food and pet food ingredients by broadening its food colors, preservatives and flavor product lines with natural additives such as amino acids, polysaccharides, alginates and bioproteins, as well as with other products used by the food and pet food industries.

o Expand Customer Base. The Company intends to expand and strengthen its customer base by (i) focusing on relationships with key accounts, (ii) creating incentives for its sales force to concentrate on fast-growing, high margin areas within existing product segments, (iii) pursuing growth opportunities in new markets outside the United States, including Mexico, Central and South America and Asia, as such markets continue to develop economically and the consumption of food, beverage, household and other products containing the Company's products increases and (iv) cross-marketing its products to existing customers who do not currently purchase such products through, among other initiatives, an international sales force that will market products from all of the Company's product groups.

o Enhance Growth through Selective Acquisitions. Freedom will continue to selectively seek acquisitions with complementary product lines that offer the opportunity to significantly improve profitability through integration with the Company's existing businesses. The Company considers the following characteristics in its acquisitions: (i) strong market positions, (ii) unique product offerings, (iii) low cost manufacturing capacity and (iv) technological or cost advantages.

THE RESTRUCTURING PROGRAM

     In 1995, Freedom implemented a restructuring program (the 'Restructuring Program') in which it identified a number of opportunities to reduce its overall cost structure and enhance the Company's potential for future growth and profitability. The Restructuring Program included (i) the consolidation of certain of the Company's manufacturing facilities, (ii) the sale of a non-strategic product line, (iii) the write-off of discontinued inventory and capitalized expenses and (iv) the recognition of certain estimated environmental remediation costs. As a part of these actions, the Company closed in April 1996 its Conshohocken, Pennsylvania plant which manufactured products in the Organic Pigments and Dyes group and in May 1996 its Newark, New Jersey plant which manufactured products in the Textile and Paper Chemicals groups and relocated certain of those production capabilities and technology to its other facilities. In addition, the Company reduced personnel by approximately 135 employees in both administrative and manufacturing positions. The Restructuring Program resulted in nonrecurring charges of $14.4 million for the year ended December 31, 1995.

     Management expects that the Restructuring Program, which was recently completed, will result in significant cost savings to the Company related to reduced personnel costs and the elimination of redundant fixed overhead costs resulting from the closure of the two facilities. Management estimates that the Restructuring Program will yield annual cost savings of approximately $4.2 million, some of the benefits of which are evidenced in the Company's EBITDA margin improving to 12.2% for the first six months ended June 30, 1996 as compared to 10.7% for the same period of the prior year. As part of the Company's business strategy, management will continue to seek to improve operating efficiencies and reduce costs by optimizing the use of its manufacturing facilities and implementing further administrative, manufacturing and operating expense reductions. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and Note 17 to the Company's Consolidated Financial Statements included herein.

                                THE TRANSACTIONS


     The Company has undertaken the following transactions to provide it with greater flexibility in the next several years with respect to its capital expenditure and working capital requirements.



     Concurrently with the consummation of the offering of Old Notes, Freedom amended and restated its existing credit agreement (the 'Freedom Credit Agreement' and, as amended and restated, the 'Amended and Restated Credit Agreement'). The Amended and Restated Credit Agreement provides for a revolving loan facility of up to $85 million and includes Freedom and Freedom Chemical Diamalt as borrowers. The obligations of Freedom under the Amended and Restated Credit Agreement are guaranteed by all of Freedom's domestic subsidiaries and Freedom Chemical Diamalt and are secured by a first priority lien on substantially all of the properties and assets of Freedom and its domestic subsidiaries and certain properties and assets of Freedom Chemical Diamalt. The obligations of Freedom Chemical Diamalt under the Amended and Restated Credit Agreement are guaranteed by Freedom. See 'Description of Amended and Restated Credit Agreement.' The Company initially borrowed $21.5 million under the Amended and Restated Credit Agreement. As a condition to such initial borrowing, all of the Company's outstanding indebtedness under the Freedom Credit Agreement and under Freedom Chemical Diamalt's existing credit agreement (the 'Diamalt Credit Agreement' and, together with the Freedom Credit Agreement, the 'Existing Credit Agreements') was repaid in full and the Diamalt Credit Agreement was terminated.



     Joseph Littlejohn & Levy Fund, L.P. ('JLL Fund I') and Joseph Littlejohn & Levy Fund II, L.P. ('JLL Fund II' and, together with JLL Fund I, the 'JLL Funds'), Freedom's two largest stockholders, invested an aggregate of approximately $9.94 million of new cash equity (the 'JLL Cash Equity Investment' and, together with a $60,000 Additional Equity Investment (as defined below) by an executive officer of Freedom, the 'Cash Equity Investment') in Freedom concurrently with the consummation of the offering of Old Notes, Freedom's other stockholders (principally current and former management) have been offered an opportunity to make additional equity investments (the 'Additional Equity Investments') in Freedom in an amount sufficient to maintain their existing ownership percentages, which offer expires on November 2, 1996. See 'Certain Transactions.' Following consummation of the Cash Equity Investment, the JLL Funds beneficially own, on a fully diluted basis, approximately 89.0% of Freedom's issued and outstanding Series A Common Stock (the 'Common Stock'), 93.5% of Freedom's issued and outstanding Series B Redeemable Preferred Stock (the 'Series B Preferred Stock') and 90.5% of Freedom's issued and outstanding Series C Redeemable Preferred Stock (the 'Series C Preferred Stock' and, together with the Series B Preferred Stock, the 'Preferred Stock').



     In addition, concurrently with the consummation of the offering of Old Notes, the Series B Preferred Stock and the Series C Preferred Stock of Freedom were amended (the 'Preferred Stock Amendment') to extend the mandatory redemption dates of such Preferred Stock to April 30, 2007 and May 31, 2007, respectively.



     The offering of Old Notes, the Cash Equity Investment, the initial borrowing under the Amended and Restated Credit Agreement and, in each case, the application of the proceeds therefrom are collectively referred to herein as the 'Transactions.'

                               ------------------

     The Company's principal executive offices are located at 1735 Market Street, Philadelphia, Pennsylvania, 19103, and its telephone number is (215) 979-3100.

                               THE EXCHANGE OFFER



Securities Offered...........................  Up to $125,000,000 principal amount of 10 5/8% Senior Subordinated
                                               Notes due 2006, which have been registered under the Securities
                                               Act. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain interest provisions relating to the Old Notes described below under '--Summary Description of the New Notes.'
The Exchange Offer...........................  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of the New Notes is intended to satisfy obligations of Freedom contained in the Registration
                                               Rights Agreement, dated October 17, 1996, among Freedom, the
                                               Guarantors and the Initial Purchasers (the 'Registration Rights
                                               Agreement'). For procedures for tendering, see 'The Exchange
                                               Offer.'
Tenders, Expiration Date; Withdrawal.........  The Exchange Offer will expire at 5:00 p.m., New York City time,
                                               on           , 1996, or such later date and time to which it is
                                               extended. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old
                                               Note not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange
                                               Offer.
Federal Income Tax Consequences..............  The exchange pursuant to the Exchange Offer should not result in gain or loss to the Holders or the Company for federal income tax purposes. See 'Certain Federal Income Tax Consequences.'
Use of Proceeds..............................  There will be no proceeds to the Company from the Exchange Offer.
Exchange Agent...............................  The Bank of New York is serving as Exchange Agent in connection with the Exchange Offer.



                      CONSEQUENCES OF EXCHANGING OLD NOTES



     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Freedom does not currently anticipate that it will register Old Notes under the Securities Act. See 'Description of the

Notes--Registration Rights.' Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, Freedom believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any Holder which is an 'affiliate' of Freedom within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account in exchange of Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a Prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.' In addition, to comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register thereunder the New Notes prior to offering or selling such New Notes. Freedom has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any Holder reasonably requests in writing. Unless a Holder so requests, Freedom does not intend to register or qualify the sale of the New Notes in any such jurisdictions. See 'The Exchange Offer--Consequences of Exchanging Old Notes.'



                      SUMMARY DESCRIPTION OF THE NEW NOTES



     The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions providing for an increase in the interest rates on the Old Notes under certain circumstances relating to timing of the Exchange Offer, which rights will terminate upon consummation of the Exchange Offer. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from October 17, 1996. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from October 17, 1996. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer, which rights will terminate upon consummation of the Exchange Offer.



Notes Offered................................  Up to $125,000,000 principal amount of the Company's 10 5/8%
                                               Senior Subordinated Notes due 2006, which have been registered under the Securities Act.

Maturity Date................................  October 15, 2006.

Interest Payment Dates.......................  April 15 and October 15 of each year, commencing April 15, 1997.

Optional Redemption..........................  The Notes are redeemable at the option of Freedom, in whole or in part, at any time on or after October 15, 2001 at the redemption prices set forth herein, together with accrued and unpaid
                                               interest, if any, to the date of redemption. In addition, on or prior to October 15, 1999, Freedom, at its option, may redeem in the aggregate up to 35% of the original principal amount of the
                                               Notes at a redemption price equal to 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of one or more
                                               Public Equity Offerings; provided, however, that at least $81.25 million aggregate principal amount of Notes remain outstanding immediately after giving effect to such redemption.

Ranking......................................  The Notes are unsecured senior subordinated obligations of Freedom and are subordinated in right of payment to all existing and future Senior Debt of Freedom, including indebtedness under the
                                               Amended and Restated Credit Agreement, and rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of Freedom. As of June 30, 1996, after giving pro forma effect to the Transactions, the Company would have had approximately $21.5 million of Senior Debt outstanding and approximately $149.6 million of indebtedness outstanding.

Guarantees...................................  The Notes are fully and unconditionally guaranteed, on a joint and several basis, as to the payment of principal, premium, if any, and interest by all of Freedom's domestic subsidiaries and Freedom
                                               Chemical Diamalt (collectively, the 'Guarantors'). The Guarantees are subordinated in right of payment to all existing and future
                                               Senior Debt of the respective Guarantors, including such
                                               Guarantors' guarantees of Freedom's obligations under the Amended and Restated Credit Agreement. Freedom will cause any future domestic Restricted Subsidiary of Freedom to guarantee, on a senior subordinated basis, the due and punctual payment of all amounts due under the Notes. See 'Description of the
                                               Notes--Certain Covenants.'

Change of Control............................  Upon the occurrence of a Change of Control (as defined herein),
                                               (i) Freedom will have the option to redeem the Notes, in whole or in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date of redemption, plus the Applicable Premium (as defined herein), and
                                               (ii) subject to certain conditions, each holder of Notes will have the right to require Freedom to purchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase.

Asset Sales..................................  In the event of certain asset sales, Freedom will be required to offer to purchase the Notes at a purchase price equal to 100% of their principal amount together with accrued and unpaid interest, if any, to the date of purchase with the net proceeds of such assets sales.

Covenants....................................  The indenture pursuant to which the Old Notes were, and the New
                                               Notes will be, issued (the 'Indenture') contains certain covenants that, among other things, limit the ability of Freedom and any
                                               Restricted Subsidiary (as defined herein) to (i) incur additional indebtedness, (ii) issue preferred stock in Restricted
                                               Subsidiaries, (iii) pay dividends or make other distributions,
                                               (iv) repurchase equity interests or subordinated indebtedness, (v)
                                               create certain liens, (vi) enter into certain transactions with affiliates, (vii) consummate certain asset sales, (viii) sell equity interests in any Restricted Subsidiaries which guarantee the Notes, and (ix) merge or consolidate with any person. See
                                               'Description of the Notes--Certain Covenants.'

Exchange Offer; Registrations Rights.........  Holders of New Notes (other than as set forth below) are not enti-
                                               tled to any registration rights with respect to the New Notes.
                                               Pursuant to the Registration Rights Agreement, Freedom agreed, for the benefit of the Holders of Old Notes, to file an Exchange Offer
                                               Registration Statement (as defined). The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer
                                               Registration Statement. Under certain circumstances, certain
                                               Holders of Notes (including Holders who may not participate in the
                                               Exchange Offer or who may not freely resell New Notes received in the Exchange Offer) may require Freedom to file, and

                                               cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes by such
                                               Holders. See 'Description of the Notes--Exchange Offer; Registra-
                                               tion Rights.'

Use of Proceeds..............................  The Company will not receive any proceeds from the Exchange Offer.
                                               The proceeds from the offering of the Old Notes, together with the initial borrowings under the Amended and Restated Credit Agreement and the proceeds from the Cash Equity Investment, which were approximately $156.5 million in the aggregate, were used to repay in full indebtedness outstanding under the Existing Credit
                                               Agreements and to pay fees and expenses related to the
                                               Transactions. See 'Use of Proceeds.'



                                  RISK FACTORS



     Holders of the Old Notes should consider carefully the information set forth under the caption 'Risk Factors' and all other information set forth in this Prospectus before making a decision to tender their Old Notes in the Exchange Offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth certain summary consolidated financial data for the periods indicated. The summary consolidated financial data as of December 31, 1992 and 1993 and for the period April 14, 1992 (inception) to December 31, 1992 (the '1992 Period') have been derived from the Company's audited Consolidated Financial Statements not included herein. The summary consolidated financial data as of December 31, 1994 and 1995 and for the years ended December 31, 1993, 1994 and 1995 have been derived from the Company's audited Consolidated Financial Statements and should be read in conjunction with such audited Consolidated Financial Statements and the Notes thereto included herein. The summary consolidated financial data as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been derived from the Company's unaudited Consolidated Financial Statements included herein, which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations for the unaudited periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.


                                                              FOR THE YEARS ENDED DECEMBER       FOR THE SIX MONTHS
                                                                           31,                     ENDED JUNE 30,
                                                   1992      -------------------------------    --------------------
                                                  PERIOD      1993        1994        1995        1995        1996
                                                  -------    -------    --------    --------    --------    --------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA(A):
Net sales......................................   $14,784    $54,831    $187,780    $296,888    $156,925    $155,787
Cost of goods sold.............................    10,695     45,295     144,845     233,533     119,966     116,482
Gross profit(b)................................     4,089      9,536      42,935      63,355      36,959      39,305
Selling, general and administrative expense....     3,588      8,292      26,948      50,399      25,919      24,158
Research and development expense...............       173        735       2,331       4,950       2,305       2,499
Restructuring and other charges(b).............        --         --          --      12,495       2,662          --
Operating income (loss)........................       328        509      12,741      (4,639)      5,998      12,573
Interest and debt expense......................       531      1,556       6,682      13,805       6,992       6,789
Income (loss) before income taxes, equity in
  income of joint ventures, and extraordinary
  loss.........................................      (347)    (1,261)      6,320     (20,873)       (817)      5,884
Net income (loss)..............................      (305)      (970)      2,186     (16,990)     (1,988)      4,896
Less: preferred dividends......................       345      1,621       3,694       4,611       1,883       1,862
Net income (loss) applicable to common
  shares.......................................      (650)    (2,591)     (1,508)    (21,601)     (3,871)      3,034

OTHER FINANCIAL DATA:
EBITDA(c)......................................   $ 1,257    $ 3,894    $ 23,787    $ 24,065    $ 16,753    $ 18,982
Depreciation and amortization..................       929      2,550       7,969      12,690       6,153       6,334
Capital expenditures...........................       435        953       7,210      15,514       8,480       3,986
Gross margin(d)................................      27.7%      17.4%       22.9%       21.3%       23.6%       25.2%

EBITDA margin(c)(d)............................       8.5%       7.1%       12.7%        8.1%       10.7%       12.2%
Ratio of EBITDA to interest and debt
  expense(c)...................................       2.4x       2.5x        3.6x        1.7x        2.4x        2.8x



                                                                                                JUNE 30, 1996
                                                                                         ----------------------------
                                                                                                            AS
                                                                                          ACTUAL       ADJUSTED(E)
                                                                                         --------    ----------------
BALANCE SHEET DATA:
Working capital.......................................................................   $ 39,332        $ 72,847
Total assets..........................................................................    254,447         261,866
Total long-term debt (net of current portion).........................................    115,655         147,527
Mandatory redeemable preferred stock and minority interest............................     46,296          46,296
Stockholders' equity (deficit)........................................................    (17,098)         (9,179)


                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------
(a) The results of operations of the Company reflect the results of operations of: Freedom Textile effective from its acquisition in May 1992, Hilton Davis effective from its acquisition in September 1993, Kalama effective from its acquisition in May 1994, Reilly-Whiteman effective from its acquisition in December 1994 and Diamalt effective from its acquisition in January 1995. See Note 3 to the Company's Consolidated Financial Statements included herein.


(b) In 1995, the Company recorded restructuring and other charges totaling $14.4 million in connection with the Restructuring Program. These charges reduced
    (i) gross profit from $65,287 to $63,355 and operating income (loss) from $9,788 to $(4,639) for the year ended December 31, 1995 and (ii) gross profit from $37,591 to $36,959 and operating income from $6,630 to $5,998 for the six months ended June 30, 1995. See Note 17 to the Company's Consolidated Financial Statements included herein.


(c) EBITDA represents the sum of operating income (loss) plus depreciation and amortization (excluding amortization of deferred financing costs, which is included in interest and debt expense), restructuring and other charges, noncash compensation expense and noncash expense resulting from acquisitions. The Company recorded noncash expense resulting from acquisitions of $835, $2,162 and $1,437 for the years ended December 31, 1993, 1994 and 1995, respectively, and $1,233 for the six months ended June 30, 1995, which amounts were included as part of cost of goods sold related to purchase accounting revaluation of inventory. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under generally accepted accounting principles ('GAAP') and should not be considered as an alternative either to net income as an indicator of the Company's operating performance, or to cash flows as a measure of the Company's liquidity.

(d) Gross margin is defined as gross profit as a percentage of net sales and EBITDA margin is defined as EBITDA as a percentage of net sales.


(e) Adjusted to give effect to (i) the issuance of the Notes in the amount of $125.0 million, (ii) initial borrowings under the Amended and Restated Credit Agreement of $21.5 million, (iii) the repayment of outstanding amounts under the Existing Credit Agreements of $146.9 million, (iv) the extraordinary loss, net of taxes, associated with the write-off of deferred financing costs of $2.1 million related to the Existing Credit Agreements and (v) the issuance of shares of Common Stock for an aggregate amount of $10.0 million in connection with the Cash Equity Investment.

                                  RISK FACTORS


     Holders of Old Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the following risks before tendering their Old Notes in the Exchange Offer, although the risk factors set forth below (other than '--Consequences of Failure to Exchange and Requirements for Transfer of New Notes') are generally applicable to the Old Notes as well as the New Notes.



CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF NEW NOTES



     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Freedom does not currently anticipate that it will register Old Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, Freedom believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an 'affiliate' of Freedom within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of Freedom, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Freedom has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.' However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. Freedom has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any Holder reasonably requests in writing. Unless Freedom is so requested, Freedom does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions. See 'The Exchange Offer--Consequences of Exchanging Old Notes.'


SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT


     The Company is highly leveraged. As of June 30, 1996, on a pro forma basis after giving effect to the Transactions, the Company would have had outstanding approximately $149.6 million of indebtedness (including the Notes). In addition, subject to the restrictions in the Amended and Restated Credit Agreement and the Indenture, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. See 'Description of the Notes' and 'Description of Amended and Restated Credit Agreement.' The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) a substantial portion of Freedom's consolidated cash flow from operations must be dedicated to the payment of the principal of and interest on its outstanding indebtedness and will not be available for other purposes, (ii) the Company's ability to obtain additional financing in the future for working capital needs, capital expenditures, acquisitions and general corporate purposes may be materially limited or impaired or such financing may not be on terms favorable to the Company, (iii) the Company may be more highly leveraged than its competitors which may place it at a competitive disadvantage, and (iv) the Company's leverage may make it more vulnerable to a downturn in its business or the economy in general.

     The Company anticipates that its cash balance together with cash flow from operations and borrowings available under the Amended and Restated Credit Agreement will be sufficient to fund anticipated operating expenses, capital expenditures and to service its debt requirements as they become due. There can be no assurance, however, that the amounts available from such sources will be sufficient for such purposes. No assurance can be given that additional sources of funding will be available if required or, if available, will be on terms satisfactory to the Company. If the Company is unable to service its indebtedness it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.'

HOLDING COMPANY STRUCTURE


     Freedom is a holding company which derives all of its operating income from its subsidiaries. Accordingly, Freedom will be dependent on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The ability of Freedom's subsidiaries to pay such dividends will be subject to, among other things, the terms of any debt instruments of Freedom's subsidiaries then in effect and applicable law. The holders of the Notes will have no direct claim against Freedom's subsidiaries other than the claim created by the Guarantees, if any, which may themselves be subject to legal challenge in the event of the bankruptcy or insolvency of a Guarantor. See '--Fraudulent Transfer Considerations.' If such a challenge were upheld, the Guarantees would be invalidated and unenforceable. To the extent that the Guarantees are held to be unenforceable or have been released pursuant to the terms of the Indenture, the rights of holders of the Notes to participate in any distribution of assets of any Guarantor upon liquidation, bankruptcy or reorganization may, as is the case with other unsecured creditors of Freedom, be subject to prior claims of creditors of such Guarantor. The Indenture, among other things, limits the incurrence of additional debt by Freedom's Restricted Subsidiaries. However, these limitations are subject to a number of important qualifications. See 'Description of the Notes.'


RESTRICTIONS IMPOSED BY THE TERMS OF FREEDOM'S INDEBTEDNESS; CONSEQUENCES OF FAILURE TO COMPLY


     The terms and conditions of the Amended and Restated Credit Agreement and the Indenture impose restrictions that affect, among other things, the ability of Freedom and its Restricted Subsidiaries to incur debt (including other subordinated debt), pay dividends or make distributions, make acquisitions, create liens, sell assets, create restrictions on the payment of dividends and other payments by its Restricted Subsidiaries and make certain investments. The Amended and Restated Credit Agreement also requires Freedom to maintain specified financial ratios and tests, including maximum leverage ratios and minimum interest coverage ratios. Moreover, the indebtedness outstanding under the Amended and Restated Credit Agreement is guaranteed by all of Freedom's domestic subsidiaries (and by (i) Freedom in respect of indebtedness incurred by Freedom Chemical Diamalt and (ii) Freedom Chemical Diamalt in respect of indebtedness incurred by Freedom) and is secured by a first priority lien on substantially all of the properties and assets of Freedom and its domestic subsidiaries, now owned or acquired later, and certain properties and assets of Freedom Chemical Diamalt, including a pledge of all of the shares of Freedom's existing and future domestic subsidiaries and up to 65% of the shares of

Freedom's existing and future foreign subsidiaries that are owned by Freedom or one of its domestic subsidiaries (collectively, the 'Collateral').


     Freedom's ability to comply with the foregoing provisions can be affected by events beyond its control. The breach of any of these covenants could result in a default under one or more of the debt instruments of Freedom or its subsidiaries. In the event of a default under any indebtedness of Freedom or its subsidiaries, the holders of such indebtedness could elect to declare all amounts outstanding under their respective debt instruments to be due and payable. Any such declaration under a debt instrument of Freedom or its subsidiaries is likely to result in an event of default under one or more of the other debt instruments of Freedom or its subsidiaries. If indebtedness of Freedom or its subsidiaries was to be accelerated, there could be no assurance that the assets of Freedom or Freedom's subsidiaries, as the case may be, would be sufficient to repay in full borrowings under all of such debt instruments, including the Notes. In the case of the Amended and Restated Credit Agreement, if such indebtedness were not so repaid, refinanced or restructured, the lenders could proceed to realize on the Collateral. See 'Description of the Notes' and 'Description of Amended and Restated Credit Agreement.'

SUBORDINATION OF NOTES AND GUARANTEES


     The Notes are general unsecured obligations of Freedom and are subordinated in right of payment to all existing and future Senior Debt of Freedom, including Freedom's guarantee of Freedom Chemical Diamalt's obligations under the Amended and Restated Credit Agreement. In addition, the Guarantees of the Notes by each of the Guarantors are general unsecured obligations of each of such Guarantors and are subordinated in right of payment to all existing and future Senior Debt of each of such Guarantors, including such Guarantors' guarantees of Freedom's obligations under the Amended and Restated Credit Agreement. Subject to certain limitations, the Indenture permits Freedom and its Restricted Subsidiaries, including the Guarantors, to incur additional Senior Debt. See 'Description of the Notes--Certain Covenants--Limitation on Incurrence of Indebtedness.' As a result of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency, holders of Senior Debt and trade creditors of Freedom and the Guarantors may recover more, ratably, than the holders of the Notes. The holders of any indebtedness of Freedom's subsidiaries (other than the Guarantors) will be entitled to payment of their indebtedness from the assets of such subsidiaries prior to the holders of any general unsecured obligations of Freedom, including the Notes. In addition, in the event of a payment default under the Amended and Restated Credit Agreement, no payments may be made on account of the principal, premium, if any, or interest on the Notes until such default has been cured or waived. Under certain circumstances, no payments may be made for a specified period with respect to the principal, premium, if any, or interest on the Notes if a nonpayment default exists under the Amended and Restated Credit Agreement.



INTERNATIONAL OPERATIONS

     The Company has significant assets located outside the United States and a significant portion of the Company's sales and earnings are attributable to operations conducted abroad and to export sales. The Company operates manufacturing and other facilities in five countries and sells its products in approximately 25 countries. For the six months ended June 30, 1996, approximately 22% of the Company's assets were located outside the United States, predominantly in Western Europe, and approximately 43% of the Company's net sales consisted of sales made to customers located outside the United States, predominantly in Western Europe and the Far East. The United States dollar value of the Company's international sales and earnings varies with currency exchange rate fluctuations. Changes in currency exchange rates could in the future adversely affect the Company's results of operations as well as the Company's ability to meet interest and principal obligations on the Notes. In addition, international manufacturing, sales and raw materials sourcing are subject to other inherent risks, including labor unrest, political instability, restrictions on transfers of funds, export duties and quotas, domestic and international customs and tariffs, unexpected changes in regulatory environments, difficulty in obtaining distribution and support, and potentially adverse tax consequences. Although such risks have not had a material adverse effect on the Company in the past, there can be no assurance that these factors will not have a material adverse impact on the Company's ability to increase or maintain its international sales or on its results of operations in the future.

COMPETITIVE INDUSTRY

     The Company faces competition from a substantial number of global and regional competitors, some of which have greater financial, research and development, production and other resources than the Company. The Company's competitive position is based principally on customer service and support, breadth of product line, product quality, manufacturing technology, facility location, and, to a lesser extent, the selling prices of its products. The Company's competitors can be expected to continue to improve the design and performance of their specialty chemical products and to introduce new products with competitive price and performance characteristics. There can be no assurance that the Company will have sufficient resources to maintain its current competitive position or market share. See 'Business--Products' and '--Competition.'

ENVIRONMENTAL CONSIDERATIONS

     Manufacturers of specialty and fine chemical products, including the Company, are subject to a variety of U.S. and non-U.S. laws and regulations relating to pollution and protection of the environment, including the storage, handling, treatment, discharge and disposal of materials into the environment. U.S. manufacturers of specialty and fine chemicals, including the Company, have expended, and may be required to expend in the future, substantial funds for compliance with such laws and regulations. Some risk of environmental liability is inherent in the nature of the Company's business, and there is no assurance that additional material environmental costs will not arise as a result of compliance with existing and future legislation or other developments. The Company does not currently anticipate any material adverse effect on its results of operations, financial condition or competitive position as a result of compliance with environmental requirements or as a result of the impact of environmental considerations on the marketability of its products. However, environmental laws and regulations are becoming increasingly more stringent. To the extent that the cost of compliance increases and the Company cannot pass on future increases to its customers, such increases may have an adverse impact on the Company's profitability. As of June 30, 1996, the Company had reserves of approximately $19.3 million for certain environmental expenditures. The Company expects to have environmental expenditures of approximately $2.0 million to $3.0 million annually in each of the next two years. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Company's Consolidated Financial Statements included herein. The Company believes that the costs incurred in connection with most of the significant environmental liabilities relating to the Company's properties will be covered by the indemnities described below. See 'Business--Environmental Matters.'

     Pursuant to the terms of agreements entered into in connection with the Company's acquisitions of Freedom Textile's Charlotte facility, Hilton Davis, Kalama and certain assets of Reilly-Whiteman, the Company is indemnified against certain environmental liabilities by American Cyanamid, Sterling Winthrop, Inc. ('Sterling Winthrop') (at the time of the Hilton Davis Acquisition a subsidiary of Eastman Kodak Company ('Eastman Kodak')), BC Sugar Refinery Limited ('BC Sugar') and Reilly-Whiteman (collectively, the 'Environmental Indemnitors'), respectively. Subsequent to such acquisitions, American Cyanamid distributed to its stockholders all of the capital stock of its chemicals unit, Cytec Industries Inc. ('Cytec'), and Eastman Kodak sold the capital stock of Sterling Winthrop to a third party. Although, to date, the Company has continued to be reimbursed for environmental liabilities in respect of Freedom Textile and Hilton Davis by Cytec and a subsidiary of Eastman Kodak, respectively, the latter of such entities has not formally acknowledged to the Company its assumption of indemnification obligations in connection with such environmental liabilities. No assurance can be given that such subsidiary of Eastman Kodak will continue to reimburse the Company in the future. Moreover, no assurance can be given that the Environmental Indemnitors (or any successor that assumes the obligations of any such Environmental Indemnitor) will have the financial resources to perform their respective responsibilities fully or that the Company will not be required to incur expenses for liabilities under environmental requirements including those for remediation before such time as the Environmental Indemnitors (or any such successor) pay any amounts for which they are ultimately held responsible. In any such event, the Company may be required to incur significant costs, which could have a material adverse effect on the Company.

VOTING CONTROL BY PRINCIPAL STOCKHOLDER


     Following consummation of the Cash Equity Investment, the JLL Funds own, on a fully diluted basis, an aggregate of approximately 89.0% of the outstanding shares of Common Stock. The JLL Funds currently have sufficient voting power to elect the entire Board of Directors of Freedom and, in general, to determine (without the consent of Freedom's other stockholders) the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of Freedom's assets, and also the power to prevent or cause a change in control of the Company. In addition, four of the seven current members of the Board of Directors are general partners of or otherwise associated with JLL, the general partner of each of the JLL Funds. See 'Principal Stockholders.'

RAW MATERIAL PRICE VOLATILITY

     The principal raw materials used by the Company in the manufacture of its products, including toluene, can be subject to significant cyclical price fluctuations. No single raw material accounted for more than 7% of the Company's 1995 cost of goods sold. While the selling prices of the Company's products tend to increase or decrease over time with the cost of raw materials, such changes may not occur simultaneously or to the same degree. There can be no assurance that the Company will be able to pass any increases in raw material costs through to its customers in the form of price increases. Significant increases in the price of raw materials, if not offset by product price increases, would have an adverse impact upon the profitability of the Company. See 'Business--Raw Materials.'

RELIANCE ON CONTINUED OPERATION AND SUFFICIENCY OF MANUFACTURING FACILITIES

     The Company's revenues are dependent on the continued operation of its various manufacturing facilities. Although presently all operating plants are considered to be in good condition, the operation of manufacturing plants involves many risks, including the breakdown, failure or substandard performance of equipment, power outages, the improper installation or operation of equipment, natural disasters and the need to comply with directives of governmental agencies. Many of the Company's product lines are manufactured at a single facility and production would not be transferable to another site. The occurrence of material operational problems, including but not limited to the above events, may adversely affect the profitability of the Company during the period of such operational difficulties.

LABOR RELATIONS

     As of June 30, 1996, approximately 50% of the Company's domestic employees were covered by collective bargaining agreements which expire at various times in each of the next several years. As of June 30, 1996, approximately 34% of the Company's domestic employees were covered by agreements which expire, or are subject to renegotiation, at various times during the next 18 months, including the agreement covering approximately 110 employees at the Company's Kalama, Washington facility which expires in May 1997. The Company believes that it has satisfactory relations with its unions and, therefore, anticipates reaching new agreements on satisfactory terms as the existing agreements expire or shortly thereafter. There can be no assurance, however, that new agreements will be reached without a work stoppage or strike or will be reached on terms satisfactory to the Company. A prolonged work stoppage or strike at any one of its manufacturing facilities could have a material adverse effect on the Company's results of operations. See 'Business--Employees.'


FRAUDULENT TRANSFER CONSIDERATIONS

     The obligations of any Guarantor under its Guarantee may be subject to avoidance under state fraudulent transfer laws or federal bankruptcy law. If a court were to find, in a lawsuit by an unpaid creditor of a Guarantor or a representative of creditors, such as a trustee in bankruptcy, (a) that such Guarantor incurred the indebtedness represented by its Guarantee with the intent to hinder, delay or defraud present or future creditors, or received less than a reasonably equivalent value or fair consideration for any such indebtedness and
(b) at the time of such incurrence (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed or reasonably should have believed that it would incur debts beyond its ability to pay as such debts matured, such court could avoid such Guarantor's obligations under its Guarantee, subordinate such Guarantee to all other indebtedness of such Guarantor or take other action detrimental to the holders of the Notes. In such an event, there can be no assurance that any payment on such Guarantee could ever be recovered by holders of the Notes. In addition, any payments by any Guarantor pursuant to such Guarantor's Guarantee could be voided and may be required to be returned to such Guarantor or to a fund for the benefit of its creditors.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. Although, the Company believes that each of the Guarantors is solvent under the foregoing standards, there can be no assurance as to what standard a court would apply in making such determination or that a court would reach the same conclusion. See 'Description of the Notes--The Guarantees.'


     In rendering their opinions with respect to the validity of the New Notes and the Guarantees, counsel for Freedom and the Guarantors will not express any opinion as to the applicability of federal or state statutes relating to fraudulent conveyances and obligations.


     The obligations of Freedom Chemical Diamalt under its Guarantee are limited under German law to the maximum amount that would not result in depletion of its stated share capital.

ABSENCE OF PUBLIC MARKET FOR THE NOTES


     The New Notes are being offered to the Holders of the Old Notes. The Old

Notes were issued on October 17, 1996 to a small number of institutional investors and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of Holders of the New Notes to sell their New Notes or the price at which such Holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than the initial offering price of the Old Notes depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Although the Initial Purchasers have informed Freedom that they currently intend to make a market in the New Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. Freedom does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

                                USE OF PROCEEDS


     The Company will not receive any proceeds from the Exchange Offer. The gross proceeds of the offering of Old Notes, together with initial borrowings under the Amended and Restated Credit Agreement and the proceeds of the Cash Equity Investment, were used to repay in full indebtedness outstanding under the Existing Credit Agreements and to pay fees and expenses related to the Transactions, including, the discounts to the Initial Purchasers. See 'Capitalization.' The following table sets forth the sources and uses of funds in connection with the Transactions:



                                                                                              AMOUNTS
                                                                                       ---------------------
                                                                                       (DOLLARS IN MILLIONS)
SOURCES OF FUNDS:
  Borrowings under Amended and Restated Credit Agreement(a)(b)......................          $  21.5
  Proceeds from sale of Old Notes...................................................            125.0
  Proceeds from Cash Equity Investment..............................................             10.0
                                                                                              -------
     Total Sources..................................................................          $ 156.5
                                                                                              -------
                                                                                              -------

USES OF FUNDS:
  Repayment of amounts outstanding under Freedom Credit Agreement(b)................          $ 125.4
  Repayment of amounts outstanding under Diamalt Credit Agreement(c)................             21.5
  Fees and expenses(d)..............................................................              7.5
  Working capital...................................................................              2.1
                                                                                              -------
     Total Uses.....................................................................          $ 156.5
                                                                                              -------
                                                                                              -------


------------------


(a) Represents initial borrowings under the Amended and Restated Credit Agreement, which provides for revolving loans of up to $85.0 million in the aggregate.



(b) As of October 17, 1996, outstanding amounts under the Freedom Credit Agreement included (i) $98.5 million under term loan facilities which matured at various dates through 2002 and bore interest at a weighted average rate of 8.9% per annum, (ii) $26.1 million under a revolving credit facility, which matured on June 30, 2000 and bore interest at a weighted average rate of 8.6% per annum and (iii) $0.8 million of accrued and unpaid interest.



(c) As of October 17, 1996, the annual interest rate of borrowings under the Diamalt Credit Agreement was 7.8%, and the maturity date of borrowings under the Diamalt Credit Agreement was May 30, 1997.



(d) Represents estimated fees and expenses related to the Transactions, including (i) discounts to the Initial Purchasers, (ii) lender fees and
    (iii) legal, accounting and other professional fees and expenses.

                                 CAPITALIZATION


     The following table sets forth the Company's short-term debt and capitalization as of June 30, 1996 and as adjusted to reflect the consummation of the Transactions as described under 'Use of Proceeds.' This table should be read in conjunction with the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.



                                                                                               JUNE 30, 1996
                                                                                          ------------------------
                                                                                           ACTUAL      AS ADJUSTED
                                                                                          --------     -----------
                                                                                           (DOLLARS IN THOUSANDS)
Short-term debt:
  Current maturities of long-term debt.................................................   $  7,879      $     104
  Short-term borrowings................................................................     16,240             --
  Notes payable........................................................................      1,984          1,984
                                                                                          --------     -----------
     Total short-term debt.............................................................   $ 26,103      $   2,088
                                                                                          --------     -----------
                                                                                          --------     -----------
Long-term debt (excluding current maturities):
  Existing Credit Agreements...........................................................   $114,628      $      --
  Amended and Restated Credit Agreement................................................         --         21,500
  FCD construction loan................................................................      1,018          1,018
  Capital lease obligations............................................................          9              9
  Notes................................................................................         --        125,000
                                                                                          --------     -----------
     Total long-term debt (excluding current maturities)...............................    115,655        147,527
Minority interest(a)...................................................................      3,399          3,399
Mandatory redeemable preferred stock...................................................     42,897         42,897
Stockholders' equity (deficit).........................................................    (17,098)        (9,179)
                                                                                          --------     -----------
     Total capitalization..............................................................   $144,853      $ 184,644
                                                                                          --------     -----------
                                                                                          --------     -----------


------------------
(a) Includes (i) $3,073 relating to the outstanding shares of Series A Preferred Stock of Freedom Textile, (ii) $22 of accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock of Freedom Textile and (iii) a 26% equity interest in a majority-owned subsidiary of Freedom Chemical Diamalt not owned by the Company.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The following table sets forth selected consolidated financial data for the periods indicated. The selected consolidated financial data as of December 31, 1992 and 1993 and for the 1992 Period have been derived from the Company's audited Consolidated Financial Statements not included herein. The selected consolidated financial data as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995, have been derived from the Company's audited Consolidated Financial Statements and should be read in conjunction with such audited Consolidated Financial Statements and the Notes thereto included herein. The selected consolidated financial data as of June 30, 1996 and for the six months ended June 30, 1995 and 1996 have been derived from the Company's unaudited Consolidated Financial Statements included herein. The selected consolidated financial data as of June 30, 1995 has been derived from the Company's unaudited Consolidated Financial Statements not included herein. The unaudited Consolidated Financial Statements have been prepared on the same basis as the audited Consolidated Financial Statements included herein and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations for the unaudited periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. The selected consolidated financial data of Hilton Davis (the 'Predecessor') as of December 31, 1991 and 1992 and September 9, 1993 and for the years ended December 31, 1991 and 1992 are derived from the audited Consolidated Financial Statements of Hilton Davis not included herein. The selected consolidated financial data for the period prior to the acquisition of Hilton Davis from January 1, 1993 to September 9, 1993 (the '1993 Period') are derived from the audited Consolidated Financial Statements of Hilton Davis and should be read in conjunction with such audited Consolidated Financial Statements and the Notes thereto included herein.



                                                          FOR THE YEARS ENDED DECEMBER       FOR THE SIX MONTHS
                                                                       31,                     ENDED JUNE 30,
                                               1992      -------------------------------    --------------------
                                              PERIOD      1993        1994        1995        1995        1996
                                              -------    -------    --------    --------    --------    --------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA(A):
  Net sales................................   $14,784    $54,831    $187,780    $296,888    $156,925    $155,787
  Cost of goods sold.......................    10,695     45,295     144,845     233,533     119,966     116,482
                                              -------    -------    --------    --------    --------    --------
  Gross profit(b)..........................     4,089      9,536      42,935      63,355      36,959      39,305
  Selling, general and administrative
     expense...............................     3,588      8,292      26,948      50,399      25,919      24,158
  Noncash compensation expense(c)..........        --         --         915         150          75          75
  Research and development expense.........       173        735       2,331       4,950       2,305       2,499

  Restructuring and other charges(b).......        --         --          --      12,495       2,662          --
                                              -------    -------    --------    --------    --------    --------
  Operating income (loss)..................       328        509      12,741      (4,639)      5,998      12,573
  Registration costs.......................        --         --          --       2,187          --          --
  Other expense (income), net..............        --        (37)       (545)         (5)       (303)       (226)
  Interest and debt expense................       531      1,556       6,682      13,805       6,992       6,789
  Minority interest........................       144        251         284         247         126         126
                                              -------    -------    --------    --------    --------    --------
  Income (loss) before income taxes, equity
     in income of joint ventures and
     extraordinary loss....................      (347)    (1,261)      6,320     (20,873)       (817)      5,884
  Provision (benefit) for income taxes.....       (42)      (291)      2,858      (3,809)      1,291       1,443
  Equity in income of joint ventures.......        --         --          --          74         120         455
                                              -------    -------    --------    --------    --------    --------
  Income (loss) before extraordinary
     loss..................................      (305)      (970)      3,462     (16,990)     (1,988)      4,896
  Extraordinary loss, net(d)...............        --         --       1,276          --          --          --
                                              -------    -------    --------    --------    --------    --------
  Net income (loss)........................      (305)      (970)      2,186     (16,990)     (1,988)      4,896
  Less: preferred dividends................       345      1,621       3,694       4,611       1,883       1,862
                                              -------    -------    --------    --------    --------    --------
  Net income (loss) applicable to common
     shares................................   $  (650)   $(2,591)   $ (1,508)   $(21,601)   $ (3,871)   $  3,034
                                              -------    -------    --------    --------    --------    --------
                                              -------    -------    --------    --------    --------    --------
                                                                                        (Continued on next page)

(Continued from previous page)
                                                          FOR THE YEARS ENDED DECEMBER       FOR THE SIX MONTHS
                                                                       31,                     ENDED JUNE 30,
                                               1992      -------------------------------    --------------------
                                              PERIOD      1993        1994        1995        1995        1996
                                              -------    -------    --------    --------    --------    --------
                                                                    (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
  EBITDA(e)................................   $ 1,257    $ 3,894    $ 23,787    $ 24,065    $ 16,753    $ 18,982
  Depreciation and amortization............       929      2,550       7,969      12,690       6,153       6,334
  Capital expenditures.....................       435        953       7,210      15,514       8,480       3,986
  Gross margin(f)..........................      27.7%      17.4%       22.9%       21.3%       23.6%       25.2%
  EBITDA margin(e)(f)......................       8.5%       7.1%       12.7%        8.1%       10.7%       12.2%
  Ratio of EBITDA to interest and debt
     expense(e)............................       2.4x       2.5x        3.6x        1.7x        2.4x        2.8x
  Ratio of earnings to fixed
     charges(g)............................        --         --         1.9x         --          --         1.8x
BALANCE SHEET DATA (AT PERIOD END):
  Working capital..........................   $ 2,016    $23,964    $ 38,326    $ 37,455    $ 49,009    $ 39,332

  Total assets.............................    18,377    101,234     231,064     243,156     275,445     254,447
  Total long-term debt (net of current
     portion)..............................     6,175     41,266      93,643     119,520     119,543     115,655
  Mandatory redeemable preferred stock and
     minority interest.....................     7,517     26,267      39,707      44,132      41,807      46,296
  Stockholders' equity (deficit)...........       100        265       1,747     (18,743)         (2)    (17,098)



                                                                          PREDECESSOR COMPANY (HILTON DAVIS)
                                                                       ----------------------------------------
                                                                        YEAR ENDED DECEMBER
                                                                                31,
                                                                       ----------------------          1993
                                                                         1991          1992           PERIOD
                                                                       --------      --------      ------------
STATEMENT OF OPERATIONS DATA:
Net sales.........................................................     $105,160      $109,906        $ 79,618
Cost of goods sold(h).............................................       86,501        89,037          62,744
                                                                       --------      --------      ------------
Gross profit......................................................       18,659        20,869          16,874
Selling, general and adminsitrative expense.......................       11,900        12,842          10,959
Research and development expense..................................          329           724             769
                                                                       --------      --------      ------------
Operating income..................................................        6,430         7,303           5,146
Other expense (income), net.......................................           43           (15)            337
Interest and debt expense.........................................        4,258         3,247           1,998
                                                                       --------      --------      ------------
Income before income taxes........................................        2,129         4,071           2,811
Provision for income taxes(i).....................................          835         1,592           1,155
                                                                       --------      --------      ------------
Net income........................................................     $  1,294      $  2,479        $  1,656
                                                                       --------      --------      ------------
                                                                       --------      --------      ------------
OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges(g).............................          1.5x          2.2x            2.3x
BALANCE SHEET DATA (AT PERIOD END):
Working capital...................................................     $ 13,389      $ 16,577        $ 16,406
Total assets......................................................       55,316        59,039          64,125
Total long term debt (net of current portion).....................       36,085        37,163          37,492
Stockholders' equity (deficit)....................................       (2,731)         (472)          1,256



                                                        (Footnotes on next page)

(Footnotes from previous page)


------------------
(a) The results of operations of the Company reflect the results of operations of: Freedom Textile effective from its acquisition in May 1992, Hilton Davis effective from its acquisition in September 1993, Kalama effective from its acquisition in May 1994, Reilly-Whiteman effective from its acquisition in December 1994 and Diamalt effective from its acquisition in January 1995. See Note 3 to the Company's Consolidated Financial Statements included herein.


(b) In 1995, the Company recorded restructuring and other charges totaling $14,427 in connection with the Restructuring Program. These charges reduced
    (i) gross profit from $65,287 to $63,355 and operating income (loss) from $9,788 to $(4,639) for the year ended December 31, 1995 and (ii) gross profit from $37,591 to $36,959 and operating income from $6,630 to $5,998 for the six months ended June 30, 1995. See Note 17 to the Company's Consolidated Financial Statements included herein.


(c) The Company has recorded noncash compensation expense of $915 and $150 for the years ended December 31, 1994 and 1995, respectively, and $75 for each of the six months ended June 30, 1995 and 1996 related to Common Stock options granted and vested during those periods and Common Stock sold to executive officers of the Company in connection with the Kalama Acquisition during June 1994.

(d) The Company recorded an extraordinary loss in connection with the write-off of deferred financing fees upon the consolidation of all the Company's outstanding indebtedness under the Freedom Credit Agreement.

(e) EBITDA represents the sum of operating income (loss), plus depreciation and amortization (excluding amortization of deferred financing costs, which is included in interest and debt expense), restructuring and other charges, noncash compensation expense and noncash expense resulting from acquisitions. The Company recorded noncash expense resulting from acquisitions of $835, $2,162 and $1,437 for the years ended December 31, 1993, 1994 and 1995, respectively, and $1,233 for the six months ended June 30, 1995, which amounts are included as part of cost of goods sold related to purchase accounting revaluation of inventory. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative either to net income as an indicator of the Company's operating performance, or to cash flows as a measure of the Company's liquidity.

(f) Gross margin is defined as gross profit as a percentage of net sales and EBITDA margin is defined as EBITDA as a percentage of net sales.



(g) Ratio of earnings to fixed charges is calculated as the ratio of the sum of income (loss) before taxes and fixed charges to fixed charges. Fixed charges consist of interest and debt expense, minority interest, capitalized interest and one-third of rental expense. The Company's earnings were insufficient to cover fixed charges by $347, $1,261 and $20,873 for the 1992 Period and for the years ended December 31, 1993 and 1995, respectively, and $817 for the six months ended June 30, 1995.



(h) The Predecessor changed its method of accounting for maintenance parts retroactive to January 1, 1990. The effect of this change was to reduce retained earnings by $1,695 at January 1, 1990 and increase/(decrease) net income by $66, $0, and $(60) for the years ended December 31, 1991 and 1992 and the 1993 Period.



(i) The Predecessor adopted Statement of Financial Accounting Standards (SFAS) No. 109, 'Accounting for Income Taxes,' retroactive to January 1, 1990. The effect of this change decreased accumulated deficit by $26 at January 1, 1991 and increased/(decreased) net income by $184, $(13) and $(80) for the years ended December 31, 1991 and 1992 and the 1993 Period.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with 'Selected Consolidated Financial Data' and the Consolidated Financial Statements of the Company and the notes thereto included in this Prospectus.


GENERAL

     The Company is a leading global manufacturer and marketer of a broad range of specialty and fine chemical products which are sold into several market segments for use in food and beverage products, household and industrial products, cosmetics and personal care products, pharmaceuticals, pet foods, textile and paper products and many other diverse applications. The Company operates in one industry segment, with revenues derived from sales in five core product groups: (i) Food and Personal Care Ingredients, (ii) Pharmaceutical Intermediates and Natural Additives, (iii) Specialty Organic Chemicals and Intermediates, (iv) Organic Pigments and Dyes and (v) Textile and Paper Chemicals.

     The revenue growth of each of the Company's product groups generally fluctuates in response to the overall business trends of the industries of each of its customers. During the second half of 1995 and the first half of 1996, for example, the overall performance of the Company's Textile and Paper Chemicals group declined as compared to prior periods as a result of lower textile production rates and the impact of mill closings, both of which resulted from decreased demand for the end products of textile mills. Such decline was partially offset by the strong performance of the Company's Food and Personal Care Ingredients and Specialty Organic Chemicals and Intermediates groups attributable to expanded production capacity of benzoates and benzaldehyde.

     The Company's sales have increased in each of the last three years primarily as a result of three acquisitions: the Hilton Davis Acquisition on September 9, 1993, the Kalama Acquisition on May 26, 1994 and the Diamalt Acquisition on January 13, 1995, which was effective on January 1, 1995.

THE RESTRUCTURING PROGRAM

     In 1995, Freedom implemented the Restructuring Program in which it identified a number of opportunities to reduce its overall cost structure and enhance the Company's potential for future growth and profitability. The Restructuring Program included (i) the consolidation of certain of the Company's manufacturing facilities, (ii) the sale of a non-strategic product line, (iii) the write-off of discontinued inventory and capitalized expenses and (iv) the recognition of certain estimated environmental remediation costs. As a part of these actions, the Company closed in April 1996 its Conshohocken, Pennsylvania plant which manufactured products in the Organic Pigments and Dyes group and in May 1996 its Newark, New Jersey plant which manufactured products in the Textile and Paper Chemicals group and relocated certain of those production capabilities and technology to its other facilities. In addition, the Company reduced personnel by approximately 135 employees in both administrative and manufacturing positions. The Restructuring Program resulted in nonrecurring charges of $14.4 million for the year ended December 31, 1995.

     Management expects that the Restructuring Program, which was recently completed, will result in significant cost savings to the Company related to reduced personnel costs and the elimination of redundant fixed overhead costs resulting from the closure of the two facilities. Management estimates that the Restructuring Program will yield annual cost savings of approximately $4.2 million, some of the benefits of which are evidenced in the Company's EBITDA margin improving to 12.2% for the first six months ended June 30, 1996 as compared to 10.7% for the same period of the prior year. As part of the Company's business strategy, management will continue to seek to improve operating efficiencies and reduce costs by optimizing the use of its manufacturing facilities and implementing further administrative, manufacturing and operating expense reductions. See 'Business--The Restructuring Program' and
Note 17 to the Company's Consolidated Financial Statements included herein.

RESULTS OF OPERATIONS

     The following table sets forth certain data from the Selected Consolidated Financial Data expressed as a percentage of net sales.


                                                                                             FOR THE SIX
                                                                FOR THE YEARS ENDED          MONTHS ENDED
                                                                    DECEMBER 31,               JUNE 30,
                                                             --------------------------     --------------
                                                              1993      1994      1995      1995     1996
                                                             ------    ------    ------     -----    -----
Net sales.................................................    100.0%    100.0%    100.0%    100.0%   100.0%
Cost of goods sold........................................     82.6      77.1      78.7      76.4     74.8
Gross profit..............................................     17.4      22.9      21.3      23.6     25.2
Selling, general and administrative expense...............     15.1      14.4      17.0      16.5     15.5
Research and development expense..........................      1.3       1.2       1.7       1.5      1.6
Restructuring and other charges...........................       --        --       4.2       1.7       --
Operating income (loss)...................................      0.9       6.8      (1.6)      3.8      8.1
Interest and debt expense.................................      2.8       3.6       4.6       4.5      4.4
Net income (loss).........................................     (1.8)      1.2      (5.7)     (1.3)     3.1
Less: preferred dividends.................................      2.9       2.0       1.6       1.2      1.2
Net income (loss) applicable to common shares.............     (4.7)     (0.8)     (7.3)     (2.5)     1.9


SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

     Net Sales. Net sales declined $1.1 million to $155.8 million in the six months ended June 30, 1996 as compared to the same period in the prior year. The decline in net sales was primarily due to a decrease in sales of Textile and Paper Chemicals attributable to decreased demand in the textile and paper industries, and of Organic Pigments and Dyes attributable to decreased demand for inks resulting from the recent consolidation of the ink industry and an increase in the price of paper. The decline in net sales was partially offset by an increase in sales of Food and Personal Care Ingredients and Specialty Organic Chemicals and Intermediates attributable to expanded production capacity of benzoates and benzaldehyde as well as the positive impact of the overall strength of the domestic and world economies on the Company's customers in such product groups.

     Gross Profit. The Company's gross profit increased $2.3 million to $39.3 million in the six months ended June 30, 1996 as compared to the same period in the prior year. This increase in gross profit was primarily due to increased sales volume of Food and Personal Care Ingredients and Specialty Organic Chemicals and Intermediates attributable to expanded production capacity of benzoates and benzaldehyde. In addition, significant factory cost reductions, which were implemented in connection with the Restructuring Program and which benefited the Company's Organic Pigments and Dyes group, had a positive effect on the Company's gross profit. This increase also results from $0.6 million of charges recorded in connection with the Restructuring Program which were included in the six months ended June 30, 1995. Gross margins increased from 23.6% in the first six months of 1995 to 25.2% for the same period of 1996.

     Selling, General and Administrative Expense. Selling, general and administrative expense decreased $1.8 million to $24.2 million in the six months ended June 30, 1996 as compared to the same period in the prior year primarily due to staff reductions and plant closings, including those effected as part of the Restructuring Program. As a percent of sales, selling, general and administrative expense decreased from 16.5% in the first six months of 1995 to 15.5% for the same period of 1996.

     Research and Development Expense. Research and development expense increased $0.2 million to $2.5 million in the six months ended June 30, 1996 as compared to the same period in the prior year. As a percent of sales, research and development expense increased from 1.5% in the first six months of 1995 to 1.6% for the same period of 1996.

     Operating Income (Loss). Operating income increased $6.6 million to $12.6 million in the six months ended June 30, 1996 as compared to the same period in the prior year. Operating margins improved to 8.1% in the first six months of 1996 from 3.8% for the same period of the prior year primarily due to expanded production capacity of benzoates and benzaldehyde and improved manufacturing efficiencies as well as cost reductions primarily as a result of the Restructuring Program. This increase also results from $3.3 million of charges recorded in connection with the Restructuring Program which were included in the six months ended June 30, 1995.

     Interest and Debt Expense. Interest and debt expense decreased $0.2 million to $6.8 million in the six months ended June 30, 1996 as compared to the same period in the prior year.

     Net Income (Loss). Net income increased $6.9 million to $4.9 million for the six months ended June 30, 1996 as compared to the same period in the prior year. The increase in the Company's net income resulted primarily from the increased sales volume of Food and Personal Care Ingredients and Specialty Organic Chemicals and Intermediates attributable to expanded production capacity of benzoates and benzaldehyde as well as the reduction in overall costs, which was part of the Restructuring Program. This increase also results from the charges recorded in connection with the Restructuring Program which were included in the six months ended June 30, 1995.


     Preferred Dividends. The accretion of accrued and unpaid dividends on Series B and Series C Preferred Stock was virtually unchanged for the six months ended June 30, 1996 as compared to the same period in the prior year.



     Net Income (Loss) Applicable to Common Shares. Net income applicable to common shares increased by $6.9 million to $3.0 million for the six months ended June 30, 1996 as compared to the same period in the prior year. The increase resulted from the items referred to above under 'Net Income (Loss).'


YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Restructuring Program. In 1995, the Company recorded restructuring and other charges totalling $14.4 million in connection with the Restructuring Program. The items covered by the charges included (i) plant closures aggregating $7.4 million, (ii) workforce reductions aggregating $2.4 million,
(iii) estimated environmental remediation costs of $1.9 million and (iv) the write-off of discontinued inventory and capitalized expenses totalling $2.7 million. Of the $14.4 million of charges, approximately $6.2 million represent charges which require cash expenditures. As part of the Restructuring Program, the Company sold a non-strategic product line. See 'Business--The Restructuring Program' and Note 17 to the Company's Consolidated Financial Statements included herein.

     Net Sales. Net sales increased $109.1 million to $296.9 million in the year ended December 31, 1995 as compared to the prior year. The increase in net sales resulted primarily from the inclusion in 1995 of the operations of Freedom Chemical Diamalt and one full year of the operations of Kalama. The increase in net sales was partially offset by a decline in sales of Textile and Paper Chemicals attributable to decreased demand in the textile industry.

     Gross Profit. The Company's gross profit increased $20.4 million to $63.4 million in the year ended December 31, 1995 as compared to the prior year. This increase in gross profit was primarily due to the inclusion in 1995 of the operations of Freedom Chemical Diamalt, offset by charges of $1.9 million recorded in connection with the Restructuring Program. Gross margins were 21.3% for 1995 compared to 22.9% in 1994. This decrease was primarily due to declining prices and higher raw material costs affecting the Company's Textile and Paper Chemicals group.

     Selling, General and Administrative Expense. Selling, general and administrative expense increased $23.5 million to $50.4 million in the year ended December 31, 1995 as compared to the prior year primarily due to the inclusion in 1995 of the operations of each of Freedom Chemical Diamalt and Kalama. In addition, the Company's Organic Pigments and Dyes group experienced increased selling, general and administrative expense due to higher staffing levels resulting from anticipated sales growth of that group, which did not occur. As a percent of sales, selling, general and administrative expense increased to 17.0% from 14.4% in 1994 principally due to the higher expense ratio of the Pharmaceutical Intermediates and Natural Additives group due to high social insurance costs in Europe and higher staffing levels of the Company (which were subsequently reduced as part of the Restructuring Program).

     Research and Development Expense. Research and development expense increased $2.6 million to $5.0 million in the year ended December 31, 1995 as compared to the prior year primarily due to the inclusion in 1995 of the operations of each of Freedom Chemical Diamalt and Kalama.

     Operating Income (Loss). Operating income declined $17.4 million to a loss of $4.6 million in the year ended December 31, 1995 as compared to the prior year primarily as a result of the Restructuring Program, which accounted for $14.4 million of the decline, with the remainder attributable to lower sales volumes and reduced margins in the Organic Pigments and Dyes and Textile and Paper Chemicals groups.

     Interest and Debt Expense. Interest and debt expense increased $7.1 million to $13.8 million in the year ended December 31, 1995 as compared to the prior year principally due to the indebtedness incurred to finance the Diamalt Acquisition, the Reilly-Whiteman Acquisition and interest expense on indebtedness in connection with the Kalama Acquisition.

     Net Income (Loss). Net loss was $17.0 million in the year ended December 31, 1995 as compared to net income of $2.2 million in the prior year. The loss resulted primarily from the charges recorded in connection with the Restructuring Program, higher staffing levels in the Organic Pigments and Dyes group and declines in net sales and gross profit in the Textile and Paper Chemicals group.


     Preferred Dividends. The accretion of accrued and unpaid dividends on Series B and Series C Preferred Stock increased $0.9 million to $4.6 million in the year ended December 31, 1995 as compared to the prior year. The increase resulted primarily from the inclusion in 1995 of a full year of accrued and unpaid dividends on Series C Preferred Stock issued in 1994 in connection with the Kalama Acquisition.



     Net Loss Applicable to Common Shares. Net loss applicable to common shares increased $20.1 million to $21.6 million in the year ended December 31, 1995 as compared to the prior year. The increase resulted from the items referred to above under 'Net Income (Loss)' and 'Preferred Dividends.'


YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993


     Net Sales. Net sales increased $132.9 million to $187.8 million in the year ended December 31, 1994 as compared to the prior year. The increase in net sales resulted from the inclusion in 1994 of one full year of the operations of Hilton Davis and approximately 32 weeks of the operations of Kalama.

     Gross Profit. The Company's gross profit increased $33.4 million to $42.9 million in the year ended December 31, 1994 as compared to the prior year, primarily as a result of the inclusion in 1994 of one year of the operations of Hilton Davis and 32 weeks of the operations of Kalama. Gross margins increased from 17.4% in the year ended December 31, 1993 to 22.9% in 1994 principally as a result of the inclusion of higher margin product lines from the Kalama and Hilton Davis operations.

     Selling, General and Administrative Expense. Selling, general and administrative expense increased $18.7 million to $26.9 million in the year ended December 31, 1994 as compared to the prior year primarily due to the inclusion in 1994 of one year of the operations of Hilton Davis and 32 weeks of the operations of Kalama. As a percent of sales, selling, general and administrative expense declined from 15.1% in 1993 to 14.4% in 1994 principally due to the lower expense ratios of the Company's Organic Pigments and Dyes group.

     Research and Development Expense. Research and development expense increased $1.6 million to $2.3 million in the year ended December 31, 1994 as compared to the prior year primarily due to the inclusion in 1994 of one year of the operations of Hilton Davis and 32 weeks of the operations of Kalama. As a percent of sales, research and development expense decreased from 1.3% in 1993 to 1.2% in 1994.

     Operating Income (Loss). Operating income increased $12.2 million to $12.7 million in the year ended December 31, 1994 as compared to the prior year. Operating margins improved to 6.8% in the year ended December 31, 1994 from 0.9% in the prior year primarily as a result of the Hilton Davis Acquisition and the Kalama Acquisition.

     Interest and Debt Expense. Interest and debt expense increased $5.1 million to $6.7 million in the year ended December 31, 1994 as compared to the prior year principally due to the indebtedness incurred to finance the Hilton Davis Acquisition and the Kalama Acquisition.

     Extraordinary Loss, Net. Extraordinary loss, net, reflects a nonrecurring charge of $1.3 million, net of tax, associated with the write-off of deferred financing costs upon the refinancing of all of the Company's outstanding indebtedness in 1994.

     Net Income (Loss). Net income for the year ended December 31, 1994 was $2.2 million as compared to a loss of $1.0 million in 1993. The increase in the Company's profitability resulted from the inclusion of the operations of each of Kalama and Hilton Davis, partially offset by the nonrecurring write-off of deferred financing fees.


     Preferred Dividends.  The accretion of accrued and unpaid dividends on

Series B and Series C Preferred Stock increased $2.1 million to $3.7 million in the year ended December 31, 1994 as compared to the prior year. The increase resulted from the inclusion in 1994 of a full year of accrued and unpaid dividends on Series B Preferred Stock issued in 1993 in connection with the Hilton Davis Acquisition.



     Net Loss Applicable to Common Shares. Net loss applicable to common shares decreased $1.1 million to $1.5 million in the year ended December 31, 1994 as compared to the prior year. The decrease resulted from the items referred to above under 'Net Income (Loss)' and 'Preferred Dividends.'

LIQUIDITY AND CAPITAL RESOURCES

     Net Cash Provided by Operating Activities. Net cash provided by operating activities for the six months ended June 30, 1996 was $0.9 million, an increase of $8.1 million over the same period in the prior year. This increase was due primarily to an increase in net income of $6.9 million. Net cash charges related to the Restructuring Program in the six months ended June 30, 1995 were $0.5 million.

     Net cash used by operating activities in the year ended December 31, 1995 was $3.1 million, a decrease of $17.3 million compared to the year ended December 31, 1994. This decrease was primarily due to a decrease in net income. Included in 1995 are net cash charges of $0.7 million related to the Restructuring Program.

     Net cash provided by operating activities in the year ended December 31, 1994 was $14.2 million, an increase of $13.8 million compared to the year ended December 31, 1993. This increase was due primarily to the inclusion of the operations of each of Kalama and Hilton Davis.

     Net Cash Used in Investing Activities. Net cash used in investing activities for the six months ended June 30, 1996 was $3.0 million, a decrease of $20.8 million over the same period in the prior year. Capital expenditures in the first six months of 1996 were $4.0 million compared to $8.5 million in the first six months of 1995. Capital expenditures in 1995 included $5.1 million related to an expansion program at the Company's Kalama facility. The first six months of 1996 also included proceeds of $1.1 million generated from the sale of a non-strategic product line.

     Net cash used in investing activities for the year ended December 31, 1995 was $32.0 million, a decrease of $43.9 million compared to the year ended December 31, 1994. Included in 1995 are a cash payment of $15.9 million in connection with the Diamalt Acquisition and capital expenditures of $15.5 million, $5.1 million of which is related to an expansion of the Company's Kalama facility. Included in 1994 are a cash payment of $68.3 million for the acquisition of Kalama and capital expenditures of $7.2 million.

     Net cash used in investing activities for the year ended December 31, 1994 was $75.9 million, an increase of $45.3 million compared to the year ended December 31, 1993. Included in 1993 are a cash payment of $29.9 million for the Hilton Davis Acquisition and capital expenditures of $1.0 million.

     Net Cash Provided by Financing Activities. Net cash provided by financing activities for the six months ended June 30, 1996 was $2.5 million, a decrease of $26.7 million over the same period in the prior year. This decrease is due primarily to both the Diamalt Acquisition as well as increased levels of capital expenditures in the first six months of 1995.

     Net cash provided by financing activities for the year ended December 31, 1995 was $33.7 million, a decrease of $29.7 million compared to the year ended December 31, 1994. Included in 1995 is additional bank financing used both for the Diamalt Acquisition as well as the expansion at the Company's Kalama facility.

     Net cash provided by financing activities in 1994 was $63.4 million, an increase of $33.9 million compared to the year ended December 31, 1993. Included in 1994 are proceeds of $9.7 million from the issuance by the Company of Series B Preferred Stock, $2.3 million from the issuance by the Company of Common Stock and $100.3 million from bank borrowings. These funds were used in 1994 primarily in connection with the Kalama Acquisition and $44.6 million of long-term debt refinancing. Included in 1993 are proceeds of $17.0 million from the issuance by the Company of Series B Preferred Stock, $2.8 million from the issuance by the Company of Common Stock and $62.9 million from bank borrowings. These funds were used in 1993 primarily in connection with the financing of the Hilton Davis Acquisition and the refinancing of $51.2 million of long-term debt.

     Capital Expenditures. Capital expenditures for the six months ended June 30, 1996 were $4.0 million. Capital expenditures for the years ended December 31, 1995, 1994 and 1993 were $15.5 million, $7.2 million and $1.0 million, respectively. The increase in capital expenditures over this period was due primarily to the effects of the inclusion of the acquisitions of Kalama in 1994 and Diamalt in 1995. Capital expenditures in 1995 also included approximately $5.1 million related to the expansion of benzaldehyde production at the Company's Kalama facility. This expansion increased the Company's benzaldehyde production by approximately 50%. Notwithstanding such expansion, benzaldehyde production at the Company's Kalama facility is currently operating at capacity.

     The Company expects to have capital equipment investments of approximately $14.0 million to $18.0 million annually for each of the next two years. Among other projects, the Company plans to expand its production of benzoic acid and benzaldehyde at its Kalama facility during 1997. Such expansion will increase the Company's production capacity for benzoic acid by approximately 60% and its production capacity for benzaldehyde by an additional 15%.

     In addition to these capital expenditures, the Company estimates that its expenditures in connection with environmental matters will be approximately $2.0 million to $3.0 million annually in each of the next two years. Freedom does not believe that these estimated environmental expenditures will have a material adverse effect on the Company's financial position. See 'Business--Environmental Matters.'


     Liquidity. As of June 30, 1996 the Company had $39.3 million of working capital (current assets less current liabilities) and $4.7 million available under the Freedom Credit Agreement.


     Concurrently with the consummation of the offering of the Old Notes, Freedom amended and restated the Freedom Credit Agreement to, among other things, increase the amount of the revolving loan facility to $85 million and include Freedom Chemical Diamalt as a co-borrower. Amounts outstanding under the Amended and Restated Credit Agreement bear interest at Citicorp USA, Inc.'s published prime rate plus 1.5% per annum or, at Freedom's option, LIBOR plus 2.5% per annum, with each such margin subject to adjustment based on the Company's compliance with various debt ratios as specified in the Amended and Restated Credit Agreement. See 'Description of Amended and Restated Credit Agreement.' In addition, concurrently with the consummation of the offering of the Old Notes, the JLL Funds invested an aggregate of approximately $9.94 million in the Company in connection with the JLL Cash Equity Investment.



     The Company expects that its ongoing cash requirements will consist primarily of interest payments on its outstanding indebtedness, including the Notes and any borrowings under the Amended and Restated Credit Agreement. Following consummation of the Transactions, the Company had approximately $63.5 million available under the Amended and Restated Credit Agreement.


     The Company expects that cash flows from operations and available borrowings under the Amended and Restated Credit Agreement will provide sufficient working capital to operate the Company's business, to make expected capital expenditures and to meet the Company's foreseeable liquidity requirements.

EFFECT OF INFLATION; FOREIGN CURRENCY EXCHANGE RATES

     Inflation generally affects the Company by increasing the cost of labor, equipment and raw materials. The Company does not believe that inflation has had any material effect on the Company's business over the last three years.

     The Company's substantial foreign operations expose it to the risk of exchange rate fluctuations. If foreign currency denominated revenues are greater than costs, the translation of foreign currency denominated costs and revenues into U.S. dollars will improve profitability when the foreign currency strengthens against the U.S. dollar and will reduce profitability when the foreign currency weakens. In addition, the remeasurement of foreign currency denominated assets and liabilities into U.S. dollars gives rise to foreign exchange gains or losses which are included in the determination of net income. The Company does not currently participate in hedging transactions related to foreign currency.

IMPACT OF RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ('FASB') issued

Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of' ('SFAS No. 121'). SFAS No. 121, adopted by the Company in the first quarter of 1996, established criteria for recognizing, measuring and disclosing impairments of long-lived assets, including intangibles and goodwill. The adoption of SFAS No. 121 has not had a significant impact on the Company's results of operations or financial position.

     In October 1995, FASB issued Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' ('SFAS No. 123'), which became effective for transactions entered into in fiscal years beginning after December 15, 1995. SFAS No. 123 encourages a fair value based method of accounting for employee stock options or similar equity instruments, but allows continued use of the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' ('APB No. 25'). Companies electing to continue to use APB No. 25 must make pro forma disclosures of net income as if the fair value based method of accounting had been applied. The new accounting standard has not had an impact on the Company's net income or financial position, as the Company has chosen to continue to utilize the accounting guidance set forth in APB No. 25.

                               THE EXCHANGE OFFER



TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES



     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), Freedom will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term 'Expiration Date' means 5:00 p.m., New York City
time, on             , 1996; provided, however, that if Freedom, in its sole
discretion, has extended the period of time for which the Exchange Offer is open, the term 'Expiration Date' means the latest time and date to which the Exchange Offer is extended.



     As of the date of this Prospectus, $125 million aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about             , 1996, to all Holders
of Old Notes known to Freedom. Freedom's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under '--Certain Conditions to the Exchange Offer' below.



     Freedom expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the Holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by Freedom. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.



     Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.



     Freedom expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under '--Certain Conditions to the Exchange Offer.' Freedom will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.



PROCEDURES FOR TENDERING OLD NOTES



     The tender to Freedom of Old Notes by a Holder thereof as set forth below and the acceptance thereof by Freedom will constitute a binding agreement between the tendering Holder and Freedom upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to The Bank of New York (the 'Exchange Agent') at the address set forth below under 'Exchange Agent' on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a 'Book-Entry Confirmation') of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the 'Book-Entry Transfer Facility') pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO FREEDOM.



     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Old Notes who has not completed the box entitled 'Special Issuance Instructions' or 'Special Delivery

Instructions' on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (collectively, 'Eligible Institutions'). If Old Notes are registered in the name of a person other than a signer of the

Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by Freedom in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.



     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by Freedom in its sole discretion, which determination shall be final and binding. Freedom reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Note which acceptance might, in the judgment of Freedom or its counsel, be unlawful. Freedom also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by Freedom shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as Freedom shall determine. Neither Freedom, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.



     If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.



     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Freedom, proper evidence satisfactory to Freedom of their authority to so act must be submitted.



     By tendering, each Holder will represent to Freedom that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, and that neither the Holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. In the case of a Holder that is not a broker-dealer, each such Holder, by tendering, will also represent to Freedom that such Holder is not engaged in, or intends to engage in, a distribution of the New Notes. If any Holder or any such other person is an 'affiliate,' as defined under Rule 405 of the Securities Act, of Freedom, is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the Exchange Offer, such Holder or any such other person (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.' The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.



ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES



     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, Freedom will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See '--Certain Conditions to the Exchange Offer' below. For purposes of the

Exchange Offer, Freedom shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if Freedom has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.



     For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from October 17, 1996. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from October 17, 1996. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.



     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.



BOOK-ENTRY TRANSFER



     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under '--Exchange Agent' on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.



GUARANTEED DELIVERY PROCEDURES



     If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by Freedom (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ('NYSE') trading days after the Expiration Date, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the Expiration Date.

WITHDRAWAL RIGHTS



     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.



     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address or, in the case of Eligible Institutions, at the facsimile number, set forth below under '--Exchange Agent' prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the 'Depositor'), (ii) identify the Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) contain a statement that such holder is withdrawing his election to have such Old Notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender and (v) specify the name in which such Old Notes are registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Freedom, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following the procedures described under '-- Procedures for Tendering Old Notes' above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.



CERTAIN CONDITIONS TO THE EXCHANGE OFFER



     Notwithstanding any other provision of the Exchange Offer, Freedom shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:



          (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of Freedom to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of Freedom might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of Freedom, might result in the holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the SEC referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or



          (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by a governmental agency or authority which may adversely affect the ability of Freedom to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or



          (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of Freedom and its subsidiaries taken as a whole that, in the sole judgment of Freedom, is or may be adverse to the Company, or Freedom shall have become aware of facts that, in the sole judgment of Freedom, have or may have adverse significance with respect to the value of the Old Notes or the New Notes; which in the sole judgment of Freedom in any case, and regardless of the circumstances (including any action by Freedom) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.



     The foregoing conditions are for the sole benefit of Freedom and may be asserted by Freedom regardless of the circumstances giving rise to any such condition or may be waived by Freedom in whole or in part at any time and from time to time in its sole discretion. The failure by Freedom at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.



     In addition, Freedom will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.



EXCHANGE AGENT



     The Bank of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the

Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:


                      The Bank of New York, Exchange Agent

                           By Mail or Hand Delivery:
                              The Bank of New York
                             Reorganization Section
                            101 Barclay Street - 7E
                            New York, New York 10286
                           Attention: Ms. Jodi Smith


                           By Facsimile Transmission:
                       (for Eligible Institutions only):
                                 (212) 571-3080


                           Attention: Ms. Jodi Smith


                             Confirm by Telephone:
                                 (212) 815-2791



     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES



     Freedom will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by Freedom and are estimated in the aggregate to be $300,000.



TRANSFER TAXES



     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct

Freedom to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.



CONSEQUENCES OF EXCHANGING OLD NOTES



     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Freedom does not currently anticipate that it will register Old Notes under the Securities Act. See 'Description of the Notes--Registration Rights.' Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, Freedom believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an 'affiliate' of Freedom within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of Freedom, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See 'Plan of Distribution.' In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. Freedom has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any Holder reasonably requests in writing. Unless Freedom is so requested, Freedom does not intend to register or qualify the sale of the New Notes in any such jurisdictions.

                                    BUSINESS

OVERVIEW

     The Company is a leading global manufacturer and marketer of a broad range of specialty and fine chemical products which are sold into several market segments for use in food and beverage products, household and industrial products, cosmetics and personal care products, pharmaceuticals, pet foods, textile and paper products and many other diverse applications. The Company focuses on niche products where it has strong market positions or a manufacturing advantage. The Company believes that this focus, combined with improved operating efficiencies resulting from the recently completed Restructuring Program, have enhanced the Company's potential for future growth and profitability. For the 12 months ended June 30, 1996, the Company's net sales and EBITDA were $295.8 million and $26.3 million, respectively. Approximately 40.6% of the Company's 1995 net sales consisted of sales made outside the United States. The Company's products are manufactured at four facilities located in the United States, four facilities located in Europe and two facilities located in India.

     The Company estimates that approximately 38.6% of its 1995 domestic net sales were derived from product lines for which it believes it is either the largest or second largest U.S. producer. Typically, the Company's products are important to the performance of its customers' products, but represent a relatively small percentage of their total product costs. For example, although food preservatives are essential to the quality of carbonated diet soft drinks (such as Diet Coke), the Company's preservatives, potassium benzoate and sodium benzoate, generally represent less than $.01 of the total cost of one 24-can case. The Company has five core product lines:

          (i) Food and Personal Care Ingredients, such as food colors, drug and cosmetic colors, food preservatives and flavors and fragrances,

          (ii) Pharmaceutical Intermediates and Natural Additives, such as cysteine and its derivatives, bioproteins, amino acids and thymidine,

          (iii) Specialty Organic Chemicals and Intermediates, such as benzaldehyde, benzoic acid, phenol and derivative products,

          (iv) Organic Pigments and Dyes, which are used in carbonless copy paper, household products, paints, printing inks and plastics, and

          (v) Textile and Paper Chemicals, such as permanent press and wrinkle resistance resins, textile pigments, water repellents, flame retardants, dye assistants, softeners, fiber lubricants and textile processing aids.

THE RESTRUCTURING PROGRAM


     In 1995, the Company implemented the Restructuring Program in which it identified a number of opportunities to reduce its overall cost structure and enhance the Company's potential for future growth and profitability. The Restructuring Program included (i) the consolidation of certain of the Company's manufacturing facilities, (ii) the sale of a non-strategic product line, (iii) the write-off of discontinued inventory and capitalized expenses and (iv) the recognition of certain estimated environmental remediation costs. As a part of these actions, the Company closed in April 1996 its Conshohocken, Pennsylvania plant which manufactured products in the Organic Pigments and Dyes group and in May 1996 its Newark, New Jersey plant which manufactured products in the Textile and Paper Chemicals group and relocated certain of those production capabilities and technology to its other facilities. In addition, the Company reduced personnel by approximately 135 employees in both administrative and manufacturing positions. The Restructuring Program resulted in nonrecurring charges of $14.4 million for the year ended 1995 and included the following charges: (a) plant closures aggregating $7.4 million, (b) workforce reductions aggregating $2.4 million, (c) estimated environmental remediation costs of $1.9 million and (d) the write-off of discontinued inventory and capitalized expenses totalling $2.7 million.

     Management expects that the Restructuring Program, which was recently completed, will result in significant cost savings to the Company related to reduced personnel costs and the elimination of redundant fixed overhead costs resulting from the closure of the two facilities. Management estimates the Restructuring Program will yield annual cost savings of approximately $4.2 million, some of the benefits of which are evidenced in the Company's EBITDA margin improving to 12.2% for the first six months ended June 30, 1996 as compared to 10.7% for the same period of the prior year. As part of the Company's business strategy, management will continue to seek to improve operating efficiencies and reduce costs by optimizing the use of its manufacturing facilities and implementing further administrative, manufacturing and operating expense reductions. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and Note 17 to the Company's Consolidated Financial Statements included herein.

BUSINESS STRATEGY

     The Company's objective is to continue to enhance revenue growth and profitability by leveraging its strong market positions in its core product lines and by continuing to improve operating efficiencies. The Company plans to achieve its objective through the following key strategies:

     o Increase Capacity of Key Product Lines. The Company intends to increase sales by investing in capacity expansions for key product lines currently operating at or near full capacity and has budgeted approximately $8 million to $10 million for each of the next two years for capacity expansions and process improvements. In 1995, the Company completed the construction and start-up of a plant in Madras, India to produce amino acids and cysteine and its derivatives. In addition, it expanded benzaldehyde production capacity at its plant in Kalama, Washington by

       50% and implemented cassia production capacity at its plant in Vadodara, India. The Company's current major capacity expansion projects include
       (i) further plant expansion at Kalama, Washington, which will expand the Company's production capacity for benzoic acid, phenol, benzaldehyde and flavor and fragrance chemicals, (ii) expansion of cysteine production capacity at its plant in Raubling, Germany and (iii) expansion of cassia production capacity at its plant in Vadodara, India. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources.'

     o Introduce New or Technologically Improved Products. The Company's research and development efforts focus on the development of new and technologically advanced products to respond to customer demands, changes in the marketplace, technology and environmental regulations. The Company is currently working with its customers and capitalizing on existing technology to develop new value-added products such as 'wash-away' textile dyes and specialty pigments, environmentally friendly water-based paint pigments, textile chemicals with reduced formaldehyde content and new coatings that meet stricter environmental regulations for volatile organic compounds. The Company also has an active pharmaceutical intermediates program and recently began production and sale of thymidine, an AZT intermediate utilized in producing drugs for AIDS therapy.

     o Continue to Improve Operating Efficiencies. The initiatives taken by the Company in connection with the Restructuring Program have already yielded significant cost savings and the Company intends to implement additional cost-saving and productivity-enhancing programs in the future. Currently in 1996, the Company is undertaking the following programs: raw material sourcing from multiple vendors, yield improvement programs, the discontinuation of unprofitable or low margin product lines, the reduction of utility costs and the implementation of additional employee profit incentive programs. The Company is analyzing additional opportunities to increase operating efficiencies and profitability, including the possibility of further consolidation of its manufacturing facilities.

     o Broaden Product Offerings to Primary Markets. The Company seeks to broaden its product lines through internal development and believes that offering a complete product portfolio to a given customer will enable it to utilize more effectively its direct sales force, become a more complete supplier to the industries it serves and increase its unit sales per customer. Natural chemicals, including thickeners, enzymes and sizing agents, are widely used in the European textile industry and the Company intends to offer these products in the United States as additional manufacturing capacity to produce these products becomes available. In addition, the Company plans to capitalize on its position in food and pet food ingredients by broadening its food colors, preservatives and flavors product lines with natural additives such as amino acids, polysaccharides, alginates and bioproteins, as well as with other products used by the food and pet food industries.


     o Expand Customer Base. The Company intends to expand and strengthen its customer base by (i) focusing on relationships with key accounts, (ii) creating incentives for its sales force to concentrate on fast growing, high margin areas within existing product segments, (iii) pursuing growth opportunities in new markets outside the United States, including Mexico, Central and South America and Asia, as such markets continue to develop economically and the consumption of food, beverage, household and other products containing the Company's products increases and (iv) cross-marketing its products to existing customers who do not currently purchase such products through, among other initiatives, an international sales force that will market products from all of the Company's product groups.

     o Enhance Growth through Selective Acquisitions. Freedom will continue to selectively seek acquisitions with complementary product lines that offer the opportunity to significantly improve profitability through integration with the Company's existing businesses. The Company considers the following characteristics in its acquisitions: (i) strong market positions, (ii) unique product offerings, (iii) low cost manufacturing capacity and (iv) technological or cost advantages.

PRODUCTS

     The table below sets forth the Company's 1995 net sales by product group, principal products, principal end markets and selected well-known customers.

                                                                                               SELECTED
               PRODUCT GROUP                                            PRINCIPAL             WELL-KNOWN
              (1995 NET SALES)          PRINCIPAL PRODUCTS             END MARKETS             CUSTOMERS
             Food and Personal              Food Colors             Food and Beverage          Coca-Cola
              Care Ingredients             Preservatives            Drug and Cosmetic            Mars
              ($61.3 Million)          Flavor and Fragrance                                     Nestle
                                             Chemicals                                          PepsiCo
                                     Drug and Cosmetic Colors                              Procter & Gamble
                                                                                            Ralston Purina
               Pharmaceutical                Cysteine                 Pharmaceutical          Boehringer
             Intermediates and                Cassia                     Cosmetic              Brantford
             Natural Additives              Bioproteins                    Food                   IFF
              ($35.0 Million)               Amino Acids                  Pet Food              E. Merck
                                             Thymidine                                           Quest
                                                                                              Ratiopharm
             Specialty Organic             Benzaldehyde             Food and Beverage            BASF
               Chemicals and              Benzyl Alcohol            Drug and Cosmetic           Borden
               Intermediates               Benzoic Acid                   Rubber              Ciba Geigy
              ($56.0 Million)              Benzyl Amines               Photographic              Miles
                                              Phenol                     Housing               Milliken
                                           Plasticizers                 Automotive
              Organic Pigments         Carbonless Copy Dyes          Specialty Papers       Appleton Papers
                  and Dyes                Technical Dyes            Household Products     Mead Corporation
              ($68.7 Million)                Pigments                   Paints and                PPG

                                   Paints and Coatings Pigments          Pigments            S.C. Johnson
                                           Ink Pigments                Photographic        Sherwin-Williams
             Textile and Paper                Glyoxal                    Textiles            C.H. Patrick
                 Chemicals         Glyoxal Reactants and Resins           Paper                  Cytec
              ($75.9 Million)            Natural Chemicals           Textile Printing      Hoechst-Celanese
                                    Textile Processing Products         Oil Field              Milliken
                                                                          Mining

FOOD AND PERSONAL CARE INGREDIENTS

  Food Colors

     Food colors, which are also known as FD&C ('Food, Drug, and Cosmetic') colors, are used extensively in the U.S. and around the world in a wide variety of food and beverage products, including dairy products, chewing gum, cake icings, spice mixes, snack foods and soft drinks, as well as pet foods. There are two types of food colors: (i) synthetic or artificial food colors, which are man-made and certified by the FDA, and (ii) natural food colors, which are derived from various natural sources and do not require FDA certification. Synthetic food colors are preferable to natural food colors in many applications because they are more consistent in quality and color than natural colors, and are better able to withstand heat and other conditions encountered during food production and preparation.

     The Company's product line of food colors consists of synthetic primary (red, yellow and blue) colors for food, beverages and pet foods. The Company manufactures these colors in two forms: dyes, which are soluble, and 'lakes,' which are insoluble (generally produced by combining dyes with a metallic salt).

     The Company's food color business has exhibited strong growth in recent years as a result of modest growth in the overall market and the Company's successful efforts to increase market share. The Company expects to continue to grow this business in the future and plans to invest in capacity expansions, new marketing initiatives and a greater emphasis on international markets (which markets exceed the size of the U.S. market) to achieve this goal.

     In 1995 and the first six months of 1996, the Company expanded its capacity of yellow, red and blue food color dyes. This expansion resulted in total capacity of food color dyes of approximately 6.5 million pounds, a 44% increase over 1994.

  Preservatives (Sodium Benzoate and Potassium Benzoate)

     The Company believes it is the leading U.S. producer of sodium benzoate and potassium benzoate, which are widely used food preservatives. Benzoates are derivatives of benzoic acid, which the Company produces internally. Most carbonated diet soft drinks contain either sodium or potassium benzoate. Other preservative applications include food, pharmaceuticals and toiletries. Benzoates can also be used as industrial preservatives and as a corrosion inhibitor in anti-freeze for aluminum car engines. Potassium benzoate is used as a substitute for sodium benzoate when a low sodium content is desired.


     The Company believes significant international growth for sodium benzoate and potassium benzoate will occur in the future as diet soft drink consumption increases in Mexico, Central and South America, Eastern Europe and the Asia Pacific region.

  Flavor and Fragrance Chemicals

     The Company produces a range of flavors for foods and fragrance chemicals that provide various aromas to perfumes, soaps, cosmetics and household items. The Company's products include jasmine-like fragrances for use in cosmetics, perfumes and soaps and cinnamon-like flavors and fragrances used in confectioneries, gums, soaps and perfumes. The Company's flavor and fragrance chemicals are derived from benzaldehyde, a specialty intermediate which the Company produces internally. See '--Specialty Organic Chemicals and Intermediates; Benzaldehyde.' The Company is one of only two flavor and fragrance manufacturers that produces its own benzaldehyde, the key ingredient for this line of products. The Company believes that this backward integration gives the Company a cost advantage over its non-integrated competitors.

     The Company believes that there is significant growth potential for flavor and fragrance chemicals and the Company intends to increase its production of these products through a planned production capacity expansion at its Kalama, Washington plant, which expansion is expected to be completed in 1997.

  Drug and Cosmetic Colors

     The Company manufactures drug and cosmetic ('D&C') colors which are similar to food colors. Like food colors, D&C colors must be certified by the FDA. Freedom manufactures dyes and lakes used in toiletries (shampoos, skin creams and toothpaste), as well as cosmetics and pharmaceuticals.

     The Company sells a full line of over 100 D&C colors to the cosmetics industry, with its top ten products accounting for approximately two-thirds of D&C sales. Colors produced by the Company include various reds, yellows, oranges, greens, and violet. The Company expects to increase sales of D&C colors, improve the profitability of its D&C color operations and reduce overhead costs as a result of its transfer of production capabilities and technology from its Newark plant to its Cincinnati plant.

PHARMACEUTICAL INTERMEDIATES AND NATURAL ADDITIVES

     The Company's Pharmaceutical Intermediates and Natural Additives group is comprised of a wide variety of products with diverse applications. Products in this group are used in the pharmaceutical, cosmetics, food and pet food industries and are derived from naturally occurring materials that are refined and chemically converted in the Company's plants. Products in this group include cysteine and its derivative products, active ingredients, thickeners (which mimic the feel of fat), gelling agents, cassia, bioproteins and amino acids.

     The Company believes that there is potential for significant growth in the use of products in the Pharmaceutical Intermediates and Natural Additives group as consumption of natural products increases. The Company expects to grow this business in the future and plans to invest in capacity expansions to increase production of cassia, cysteine and its derivatives and amino acids.

  Cysteine

     The Company manufactures cysteine at its manufacturing facilities in Raubling, Germany and Madras, India. Cysteine is used as a food additive and flavor enhancer for meats and is also used in solution for feeding premature infants. Cysteine derivatives are used as pharmaceuticals for bronchial therapy and as antioxidants. Cysteine derivatives are also used in cosmetics. The Company believes that it is the largest producer in the world of cysteine and its derivatives.

  Cassia

     Cassia, an inexpensive alternative to locust bean gum and other gelling agents, is used extensively in Europe as a gelling agent in canned pet foods and as an additive in textile printing. The Company owns the patent rights to the use of cassia in pet foods in the United States, Japan and many countries in Western Europe. Such patent rights have expiration dates ranging from 2004 to 2006. The Company has developed a patented pet food additive made from cassia and currently has sales contracts with several leading European pet food makers for cassia to be used in pet foods.

  Bioproteins

     The Company produces bioproteins, which are used in shampoos, cosmetics and other personal care products as well as in foods. The Company manufactures two types of bioproteins: (i) hydrolyzed vegetable proteins (soy, rice and wheat), and (ii) hydrolyzed animal proteins (collagen, keratin and elastin).

  Amino Acids

     The Company manufactures amino acids, which have wide application in foods and health foods as flavor enhancers and additives to prevent the browning of fruit and vegetables, in baking, for gluten softening and in pharmaceuticals for the treatment of bronchial, intestinal and other illnesses. Amino acids are also used to formulate residue free digestible diets, also known as 'astronaut food.'

  Thymidine

     The Company recently began manufacturing thymidine, an AZT pharmaceutical intermediate utilized in producing drugs for AIDS therapy, and entered into a contract to sell small quantities of this product to a major pharmaceutical manufacturer.

SPECIALTY ORGANIC CHEMICALS AND INTERMEDIATES

  Benzaldehyde

     The Company is the sole U.S. producer of benzaldehyde, a versatile intermediate and ingredient of flavors and fragrances from which a steady supply of new product applications is being developed by the Company and others. In addition, benzaldehyde has been approved by the FDA as a synthetic flavoring substance and is used to produce almond and cherry flavors. It is also used as a fragrance for soap and toiletries. The industries that consume benzaldehyde and its derivatives include chemical intermediates, fragrances, pharmaceuticals and photographic chemicals. Examples of products that contain benzaldehyde or its derivatives include: ampicillin, photographic developers, contact lens cleaners, ink, perfumes, candy, vitamins and soap. In 1995, the Company expanded its benzaldehyde production capacity by approximately 50% at a cost of approximately $5 million.

  Benzoic Acid

     Benzoic acid is used as an intermediate in the manufacture of a wide variety of products including other chemical intermediates, paints and coatings, polyesters, plasticizers, dyestuffs, preservatives, drilling mud additives and other applications. In addition to using benzoic acid as an intermediate in the production of preservatives, plasticizers and phenol, the Company sells benzoic acid to third parties. The Company believes that it is the largest domestic producer of benzoic acid and plans to increase its production of benzoic acid through a planned 40% production capacity expansion at its Kalama, Washington plant, which expansion is expected to be completed in 1996. Such expansion will enable the Company to increase its production of benzaldehyde, which is co-produced with benzoic acid, in 1996.

  Benzyl Alcohol

     The Company believes that it is the leading domestic producer of benzyl alcohol, which it produces from benzaldehyde. Benzyl alcohol is sold to the food, personal care and other industries for a number of applications including use in sweeteners, contact lens cleaners, lotions and ointments for relief of insect bites, dispersing agents and activators, anti-static treating compounds, photographic chemicals, and as a raw material in the manufacture of various esters used in soaps, perfumes and flavorings.

  Phenol

     Unlike other chemicals manufactured by the Company, phenol, produced from benzoic acid, is a commodity chemical. The primary consumers of phenol are the housing, automotive and appliance industries. Phenol is used as a raw material in the manufacture of (i) engineering plastics, (ii) resins for wood adhesives,
(iii) paper coatings, and (iv) medicinal consumer products such as Campho-Phenique(Registered) and Chloroseptic(Registered) throat spray. The Company's phenol production is consumed mostly by the wood products industry in the Pacific Northwest region where the Company is the only producer of phenol.

  Plasticizers

     Freedom markets plasticizers under the brand name K-FLEX(Registered) which are used extensively in polyvinyl acetate films. K-FLEX(Registered) is also used as an ingredient in 'white glue' packaging adhesives such as Elmer's Glue, polyvinyl chloride plastic products and plastic coatings on tools.

ORGANIC PIGMENTS AND DYES

  Carbonless Copy Dyes

     Carbonless copy dyes, also referred to as color formers, are applied to paper for use in multi-part business forms such as credit card receipts and computer printouts, among other applications. Carbonless forms have been in existence since the 1950's and the Company has continually increased its market share from 'one time' carbon paper in business forms. The Company sells color formers to specialty coated paper manufacturers which produce this grade of paper for the business forms industry. The Company also markets a line of thermally activated dyes for thermal paper used in telephone facsimile machines, thermally produced labels and thermal labels used in supermarkets and other retail applications.

     The Company believes there are several factors that will account for future volume growth in the color former area: (i) industry manufacturing capacity has decreased within the past twelve months with the exit of two less efficient manufacturers, which should enable remaining competitors to increase market share, (ii) the Company expects the domestic carbonless and thermal business forms market to grow with increased usage of thermally produced labels, and
(iii) the Company anticipates the market for carbonless and thermal paper to continue to grow in developing countries, especially in Mexico, Central and South America and Asia.

  Technical Dyes

     Technical dyes are similar to food colors except that they are not manufactured to the same strict purity standards and are not subject to FDA certification. They are used in a wide range of industrial and consumer products, including household products such as cleaning supplies and dishwasher detergents, paper, writing instruments, turf and pond applications and cat litter.

     The Company's product line consists of a variety of water soluble dyes including Acid Blue #9 and Tartrazine, a widely used yellow dye, as well as a number of other specialty dyes. Acid Blue #9 is the Company's best-selling technical dye and it is primarily used in toilet bowl cleaners and other household products. Acid Blue #9 also absorbs ultraviolet light and is sold as a water treatment chemical to prevent algae growth in ponds and water treatment facilities. Tartrazine is used in photographic chemicals, detergents, other household products such as window cleaners and detergents, and felt tip markers.

     The Company believes that it is the world's leading manufacturer of Acid Blue #9. The Company has significantly expanded its production capacity for Acid Blue #9 through yield and process improvements. This expansion will allow the Company to take advantage of the growth in demand for its pond and turf applications.

  Pigments


     The Company markets pigments for three main product lines: (i) paints and coatings, (ii) inks, and (iii) plastic dispersions.

     Paints and Coatings Pigments. The Company manufactures and sells pigments which are incorporated in paints and coatings used in the architectural, industrial, automotive, and other paint and coating markets. The Company's product line is broad, covering all coating types from water-based paints to solvent-based paints. End products in which the Company's products are used include house paint, automotive paint, wood stains, and paints for a variety of industrial uses such as farm, road and railroad equipment, office furniture, computers, containers and machine shop equipment.

     Ink Pigments. The Company's product line consists of pigments which are incorporated in ink used for printing newspapers, magazines and books. The Company is a small participant in the ink colors market and intends to increase its focus on higher margin specialty markets, such as high performance inks for glossy publications.

     Plastics Pigments. The Company competes in a small and highly specialized portion of the plastic pigments market, where it manufactures finely dispersed pigment suspensions for producers of colored plastic articles such as amber medicine vials and tinted lenses.

TEXTILE AND PAPER CHEMICALS

     The Company manufactures and markets a broad line of chemicals for use in the textile and paper industries. The textile product line consists of fabric preparation chemicals used in most stages of textile processing including weaving, knitting, preparation, dyeing, printing and finishing. Products sold by the Company include glyoxal, glyoxal reactants and resins, textile pigments, water repellents, flame retardants, softeners, dye assistants, lubricants and antimigrants. The Company believes it has an advantage over many of its competitors because of the proximity of its plants to most of the major textile companies in the U.S., which allows the Company to respond more quickly and in a more cost efficient manner than its competitors to customers' larger orders.

  Glyoxal

     The Company is the leading domestic manufacturer of glyoxal, a derivative of ethylene glycol. Glyoxal is used by the Company to produce its line of glyoxal reactants, and is also sold directly to textile mills and chemical companies which also produce reactants. The Company believes that its patented continuous process to produce glyoxal makes it the lowest cost domestic producer. The Company expects most of the growth in glyoxal sales to be for non-textile applications such as the manufacture of oil field chemicals, xanthum gums, agricultural chemicals and paper processing additives.

  Glyoxal Reactants and Resins

     Glyoxal reactants or permanent press resins are custom-made products sold to textile mills to provide wrinkle resistance and shrinkage control for cotton and cotton blend fabrics used in household furnishings and apparel. Success in this product line requires the technical ability to develop cost-effective reactants, custom designed to solve the problems of the textile mills. Management believes that the Company's technical expertise and vertical integration with glyoxal production provide it with a significant competitive advantage. The Company also manufactures glyoxal-based resins for the paper industry where they are used to enhance absorbency.

  Natural Chemicals

     Natural chemicals consist of products which are used in the textile, paper and leather industries to thicken water. Products in this group are made from agar-agar, starch, guar, cassia, alginates, enzymes and tamarind. These natural raw materials are chemically modified and blended to produce finished products. Textile printers require thickeners for achieving specific levels of ink viscosity. These additives are also used for sizing in the paper industry and also for leather treatment. The manufacturing process is customized for each customer and consists of chemical treatment, milling, drying and blending. The Company produces 40 different semifinished natural chemical products which can then be combined with 100 different ingredients to meet customer requirements.

  Other Textile Processing Products

     The Company produces a range of textile chemical processing products including softeners, defoamers, lubricants, scours, dye bath additives and other processing aids. The Company also markets complementary textile chemicals on a commission basis, including melamine resins, antimigrants, dye fixatives for the dyeing process and flame retardants. The Company supplies the textile industry with a complete line of aqueous dispersions of organic pigments and pigment fixatives for the printing of home furnishings and apparel. Management believes that significant growth opportunities exist for this product line. The Company also manufactures water repellent chemicals used for non-woven fabrics.

SALES, MARKETING AND DISTRIBUTION

     Freedom sells specialty and fine chemicals to manufacturers who incorporate the Company's products into their finished goods. Some of the Company's well-known customers include Borden, The Coca-Cola Company, Cytec Industries, The Mead Corporation, The Pepsi Cola Company, Procter and Gamble Company, Ralston Purina, S.C. Johnson & Sons and Sherwin-Williams. The Company has more than 5,500 customers. Sales to the top ten customers represented approximately 14.8% of the Company's 1995 net sales and no single customer represented more than 3% of the Company's 1995 net sales.

     The Company's products are often critical to the performance of its customers' products but typically represent a relatively small percentage of the total product cost. Management believes that there are three key factors to marketing its products successfully:

     o Quality. Many of the Company's specialty and fine chemical products are used to ensure and enhance the performance of their customers' end products and therefore consistency and high quality are essential. The Company believes that its reputation as a manufacturer of value-added, high-quality specialty and fine chemicals provides it with a competitive advantage when marketing its products to existing and potential customers.

     o Highly Trained and Technical Sales Force. Because of the specialized nature of many of the niche markets the Company serves, its direct sales force must have advanced technical knowledge of the Company's products and the applications for which they are used. As a result, many of the Company's direct salespeople have a number of years of industry experience and significant technical expertise related to the products they sell.

     o Superior Customer Service. Many of Freedom's research and development specialists provide technical support services directly to the customer enabling the Company to offer formulating expertise and develop a better understanding of customer's process technology. In addition to technical support, the Company endeavors to meet the demands of its many customers who operate 'just-in-time' inventory systems requiring prompt and reliable delivery of the Company's specialty and fine chemical products. The Company's strategically located manufacturing facilities as well as its broad distribution network allow it to meet the technical and logistical demands of its diverse customer base.

     The Company has recently expanded both its direct selling efforts and its international distributor network. The Company anticipates growth in many of its product groups as Mexico, Central and South America and Asia continue to develop economically and consumption of food, beverage, household and other products containing products manufactured by the Company increases. The Company believes there are significant opportunities to enhance international revenues by focusing on increasing the level of technical service, providing more assistance in product development, and broadening the scope of the Company's product line offered to its international customers. In addition, the Company continues to seek opportunities to cross-market products to both its domestic and international customers.

MANUFACTURING FACILITIES

     The Company has ten manufacturing facilities which allow it to carry out a broad array of chemical reactions. The chart below sets forth the locations and sizes of the Company's manufacturing facilities and products manufactured at each of its sites:

                                               OWNED OR        APPROXIMATE                  PRODUCTS
                LOCATION                      LEASED(A)       SQUARE FOOTAGE              MANUFACTURED
----------------------------------------   ----------------   --------------    --------------------------------

Kalama, Washington......................        Owned             550,000       Food and Personal Care Products;
                                                                                Specialty Organic Chemicals and
                                                                                Intermediates

Charlotte, North Carolina...............        Owned             500,000       Textile and Paper Chemicals

Cincinnati, Ohio........................   Owned/Leased(b)        450,000       Food and Personal Care
                                                                                Ingredients; Organic Pigments
                                                                                and Dyes

Cowpens, South Carolina.................        Owned              40,000       Textile and Paper Chemicals

Raubling, Germany.......................   Owned/Leased(c)        354,000       Pharmaceutical Intermediates and
                                                                                Natural Additives

Munich, Germany.........................      Leased(d)           162,000       Textile and Paper Chemicals;

                                                                                Food and Personal Care
                                                                                Ingredients

Vernon, France..........................        Owned              47,300       Textile and Paper Chemicals

Dewsbury, United Kingdom................        Owned              14,000       Organic Pigments and Dyes

Vadodara, India.........................       Owned(e)           295,100       Pharmaceutical Intermediates and
                                                                                Natural Additives

Madras, India...........................   Owned/Leased(f)        112,700       Pharmaceutical Intermediates and
                                                                                Natural Additives

                                                        (Footnotes on next page)

(Footnotes from previous page)
------------------
(a) For information concerning the Company's rental obligations, see Note 12 the Company's Consolidated Financial Statements included herein.

(b) The land on which the plant is located is leased, with the lease expiring in 2043.

(c) Approximately 15% of the land on which the plant is located is leased and with the lease expiring in 2001.

(d) The land on which the plant is located is leased. The lease on part of the land on which the plant is located is renewable at the Company's option through 2009. The Company is currently renegotiating the lease on the other part of the land on which a warehouse and research facility are located, which lease expires in December 1996. To the extent such lease is not renegotiated, the Company plans to relocate the warehouse and research facility.

(e) The plant is owned by a joint venture in which the Company has a 74% interest. The land on which the plant is located is owned.

(f) The land on which the plant is located is leased, with the lease expiring in 2010.

     The Company employs both continuous and batch process technologies to produce its products. Glyoxal, benzoic acid, phenol and benzaldehyde are produced using continuous processes. Batch processing is used to convert these products into downstream specialty textile chemicals and food ingredients. Batch processing technologies are also used in the production of most of the coloring agents, specialty organics and paper coating products.

     The Company is subject to extensive regulation by numerous governmental authorities, including the FDA and corresponding state and foreign agencies, and to various domestic and foreign safety standards. The Company's regulatory compliance programs have been expanded to encompass compliance with international standards known as ISO 9002 standards, which will become mandatory in Europe in 1999. The FDA is in the process of adopting the ISO 9002 standards as regulatory standards for the United States, and it is anticipated that these standards will be phased in for U.S. manufacturers over a period of time. Three of the Company's plants have achieved ISO 9002 certification.

RAW MATERIALS

     The raw materials used in the Company's business consist chiefly of a wide variety of organic intermediates and inorganic chemicals which are purchased from manufacturers in the United States, Europe and Asia. In 1995, no single raw material accounted for more than 7% of the Company's cost of goods sold. Total raw materials cost was approximately $134 million or 45% of net sales in 1995.

     Many of the Company's products are produced from toluene whose primary use is as an octane enhancer in gasoline. Consequently, the price of toluene varies with the prices of competing gasoline additives and premium and clear gasoline. Except in unusual circumstances (e.g., during the Persian Gulf War), the price of toluene has been relatively stable over the past five years. Total toluene costs in 1995 were approximately $16.4 million. Due to increased demand for toluene in Asia, the Company's Asian toluene suppliers have indicated that beginning in 1997, they may not be able to meet the Company's supply requirements. Consequently, the Company has made arrangements to obtain toluene from suppliers located in areas adjacent to the Gulf of Mexico.

     The raw materials used for the Company's natural additives and food ingredient products include guar, locust beans, cassia, alginates, agar-agar and amino acids. The Company obtains these raw materials primarily from suppliers in India and China, and believes that these raw materials are generally available in sufficient quantities to meet its supply needs. The primary raw materials used for the Company's pharmaceutical products are cystine and cysteine, which are derived from human hair. Srinivasa, a joint venture in which the Company has a 40% interest, sells cystine production to the Company, supplying one third of the Company's needs. The Company also purchases cystine and cysteine from suppliers in China. The Company's raw material strategy for products in its Pharmaceutical Intermediates and Natural Additives group is to procure and process raw materials in countries such as India, a country which is an important source of raw materials and where labor costs are relatively low and the Company has long established relationships.

     The Company believes that for most of its raw materials alternate sources of supply are available to the Company at competitive prices.

RESEARCH AND DEVELOPMENT

     Research, development and technical service efforts are conducted by approximately 50 chemists and technicians at the various facilities of the Company. Technical service is an important aspect of the Company's overall sales effort. Many of the Company's products are sold on the basis of their ability to solve a specific problem for a customer. In many cases, products are custom designed or reformulated to solve a particular customer's operating problems or product needs.

     Technology is an important component of the Company's competitive position, providing the Company with a low cost position and enabling the Company to produce high quality products. Patents protect some of the Company's technology, but a great deal of the Company's competitive advantage revolves around know-how built up over many years of commercial operation, including 20 years of operating experience in carrying out the continuous catalytic oxidation of ethylene glycol and toluene by the Company and its predecessors. The Company does not believe its technical expertise can be easily duplicated. The Company recently commercialized a process for thymidine, an AZT intermediate.

     The Company possesses important ultra filtration technology for the purification of food colors, dyes and pigments. The Company also possesses what it believes to be unique 'flushing' technology and know-how for the production of flushed pigments. This technology enables the Company to produce pigments of extremely fine particle size, which improves the pigments' quality. Finally, the Company and its predecessors have over 20 years experience in the production of carbonless copy dyes and a strong technological position in the production of blue color formers.

     The Company devotes its research and development resources to the development of new products, the development of new processes, the improvement of existing processes and products, and technical support for its customers.

PATENTS AND TRADEMARKS

     The Company owns patents, tradenames and trademarks and uses know-how, trade secrets, formulae and manufacturing techniques which assist in maintaining the competitive positions of certain of its products, including food colors, pigments, dyes, flavors and fragrances. Patents, formulae and know-how are of particular importance in the manufacture of a number of the dyes and flavor ingredients sold in the Company's specialty chemical business. The Company believes that no single patent, trademark or other individual right is of such importance, and, accordingly, the expiration or termination thereof would not materially affect its business. The Company is also licensed to use certain patents and technology owned by foreign companies to manufacture products complementary to its own products, for which it pays royalties in amounts not considered material.

CUSTOMERS

     The Company does not consider any segment of its business to be dependent on a single customer or a few customers, the loss of any of which would have an adverse effect on the Company's results. No single customer accounted for more than 3% of the Company's 1995 net sales. A former international distributor for the Company accounted for approximately 7.1% of the Company's 1995 net sales. Following the Diamalt Acquisition, the Company began marketing its products internationally through Freedom Chemical Diamalt's extensive sales force and terminated its distribution agreement with such international distributor effective January 1996. For additional information on the Company's customers, see '--Products' and '--Sales, Marketing and Distribution.'

COMPETITION

     The Company is engaged in a highly competitive industry and, with respect to all of its major products, faces competition from a substantial number of global and regional competitors. Some of the companies with which the Company competes have greater financial, research and development, production and other resources than the Company. The Company's competitive position is based principally on customer service and support, product quality, manufacturing technology, facility location and, to a lesser extent, price. See '--Sales, Marketing and Distribution.'

EMPLOYEES

     As of June 30, 1996, the Company had approximately 1,105 employees worldwide, of whom 48% were salaried employees and 52% were hourly employees. Of these, 172 employees were in management and administration, 91 in sales and marketing, 50 were chemists or technicians and 792 were in production. Approximately 50% of the Company's domestic employees were covered by collective bargaining agreements with three unions. These agreements expire from May 1997 through March 1999. The Company considers its relations with both its union and non-union employees to be good.

ENVIRONMENTAL MATTERS

     Chemical companies such as the Company are subject to extensive environmental laws and regulations concerning, among other things, emissions to the air, discharges to land, surface water and subsurface water, the generation, handling, storage, transportation, treatment and disposal of waste and other materials, and the remediation of environmental pollution relating to such companies' (past and present) properties and operations ('Environmental Laws'). Costs and expenses under such Environmental Laws incidental to ongoing operations are generally included within operating budgets. Potential costs and expenses may also be incurred in connection with the repair or upgrade of facilities to meet existing or new requirements under Environmental Laws. In many instances, the ultimate costs under Environmental Laws and the time period during which such costs are likely to be incurred are difficult to predict.


     In connection with the purchase of a number of the Company's facilities, the Company has obtained contractual rights to be indemnified for certain types of environmental liability relating to the prior operations of those facilities. In addition, pursuant to the federal Comprehensive Environmental Response, Compensation and Liability Act of 1990, as amended ('CERCLA' or 'Superfund'), the Company has a private cause of action against other potentially responsible parties ('PRPs'), including prior owners or operators. As described more fully below, the Company consequently believes that the costs to be incurred in connection with most of the significant environmental liabilities associated with conditions existing prior to the Company's ownership of, and remediation actions that may be required relating to, certain of the Company's past and present properties will be the responsibility of other parties and, therefore, are not likely to have a material adverse effect on the Company's financial position, although the effect on results of operations could be material when these conditions are resolved in a future period. However, no assurance can be given that the parties discussed below will have the financial resources to perform fully their responsibilities under such agreements or that such other parties will not challenge their liability under such agreements. In any such event, the Company may be required to incur significant liabilities. As of June 30, 1996, the Company had reserves of approximately $19.3 million for certain environmental expenditures as discussed in more detail below. See Notes 3 and 11 to the Company's Consolidated Financial Statements included herein.


     Under certain Environmental Laws, the Company may be liable for the remediation of environmental pollution at certain on-site and off-site waste management areas. Under CERCLA and similar state laws, the current and former owner or operator of real property may be liable for the costs of removal or remediation of certain hazardous or toxic materials on, under or emanating from such property, regardless of whether the owner or operator knew of, or was responsible for, the presence of such materials. In addition, CERCLA and similar state laws impose liability for investigation, cleanup costs and natural resource damages on persons who disposed of or arranged for the disposal of hazardous substances at third-party sites. Under the federal Resource

Conservation and Recovery Act of 1976, as amended ('RCRA'), the holder of a permit to treat or store hazardous waste can be required to remediate environmental pollution from solid waste management areas at the permitted facility regardless of when the contamination occurred. Under the New Jersey Industrial Site Recovery Act ('ISRA'), formerly known as the Environmental Cleanup Responsibility Act, the owner of an industrial establishment can be required to remediate environmental pollution at the time of a transfer or shutdown of the facility.

     The Company has sent wastes from its operations to various third-party waste disposal sites. From time to time the Company receives notices from representatives of governmental agencies and private parties contending that the Company is potentially liable for a portion of the investigation and remediation costs and damages at formerly owned or operated sites and third-party sites, some of which are discussed herein. Although there can be no assurance, the Company does not believe that its liabilities in connection with such third-party sites, either individually or in the aggregate, will have a material adverse effect on the Company's financial position or results of operations.

     Hilton Davis. Extensive environmental studies of the Hilton Davis facility in Cincinnati have been conducted by Sterling Winthrop, a former owner of the facility, pursuant to a consent decree between Sterling Winthrop and the State of Ohio. These studies have identified soil and ground water pollution at a number of locations throughout the facility. Virtually all of this contamination occurred prior to 1987. In connection with the Company's purchase of Hilton Davis from PMC, Inc. ('PMC'), the Company entered into an Environmental Matters Agreement (the 'EMA'), dated September 9, 1993, with Sterling Winthrop which, with certain exceptions, requires Sterling Winthrop to take responsibility for environmental conditions that predate 1987. Claims for indemnity for any such conditions not identified in the EMA must be made within ten years and are subject to a maximum amount of $20 million. Under the EMA, the Company has agreed to share responsibility with Sterling Winthrop for two specific environmental conditions, provided, however, that the Company's obligations shall not exceed $1.0 million. Currently, the Company has not incurred any costs in connection with these matters. In addition, the EMA requires the Company to be responsible for environmental conditions that post-date 1986. In addition, pursuant to the Stock Purchase Agreement with PMC (the 'PMC Stock Purchase Agreement'), PMC made certain environmental representations and warranties and indemnified Freedom for its breach thereof, subject to a maximum amount of $1.0 million. In connection with its purchase of Hilton Davis, the Company's environmental consultant conducted a Phase I Assessment of the Cincinnati facility. This assessment did not disclose any environmental conditions for which the Company is likely to be responsible which would have a material adverse effect on the Company's financial position or results of operations.

     At the time the Company and Sterling Winthrop entered into the EMA, Sterling Winthrop was a wholly owned subsidiary of Eastman Kodak. In November 1994, Eastman Kodak sold the capital stock of Sterling Winthrop to SmithKline Beecham plc ('SmithKline Beecham'). SmithKline Beecham subsequently sold the capital stock of Sterling Winthrop to Miles Inc., a subsidiary of Bayer AG. Following these transactions, Sterling Winthrop advised the Company that Eastman Kodak had retained Sterling Winthrop's liabilities in respect of Hilton Davis and to address further correspondence in respect of the EMA to Eastman Kodak. Subsequently, 360 North Pastoria Environmental Corporation, a subsidiary of Eastman Kodak ('360 North'), notified the Company that (i) the Company should send all future communications under the EMA to 360 North and (ii) Sterling's responsibilities under the EMA would be managed by 360 North. Accordingly, since the Sterling Winthrop sale the Company has been dealing with 360 North in respect of matters arising under the EMA and 360 North has been performing Sterling Winthrop's obligations under the EMA (including bearing the cost of the performance of the work plan for closure of the surface impoundments at the Cincinnati facility referred to below). Notwithstanding the foregoing, neither Eastman Kodak nor 360 North has formally acknowledged to the Company its assumption of Sterling Winthrop's obligations under the EMA nor has the Company formally consented to any such assumption.

     The State of Ohio has approved a work plan for closure of surface impoundments formerly involved in wastewater treatment operations at the Cincinnati facility. A former on-site landfill is also under investigation. Under the EMA, Sterling Winthrop is wholly responsible for these matters and has commenced performing the remediation of the surface impoundments. Consequently, the Company believes that it will not be required to incur significant liability in connection with such conditions.

     On or about June 24, 1994, the United States Environmental Protection Agency ('EPA') Region 5 filed an administrative complaint (Complaint and Proposed Compliance Order, BEW 013-94) seeking approximately $1.6 million in fines and penalties against Hilton Davis for alleged violations of EPA regulations relating to industrial boilers. The particular unit which is the subject of the complaint is out of service and has not operated since August 21, 1992. The Company expects the matter to be settled in the near future. The Company has made a claim for indemnification against PMC, the former owner of Hilton Davis, with respect to this matter; PMC has indicated that it will contest the claim. There can be no assurances that such claim will be successful.

     In connection with the requirements of New Jersey's ISRA relating to certain prior transfers of the Hilton Davis facility in Newark, New Jersey, Sterling Winthrop, as a 'former owner,' investigated and completed certain remedial actions relating to soil and ground water pollution at that facility. Under the EMA, Sterling Winthrop is also required to comply with its previous obligations under ISRA. Manufacturing operations at this facility ceased in May 1996. While the Company believes that it will not be required to incur significant liability in connection with environmental conditions at this facility, there can be no assurance that the State of New Jersey will not conclude, in the future, that additional remediation is required, for which the Company might be considered responsible.

     On or about February 24, 1994, the State of New Jersey filed a complaint in the Superior Court against Hilton Davis and thirty-two other defendants (State of New Jersey v. Ace Service Corp., No. SOM L 247-94, Somerset County) under the New Jersey Spill Control Act and other laws seeking recovery of past and future costs incurred in response to alleged releases and threatened releases of hazardous substances at a third-party warehouse. Sterling Winthrop assumed the defense of this matter pursuant to the EMA.

     Freedom Textile. In connection with the Company's purchase of Freedom Textile's Charlotte, North Carolina facility from American Cyanamid, the Company entered into the Agreement for the Purchase and Sale of Assets, dated February 28, 1992 (the 'Freedom Textile Asset Purchase Agreement'), with American Cyanamid, which requires American Cyanamid to take responsibility for corrective actions with respect to certain environmental conditions. In January 1994, American Cyanamid distributed to its stockholders all of the capital stock of its chemicals unit, Cytec. The Company believes that in connection with this transaction Cytec assumed American Cyanamid's environmental indemnity obligations to the Company under the Freedom Textile Asset Purchase Agreement. Since the Cytec spin-off, the Company has been dealing with Cytec in respect of matters arising under the Freedom Textile Asset Purchase Agreement and Cytec has been performing American Cyanamid's obligations under the Agreement. The Settlement Agreement, dated December 30, 1994, among Freedom Textile, Cytec and American Cyanamid, which settled certain claims, including certain environmental claims regarding the Charlotte facility, recited that Cytec is the successor to American Cyanamid with regard to the Freedom Textile Asset Purchase Agreement. The Company has notified American Cyanamid that it is cooperating with Cytec in coordinating the fulfillment of American Cyanamid's obligations under the Freedom Textile Asset Purchase Agreement as a matter of convenience to American Cyanamid and has not waived its contractual rights to look to American Cyanamid as the party liable for performance under the Freedom Textile Asset Purchase Agreement.

     In connection with the Charlotte facility's hazardous waste (i.e., RCRA) permits, the EPA and the State of North Carolina have required the facility to conduct a RCRA facility investigation and to implement corrective action as may be necessary at two on-site solid waste management units. Pursuant to the Freedom Textile Asset Purchase Agreement, American Cyanimid is responsible for any requirements which may be imposed by the EPA or the State of North Carolina with respect to these two solid waste management units as well as other pre-existing environmental conditions. Consequently, the Company believes that it will not be required to incur significant liability in connection with these units.

     The Company acquired certain assets of Achem Corporation ('Achem') in 1993 as part of the Hilton Davis Aquisition and in 1995 transferred such assets to a subsidiary of Freedom Textile. Environmental investigations have revealed soil and groundwater contamination at the Cowpens, South Carolina facility. The groundwater contamination has migrated off-site. The Company has reached agreement with the South Carolina Department of Health and Environmental Control ('SCDHEC') on an administrative consent agreement which requires the Company to conduct additional investigation and take corrective measures. The Company has submitted a

Remedial Investigation Work Plan to SCDHEC. SCDHEC has recently advised the Company that such work plan will be accepted following certain minor revisions. Certain former owners of Achem, which sold the facility to Hilton Davis, have agreed to assume and pay all amounts due resulting from the consent agreement or incurred in performance of Achem's obligations under the consent agreement, and have further agreed that such costs may be deducted from the final purchase price payment due to them of $350,000. Currently, however, the Company believes that remediation costs are likely to exceed this amount and, in any event, may exceed the financial resources of such owners.

     Environmental investigations have also revealed soil and groundwater pollution under the chemicals process building at the Cowpens site, the source of which is unknown at this time. The contamination consists of a solvent floating on groundwater. The Company has implemented an Initial Product Abatement Plan ('IPAP') approved by SCDHEC and requested that the IPAP be terminated with ongoing monitoring.

     During March 1996, the Company instituted litigation against PMC, all the former owners and operators of the Cowpens site and IT Corporation. The action seeks recovery of all costs of investigation and remediation of soil and groundwater contamination at that site. The claims against PMC are based on the PMC Stock Purchase Agreement as well as on CERCLA. There can be no assurance that the claims will be successful.

     As of June 30, 1996, the Company had a reserve of approximately $1.9 million for environmental expenditures associated with remediation of the Cowpens facility. Although the Company believes that this reserve is based on a reasonable estimate of potential costs of remediation, there can be no assurance that such costs will not exceed this amount.

     In connection with the sale of the former facility located in Greenville, South Carolina, Freedom Textile has agreed to reimburse the buyer for the costs of removing contaminated soil resulting from an underground storage tank which was removed several years ago. The soil removal has not occurred but due to the anticipated limited extent of contamination, the Company does not believe that the cost of the soil removal will be significant. Moreover, the Company has tendered a claim for indemnification to Sterling Winthrop. Neither Sterling Winthrop nor Eastman Kodak has accepted responsibility for this claim.


     Reilly Whiteman. In connection with the Reilly-Whiteman Acquisition, the Company and Reilly-Whiteman entered into the Asset Purchase Agreement, dated November 8, 1994 (as amended, the 'Reilly-Whiteman Asset Purchase Agreement'). Pursuant to the Reilly-Whiteman Asset Purchase Agreement, Reilly-Whiteman remains responsible for investigating and remediating certain environmental matters at the Conshohocken facility which arose from Reilly-Whiteman's operation of that facility prior to the acquisition. These environmental matters include contamination from fuel oil leaking from an underground storage tank and a tank farm at such facility. Pursuant to the Reilly-Whiteman Asset Purchase Agreement, Reilly-Whiteman is currently addressing all of these matters. Consequently, the Company does not believe that these matters are likely to be material to the Company's financial position or results of operations. Manufacturing operations at the Conshohocken facility ceased in April 1996.

     Kalama. In connection with a RCRA investigation of the Kalama, Washington facility by the EPA and the State of Washington, the EPA has required the Company to conduct a RCRA facility investigation ('RFI') and to implement corrective action as may be necessary on portions of the site. The EPA has approved the Company's interim corrective measures ('ICM') work plan and RFI report describing proposed interim remediation of the site. The Company is now designing proposed interim corrective measures and studying data to prepare a proposed final remediation plan. In connection with these submissions, the EPA will require remediation of certain environmental conditions at the Kalama facility. The Company believes that the interim corrective measures will provide most, if not all, of the remediation required by the EPA.

     In connection with the Company's purchase of Kalama from BC Sugar, the Company entered into the Stock Purchase Agreement among Freedom, Chatterton Petrochemical Corporation, a wholly owned subsidiary of BC Sugar ('Chatterton'), and BC Sugar, dated as of May 11, 1994, and subsequently amended (the 'Kalama Stock Purchase Agreement'), which, with certain exceptions, requires BC Sugar and Chatterton to indemnify and reimburse the Company for the RCRA corrective actions at Kalama. Pursuant to the agreement, BC Sugar and

Chatterton remain responsible for the costs of investigation, negotiations with the EPA and the State, and installation of the capital expenditure component of the cleanup required by EPA or the State at the Kalama facility. BC Sugar and Chatterton are also collectively responsible for a total of 50% of the costs of operation and maintenance of the corrective action until five years after the installation of the capital expenditure component at the site. All of the indemnifications and other provisions in the Kalama Stock Purchase Agreement whereby BC Sugar and Chatterton agreed to remain responsible for costs, including those provisions described below, are subject to an aggregate limit of $44 million, including certain costs which may be directly incurred or paid by BC Sugar and Chatterton. As of July 31, 1996, approximately $5.2 million had been credited against this limit.

     In September 1995, an action was filed against Kalama by the U.S. Department of Justice on behalf of the EPA, alleging violations of the Clean Air Act at the Kalama facility which existed prior to the Company's purchase of it. The Company has executed a consent decree settling the matter and expects execution by the Department of Justice and the EPA in the near future. The settlement contemplates the payment of a penalty as well as an additional payment to fund supplemental environmental projects, both totaling approximately $1.9 million. Under the Kalama Stock Purchase Agreement, BC Sugar and Chatterton agreed to remain responsible for certain liabilities arising from violations of environmental laws occurring before May 26, 1994 at sites owned by Kalama to the extent such liabilities in the aggregate exceed certain thresholds and subject to the $44 million aggregate limit. The Company has tendered a formal indemnification claim to BC Sugar for the alleged air violations. Consequently, the Company does not believe that this penalty is likely to be material to the Company's financial position or results of operations.

     In connection with the requirements of New Jersey's ISRA relating to certain prior transfers of the Kalama facility in Garfield, New Jersey, the State and the Company have investigated contamination of the site and the potential for migration of contamination offsite. Kalama terminated manufacturing operations at the Garfield facility in May 1994. Under the Kalama Stock Purchase Agreement, subject to the $44 million aggregate limit described above, BC Sugar and Chatterton are responsible for the costs of investigation, negotiations with the State, installation of the capital expenditure component of the remedy and 50% of the costs of operation and maintenance of the remedy until five years after its installation.

     In connection with the settlement of certain litigation between Kalama and Tenneco Polymers, Inc. ('Tenneco Polymers'), the successor in interest of the prior owner of the Garfield site, Kalama entered into a Settlement Agreement (the 'Tenneco Settlement Agreement'), dated April 28, 1994, with Tenneco Polymers. The Tenneco Settlement Agreement requires Tenneco Polymers to conduct the cleanup of the Garfield facility required by the State of New Jersey and to pay for 80% of the cleanup costs and makes Kalama responsible for the remaining 20% of such costs. Pursuant to the Kalama Stock Purchase Agreement, BC Sugar and Chatterton have agreed to remain responsible for Kalama's portion of the cleanup costs under the Tenneco Settlement Agreement subject to the limitations on their liability described above. In connection with the settlement of the litigation, Tenneco Corporation has entered a guarantee dated May 2, 1994, for the benefit of Kalama, of Tenneco Polymers' obligations under the Tenneco Settlement Agreement. Pursuant to the Tenneco Settlement Agreement, Tenneco Polymers has assumed responsibility for the Garfield site investigation and is currently negotiating the nature and scope of the required remediation with the State of New Jersey.

     Pursuant to the Kalama Stock Purchase Agreement, BC Sugar also remains responsible for the vast majority of any necessary costs of remediation of asbestos at the Garfield facility, which is currently estimated to cost approximately $840,000. However, because the manufacturing operations at the facility have ceased and because the facility is to be remediated under ISRA, the Company has not yet determined the extent of asbestos remediation that is legally required. The Company does not believe that this matter will materially impact the Company's financial position or results of operations.

     Extensive environmental studies of the Kalama facility in Beaufort, South Carolina have been conducted by Kalama's subsidiary Kalama Specialty Chemicals, Inc. ('KSCI'), pursuant to an administrative order of consent between KSCI and the EPA. The facility has been listed on the EPA's National Priorities List pursuant to CERCLA. As a result of these studies, the EPA has chosen a remedy which KSCI has agreed to perform pursuant to a consent decree which has been lodged in U.S. District Court. Manufacturing operations at this facility have ceased. Under the Kalama Stock Purchase Agreement, subject to the $44 million aggregate limit described above,

BC Sugar and Chatterton have undertaken responsibility for the costs of investigation, negotiations with the EPA, installation of the capital expenditure component of the remedy and 50% of the costs of operation and maintenance of the remedy until five years after its installation.

     As of June 30, 1996, the Company had reserves of approximately $17.2 million for environmental expenditures associated with remediation of the Kalama, Garfield and Beaufort facilities, which expenditures the Company expects to be made over the next 30 years.

     Kalama has been named as a PRP pursuant to CERCLA at the Pasco Sanitary Landfill site ('Pasco') in Washington State. At Pasco, Kalama has been participating in voluntary site investigation and cleanup based on a share of less than approximately two percent of the total site liability. While there can be no assurance that Kalama's final share of total liability at Pasco will not be greater than two percent, there are numerous solvent entities with extensive resources which have also been named as PRPs at Pasco. Various contingencies such as the incomplete status of investigation, the uncertainty of remediation selection and effectiveness, the search for additional PRPs, the absence of binding commitments allocating liability among PRPs, and the joint and several nature of liability under CERCLA make it impossible to predict Kalama's total liability at Pasco at this time.

     Under the Kalama Stock Purchase Agreement, BC Sugar and Chatterton remain responsible for the offsite CERCLA sites identified on schedules thereto, including Pasco. Subject to the $44 million aggregate limit described above, BC Sugar's and Chatterton's liability for these sites continues until three years after the installation of capital expenditures component of remedies at all of the Kalama, Washington, Garfield and Beaufort facilities, but in any event no later than May 26, 2004.

     Freedom Chemical Diamalt. Since 1961, the Company's facility in Vernon, France has been discharging production wastewater without pretreatment into the River Seine. According to an analysis completed by the Company in early 1996, such production wastewater includes concentrations of pollutants which are not in compliance with legal limits or limits which are acceptable for discharge to the municipal wastewater treatment plant. The Company plans to resolve this matter by negotiating permission to discharge the wastewater to the municipal wastewater treatment plant for a fee and by shifting production of certain raw materials to the facility under construction in India. The Company believes that the French environmental authorities will refrain from penalizing the Company for these discharges while a solution is sought. Although there can be no assurance that such negotiations will be succesful or that the environmental authorities will not penalize the Company for such discharges into the river, the Company believes that, if assessed, any such penalties are not likely to be material to the Company's financial position or results of operations.


LITIGATION

     On March 28, 1994, a grand jury sitting in the Southern District of Ohio issued a subpoena (the 'Hilton Davis Subpoena') to Hilton Davis, seeking the production of certain documents to determine whether there has been or may have been a violation of the Sherman Act (15 U.S.C. Section 1). The Hilton Davis Subpoena covers the period from January 1, 1988 through April 5, 1994 and seeks production of documents relating to pigments (defined as raw materials used in the production of offset and gravure printing ink). The investigation is being conducted by the Antitrust Division of the Department of Justice. The Company completed its response to the Hilton Davis Subpoena on July 8, 1994. Three Hilton Davis employees have been subpoenaed and have testified before the grand jury and three other employees of the Company were interviewed by the Department of Justice in lieu of requiring their testimony before the grand jury. It is premature to assess what action, if any, the grand jury may take. The Company has been informed that it is not a target of the investigation.

     The Company is subject to various legal proceedings and administrative actions, all of which are of an ordinary or routine nature incidental to the operations of the Company. Although it is impossible to predict the outcome of any legal proceeding, in the opinion of the Company's management, such proceedings and actions are not likely to have a material adverse effect on the Company's financial position or results of operations. For a description of certain environmental matters and related legal proceedings involving the Company, see '--Environmental Matters.'

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the directors and executive officers of Freedom.

NAME                                               AGE   POSITION
------------------------------------------------   ---   ------------------------------------------------
Fred P. Rullo(1)................................   56    Chairman of the Board of Directors, Chief
                                                           Executive Officer and President
Robert A. Kirchner..............................   60    Senior Vice President; President, Kalama
Robert G. Kitchen...............................   43    Senior Vice President; President,
                                                           Hilton Davis
Brian F. McNamara...............................   48    Vice President, Secretary and General Counsel
Dennis M. Monahan...............................   49    Chief Financial Officer
Edward J. Rish..................................   53    Executive Vice President, Freedom Textile
Dale E. Smith...................................   53    Vice President, Human Resources
Helmut E. Wolf..................................   47    President, Freedom Chemical Diamalt
Timothy J. Clark................................   32    Director
Peter A. Joseph(1)..............................   44    Director
Robert J. Lanigan(1)............................   67    Director
Paul S. Levy(1).................................   48    Director

Angus C. Littlejohn, Jr.........................   46    Director
Harold A. Sorgenti(2)...........................   62    Director

------------------
(1) Member of the Compensation Committee.

(2) Mr. Sorgenti resigned from his position as Executive Chairman and as Chairman of the Board of Directors in July 1996, but remains a Director of Freedom.

     Set forth below is the background of each of Freedom's executive officers and directors.

     Fred P. Rullo has served as Chairman and Chief Executive Officer of Freedom since July 1996 and as President and a Director of Freedom since April 1992. Mr. Rullo spent 26 years with Atlantic Richfield Co. ('Atlantic Richfield') and ARCO Chemical Company ('ARCO Chemical') where he was Vice President of Specialty Chemicals. In addition, Mr. Rullo served as Executive Vice President of Lyondell Petrochemical Company ('Lyondell') from 1985 to 1989 and President of ABB Combustion Engineering Systems and Service Inc. ('ABB') from 1989 to 1991. Mr. Rullo is also a director of Naxcor, Inc., a privately-held biogenetics company.

     Robert A. Kirchner has served as Senior Vice President of Freedom since 1994 and as President of Kalama since 1981 and was a co-founder of Kalama in 1971. Prior to serving as President, Mr. Kirchner had been Plant Manager, Vice President, Operations and Executive Vice President of Kalama. Prior to 1971, Mr. Kirchner was with The Dow Chemical Company.

     Robert G. Kitchen has served as Senior Vice President of Freedom and President of Hilton Davis since January 1996. Prior to that he had served as President of Freedom Textile since June 1992. He spent the previous 17 years with Lyondell and Atlantic Richfield. His most recent position at Lyondell was Vice President, Business Management and Marketing for Lyondell's entire petrochemical product lines. Throughout his career, he held positions in manufacturing, engineering, planning, product management and marketing.

     Brian F. McNamara has served as Vice President, Secretary and General Counsel of Freedom since October 1994. Prior to joining Freedom, Mr. McNamara spent the previous 17 years with Combustion Engineering, Inc. (which was acquired by Asea Brown Boveri, Inc. ('Asea Brown Boveri'), an affiliate of ABB, in 1989) ('Combustion Engineering'), most recently as Vice President and General Counsel of ABB's Systems Division.

     Dennis M. Monahan has served as Chief Financial Officer of Freedom since July 1996 and as Corporate Controller of Freedom from March 1995 to July 1996. Prior to that time he had his own financial services consulting practice for three years, spent four years as Chief Financial Officer of The Johnson Companies employee benefits division and spent a total of 18 years with Atlantic Richfield and ARCO Chemical in various financial and accounting positions.


     Edward J. Rish has served as Executive Vice President and General Manager of Freedom Textile since July 1996. Mr. Rish joined the Company in February 1993 as Vice President Sales and Marketing. Prior to joining the Company he had over 25 years of experience in textile chemicals with Diamond Shamrock Inc., Jordan Chemicals and PPG Industries Inc.

     Dale E. Smith has served as Vice President Human Resources and Administration of Freedom since October 1993. Prior to joining Freedom, Mr. Smith was with Asea Brown Boveri for 11 years. His most recent position with Combustion Engineering was Vice President, Human Resources. In his 27 years of management experience he has held positions in administration, operations and human resources.

     Helmut E. Wolf has served as President of Freedom Chemical Diamalt since January 1996. Dr. Wolf acted as General Manager, Research Department of Diamalt from 1989 to 1995, and continued in such capacity after the Diamalt Acquisition. Prior to 1989, he served in other managerial and technical capacities at Diamalt.

     Timothy J. Clark has served as a Director of Freedom since June 1996. Mr. Clark is a principal of JLL, which he joined in 1993. Prior to that time, Mr. Clark was corporate planning manager of Edgcomb Metals Com-pany and a financial analyst at the Blackstone Group. Mr. Clark is also a director of Hayes Wheels International, Inc. ('Hayes Wheels').

     Peter A. Joseph has served as a Director of Freedom since April 1992. Mr. Joseph has been a partner of JLL from its inception in 1988. Mr. Joseph has served as President of Lancer Industries, Inc. ('Lancer'), an industrial holding company and the limited partner of JLL Associates since April 1992 and as Secretary and director of Lancer since July 1989. Mr. Joseph is also a director of OrNda HealthCorp ('OrNda'), Foodbrands America, Inc. ('Foodbrands'), Hayes Wheels and Fairfield Manufacturing Company, Inc. ('Fairfield'). Mr. Joseph is also Vice President and Secretary of Fairfield.

     Robert J. Lanigan has served as a Director of Freedom since June 1996. Mr. Lanigan also serves as Chairman Emeritus of the board of directors of Owens-Illinois, Inc., and as a director of Chrysler Corporation, The Coleman Company, Sonat, Inc., Transocean Offshore, Inc. and The Dun & Bradstreet Corporation. Mr. Lanigan is associated with JLL as a special limited partner of JLL Associates II, L.P. ('JLL Associates II'). Prior to that, Mr. Lanigan served as an executive officer of Owens-Illinois, Inc.

     Paul S. Levy has served as a Director of Freedom since April 1992. Mr. Levy has been a partner of JLL from its inception in 1988. Mr. Levy has served as Chairman of the Board of Directors and Chief Executive Officer of Lancer since July 1989. Mr. Levy is also a director of OrNda, Foodbrands, Hayes Wheels and Fairfield. Mr. Levy is also Vice President and Assistant Secretary of Fairfield.


     Angus C. Littlejohn, Jr. has served as a Director of Freedom since April 1992. Mr. Littlejohn is Chief Executive Officer of Littlejohn & Co., a company he founded in August 1996. Mr. Littlejohn was a partner of JLL from its inception in 1988 until his resignation in August 1996. Mr. Littlejohn served as

Vice Chairman of Lancer from April 1992 until July 1996 and as Chief Financial Officer and a director of Lancer from July 1989 until July 1996. From July 1989 until April 1992 Mr. Littlejohn served as President of Lancer. Mr. Littlejohn is also a director of OrNda and Foodbrands.


     Harold A. Sorgenti has served as a Director of Freedom since April 1992 and had served as Executive Chairman and Chairman of the Board of Freedom from April 1992 until July 1996. Mr. Sorgenti spent 32 years with Atlantic Richfield and ARCO Chemical. From 1979 to 1991 he was President of ARCO Chemical and was Chief Executive Officer of ARCO Chemical from 1987 to 1991. Mr. Sorgenti serves on the boards of Provident Mutual Life Insurance Company and Crown Cork and Seal, Inc. Mr. Sorgenti is a former chairman of the Chemical Manufacturers Association.

     None of the officers or directors has any family relationship with any other officer or director. The Board of Directors currently consists of seven members, four of whom (Messrs. Clark, Joseph, Levy and Lanigan) are designees of the JLL Funds.

     Freedom, each of the JLL Funds, Messrs. Sorgenti and Rullo, RULCO, Inc., a corporation wholly owned by Mr. Rullo ('Rulco'), Freedom Investment Corp., a corporation wholly owned by Mr. Sorgenti ('FIC'), and certain other stockholders of Freedom have entered into a stockholders agreement (the 'Stockholders' Agreement'), pursuant to which, among other things, the parties agreed that Messrs. Sorgenti and Rullo, Rulco,

FIC and the other stockholders will vote their shares in favor of JLL's nominees to the Board of Directors and JLL will vote its shares in favor of the nomination to the Board of Directors of Messrs. Sorgenti and Rullo.

ELECTION OF DIRECTORS AND COMMITTEES

     Directors are elected at the annual meeting of stockholders and hold office until their successors have been duly elected and qualified or until their death, resignation or removal.


     The Board of Directors has established a compensation committee (the 'Compensation Committee'), which reviews and approves the compensation of the officers and directors of the Company and makes recommendations to the Board of Directors with respect to standards for setting compensation levels. The Compensation Committee also administers Freedom's stock option and other employee benefit plans. See '--Management Equity Plan' and '--Compensation Interlocks and Insider Participation.'


EXECUTIVE COMPENSATION

     The following table sets forth in summary form all compensation for all services rendered in all capacities to the Company for the years ended December 31, 1995, 1994 and 1993 of the Chief Executive Officer of Freedom and the other four most highly compensated executive officers of the Company (collectively with the Chief Executive Officer, the 'Named Executive Officers'):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                                                   ------------
                                                           ANNUAL COMPENSATION      SECURITIES
                                                          ---------------------     UNDERLYING        ALL OTHER
                                                           SALARY       BONUS        OPTIONS       COMPENSATION(6)
NAME & PRINCIPAL POSITION                         YEAR       $            $            (#)                $
-----------------------------------------------   ----    --------     --------    ------------    ---------------
Harold A. Sorgenti (1) ........................   1995    $400,000     $     --           --          $   4,618
  Executive Chairman and                          1994     260,385      400,000        1,129(3)           1,404
  Chairman of the Board(2)                        1993      75,000      125,000        4,275(3)              --

Fred P. Rullo (1) .............................   1995    $400,000     $     --           --          $   3,038
  President(2)                                    1994     353,462      400,000          752(3)           3,814
                                                  1993     275,000      125,000        2,850(3)           3,893
Robert G. Kitchen .............................   1995    $193,071     $     --          225(4)       $   5,134
  President, Freedom Textile                      1994     175,769      120,000          175(4)           3,555
                                                  1993     165,114       42,000           --              3,403
Robert A. Kirchner ............................   1995    $227,796     $ 77,380           --          $   6,903
  President, Kalama                               1994     227,796(5)    84,704          400(4)           6,903
                                                  1993          --           --           --                 --
Helmut E. Wolf ................................   1995    $172,200(7)  $     --          110(4)       $  10,464(7)
  President, Freedom Chemical Diamalt             1994          --           --           --                 --
                                                  1993          --           --           --                 --

------------------
(1) The amounts listed for Messrs. Sorgenti and Rullo under the salary column for 1995 were paid directly to Messrs. Sorgenti and Rullo pursuant to their respective employment agreements. During the fiscal year ended December 31, 1994, Freedom paid $350,000 to The Freedom Group Partnership, a Pennsylvania limited partnership ('The Freedom Group'), for its management of the Company pursuant to an agreement, dated May 26, 1994, between The Freedom Group and the Company (the '1994 Management Agreement'), which amount was paid to Messrs. Sorgenti and Rullo. FIC and Rulco are the limited and general partners of The Freedom Group. During the fiscal year ended December 31, 1993, Freedom paid $350,000 to The Freedom Group for fees under an agreement, dated May 4, 1992, between the Company and The Freedom Group (the '1992 Management Agreement'). Pursuant to the 1992 Management Agreement, from March 31, 1992 through December 31, 1993, The Freedom Group incurred expenses on behalf of Freedom and Freedom advanced funds to The Freedom Group in respect of such expenses. The aggregate amount of

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) such advances was approximately $1.4 million (including the $350,000 referred to above) as of December 31, 1993. Freedom forgave the remaining outstanding advance effective December 7, 1994. Except for the bonus payments set forth in the table above and the portion of the salary payments for the 1994 year discussed above, Freedom did not make any direct payments to Mr. Sorgenti or Mr. Rullo; however, for purposes of this disclosure, payments to The Freedom Group are deemed attributable to such persons, each as sole shareholder of the general partners (FIC and Rulco, respectively) thereof.
(2) Mr. Sorgenti was Executive Chairman and Chairman of the Board of Directors until July 2, 1996 (the 'Sorgenti Resignation Date'), at which time he resigned from these positions. Mr. Rullo assumed Mr. Sorgenti's position's as Executive Chairman and Chairman of the Board of Directors in July 1996.
(3) In connection with the Freedom Textile Acquisition, on May 4, 1992, pursuant to an option agreement between The Freedom Group and Freedom (the 'Textile Option Agreement'), Freedom granted The Freedom Group an option to purchase 1,837 shares of Common Stock at an exercise price of $100.00 per share. In connection with the Hilton Davis Acquisition, on September 9, 1993, pursuant to an option agreement between The Freedom Group and Freedom (the 'Hilton Davis Option Agreement'), Freedom granted The Freedom Group an option to purchase 7,500 shares of Common Stock at an exercise price of $100.00 per share. In connection with the Kalama Acquisition, on May 26, 1994, pursuant to an option agreement between The Freedom Group and Freedom (the 'Kalama Option Agreement'), Freedom granted The Freedom Group an option to purchase 1,981 shares of Common Stock at an exercise price of $105.40 per share. Effective December 7, 1994, Freedom and The Freedom Group amended and restated each of these option agreements (collectively, the 'Amended and Restated Option Agreements'). Pursuant to the Amended and Restated Option Agreements, Freedom granted to The Freedom Group options to purchase an aggregate of 11,318 shares of Common Stock, of which options to purchase 9,337 shares are exercisable at an exercise price of $100.00 per share and options to purchase 1,981 shares are exercisable at an exercise price of $105.40 per share. Pursuant to the Amended and Restated Option Agreements, of the options to purchase 11,318 shares, options to purchase 6,790 shares were deemed to be attributable to Mr. Sorgenti and options to purchase 4,528 shares were deemed to be attributable to Mr. Rullo. Pursuant to an agreement with Freedom, in January 1994 The Freedom Group exercised options to purchase 5,322 of the shares attributable to Mr. Sorgenti and transferred such shares to FIC and FIC transferred such shares to affiliates of Mr. Sorgenti. Pursuant to an assignment agreement dated April 14, 1995 (the 'McPhail Assignment'), the Freedom Group assigned to Donald W. McPhail, one of its limited partners and a former Vice President of Freedom, a 5% interest in certain partnership property, including options to purchase 567 shares of Common Stock (of the options to purchase 11,318 shares originally granted). Also on April 14, 1995, pursuant to separate assignment agreements (together with the McPhail Assignment, the 'Assignments'), the Freedom Group assigned to FIC and Rulco a 57% and a 38% interest, respectively, in certain partnership property, including options to purchase, respectively, 1,129 shares of Common Stock and 4,300 shares of Common Stock (in each case, of the options to purchase 11,318 shares originally granted). On July 2, 1996, Mr. Sorgenti resigned from his position as Executive Chairman of Freedom and, pursuant to the Amended and Restated Option Agreements (after giving effect to the Assignments), 100% of the options held by FIC are currently exercisable. Pursuant to the Amended and Restated Option Agreements (after giving effect to the Assignments), as of May 4, 1996, 80% (or 3,440) of the options held by Rulco are currently exercisable and the remaining 20% will vest on May 4, 1997. See 'Certain Transactions.'
(4) Pursuant to the Management Equity Plan, in 1995 Freedom granted Mr. Kitchen and Dr. Wolf options to purchase shares of Series B common stock of Freedom (the 'Series B Common Stock') at an exercise price of $255 per share and in 1994 Freedom granted Messrs. Kitchen and Kirchner options to purchase shares of Series B Common Stock at an exercise price of $100 per share. The options become exercisable on December 31, 1998, subject to the Company attaining certain performance goals, and otherwise become fully exercisable on December 31, 2004, except in the case of the options granted to Mr. Kitchen in 1994, which options become fully exercisable on December 31, 2003.
(5) The amount listed represents total salary for 1994; however, Freedom acquired Kalama in May 1994.
(6) The amounts listed for 1995 represent the Company's contributions to the Company's 401(k) plan and group life insurance for such individuals, and in the case of Dr. Wolf, the Company's statutory contribution to social insurance in Germany.
(7) Amounts paid in Deutschemarks (DM) and converted to U.S. dollars based on the average exchange rate of 1.4883 DM to one U.S. dollar. (The average exchange rate was calculated as the sum of the average monthly purchase and selling rates of the U.S. dollar determined at the end of each month during 1995 divided by 12).

     Options Grants in Last Fiscal Year. The following table sets forth information with respect to the total number of options to purchase Series B Common Stock granted to the Named Executive Officers in 1995. No options to purchase Common Stock were granted to any of the Named Executive Officers in 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL
                                                                                                          REALIZABLE
                                                                                                           VALUE OF
                                                             INDIVIDUAL OPTION GRANTS                   ASSUMED ANNUAL
                                              ------------------------------------------------------    RATES OF STOCK
                                              NUMBER OF       PERCENT                                        PRICE
                                              SECURITIES     OF TOTAL                                    APPRECIATION
                                              UNDERLYING      OPTIONS                                     FOR OPTION
                                               OPTIONS      GRANTED TO     EXERCISE OR                      TERM(2)
                                               GRANTED       EMPLOYEES     BASE PRICE     EXPIRATION    ---------------
NAME                                            (#)(1)        IN 1995        ($/SH)          DATE             5%
-------------------------------------------   ----------    -----------    -----------    ----------    ---------------
Robert G. Kitchen..........................       225           16.5%           255         1/31/05             0
Helmut E. Wolf.............................       110            8.1%           255         1/31/05             0



NAME                                               10%
-------------------------------------------  ---------------
Robert G. Kitchen..........................      $     4,136
Helmut E. Wolf.............................      $     2,022


------------------
(1) Represents options to purchase shares of Series B Common Stock granted pursuant to the Management Equity Plan. The options become exercisable on December 31, 1998, subject to the Company attaining certain performance goals, and otherwise become fully exercisable on December 31, 2004, provided that the Named Executive Officer continues to be employed by the Company on such date.


(2) Assumes a fair market value per share of Common Stock of $105.40 as of the date of grant.



     Aggregated Option Exercises and Holdings and December 31, 1995 Option Values. The following table sets forth information with respect to the aggregate number of unexercised options to purchase Common Stock and Series B Common Stock granted in all years to the Named Executive Officers and held by them as of December 31, 1995, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of Common Stock or Series B Common Stock, as the case may be) as of December 31, 1995:


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR


                                            NUMBER OF SECURITIES UNDERLYING    VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                   DECEMBER 31, 1995           AT DECEMBER 31, 1995
                                                          (#)                          ($)
                                                     EXERCISABLE/                  EXERCISABLE/
NAME                                                 UNEXERCISABLE               UNEXERCISABLE(5)
-----------------------------------------   -------------------------------    --------------------
Harold A. Sorgenti.......................                 677/452(1)(2)                     0/0
Fred P. Rullo............................             2,580/1,720(1)(3)            12,101/8,068
Robert G. Kitchen........................                   0/400(4)                        0/0
Robert A. Kirchner.......................                   0/400(4)                        0/0
Helmut E. Wolf...........................                   0/110                           0/0



------------------
(1) The options to purchase Common Stock listed in the table were granted to The Freedom Group pursuant to the Amended and Restated Option Agreements and subsequently transferred to its general partners, FIC and Rulco, pursuant to the Assignments. Messrs. Sorgenti and Rullo are the respective sole shareholders of FIC and Rulco.

(2) On July 2, 1996, Mr. Sorgenti resigned from his position as Executive Chairman of Freedom. Pursuant to the Amended and Restated Option Agreements, 100% of Mr. Sorgenti's options are exercisable for a period of one year following his resignation.

(3) As of May 4, 1996, 80% (or 3,440) of Mr. Rullo's options are exercisable and the remaining 20% will become exercisable on May 4, 1997.

(4) Represents options to purchase shares of Series B Common Stock granted pursuant to the Management Equity Plan. The options become exercisable on December 31, 1998, subject to the Company attaining certain performance goals, and otherwise become fully exercisable on December 31, 2004 (except in the case of the 175 options granted to Mr. Kitchen in 1994, which become fully exercisable on December 31, 2003), provided that the Named Executive Officer continues to be employed by the Company on such date.


(5) Assumes a fair market value per share of Common Stock of $105.40 at December 31, 1995.

                               PENSION PLAN TABLE

     The following table shows the combined maximum annual pension benefits payable under the Freedom Textile Chemicals Co. Retirement Plan (the 'Pension Plan') and the Freedom Group Supplemental Executive Retirement Plan (the 'SERP') in the specified compensation and years-of-service classifications in effect for employees of Freedom and Freedom Textile. The benefits are computed as single life annuity amounts.

                                                                          YEARS OF SERVICE
                                                   --------------------------------------------------------------
COMPENSATION                                          5         10         15         20         25         30
------------------------------------------------   -------    -------    -------    -------    -------    -------
$ 50,000........................................   $ 3,227    $ 6,454    $ 9,881    $12,908    $18,135    $19,362
  75,000........................................     5,185     10,329     15,494     20,658     25,823     30,987
 100,000........................................     7,102     14,204     21,306     28,408     35,510     42,612
 125,000........................................     9,040     18,079     27,119     36,158     46,198     54,237
 150,000........................................    10,977     21,954     32,931     43,885     54,595     65,862
 175,000........................................    13,916     26,829     38,744     51,668     64,573     77,487
 200,000........................................    14,862     29,704     44,556     59,408     74,260     89,112

 225,000........................................    16,790     33,579     50,369     67,158     83,946    100,737
 250,000........................................    18,727     37,454     56,181     74,908     93,635    112,362
 275,000........................................    20,665     41,329     61,994     82,658    103,323    123,967
 300,000........................................    22,602     45,204     67,806     90,406    113,010    135,612
 325,000........................................    24,540     49,079     73,619     98,158    122,698    147,237
 350,000........................................    26,477     52,954     79,431    105,908    132,385    158,862
 375,000........................................    28,414     56,829     85,243    113,658    142,072    170,487
 400,000........................................    30,351     60,704     91,055    121,408    151,759    182,112
 425,000........................................    32,288     64,579     96,867    129,158    161,446    193,737
 450,000........................................    34,225     68,454    102,679    136,908    171,133    205,362
 475,000........................................    36,162     72,392    108,491    144,658    180,820    216,987
 500,000........................................    38,099     76,204    114,303    152,408    190,507    228,612

     The Pension Plan is a non-contributory plan which provides a lifetime income upon an employee's retirement at or after having attained age 65 and having completed at least 5 years of service, or upon an earlier date if various stated conditions are satisfied. Benefits under the Pension Plan are determined by a formula related to an employee's age, service and final average compensation at retirement. The benefits as disclosed in the table are not reduced by Social Security benefits. The SERP is an unfunded obligation which provides benefits to participants (including the Named Executive Officers) which would otherwise be restricted under the Pension Plan by virtue of the limitations imposed on qualified plans by Sections 415 and 401(a)(4) of the Internal Revenue Code (the 'Code').

     An employee's final average compensation is determined based upon the highest 60 consecutive months of service during the last 120 consecutive months. Final average compensation includes base salary and bonuses.

     At December 31, 1995, the credited years of service and the average annual earnings under the Pension Plan and the SERP of the Named Executive Officers were as follows:

                                                                AVERAGE ANNUAL    CREDITED YEARS
                                                                 COMPENSATION       OF SERVICE
                                                                --------------    --------------
 Harold A. Sorgenti..........................................      $340,115               4.0
 Fred P. Rullo...............................................       443,844               4.0
 Robert G. Kitchen...........................................       191,360               3.6
*Robert Kirchner.............................................            --                --
*Helmut E. Wolf..............................................            --                --

------------------
* Not a participant in the Pension Plan

MANAGEMENT EQUITY PLAN

     On June 30, 1994, the Board adopted and the stockholders approved the 1994 Management Equity Plan (the 'Management Equity Plan') which provides for grants of options to purchase shares of Common Stock and Series B Common Stock to executive officers, other key employees and consultants of the Company. The Management Equity Plan also provides for the grant of stock appreciation rights ('SARs') in tandem with an option award. The purpose of the Management Equity Plan is to afford an incentive to such participants to increase their efforts on behalf of the Company and to promote the success of the Company's business.

     Each option grant is evidenced by an agreement between the grantee and Freedom (an 'Option Agreement'). An Option Agreement provides the number of shares of Common Stock or Series B Common Stock, as appropriate, covered by the award, the option price and the exercise period (which will be ten years and one month unless otherwise provided in the option agreement). In addition, the Compensation Committee may establish appropriate performance goals which, if attained, will accelerate the exercisability and vesting of the option award. The performance goals are based on the Company attaining a pre-established level of annual and cumulative earnings before interest, taxes, depreciation and amortization. If such performance goals are not attained, the option becomes exercisable based on its original exercise schedule (rather than on an accelerated exercise schedule).

     Freedom has authorized and reserved 4,185 shares of Common Stock and 4,185 shares of Series B Common Stock for awards under the Management Equity Plan. Such shares are subject to adjustment in the event of certain transactions which affect the capitalization of the Company. In the event of such a transaction, the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards and the option price or SAR price may be equitably adjusted by the Compensation Committee, in order to reflect such event and preserve the value of outstanding awards.

     The Management Equity Plan provides that in the event of a Change of Control of Freedom (as such term is defined in the Management Equity Plan) following an initial public offering all awards which are outstanding at such time shall become immediately exercisable and otherwise nonforfeitable. The Board, at any time, may amend or terminate the plan, provided, that an amendment which requires stockholder approval in order for the Management Equity Plan to continue to comply with Rule 16b-3 shall not be effective unless approved by the requisite vote of the stockholders of Freedom. In addition, no amendment or termination may adversely affect any award previously granted without the written consent of the participant.

     As of July 15, 1996, 3,655 options to purchase shares of Series B Common Stock were outstanding under the Management Equity Plan. Such options vest over five years provided that the Company achieves certain annual and cumulative performance goals.

     No awards may be granted under the Management Equity Plan after June 30, 2004.

EMPLOYMENT CONTRACTS WITH NAMED EXECUTIVE OFFICERS


     Freedom is party to an employment agreement with Mr. Kitchen (the 'Kitchen Employment Agreement') providing for his employment with Freedom until December 31, 1996 at an annual base salary of not less than $210,000, plus performance-based bonuses. If Mr. Kitchen's employment is terminated by Freedom other than for Cause (as defined in the Kitchen Employment Agreement), the Kitchen Employment Agreement provides that he will receive his base salary in effect at the time of termination and benefits for a period of 18 months following such termination, plus a prorated portion of the incentive bonus for such year.

     Kalama is party to an employment agreement with Mr. Kirchner (the 'Kirchner Employment Agreement') providing for his employment with Kalama until December 31, 1996 at a salary and bonus to be fixed from time to time by the Board of Directors of Kalama plus benefits. If Mr. Kirchner's employment is terminated by Kalama other than for Cause (as defined in the Kirchner Employment Agreement), the Kirchner Employment Agreement provides that he will receive his salary in effect at the time of termination for a period following such termination, of one month for every year or part of the year that Mr Kirchner was employed by Kalama.


     Freedom Chemical Diamalt is a party to an employment agreement with Dr. Wolf (the 'Wolf Employment Agreement'), which is currently being renegotiated, providing for his employment with Freedom Chemical Diamalt at an annual salary of not less than DM273,000. Pursuant to the Wolf Employment Agreement, Dr. Wolf is entitled to receive as severance benefits his salary in effect at the time of termination for a period following such termination of not less than 12 months.


     See 'Certain Transactions' for a description of the 1994 Employment Agreements with Messrs. Rullo and Sorgenti.

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for serving on the Board or its committees. Directors who are not full-time employees of the Company are reimbursed for traveling costs and other out-of-pocket expenses incurred in attending meetings. Directors who serve on the Compensation Committee receive no additional compensation.


COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION



     The Board of Directors has a Compensation Committee consisting of Messrs. Rullo, Joseph, Lanigan and Levy. Except for Mr. Rullo, Freedom's Chairman of the Board, Chief Executive Officer and President, no officer or employee of the Company has participated in deliberations of the Board of Directors concerning executive officer compensation. Mr. Rullo has entered into certain agreements with Freedom which are discussed under 'Certain Transactions.'

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth, as of October 17, 1996, after giving effect to the Cash Equity Investment, certain information regarding the beneficial ownership of Common Stock by (i) each of Freedom's directors, (ii) each person believed by Freedom to own beneficially more than 5% of its outstanding Common Stock, (iii) each of the Named Executive Officers and (iv) all executive officers and directors of Freedom as a group.



                                                                       NUMBER OF SHARES
                                                                         BENEFICIALLY         % OF COMMON
NAMED EXECUTIVE OFFICERS, DIRECTORS AND 5% STOCKHOLDERS                    OWNED(1)           STOCK(2)(3)
--------------------------------------------------------------------   ----------------       -----------
Joseph Littlejohn and Levy Fund, L.P................................         91,825(4)(5)        63.34
Joseph Littlejohn and Levy Fund II, L.P.............................         37,136(4)(5)        25.62
Harold A. Sorgenti..................................................          8,370(6)           13.93
Fred P. Rullo.......................................................          4,534(7)            7.27
Peter A. Joseph.....................................................        128,961(5)           88.96
Paul S. Levy........................................................        128,961(5)           88.96
Angus C. Littlejohn, Jr.............................................             --                 --
Robert J. Lanigan...................................................             --                 --
Timothy J. Clark....................................................             --                  *
Robert A. Kirchner..................................................            745(8)               *
Robert G. Kitchen...................................................            356(9)               *
Helmut E. Wolf......................................................             --(10)             --
All directors and executive officers as a group (14 persons)........        143,073(11)          99.88


------------------

 * Less than 1%.

 (1) Unless otherwise indicated, each beneficial owner has both sole voting and sole investment power with respect to the shares beneficially owned by him. The number of shares shown as beneficially owned includes all options held by such person, entity or group which are exercisable within 60 days.

 (2) The percentages of beneficial ownership as to each person, entity or group assume that all options held by such person, entity or group which are exercisable within 60 days, but not those held by others shown in the table, have been exercised.


 (3) Percentages are calculated based on 138,964 shares of Common Stock outstanding as of October 17, 1996.



 (4) All of such shares are owned by the JLL Fund I and the JLL Fund II, as indicated. Messrs. Joseph and Levy are officers and directors of Lancer, a limited partner of JLL Associates and the owner of 100% of the capital stock of JLL Inc. which, pursuant to contract, manages the JLL Fund I. Messrs. Joseph and Levy are each general partners of JLL Associates and JLL Associates II, which is the general partner of the JLL Fund I and JLL Fund II, respectively. Messrs. Joseph and Levy disclaim beneficial ownership of all such shares. By virtue of the Stockholders' Agreement, Messrs. Sorgenti and Rullo, FIC and Rulco may be deemed to have a beneficial ownership interest in such shares. Messrs. Sorgenti and Rullo, FIC and Rulco have disclaimed beneficial ownership of such shares.

 (5) Messrs. Joseph and Levy may be deemed to beneficially own the shares held by the JLL Funds. See Note 4 above.

 (6) Includes 1,624 shares held by Mr. Sorgenti directly, 549 shares held by The Harold A. Sorgenti 1994 Five Year Grantor Retained Annuity Trust, 516 shares by The Harold A. Sorgenti 1994 Two Year Grantor Retained Annuity Trust, 1,552 shares held by FIC, 3,000 shares held by the Sorgenti Family Partnership, L.P., a Delaware limited partnership ('SFP'), and 1,129 shares subject to currently exercisable options held by FIC. Mr. Sorgenti disclaims beneficial ownership of the 3,000 shares held by SFP. By virtue of the Stockholders' Agreement, JLL Fund I and JLL Fund II may be deemed to have a beneficial ownership interest in such shares. JLL Fund I and JLL Fund II have disclaimed beneficial ownership of such shares.

 (7) Includes 367 shares held by Mr. Rullo directly, 727 shares held in the name of Rulco and 3,440 shares subject to currently exercisable options held by Rulco. Does not include options to purchase 860 shares of Common Stock subject to options held by Rulco that currently are not exercisable. By virtue of the Stockholders' Agreement, JLL Fund I and JLL Fund II may be deemed to have a beneficial ownership interest in such shares. JLL Fund I and JLL Fund II have disclaimed beneficial ownership of such shares. See 'Certain Transactions.'

 (8) Includes 285 shares of Common Stock held by Mr. Kirchner directly. Does not include 400 shares of Series B Common Stock subject to options held by Mr. Kirchner that are not currently exercisable.

 (9) Includes 356 shares of Common Stock held by Mr. Kitchen directly. Does not include 500 shares of Series B Common Stock subject to options held by Mr. Kitchen that are not currently exercisable.

(10) Does not include 300 shares of Series B Common Stock subject to options held by Dr. Wolf that are not currently exercisable.

(11) Does not include 2,250 shares of Series B Common Stock subject to options held by such executive officers and directors that currently are not exercisable.

                              CERTAIN TRANSACTIONS


     Set forth below is a summary of certain agreements and arrangements entered into by the Company and related parties.

     On September 9, 1993, Freedom loaned Rulco $200,000 to enable it to purchase 300 shares of Common Stock and 170 shares of the Series B Preferred Stock (collectively, the 'Pledged Stock'). Fred P. Rullo, Chairman of the Board of Directors, Chief Executive Officer and President of Freedom, is the sole shareholder of Rulco. All unpaid principal and interest is due and payable in full on December 31, 1999. The loan bears interest at a rate per annum equal to the highest rate payable by Freedom under the Freedom Credit Agreement. Repayment of the loan is guaranteed by Mr. Rullo and is collateralized by the Pledged Stock.

     Effective December 7, 1994, JLL and The Freedom Group entered into an agreement, (the '1994 Conditional Bonus Agreement') which terminated an agreement in principle the parties had entered into in 1992 and amended and restated the conditional bonus provided for in such agreement in principle. The 1994 Conditional Bonus Agreement provides that JLL will pay a bonus (a 'Conditional Bonus') to The Freedom Group out of the cash proceeds realized by JLL in connection with the disposition of all or a portion of its investments in Freedom, which cash proceeds are in excess of certain thresholds. On April 14, 1995, pursuant to the Assignments, The Freedom Group assigned to FIC, Rulco and Donald W. McPhail, respectively, 57%, 38% and 5% interests in its rights under the 1994 Conditional Bonus Agreement, including its interest in the Conditional Bonus. Under GAAP as currently in effect, if JLL were to pay a Conditional Bonus to such assignees, the payment of such bonus may be treated as a contribution to the capital of Freedom by JLL and Freedom may have to recognize compensation expense with respect to such bonus payment. If Freedom were required under GAAP to accord a payment by JLL in this manner, Freedom would have to record a non-cash charge to Freedom's earnings in the quarter such bonus is earned.

     Effective December 7, 1994, Freedom entered into employment agreements with each of Mr. Rullo (the 'Rullo Employment Agreement') and Mr. Sorgenti (the 'Sorgenti Employment Agreement' and, together with the Rullo Employment Agreement, the '1994 Employment Agreements'). The terms of the Rullo Employment Agreement and the Sorgenti Employment Agreement are substantially similar. Pursuant to the Rullo Employment Agreement, Mr. Rullo served as President of Freedom, and pursuant to the Sorgenti Employment Agreement, prior to his resignation, Mr. Sorgenti served as the Executive Chairman of Freedom. The Rullo Employment Agreement will be automatically extended for additional one year terms unless either Freedom or Mr. Rullo elects not to extend the term. Under the 1994 Employment Agreements, each of Mr. Sorgenti and Rullo were entitled to an annual base salary of not less than $400,000, and subject to Freedom's meeting certain performance criteria established by the Board of Directors or the Compensation Committee, an annual bonus of up to 150% of the base salary.

     On July 2, 1996, Mr. Sorgenti resigned from his position as Executive Chairman of Freedom. Pursuant to the Sorgenti Employment Agreement, as a result of Mr. Sorgenti's resignation, Freedom will pay to Mr. Sorgenti a severance benefit in an aggregate amount of $962,558 in substantially equal monthly installments over a period of two years. In addition, pursuant to the Amended and Restated Option Agreements, 100% of the Sorgenti Shares (as such term is defined in the Amended and Restated Option Agreements) became vested and immediately exercisable; provided that The Freedom Group will have until July 2, 1997 to exercise such options and thereafter such options will expire. Also pursuant to the Sorgenti Employment Agreement, Freedom will maintain health benefits for Mr. Sorgenti until 18 months after the Sorgenti Resignation Date.

     Upon termination of Mr. Rullo's employment with Freedom, (i) by Freedom other than for Cause (as defined in the Rullo Employment Agreement), or (ii) by Mr. Rullo for Good Reason (as defined in the Rullo Employment Agreement), Freedom will pay to Mr. Rullo, in substantially equal monthly installments over a period of two years an amount equal to the product of two multiplied by the amount of the average of the annual compensation actually paid to Mr. Rullo with respect to the three years immediately preceding the year in which such termination of employment occurs. In addition, Freedom will continue to maintain health benefits for Mr. Rullo, until the later of the end of the initial term of the Rullo Employment Agreement and 18 months after the date of such termination. The Rullo Employment Agreement also contains certain confidentiality, noncompetition and non-disclosure provisions.

     JLL does not receive any fees from Freedom. Freedom reimburses JLL for its out-of-pocket expenses.


     The JLL Funds and an executive officer of the Company made Cash Equity Investments in the Company in an aggregate of $10 million (approximately $9.94 million and $60,000, respectively) concurrently with the consummation of the offering of Old Notes. Freedom's other stockholders (principally current and former management) have been offered an opportunity to make Additional Equity Investments in the Company in an amount sufficient to maintain their existing ownership percentages and, in most cases, will be offered loans by Freedom in the amount of the purchase price. Such offer expires on November 2, 1996.

              DESCRIPTION OF AMENDED AND RESTATED CREDIT AGREEMENT


     The Amended and Restated Credit Agreement provides for a revolving loan facility of up to $85 million, which includes a $25 million letter of credit sub-facility and a $5 million swing loan sub-facility. Up to $50 million of the total facility is available for borrowings in German Deutschmarks, British pounds sterling or French francs. Amounts outstanding under the Amended and Restated Credit Agreement bear interest at Citicorp's published prime rate plus 1.5% per annum or, at Freedom's option, LIBOR plus 2.5% per annum, with each such margin subject to adjustment based on the Company's compliance with various debt ratios as specified in the Amended and Restated Credit Agreement (which margins range from 0.5% to 1.5% for the prime-based rate, and 1.5% to 2.5% for the LIBOR-based rate). Freedom is obligated to pay a fee equal to 0.5% of the unused credit facilities and to pay standard letter of credit fees to issuing banks. Borrowings under the Amended and Restated Credit Agreement are available until, and will be repayable no later than, October 17, 2001.




     The indebtedness outstanding under the Amended and Restated Credit Agreement is guaranteed by all of Freedom's domestic subsidiaries (and by (i) Freedom in respect of indebtedness incurred by Freedom Chemical Diamalt and (ii) Freedom Chemical Diamalt in respect of indebtedness incurred by Freedom) and secured by a first priority lien on substantially all of the properties and assets, including present and future inventory, cash deposits, equipment, accounts receivable and real property, of Freedom and its domestic subsidiaries and certain of the properties and assets of Freedom Chemical Diamalt, in each case now owned or acquired later, including a pledge of all of the shares of Freedom's respective existing and future domestic subsidiaries and up to 65% of the shares of Freedom's existing and future foreign subsidiaries which are owned by Freedom or one of its domestic subsidiaries.



     The Amended and Restated Credit Agreement contains various covenants which restrict Freedom and its subsidiaries with respect to, among other things, incurring other indebtedness, entering into merger or consolidation transactions, disposing of their assets (other than in the ordinary course of business), acquiring assets (with permitted exceptions), making certain restricted payments, repaying the Notes, creating any liens on Freedom's assets, making investments, creating guarantee obligations, and entering into sale and leaseback transactions and transactions with affiliates. The Amended and Restated Credit Agreement also requires that Freedom comply with various financial covenants, including a leverage ratio, a minimum fixed charge coverage ratio, a maximum capital expenditure test and a minimum interest coverage ratio. The Amended and Restated Credit Agreement also contains events of default similar to those contained in the Freedom Credit Agreement, including default upon the nonpayment of principal, interest, fees or other amounts, the occurrence of a change of control, a cross default with respect to other obligations of Freedom and its subsidiaries, failure to comply with certain covenants, conditions or provisions under the Amended and Restated Credit Agreement, the existence of certain unstayed or undischarged judgments, the invalidity or unenforceability of the relevant security documents, the making of materially false or misleading representations or warranties, commencement of reorganization, bankruptcy, insolvency or similar proceedings or the occurrence of certain ERISA events. Upon the occurrence and during the continuance of an event of default under the Amended and Restated Credit Agreement, the agent may declare all obligations thereunder to be immediately due and payable.

                            DESCRIPTION OF THE NOTES
GENERAL


     The New Notes offered hereby will be issued under an Indenture (the 'Indenture'), dated as of October 15, 1996, by and among the Company, the Guarantors and The Bank of New York, as trustee (the 'Trustee'). The following is a summary of the material provisions of the Indenture. This summary does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'), the Notes and the Indenture, including the definitions of certain terms contained therein and including those terms made part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The definitions of certain terms used in the following summary are set forth below under '--Certain Definitions.' Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.


MATURITY AND INTEREST


     The New Notes will be unsecured senior subordinated obligations of the Company limited in aggregate principal amount to $125,000,000. The New Notes will mature on October 15, 2006. Interest on the New Notes will accrue at the rate of 10 5/8% per annum and will be payable semi-annually in arrears on April 15 and October 15 in each year, commencing on April 15, 1997, to holders of record on the immediately preceding April 1 and October 1, respectively. Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 17, 1996 (the 'Issue Date'). Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.



     The Trustee will authenticate and deliver from time to time New Notes for original issue only in exchange for a like principal amount of Old Notes.



     Principal of, premium, if any, and interest on the New Notes will be payable at the office or agency of the Company maintained for such purpose in The City of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the New Notes at their respective addresses as set forth in the register of holders of New Notes. Until otherwise designated by the Company, the Company's office or agency in The City of New York will be the office of the Trustee maintained for such purpose. The New

Notes will be issued in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. No service charge will be made for any transfer, exchange or redemption of New Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.



     For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Notes.



     All Old Notes and New Notes will be treated as a single class of securities under the Indenture.


THE GUARANTEES


     The Notes are guaranteed on a senior subordinated basis by each of the Guarantors. Each of the Guarantors (subject to the third sentence of the next paragraph with respect to Freedom Chemical Diamalt) has fully and unconditionally guaranteed (each, a 'Guarantee') on a joint and several basis all of the Company's obligations under the Notes and the Indenture, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees are subordinated to all existing and future Senior Debt of the respective Guarantors, including such Guarantor's guarantees of the Company's obligations under the Amended and Restated Credit Agreement. Except as provided in '--Certain Covenants' below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.



     Pursuant to the Guarantees, if the Company defaults in payment of any amount owing in respect of any Notes, each Guarantor is obligated to duly and punctually pay the same. Pursuant to the terms of the Indenture, each of the Guarantors has agreed that its obligations under its Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Notwithstanding the foregoing, in the event that the articles of incorporation of Freedom Chemical

Diamalt are amended with the result that Freedom Chemical Diamalt becomes classified as a controlled foreign corporation under U.S. federal tax law, at the option of the Company, upon written notice to the Trustee, the Guarantee of Freedom Chemical Diamalt may be amended to eliminate the guarantee of Freedom Chemical Diamalt in the form existing on the Issue Date and to provide instead for the full and unconditional guarantee by Freedom Chemical Diamalt of the obligations of the other Guarantors under their respective Guarantees. In addition, notwithstanding the foregoing, each Guarantor's liability under its Guarantee is limited to the maximum amount that would not result in such Guarantor's Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable law and, in the case of Freedom Chemical Diamalt, the liability of such Guarantor is limited at any time to the maximum amount that would not result in a depletion of such Guarantor's stated share capital.


     If no Default exists or would exist under the Indenture, concurrently with any sale or disposition (by merger or otherwise) of any Guarantor (other than a transaction subject to the provisions described under '--Merger, Consolidation and Sale of Assets') by the Company or a Restricted Subsidiary to any person or entity that is not a Subsidiary of the Company which transaction is in compliance with the terms of the Indenture, such Guarantor will automatically and unconditionally be released from all obligations under its Guarantee.

SUBORDINATION


     The payment of the principal of, premium, if any, and interest on, the Notes is subordinated, as set forth in the Indenture, in right of payment to the prior payment in full, in cash, of all existing and future Senior Debt (including the indebtedness under the Amended and Restated Credit Agreement). The Notes are senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company.


     Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any liquidation, dissolution or winding up of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or securities, the holders of any Senior Debt of the Company will be entitled to receive payment in full, in cash, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the agreements governing such Senior Debt) before the holders of the Notes will be entitled to receive any payment or distribution with respect to the Notes.

     The Company also may not make any payment upon or in respect of the Notes if (i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt occurs and is continuing, whether at maturity or on a date fixed for prepayment or by declaration of acceleration or otherwise, or (ii) the Trustee has received written notice ('Payment Blockage Notice') from the representative of any holders of Designated Senior Debt that a nonpayment default has occurred and is continuing with respect to such Designated Senior Debt that permits such holders to accelerate the maturity of such Designated Senior Debt. Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in the Indenture, shall be paid) (i) in the case of a payment default in respect of any Designated Senior Debt, on the date on which such default is cured or waived or otherwise ceases to exist; and (ii) in the case of a nonpayment default in respect of any Designated Senior Debt, on the earlier of (a) the date on which such nonpayment default is cured or waived, or (b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, in each case, unless the maturity of any Designated Senior Debt has been accelerated and the Company has defaulted with respect to the payment of such Designated Senior Debt, or (c) the date on which such Payment Blockage Period (as defined below) shall have been terminated by written notice to the Company or the Trustee from the representative of the holders of Designated Senior Debt initiating such Payment Blockage Period. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt (a 'Payment Blockage Period') shall not exceed 179 days, and there shall be a period of at least 186 consecutive days in each consecutive 365-day period when such payments are not prohibited. No event or circumstance that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period.

     As a result of the subordination provisions described above, in the event of liquidation or insolvency, holders of Notes may recover less ratably than creditors holding Senior Debt of the Company. In such circumstances, funds which would otherwise be payable to the holders of the Notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash, and the Company may be unable to meet its obligations fully with respect to the Notes.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See '--Events of Default.'


     As of June 30, 1996, on a pro forma basis after giving effect to the offering of the Old Notes, initial borrowings under the Amended and Restated Credit Agreement and the Cash Equity Investment and the application of the proceeds therefrom, there would have been outstanding approximately $21.5 million of Senior Debt of the Company, including Indebtedness under the Amended and Restated Credit Agreement.


REDEMPTION

     Mandatory Redemption. The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

     Optional Redemption. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 2001 at the redemption prices (expressed as percentages of the principal amount of the

Notes) set forth below plus in each case accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on October 15, of the years indicated below.

YEAR                                                             PERCENTAGE
--------------------------------------------------------------   ----------
2001..........................................................     105.312%
2002..........................................................     103.541%
2003..........................................................     101.771%
2004 and thereafter...........................................     100.000%

     In addition, at any time on or prior to October 15, 1999, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes originally issued with the net cash proceeds of one or more Public Equity Offerings (as defined below), at 109.625% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $81.25 million principal amount of the Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of such issuance or investment.

     As used in the preceding paragraph, a 'Public Equity Offering' means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company pursuant to an effective registration statement filed under the Securities Act which public equity offering results in gross proceeds to the Company of not less than $35.0 million.

     In addition, at any time on or prior to October 15, 2001, upon the occurrence of a Change of Control, the Company may, at its option, redeem all but not less than all of the Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 60 days and not less than 30 days following the occurrence of a Change of Control.

     Selection and Notice. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis or by lot or any other method as the Trustee shall deem fair and appropriate; provided, that Notes redeemed in part shall only be redeemed in integral multiples of $1,000; provided, further, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company or any other Depository). Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL

     In the event of a Change of Control, each holder of Notes will have the right, unless the Company has given a notice of redemption, subject to the terms and conditions of the Indenture, to require the Company to offer to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms set forth below (a 'Change of Control Offer').

     The Amended and Restated Credit Agreement prohibits the Company from purchasing any Notes pursuant to a Change of Control Offer prior to repayment in full of the indebtedness under the Amended and Restated Credit Agreement. Any additional credit agreements or other agreements relating to unsubordinated indebtedness to which the Company becomes a party may contain similar restrictions and provisions. Moreover, the Amended and Restated Credit Agreement contains a 'change of control' provision that is similar to the provision in the Indenture relating to a Change of Control, and the occurrence of such a 'change of control' would constitute a default under the Amended and Restated Credit Agreement. The Company's obligations under the Amended and Restated Credit Agreement represent obligations senior in right of payment to the Notes and the Amended and Restated Credit Agreement will not permit the purchase of the Notes absent consent of the lenders thereunder in the event of a Change of Control (although the failure by the Company to comply with its obligations in the event of a Change of Control would constitute a Default under the Notes).

     If the Company is unable to obtain the requisite consents and/or repay all indebtedness which prohibits the repurchase of the Notes upon the occurrence of a Change of Control, the Company would remain prohibited by such indebtedness from purchasing any Notes and, as a result, the Company could not commence a Change of Control Offer to purchase the Notes within 30 days of the occurrence of the Change of Control, which would constitute an Event of Default under the Indenture. The Company's failure to commence such a Change of Control Offer would also constitute an event of default under the Amended and Restated Credit Agreement which would permit the lenders thereunder to accelerate all of the Company's indebtedness under the Amended and Restated Credit Agreement. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient assets to first satisfy its obligations under the Amended and Restated Credit Agreement or other agreements relating to indebtedness, if accelerated, and then to purchase all of the Notes that might be delivered by holders seeking to accept a Change of Control Offer.

     On or before the 30th day following the occurrence of any Change of Control, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the 'Change of Control Purchase Date'), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest, if any, as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date,
(v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

     On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus accrued and unpaid interest, if any, thereon, and the Trustee shall promptly authenticate and mail to each holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

     The Company will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer and will be deemed not to be in violation of any of the covenants under the Indenture to the extent such compliance is in conflict with such covenants.

CERTAIN COVENANTS


     Limitation on Incurrence of Indebtedness. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ('incur') any Indebtedness (including Acquired
Debt), except that the Company and any Guarantor may incur Indebtedness if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Cash Flow Coverage Ratio of the Company for the most recently ended four fiscal quarters for which financial statements are available would be at least 2.0 to 1.0 until October 15, 1999 and 2.25 to 1.0 thereafter.



     The foregoing limitations will not apply to the incurrence of any of the following (collectively, 'Permitted Indebtedness'), each of which shall be given independent effect:

          (i) Indebtedness of the Company and the Guarantors arising under the Amended and Restated Credit Agreement not to exceed in outstanding principal amount the greater of (a) $90.0 million at any time outstanding or (b) the sum of (x) 80% of the consolidated book value of the net accounts receivable of the Person Incurring such Indebtedness and its Restricted Subsidiaries and (y) 50% of the consolidated book value of the inventory of the Person Incurring such Indebtedness and its Restricted Subsidiaries, in each case determined in accordance with GAAP;

          (ii) Indebtedness of the Company and the Guarantors represented by the Notes and the Guarantees;

          (iii) Indebtedness of the Company and the Guarantors represented by the Exchange Notes;

          (iv) Indebtedness of the Company or any Restricted Subsidiaries which is outstanding on the Issue Date ('Existing Indebtedness');

          (v) Indebtedness owed by any Restricted Subsidiary to the Company or to another Restricted Subsidiary, or owed by the Company to any Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person which is either the Company or a Restricted Subsidiary of the Company (provided that such Indebtedness may be pledged or otherwise assigned to the holders of Senior Bank Debt); provided, further, however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (v);

          (vi) Indebtedness of the Company or any Restricted Subsidiary arising with respect to Interest Rate Agreement Obligations and Currency Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided in no event shall any Restricted Subsidiary incur Indebtedness under any Interest Rate Agreement Obligations or any Currency Agreement Obligations under this clause (vi) relating to Indebtedness or obligations of the Company;

          (vii) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice;

          (viii) Any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement (a 'refinancing') of any Existing Indebtedness or any Indebtedness described in clauses (ii) and (iii) above or any Indebtedness issued after the Issue Date and not incurred in violation of the Indenture ('Refinancing Indebtedness'); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accrued amount, if less) of the Indebtedness so refinanced (plus the premiums paid in connection therewith and the reasonable expenses incurred in connection therewith); (b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, if the Weighted Average Life to Maturity of the Indebtedness being refinanced is equal to or greater than the Weighted Average Life to Maturity of the Notes the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes; (c) with respect to Refinancing Indebtedness other than Senior Debt incurred by the Company, such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment to the Notes as, the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Company;

          (ix) Indebtedness of the Company or any Restricted Subsidiary (a) representing Capitalized Lease Obligations and (b) in respect of Purchase Money Obligations for property acquired in the ordinary course of business, which taken together do not exceed $10.0 million in aggregate amount at any time outstanding;

          (x) Indebtedness of Foreign Subsidiaries of the Company not to exceed a principal amount outstanding at any time of $20.0 million in the aggregate for all Foreign Subsidiaries, to be used for working capital, capital expenditures, joint ventures, acquisitions and other general corporate purposes; and

          (xi) Indebtedness (including Acquired Debt) of the Company or any Restricted Subsidiary in addition to that described in clauses (i) through
     (x) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xi) does not exceed $10.0 million at any one time outstanding.

     For purposes of determining any particular amount of Indebtedness under this 'Limitation on Incurrence of Indebtedness' covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this 'Limitation on Indebtedness' covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the definition of Permitted Indebtedness or is entitled to be Incurred pursuant to the first paragraph of this 'Limitation on Incurrence of Indebtedness' covenant, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to the first paragraph hereof.


     Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.


     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under '--Limitation on Incurrence of Indebtedness' and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on October 1, 1996 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus (b) the aggregate amount of all net cash proceeds (other than proceeds from the Cash Equity Investment) received since the Issue Date by the Company from (x) the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock), (y) the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) and (z) the issuance and sale by the Company after the Issue Date of Disqualified Stock or debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), in each case to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or make any Restricted Investment, pursuant to clauses (ii) or (iv) of the next paragraph, plus (c) the amount of the net reduction in Investments by the Company in Unrestricted Subsidiaries resulting from (x) the payment of dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary of the Company from Unrestricted Subsidiaries, (y) the release or extinguishment of any guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company (valued as provided in the definition of 'Investment'), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiaries the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, plus (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date. For purposes of this covenant, the aggregate amount of Restricted Investments made by the Company and its Restricted Subsidiaries after the date of the Indenture shall equal the aggregate gross amount of such Restricted Investments, less reductions in connection with the write-down of any portion of such Restricted Investments to the extent deducted from the Consolidated Net Income of the Company.


     The foregoing provisions do not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, 'Permitted Payments'):


          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

          (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock);

          (iii) any purchase or defeasance of Subordinated Indebtedness to the extent required upon a Change of Control or Asset Sale (as defined therein) by the Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company (x) in the case of a Change of Control, has complied with its obligations under the provisions described under the covenant entitled 'Change of Control' or (y) in the case of an Asset Sale has applied the Net Cash Proceeds from such Asset Sale in accordance with the provisions under the covenant entitled 'Limitation on Asset Sales;'

          (iv) any Restricted Investment made with the proceeds of the substantially concurrent sale of Capital Stock (other than Disqualified Stock);

          (v) Restricted Investments in an amount such that the sum of the aggregate amount of Restricted Investments made pursuant to this clause (v) after the Issue Date and outstanding (net of any returns in cash thereof or cash received in liquidation or on disposition thereof) made pursuant to this clause (v) does not exceed at any time $15.0 million;

          (vi) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers or employees of the Company or its Subsidiaries pursuant to the terms of an employee benefit plan or employee agreement; provided that an aggregate amount of all such repurchases shall not exceed $1.5 million in any fiscal year, provided that the Company may carry forward up to $1.0 million of the unused portion in any fiscal year to the next fiscal year, and provided, further, that such payments shall not exceed $2.5 million per annum in any subsequent fiscal year;

          (vii) the payment of cash dividends required to be made on the Series A Redeemable Preferred Stock outstanding as of the Issue Date and the repurchase or redemption of such stock at a price not to exceed 100% of liquidation value plus accrued dividends; and

          (viii) Restricted Payments (other than a dividend or other distribution declared on any Capital Stock of the Company or a payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company) not to exceed $2.5 million in the aggregate.

     For purposes of clause (iii) of the first paragraph of this covenant, Permitted Payments made pursuant to clauses (i), (v), (vi) and (vii) (only with respect to cash dividends paid with respect to Series A Redeemable Preferred Stock) of the immediately preceding paragraph shall be included (with respect to clause (i), as of the date of declaration) as Restricted Payments made since the Issue Date.


     Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold or disposed of in the Asset Sale and (ii) at least 75% of such consideration consists of either cash or Cash Equivalents; provided, however, that, at the option of the Company, clause (ii) shall not be applicable to Asset Sales (or portions of Asset Sales) that, in the aggregate from the Issue Date, do not involve assets representing less than 5% of the Consolidated Total Assets of the Company as of the last fiscal quarter prior to the execution of the agreement for such Asset Sale. For purposes of this covenant (x) 'cash' shall include the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes) of the Company or such Restricted Subsidiary as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto that is assumed by the transferee of any such assets or other property in such Asset Sale or is no longer the liability of the Company or any Restricted Subsidiary (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities, and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary in connection with such Asset Sale that are converted by the Company or such Restricted Subsidiary into cash within 60 days of receipt shall be deemed to be cash for purposes of this provision.


     Within 365 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to (a) permanently reduce any Senior Debt of the Company and/or (b) make an investment in, or acquire assets and properties that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness or temporarily invest such Net Proceeds in cash or Cash Equivalents. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 365 days of such Asset Sale will be deemed to constitute 'Excess Proceeds.'

     Each date that the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer has not been made exceeds $10.0 million shall be deemed an 'Asset Sale Offer Trigger Date.' As soon as practicable, but in no event later than 20 business days after each Asset Sale Offer Trigger Date, the Company shall commence an offer (an 'Asset Sale Offer') to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds. Any Notes and other Indebtedness to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and all such other Indebtedness outstanding, and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by the Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds shall be deemed to be reset to zero.

     Notice of an Asset Sale Offer shall be mailed by the Company not later than the 20th business day after the related Asset Sale Offer Trigger Date to each holder of Notes at such holder's registered address, stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (the 'Asset Sale Offer Purchase Date'), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance, and (vi)

such other information as may be required by the Indenture and applicable laws and regulations.

     On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer (to the extent provided in the second preceding paragraph), (ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest, if any, on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes plus accrued and unpaid interest, if any, thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date.

     The Company will comply with the applicable tender offer rules, including the requirements of Section 14(e) and Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of the covenants under the Indenture to the extent such compliance is in conflict with such covenants.


     Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness that is pari passu with or subordinated in right of payment to the Notes (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any such Indebtedness, unless the Notes are equally and ratably secured thereby.



     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its properties or assets to the

Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) the Amended and Restated Credit Agreement or any other Indebtedness as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renewals, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Amended and Restated Credit Agreement or such other Indebtedness (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) by reason of customary non-assignment provisions in leases entered into the ordinary course of business and consistent with past practices, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under '--Limitation on Asset Sales' above, (g) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (h) the Indenture, the Notes and the Guarantees, (i) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, or (j) any instrument governing Indebtedness of a Foreign Subsidiary which is permitted by the terms of the Indenture.

     Nothing contained in this 'Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries' covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the 'Limitation on Liens' covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless (1) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (2) the Company delivers to the Trustee (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such transaction or series of related transactions complies with clause (1) above and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, an Officer's Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company and evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate, and (c) with respect to any transaction or series of transactions involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company from a financial point of view issued by an investment banking firm, accounting firm or appraisal firm of national standing. Notwithstanding the foregoing, this covenant will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder and including reimbursement or advancement of out of pocket expenses, loans to officers, directors and employees in the ordinary course of business and director's and officer's liability insurance), (ii) any transaction entered into by or among the Company or one of its Restricted Subsidiaries with one or more Restricted Subsidiaries of the Company, (iii) any Restricted Payment not prohibited by the 'Limitation on Restricted Payments' covenant, (iv) transactions permitted by, and complying with, the provisions described under '--Merger, Consolidation and Sale of Assets,' (v) any sale or issuance of Capital Stock (other than

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Disqualified Stock) of the Company and (vi) the grant or performance of registration rights with respect to securities of the Company.

     Limitation on Incurrence of Senior Subordinated Indebtedness. The Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. For purposes of this provision, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness by reason of the fact that such other Indebtedness is secured by any Lien or is subject to a Guarantee.


     Limitation on Designation of Unrestricted Subsidiaries. The Indenture provides that the Company will not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an 'Unrestricted Subsidiary' under the Indenture (a 'Designation') unless:


          (a) no Default shall have occurred and be continuning at the time of or after giving effect to such Designation;

          (b) immediately after giving effect to such Designation the Company would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the covenant described above under the caption '--Limitation on Incurrence of Indebtedness;' and

          (c) the Company would not be prohibited under the Indenture from making an Investment at the time of Designation in an amount (the 'Designation Amount') equal to the Fair Market Value of such Restricted Subsidiary on such date.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described above under the caption '--Limitation on Restricted Payments' for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that neither the Company nor any Restricted Subsidiary shall at any time
(x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company and its Restricted Subsidiaries may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except to the extent permitted under the covenant described above under the caption '--Limitation on Restricted Payments.'


     The Indenture further provides that the Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a 'Revocation'), unless:


          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.


     Provision of Financial Statements. The Indenture provides that, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file (unless such filing is not permitted under the Exchange
Act) with the Commission, so long as Notes are outstanding, the annual reports,

quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the 'Required Filing Dates') by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the

Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.


     Future Guarantors. The Indenture provides that the Company and each Guarantor shall cause each Restricted Subsidiary of the Company (other than any Foreign Subsidiary) which, after the date of the Indenture (if not then a Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to the Indenture and thereby become a Guarantor which shall be bound by the Guarantee of the Notes in the form set forth in the Indenture (without such future Guarantor being required to execute and deliver the Guarantee endorsed on the Notes).


     Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) maintenance of corporate existence; (iv) payment of taxes and other claims; (v) maintenance of properties; and (vi) maintenance of insurance.

MERGER, CONSOLIDATION AND SALE OF ASSETS


     The Indenture provides that the Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the Surviving Person or the Company) shall be issued or distributed to the shareholders of the Company) to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes (and the Guarantees of the Company's Restricted Subsidiaries shall be confirmed as applying to such Surviving Person's obligations), and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will and after giving pro forma effect to such transaction, the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under '--Certain Covenants--Limitation on Incurrence of Indebtedness.'


     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Person, the Surviving Person is to assume all the obligations of the Company under the Notes, the Indenture and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company would be discharged from its obligations under the Indenture, the Notes and the Registration Rights Agreement.

EVENTS OF DEFAULT


     The Indenture provides that each of the following constitutes an Event of
Default:


          (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of the Indenture);

          (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of the Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

          (iii) the failure by the Company to comply with its obligations under 'Merger, Consolidation and Sale of Assets' above;

          (iv) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than the defaults specified in clauses
     (i), (ii) or (iii) above) which failure continues for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

          (v) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Significant Subsidiary then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such Indebtedness shall not have been repaid or such acceleration rescinded within 30 days of such acceleration or final maturity;

          (vi) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate shall be entered against the Company or any Significant Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry;

          (vii) certain events of bankruptcy, dissolution, insolvency, reorganization, administration or similar proceedings of the Company or any Significant Subsidiary; or

          (viii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than as expressly provided for under the Indenture) or is declared null and void, or any Guarantor which is a Significant Subsidiary denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture).

     If any Event of Default (other than as specified in clause (vii) of the preceding paragraph with respect to the Company) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, declare all the Notes to be due and payable immediately by notice in writing to the Company, and to the Company and the Trustee if by the holders, specifying the respective Event of Default and that such notice is a 'notice of acceleration,' and the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clause (vii) of the preceding paragraph with respect to the Company, the principal of, premium, if any, and any accrued interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

     The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each holder of Notes affected), or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any of the Guarantors in the Indenture, or in any of the Notes or the Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any of the Guarantors or any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

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
DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Notes and to have terminated the obligations of the Guarantors with respect to the Guarantees ('defeasance'). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Company and each of the Guarantors and to have satisfied all other obligations under the Notes and the Indenture except for (i) the rights of holders of the outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the respective obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ('covenant defeasance') and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under '--Events of

Default' will no longer constitute Events of Default with respect to the Notes.

     In order to exercise either defeasance or covenant defeasance, (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity; (ii) the Company shall have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vi) under the first paragraph under '--Events of Default' is concerned, at any time during the period ending on the 91st day after the date of deposit;
(iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

SATISFACTION AND DISCHARGE

     The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit; (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

RELEASE OF GUARANTEE


     So long as no Event of Default shall have occurred and be continuing upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of the assets of any such Guarantor or 50% or more of the Capital Stock of any such Guarantor) to an entity which is not a Subsidiary of the Company, which transaction is otherwise in compliance with the Indenture, such Guarantor shall be deemed released from all its obligations under its guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company shall also terminate upon such release, sale or transfer. Upon the release of any Guarantor from its Guarantee pursuant to the provisions of the Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in the Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two paragraphs, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each holder affected, an amendment or waiver shall not: (i) reduce the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes in a manner adverse to the holders of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Notes, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or premium, if any, or interest on, the Notes, (vii) waive a redemption payment with respect to any Note, or (viii) modify or change any of the provisions of the Indenture relating to the subordination of the Notes in a manner adverse to the holders of the Notes.

     Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes
(i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company's obligations to holders of the Notes in the event of any Disposition involving the Company in which the Company is not the Surviving Person, (iv) to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the rights of any such holder, (v) to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (vi) to provide for additional Guarantors of the Notes, (vii) to evidence the release of any Guarantor as described under '--Release of Guarantee,' (viii) to evidence and provide for the acceptance of appointment by a successor trustee under the Indenture with respect to the Notes, or (ix) to eliminate the Guarantee of Freedom Chemical Diamalt in the form existing on the Issue Date and provide for the full and unconditional Guarantee by Freedom Chemical Diamalt upon the occurrence of certain events.

TRANSFER AND EXCHANGE

     The registered holder of a Note will be treated as the owner of it for all purposes. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to holders,
(ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

THE TRUSTEE


     The Bank of New York is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.



     The Indenture (including the provisions of the Trust Indenture Act incorporated by reference therein) contains limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.



     The Bank of New York was a lender under the Freedom Credit Agreement and is a lender under the Amended and Restated Credit Agreement.



GOVERNING LAW


     The Indenture is, and the New Notes and the Guarantees will be, governed by the laws of the State of New York, without regard to the principles of conflicts of law.


CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

     'Acquired Debt' means, with respect to any specified Person, Indebtedness of any other Person (the 'Acquired Person') existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person, provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Debt.

     'Affiliate' means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and 'under common control with') of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     'Amended and Restated Credit Agreement' means the Company's Amended and Restated Credit Agreement, dated as of October 11, 1996 among the Company, Freedom Chemical Diamalt, as co-borrower, Citicorp USA, Inc. as agent, the financial institutions party thereto in their capacities as lenders and issuing banks thereunder, together with the related documents thereto (including without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, modified, restated, supplemented, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, supplemented, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, restatement, supplement, renewal, refunding, replacement or refinancing.

     'Applicable Premium' means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note or (ii) the excess of (A) the present value of the required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then outstanding principal amount of such Note; provided that in no event will the Applicable Premium exceed the amount of the applicable redemption price upon an optional redemption less 100%, at any time on or after October 15, 2001.

     'Asset Sale' means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary and other than directors' qualifying shares) of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that (x) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an 'Asset Sale' but instead shall be governed by the provisions of the Indenture described under 'Merger, Consolidation and Sale of Assets' and (y) Investments made in compliance with the Restricted Payments covenant shall not be deemed to be Asset Sales), or (ii) the issuance or sale of Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Restricted Subsidiary and other than directors' qualifying shares) for Net Proceeds in excess of $1,000,000; provided, however, the following transactions shall not be deemed Asset Sales:

          (i) the Company and the Restricted Subsidiaries may (x) convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in the Indenture and (y) make Restricted Payments permitted by the Restricted Payment covenant in the Indenture;

          (ii) the Company and the Restricted Subsidiaries may create or assume Liens (or permit any foreclosure thereon) securing Indebtedness to the extent that such Lien does not violate the '--Limitation on Liens' covenant above; and

          (iii) the Company and the Restricted Subsidiaries may consummate any sale or series of related sales of assets or properties of the Company and the Restricted Subsidiaries having an aggregate Fair Market Value of less than $2,500,000 in any fiscal year.

     'Capital Lease Obligation' of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

     'Capital Stock' of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

     'Cash Equivalents' means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member of the European Economic Community any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

     'Cash Flow' means, with respect to any period, the (i) Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus
(iii) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (iv) depreciation, amortization (including deferred financing costs and expenses) and all other non-cash charges or expenses (including minority interests), to the extent such depreciation, amortization and other non-cash charges or expenses (including minority interests) were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

     'Change of Control' means the occurrence of any of the following events:
(i) any 'person' or 'group' (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes (including by merger, consolidation or otherwise) the 'beneficial owner' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors of the

Company then in office; or (iii) the sale or other disposition (including by merger, consolidation or otherwise) of all or substantially all of the Capital Stock or assets (where the transferee of such assets has assumed the obigation of the Company under the Notes pursuant to the covenant described under 'Merger, Consolidation and Sale of Assets') of the Company and its Restricted Subsidiaries to any Person or Group (as defined in Rule 13d-5 of the Exchange
Act) excluding transfers or conveyances to or among the Company's Restricted Subsidiaries and other than to the Permitted Holders as an entirety or substantially as an entirety in one transaction or a series of related transactions.

     'Company' means Freedom Chemical Company, a Delaware corporation, unless and until a successor replaces it in accordance with the Indenture and thereafter means such successor.

     'Consolidated Cash Flow Coverage Ratio' means, with respect to any date of determination, the ratio of (i) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available, to (ii) Consolidated Interest Expense for such four fiscal quarters of the Company, determined on a pro forma basis after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; (iii) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business (without regard to clause (iii) of the definition of Consolidated Net Income), or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition, disposition or related repayment had been consummated on the first day of such four-quarter period.

     'Consolidated Interest Expense' means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied (except as provided herein), including, without limitation,
(a) amortization of debt discount, (b) the net cash payments, if any, under interest rate contracts, (c) the interest portion of any deferred payment obligation, (d) accrued interest, and (e) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, of the Company and its Restricted Subsidiaries, plus
(iii) all cash dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Restricted Subsidiaries and other than any dividend paid in Capital Stock (other than Disqualified Stock)), in each case as determined on a consolidated basis in accordance with GAAP consistently applied; provided, that Consolidated Interest

Expense shall exclude the amortization of fees related to the issuance of the Notes and fees (other than letters of credit) related to any bank indebtedness of the Company or any Restricted Subsidiary, including Senior Bank Debt.

     'Consolidated Net Income' means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) extraordinary gains and losses, (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a 'pooling of interests' basis attributable to any period prior to the date of combination,
(iv) net gain or loss in respect of sale, transfer or disposition of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than pursuant to the Notes or the Indenture), (vi) Refinancing Expenses (including any write-off of deferred financing costs related to the Existing Credit Agreements) to the extent recognized as an expense prior to December 31, 1996, (vii) the non-recurring cumulative effect of a change in accounting principles, (viii) non-recurring gains and non-recurring, non-cash losses and costs, (ix) any non-cash compensation expense in connection with the exercise of, grant to or repurchase from officers, directors, and employees of stock, stock options or stock equivalents, or (x) any non-cash charge or expense arising by reason of the application of APB no. 16.

     'Consolidated Total Assets' means, as of any date, the total assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in conformity with GAAP.

     'Currency Agreement Obligations' means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

     'Default' means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

     'Designated Senior Debt' means (i) the Senior Bank Debt, and (ii) any other Senior Debt of the Company permitted to be incurred under the Indenture the principal amount of which is $5 million or more at the time of the designation of such Senior Debt as 'Designated Senior Debt' by the Company in a written instrument delivered to the Trustee.


     'Disposition' means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     'Disqualified Stock' means (i) any Preferred Stock of any Restricted Subsidiary and (ii) any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon the occurrence of an 'asset sale' or a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

     'Dollars' and '$' means lawful money of the United States of America.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended.

     'Fair Market Value' means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     'Foreign Subsidiary' means a Subsidiary of a Person not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside the United States.

     'GAAP' means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins which are applicable as of the Issue Date and consistently applied.

     'Guarantee' means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     'Guarantor' means (i) each of Freedom Textile Chemicals Co., Hilton Davis Chemical Co., Kalama Chemical, Inc., Kalama Specialty Chemical, Inc., Freedom Chemical Diamalt GmbH, Kalama Foreign Sales Corporation, Freedom Textile Chemical Company (South Carolina) Inc., FCC Acquisition Corp., (ii) each of the Company's Restricted Subsidiaries who become Restricted Subsidiaries after the Issue Date and which are organized in the United States and (iii) any other Restricted Subsidiary of the Company that the Company designates as a Guarantor in a written instrument delivered to the Trustee.

     'Indebtedness' means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument,
(ii) all obligations of such Person to pay the deferred or unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such service (other than obligations related to premiums payable in connection with insurance obtained in the ordinary course of business), (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (v) to the extent not otherwise included in this definition, all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person, (vi) all liabilities of others of the kind described in the preceding clause (i), (ii) or (iii) secured by any Lien on any property owned by such Person even though such Person has not assumed or become liable for the payment of such liabilities; provided, however, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien or the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Subsidiary of such Person, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. 'Indebtedness' of the Company and the Restricted Subsidiaries shall not include (i) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices and (ii) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due (or, if overdue for more than 90 days, are being contested in good faith). The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness and Indebtedness shall not include any liability for federal, state, local or other taxes.

     'Interest Rate Agreement Obligations' means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     'Investment' in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of 'Unrestricted Subsidiary' and the 'Limitation on Restricted Payments' covenant described above, (i) 'Investment' shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.


     'Issue Date' means October 17, 1996, the date on which the Old Notes were originally issued under the Indenture.


     'Lien' means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     'Net Proceeds' means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash or Cash Equivalent received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred (including, without limitation, the fees and expenses of legal counsel and investment banking, underwriting and brokerage fees and expenses) by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale.


     'Obligations' means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     'Permitted Holders' means (i) collectively or individually Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund L.P. II, The Freedom Group Partnership; or (ii) any Affiliate of any of the Persons described in clause (i) and with respect to Joseph Littlejohn & Levy Fund, L.P. and Joseph Littlejohn & Levy Fund II, L.P., any partnership or corporation which is managed or controlled by JLL Associates, L.P. or any Affiliate thereof. For purposes of this definition, 'control,' as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

     'Permitted Investments' means (i) any Investment in the Company or any Restricted Subsidiary; (ii) any Investment in Cash Equivalents; (iii) any Investment in a Person (an 'Acquired Person') if, as a result of such Investment, (a) the Acquired Person becomes a Restricted Subsidiary of the Company, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Restricted Subsidiaries and the Company or such Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale that complies with the covenant described under 'Limitations on Asset Sales'; (vi) interest rate and currency agreement obligations permitted pursuant to the second paragraph of the covenant described under 'Incurrence of Indebtedness' above; (vii) investments in or acquisitions of Capital Stock or similar interests in Persons (other than Affiliates of the Company) received in the bankruptcy or reorganization of or by such Person or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof; (viii) loans or advances to officers, directors and employees made in the ordinary course of business, not to exceed $1.0 million in the aggregate; (ix) Investments for which the sole consideration provided is the Capital Stock of the Company (other than Disqualified Stock); (x) Investments in evidences of Indebtedness, securities or other property received by the Company or any Restricted Subsidiary from another Person in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to the Company or any Restricted Subsidiary that were created in accordance with the terms of the Indenture; (xi) any Investments existing in an Acquired Person at the time of the acquisition of such Acquired Person, provided that such Investment is not incurred in connection with, or in contemplation of such acquisition; (xii) loans or advances to stockholders of the Company solely for the purchase of Capital Stock of the Company by such stockholders, not to exceed $4.0 million in the aggregate; and (xiii) any other Investments that do not exceed $1.0 million in amount in the aggregate at any one time outstanding.

     'Permitted Liens' means (i) Liens on assets or property of the Company that secure Senior Debt of the Company and Liens on assets or property of a Restricted Subsidiary that secure Senior Debt of such Restricted Subsidiary;
(ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens in respect of Interest Rate Obligations and Currency Agreement Obligations permitted under the Indenture; (v) Liens in favor of the Company or any Restricted Subsidiary; (vi) Liens incurred, or pledges and deposits in connection with the performance of tenders, bids, leases, workers' compensation, bankers' acceptances, unemployment insurance and other social security benefits, and leases, surety and appeal bonds, government contracts and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (vii) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, material-men's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (viii) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; (ix) Liens existing on the Issue Date; (x) Liens securing the Notes or Guarantees; (xi) Liens securing or arising from Purchase Money Obligations permitted to be incurred under clause (ix) of the definition of Permitted Indebtedness, provided such Liens relate to the property (and monetary proceeds thereof) which was acquired or constructed with such Purchase Money Obligations and the Capital Stock of any Person formed to acquire such property and that does not own any other material property; (xii) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (xiii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (xiv) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreement Obligations and Currency Agreement Obligations and forward contracts, options, future contracts, futures, options or similar agreements or arrangements designed to protect the Company or any of its Restricted Subsidiaries from fluctuations in the price of commodities; and (xviii) Liens on or sales of receivables in the ordinary course of business (including in connection with the establishment of an accounts receivable facility).

     'Person' means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     'Preferred Stock' as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     'Purchase Money Obligation' means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a 'Security Agreement') shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

     'Refinancing Expenses' means (i) legal, accounting, printing, engraving, registration, blue sky and other fees and expenses incurred by the Company which are directly attributable to the Offering, the amendment and restatement of the Freedom Credit Agreement, the initial borrowings under the Amended and Restated Credit Agreement and the repayment of amounts outstanding under the Existing Credit Agreements, the Cash Equity Investment and the Additional Equity Investments and the Exchange Offer, and (ii) fees, discounts and commissions paid to the Initial Purchasers in connection with the Offering or to any agent or lender under the Amended and Restated Credit Agreement.

     'Restricted Investment' means an Investment other than a Permitted Investment.

     'Restricted Payment' means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company; (iii) any voluntary or optional payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under the covenant described under '--Certain Covenants--Limitation on Incurrence of Indebtedness'; or (iv) any Restricted Investment.

     'Restricted Subsidiary' means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

     'Senior Bank Debt' means (i) the Indebtedness outstanding or arising under the Amended and Restated Credit Agreement, (ii) all obligations incurred by or owing to the holders of such Indebtedness outstanding or arising under the Amended and Restated Credit Agreement (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses), and (iii) all interest rate agreement obligations arising in connection thereafter with any party to the Amended and Restated Credit Agreement.

     'Senior Debt' means with respect to the Company, the principal of and interest (including post-petition interest) on, and all other amounts owing in respect of, (i) Senior Bank Debt, (ii) any other Indebtedness incurred by the Company (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Notes. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company, any Restricted Subsidiary and/or their Affiliates which is not pledged or otherwise assigned to the agent for the holders of Senior Bank Debt, (iii) any Indebtedness incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any obligations in respect of any such Indebtedness, (iv) any Indebtedness that is incurred in violation of the Indenture, (v) Indebtedness evidenced by the Notes or (vi) Indebtedness of a person that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person.


     'Series A Redeemable Preferred Stock' means the 2,800 shares of Freedom Textile's $1,000 par value Series A Preferred Stock, as the terms of such Preferred Stock were in effect on the Issue Date.


     'Significant Subsidiary' means any Subsidiary that would be a 'significant subsidiary' as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the Issue Date.

     'Subordinated Indebtedness' means Indebtedness of the Company subordinated in right of payment to the Notes.

     'Subsidiary' of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or
(ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     'Surviving Person' means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     'Treasury Rate' means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to October 15, 2001; provided, however, that if the then remaining term to October 15, 2001 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to October 15, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     'Unrestricted Subsidiary' means Indiamalt and any other Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under '--Limitation on Designations of Unrestricted Subsidiaries.' Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

     'Voting Stock' of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     'Weighted Average Life to Maturity' means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

     'Wholly Owned Restricted Subsidiary' means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

BOOK-ENTRY; DELIVERY AND FORM


     The certificates representing the New Notes will be issued in fully registered form, without coupons. Except as described below, the New Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the 'Depository'), and registered in the name of Cede & Co. ('Cede') as the Depository's nominee in the form of a global Note (the 'Global Note') or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the Depository and the Trustee.



     The Depository has advised the Company as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and 'a clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ('participants') and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.



     The Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the New Notes represented by such Global Note to the accounts of participants. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.



     So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole owner and holder of the related New Notes for all purposes of such New Notes. Owners of beneficial interests in the Global Note will not be entitled to have the New Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any New Notes under the Global Note. Accordingly, each person owning a beneficial interest in the Global Note must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any right of a holder of New Notes under the Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.



     Payment of principal of and interest on New Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.



     The Company expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Notes through such participants will be governed by standing instructions and customary practices, and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.



     Unless and until they are exchanged in whole or in part for certificated New Notes in definitive form, the Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.



     Beneficial owners of New Notes registered in the name of the Depository or its nominee will be entitled to be issued, upon request, New Notes in definitive certificated form.

CERTIFICATED NOTES



     The New Notes represented by the Global Note are exchangeable for certificated New Notes in definitive form of like tenor as such New Notes in denominations of U.S.$1,000 and integral multiples thereof if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the New Notes represented by the Global Note or (iii) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Any New Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct.



     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor Freedom will have any responsibility for the performance by the Depository or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                      EXCHANGE OFFER; REGISTRATION RIGHTS



     In connection with the initial issuance and sale of the Old Notes, the Initial Purchasers and their assignees became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement with the Initial Purchasers, for the benefit of the holders of the Old Notes, the Company is obligated, at its expense, (i) to file the Registration Statement of which this Prospectus forms a part with the SEC with respect to a registered offer to exchange the Old Notes for the New Notes, which will have terms substantially identical in all material respect to those of the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions) on or before December 16, 1996 and (ii) to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act by February 14, 1997. Upon the effectiveness of the Registration Statement, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof or, if no interest has been paid on such Old Note, from October 17, 1996. Under existing interpretations of the SEC staff, the New Notes would in general be freely transferable by holders other than affiliates of the Company after the Exchange Offer without further registration under the Securities Act if the holder of the New Notes represents that it is acquiring the New Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of New Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided that broker-dealers ('Participating Broker-Dealers') receiving New Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such New Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with this Prospectus contained in the Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes.



     Each holder of Old Notes (other than certain specified holders) who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that any New Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes.



     Freedom has agreed to pay all expenses incident to the Exchange Offer and will indemnify the Holders against certain liabilities, including liabilities under the Securities Act.


     In the event that (i) applicable interpretations of the staff of the Commission do not permit Freedom to effect such an Exchange Offer, (ii) for any other reason the Exchange Offer is not consummated within 150 days of the Issue Date, (iii) a holder of the Old Notes is not permitted to participate in the Exchange Offer or does not receive freely tradeable New Notes pursuant to the Exchange Offer or (iv) under certain circumstances, the Initial Purchasers of the Old Notes or the holders of a majority in aggregate principal amount of Old Notes so request (any of (i) through (iv) being an 'Event' and the date thereof, the 'Event Date'), Freedom will, at its cost, (a) as promptly as practicable and, in any event, within 30 days after such Event Date (which shall be no earlier than 60 days after the Issue Date), file a shelf registration statement (the 'Shelf Registration Statement') covering resales of the Notes, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of three years after the Issue Date or such shorter period when all Notes have been sold thereunder. Freedom will, in the event a Shelf Registration Statement is declared effective, provide to each holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

     If on or prior to 60 days following the Issue Date, an Exchange Offer Registration Statement has not been filed with the Commission, additional interest will accrue on the Old Notes from and including the 61st day following the Issue Date until, but excluding, the date such registration statement is filed. In addition, if on or prior to 120 days following the Issue Date, such Exchange Offer Registration Statement is not declared effective, additional interest will accrue on the Old Notes from and including the 121st day following the Issue Date until, but excluding, the date such registration statement is declared effective. Further, if on or prior to 150 days following the Issue Date the Exchange Offer is not consummated, additional interest will accrue on the Old Notes from and including the 151st day following the Issue Date until, but excluding, the consummation of the Exchange Offer. If an Event shall have occurred, and if by 180 days after the Issue Date a Shelf Registration is not declared effective, additional interest will accrue on the Old Notes not exchanged as a result of such law or interpretation from and including the 181st day after the Issue Date, until the effective date of the Shelf Registration Statement. In each case, additional interest will be payable semi-annually in arrears, with the first semiannual payment due on the first interest payment date in respect of the Old Notes following the date from which additional interest begins to accrue, and will accrue, under each circumstance set forth above at a rate per annum equal to an additional one-half of one percent (0.50%) of the principal amount of the Old Notes upon the occurrence of each such circumstance, which rate will increase by one-quarter of one percent (0.25%) for each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate per annum equal to one percent (1.0%).



     If applicable, in the event that the Shelf Registration Statement ceases to be effective prior to the third anniversary of the Issue Date for a period in excess of 45 days, whether or not consecutive, in any given year, then, the interest rate borne by the Notes shall increase by an additional one-half of one percent (0.50%) per annum on the 46th day in the applicable year such Shelf Registration Statement ceases to be effective. Such interest rate will increase by an additional one-quarter of one percent (0.25%) per annum for each additional 90 days that such Shelf Registration Statement is not effective, subject to the same aggregate maximum increase in the interest rate per annum of one percent (1.0%) referred to above. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, or the consummation of the Exchange Offer, as the case may be, the interest rate borne by the Notes will be reduced by the full amount of any such increase to the extent that such increase related to the failure of any such event to have occurred. Upon the effectiveness of a Shelf Registration Statement, the interest rate borne by the Notes shall be reduced to the original interest rate of the Notes unless and until increased as described above.



     Interest on each New Note will accrue from October 17, 1996 or from the most recent interest payment date to which interest was paid on the Old Note surrendered in exchange therefor or on the New Note, as the case may be. The New Notes will bear interest at 10 5/8% per annum, except that, if any interest accrues on the New Notes in respect of any period prior to their issuance, such interest will accrue at the rate or rates borne by the Notes from time to time during such period.



     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.



            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS




     The following is a summary of certain United States federal income tax consequences associated with the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquired the New Notes pursuant to the Exchange Offer. The summary is based upon current laws, regulations, rulings and judicial decisions, all of which are subject to change. The discussion below does not address all aspects of United States federal income taxation that may be relevant to particular holders in the context of their specific investment circumstances or certain types of holders subject to special treatment under such laws (for example, financial institutions, banks, tax-exempt organizations and insurance companies). In addition, the discussion does not address any aspect of state, local or foreign taxation and assumes that a holder of the New Notes (i) will hold them as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code and
(ii) will not own, directly or indirectly, 10% or more of the total combined voting power of all classes of stock of Freedom entitled to vote.


     For purposes of the discussion, a 'United States holder' is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income taxation without regard to the source of income and a 'Non-United States holder' is any holder who is not a United States holder.


     PROSPECTIVE PURCHASERS OF THE NEW NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NEW NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.



EXCHANGE OFFER



     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an exchange or other taxable event for U.S. federal income tax purposes because under Treasury regulations, the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no U.S. federal income tax consequences to holders who exchange Old Notes for New Notes pursuant to the Exchange Offer and any such holder should have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.


UNITED STATES HOLDERS



     Interest payable on the New Notes will be includible in the income of a United States holder in accordance with such holder's regular method of accounting. If a New Note is redeemed, sold or otherwise disposed of, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such New Note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the New Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss, assuming that the holder has held the New Note as a capital asset, and will be long-term if the holder has held the New Note for more than one year at the time of disposition.



     Under the market discount rules of the Code, a holder (other than a holder who made the election described below) who purchased an Old Note with 'market discount' (generally defined as the amount by which the stated redemption price at maturity exceeds the holder's purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holding period of such New Note (which would include the holding period of the Old Note). A holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions.


NON-UNITED STATES HOLDERS


     An investment in the New Notes by a Non-United States holder generally will not give rise to any United States federal income tax consequences if the interest received or any gain recognized on the sale, redemption or other disposition of the New Notes by such holder is not treated as effectively connected with the conduct by such holder of a trade or business in the United States, and in the case of gains derived by an individual, such individual is not present in the United States for 183 days or more and certain other requirements are met. Under current Treasury regulations, in order to avoid back-up withholding of 31% on payments of interest (i) a Non-United States holder of the New Notes generally must certify to the issuer or its agent, under penalties of perjury, that it is not a United States person and complete and provide the payor with a U.S. Treasury Form W-8 (or a suitable substitute form), which includes its name and address, or (ii) a securities clearing organization, bank or other financial organization that holds customers' securities in the ordinary course of business (a 'financial institution') and holds the New Note, must certify under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner of the New Notes by it or by a financial institution between it and the beneficial owner, and must furnish the payor with a copy thereof.




     On April 22, 1996, the Internal Revenue Service proposed regulations (the 'Proposed Regulations') which, if enacted in their current form, could affect the procedures to be followed by a Non-United States holder in establishing such holder's status as a Non-United States holder for purposes of the backup withholding rules discussed above. The Proposed Regulations, if adopted in their current form, generally would be effective for payments made after December 31, 1997. Prospective investors should consult their tax advisors concerning the potential adoption of the Proposed Regulations and the potential effect of such regulations on an investment in the New Notes.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Freedom has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until             , 1997 (90 days from the date of this Prospectus),
all dealers effecting transactions in the New Notes may be required to deliver a prospectus.



     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.



     For a period of 180 days after the Expiration Date Freedom will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Freedom has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS



     Certain legal matters as to the validity of the New Notes and the Guarantees offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the issuance of the Guarantees offered hereby will be passed upon for the Guarantors as to matters of Washington law by Bogle & Gates, Seattle, Washington, as to matters of German law by Boesebeck, Barz & Partner, Frankfurt, The Federal Republic of Germany, and as to matters of Guam law by Carlsmith Ball Wichman Case & Ichiki, Agana, Guam.



                                    EXPERTS



     The consolidated balance sheets of the Company as of December 31, 1994 and 1995, and the consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, included in this Prospectus have been included herein in reliance on the report of Coopers and Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.



     The consolidated statements of operations, changes in stockholders' equity and cash flows of the Predecessor for the period January 1, 1993 to September 9, 1993, included in this Prospectus have been included herein in reliance on the report, which includes explanatory paragraphs regarding the Predecessor's change in accounting for income taxes and maintenance parts, of Coopers and Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated balance sheets of Kalama and subsidiaries as of September 30, 1993, and May 26, 1994, and the consolidated statements of operations, changes in stockholder's equity and cash flows for the year ended September 30, 1993, and the period October 1, 1993 to May 26, 1994, included in this Prospectus have been included herein in reliance on the report, which includes explanatory paragraphs regarding Kalama's change in its method of accounting for income taxes and involvement in various environmental matters, of KPMG Peat Marwick LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                              PAGE
                                                                                                              ----

FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES (THE 'COMPANY')

Report of Coopers & Lybrand L.L.P., Independent Accountants................................................    F-2

Financial Statements:

Consolidated Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996 (unaudited).................    F-3

Consolidated Statements of Operations for the years ended December 31, 1993, 1994 and 1995
  and the six months ended June 30, 1995 and 1996 (unaudited)..............................................    F-4

Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the years ended
  December 31, 1993, 1994 and 1995.........................................................................    F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995
  and the six months ended June 30, 1995 and 1996 (unaudited)..............................................    F-6

Notes to Consolidated Financial Statements.................................................................    F-7

HILTON DAVIS CHEMICAL CO. AND SUBSIDIARY

Report of Coopers & Lybrand L.L.P., Independent Accountants................................................   F-31

Financial Statements:

Consolidated Statement of Operations for the period January 1, 1993 to September 9, 1993...................   F-32

Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the period January 1, 1993 to
  September 9, 1993........................................................................................   F-33

Consolidated Statement of Cash Flows for the period January 1, 1993 to September 9, 1993...................   F-34

Notes to Consolidated Financial Statements.................................................................   F-35

KALAMA CHEMICAL, INC. AND SUBSIDIARIES

Report of KPMG Peat Marwick LLP, Independent Accountants...................................................   F-40

Financial Statements:

Consolidated Balance Sheets as of September 30, 1993 and May 26, 1994......................................   F-41

Consolidated Statements of Operations for the year ended September 30, 1993 and for the period October 1,
  1993 to May 26, 1994.....................................................................................   F-42


Consolidated Statements of Stockholder's Equity for the year ended September 30, 1993 and for the period
  October 1, 1993 to May 26, 1994..........................................................................   F-43

Consolidated Statements of Cash Flows for the year ended September 30, 1993 and for the period October 1,
  1993 to May 26, 1994.....................................................................................   F-44

Notes to Consolidated Financial Statements.................................................................   F-45

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Freedom Chemical Company
Philadelphia, Pennsylvania

We have audited the accompanying consolidated balance sheets of Freedom Chemical Company and Subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Freedom Chemical Company and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

600 Lee Road
Wayne, Pennsylvania
March 26, 1996

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                   AS OF DECEMBER 31,
                                                                                                  ---------------------
                                                                                                    1994         1995
                                                                                                  --------     --------
                                            ASSETS
Current assets:
 Cash and cash equivalents....................................................................    $  2,411     $  1,450
 Accounts receivable, net of allowance for doubtful accounts of $287, $260 and $374,
   respectively...............................................................................      28,724       39,050
 Refundable income taxes......................................................................          --        2,742
 Inventories..................................................................................      39,382       46,848
 Prepaid expenses and other current assets....................................................       3,647        4,812
 Environmental indemnification................................................................       4,346          780
 Deferred income taxes........................................................................       3,240        2,107
                                                                                                  --------     --------
   Total current assets.......................................................................      81,750       97,789
Property, Plant and Equipment:
 Land.........................................................................................       3,072        3,658
 Buildings and improvements...................................................................      11,617       14,357
 Machinery and equipment......................................................................      75,148       97,679
 Other........................................................................................       4,373        4,506
                                                                                                  --------     --------
                                                                                                    94,210      120,200
Less accumulated depreciation.................................................................       8,854       18,734
                                                                                                  --------     --------
                                                                                                    85,356      101,466
Other assets:
 Intangible assets, net.......................................................................      48,866       34,928
 Environmental indemnification................................................................       5,763        1,074
 Deferred financing costs, net................................................................       2,929        3,641
 Investments in joint ventures................................................................          --          511
 Other........................................................................................       6,400        3,747
                                                                                                  --------     --------
   Total assets...............................................................................    $231,064     $243,156
                                                                                                  --------     --------
                                                                                                  --------     --------
                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Current maturities of long-term debt.........................................................    $  7,112     $  6,142
 Short-term borrowings........................................................................          --       12,238
 Notes payable................................................................................         165          753
 Accounts payable.............................................................................      18,220       22,928
 Accounts payable--shareholders...............................................................         273           --
 Accrued expenses.............................................................................       8,883        8,985
 Accrued compensation.........................................................................       4,425        4,618
 Accrued restructuring and other charges......................................................          --        3,470
 Environmental................................................................................       4,346        1,200

                                                                                                  --------     --------
Total current liabilities.....................................................................      43,424       60,334
Long-term debt................................................................................      93,643      119,520
Environmental.................................................................................      37,427       18,066
Deferred income taxes.........................................................................       9,740       11,058
Postretirement benefits.......................................................................       3,951        4,211
Accrued restructuring and other charges.......................................................          --        2,429
Other.........................................................................................       1,425        2,151
Minority interest.............................................................................       3,095        3,095
Commitments and contingencies.................................................................          --           --
Mandatory redeemable preferred stock:
 Series B, cumulative, $1,000 par value, authorized 40,000 shares; issued and outstanding
   21,322 shares, stated at liquidation value of $1,000 per share plus accrued and unpaid
   dividends of $4,891, $8,192 and $9,500, respectively.......................................      26,213       29,514
 Series C, cumulative, $1,000 par value, authorized 15,000 shares; issued 9,137 shares, outstanding 9,137, 8,976 and 8,916 shares, respectively, stated at liquidation value of
   $1,054 per share plus accrued and unpaid dividends of $769, $2,079 and $2,707,
   respectively...............................................................................      10,399       11,709
 Less: Treasury stock, at cost (0, 161 and 221 shares of Series C preferred, respectively)....          --         (188)
                                                                                                  --------     --------
                                                                                                    36,612       41,035
Stockholders' equity (deficit):
 Common stock:
 Series A, $.01 par value, authorized 85,000 shares; issued 59,355 shares, outstanding 59,355,
   59,070 and 58,964 shares, respectively.....................................................           1            1
 Series B, $.01 par value, authorized 10,000 shares; none issued or outstanding...............          --           --
Additional paid-in capital....................................................................       1,866           --
Accumulated deficit...........................................................................          --      (19,735)
Cumulative translation adjustment.............................................................          80        1,281
                                                                                                  --------     --------
                                                                                                     1,947      (18,453)
Less: Stockholder note receivable.............................................................        (200)        (200)
 Treasury stock, at cost (0, 285 and 391 shares of Series A common, respectively).............          --          (33)
 Minimum pension liability....................................................................          --          (57)
                                                                                                  --------     --------
Total stockholders' equity (deficit)..........................................................       1,747      (18,743)
                                                                                                  --------     --------
   Total liabilities and stockholders' equity (deficit).......................................    $231,064     $243,156
                                                                                                  --------     --------
                                                                                                  --------     --------


                                                                                                  JUNE 30,
                                                                                                    1996
                                                                                                ------------
                                            ASSETS
Current assets:
 Cash and cash equivalents....................................................................    $  1,853
 Accounts receivable, net of allowance for doubtful accounts of $287, $260 and $374,
   respectively...............................................................................      49,750
 Refundable income taxes......................................................................         723
 Inventories..................................................................................      53,913

 Prepaid expenses and other current assets....................................................       4,057
 Environmental indemnification................................................................         792
 Deferred income taxes........................................................................       1,755
                                                                                                ------------
   Total current assets.......................................................................     112,843
Property, Plant and Equipment:
 Land.........................................................................................       3,923
 Buildings and improvements...................................................................      14,551
 Machinery and equipment......................................................................     101,076
 Other........................................................................................       4,470
                                                                                                ------------
                                                                                                   124,020
Less accumulated depreciation.................................................................      24,013
                                                                                                ------------
                                                                                                   100,007
Other assets:
 Intangible assets, net.......................................................................      33,885
 Environmental indemnification................................................................         407
 Deferred financing costs, net................................................................       3,201
 Investments in joint ventures................................................................         819
 Other........................................................................................       3,285
                                                                                                ------------
   Total assets...............................................................................    $254,447
                                                                                                ------------
                                                                                                ------------
                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Current maturities of long-term debt.........................................................    $  7,879
 Short-term borrowings........................................................................      16,240
 Notes payable................................................................................       1,984
 Accounts payable.............................................................................      29,728
 Accounts payable--shareholders...............................................................          --
 Accrued expenses.............................................................................       9,969
 Accrued compensation.........................................................................       4,587
 Accrued restructuring and other charges......................................................       1,924
 Environmental................................................................................       1,200
                                                                                                ------------
Total current liabilities.....................................................................      73,511
Long-term debt................................................................................     115,655
Environmental.................................................................................      16,012
Deferred income taxes.........................................................................      11,075
Postretirement benefits.......................................................................       4,372
Accrued restructuring and other charges.......................................................       2,275
Other.........................................................................................       2,349
Minority interest.............................................................................       3,399
Commitments and contingencies.................................................................          --
Mandatory redeemable preferred stock:
 Series B, cumulative, $1,000 par value, authorized 40,000 shares; issued and outstanding
   21,322 shares, stated at liquidation value of $1,000 per share plus accrued and unpaid
   dividends of $4,891, $8,192 and $9,500, respectively.......................................      30,822
 Series C, cumulative, $1,000 par value, authorized 15,000 shares; issued 9,137 shares, outstanding 9,137, 8,976 and 8,916 shares, respectively, stated at liquidation value of
   $1,054 per share plus accrued and unpaid dividends of $769, $2,079 and $2,707,
   respectively...............................................................................      12,337

 Less: Treasury stock, at cost (0, 161 and 221 shares of Series C preferred, respectively)....        (262)
                                                                                                ------------
                                                                                                    42,897
Stockholders' equity (deficit):
 Common stock:
 Series A, $.01 par value, authorized 85,000 shares; issued 59,355 shares, outstanding 59,355,
   59,070 and 58,964 shares, respectively.....................................................           1
 Series B, $.01 par value, authorized 10,000 shares; none issued or outstanding...............          --
Additional paid-in capital....................................................................          --
Accumulated deficit...........................................................................     (16,777)
Cumulative translation adjustment.............................................................         (19)
                                                                                                ------------
                                                                                                   (16,795)
Less: Stockholder note receivable.............................................................        (200)
 Treasury stock, at cost (0, 285 and 391 shares of Series A common, respectively).............         (46)
 Minimum pension liability....................................................................         (57)
                                                                                                ------------
Total stockholders' equity (deficit)..........................................................     (17,098)
                                                                                                ------------
   Total liabilities and stockholders' equity (deficit).......................................    $254,447
                                                                                                ------------
                                                                                                ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                            YEARS ENDED DECEMBER 31,              JUNE 30,
                                                         -------------------------------    --------------------
                                                          1993        1994        1995        1995        1996
                                                         -------    --------    --------    --------    --------
                                                                                                (UNAUDITED)
Net sales.............................................   $54,831    $187,780    $296,888    $156,925    $155,787
Cost of goods sold....................................    45,295     144,845     233,533     119,966     116,482
                                                         -------    --------    --------    --------    --------
     Gross profit.....................................     9,536      42,935      63,355      36,959      39,305
Selling, general and administrative expense...........     8,292      26,948      50,399      25,919      24,158
Noncash compensation expense (note 18)................        --         915         150          75          75
Research and development expense......................       735       2,331       4,950       2,305       2,499
Restructuring and other charges (note 17).............        --          --      12,495       2,662          --
                                                         -------    --------    --------    --------    --------
     Operating income (loss)..........................       509      12,741      (4,639)      5,998      12,573
Interest and debt expense, net of capitalized interest
  of $168 and $111 for the year ended December 31,
  1995 and the six months ended June 30, 1995,
  respectively........................................     1,556       6,682      13,805       6,992       6,789
Registration costs (note 17)..........................        --          --       2,187          --          --
Other income..........................................        37         545           5         303         226
                                                         -------    --------    --------    --------    --------
     Income (loss) before minority interest, income
       taxes and extraordinary item...................    (1,010)      6,604     (20,626)       (691)      6,010
Minority interest.....................................       251         284         247         126         126
                                                         -------    --------    --------    --------    --------
     Income (loss) before income taxes and
       extraordinary item.............................    (1,261)      6,320     (20,873)       (817)      5,884
Provision (benefit) for income taxes..................      (291)      2,858      (3,809)      1,291       1,443
Equity in income of joint ventures....................        --          --          74         120         455
                                                         -------    --------    --------    --------    --------
     Net income (loss) before extraordinary item......      (970)      3,462     (16,990)     (1,988)      4,896
Extraordinary loss, net of applicable income tax
  benefit of $725.....................................        --      (1,276)         --          --          --
                                                         -------    --------    --------    --------    --------
     Net income (loss)................................      (970)      2,186     (16,990)     (1,988)      4,896
Less: preferred dividends.............................     1,621       3,694       4,611       1,883       1,862
                                                         -------    --------    --------    --------    --------
     Net income (loss) applicable to common
       shares.........................................   $(2,591)   $ (1,508)   $(21,601)   $ (3,871)   $  3,034
                                                         -------    --------    --------    --------    --------
                                                         -------    --------    --------    --------    --------



   The accompanying notes are an integral part of the consolidated financial statements.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)


                           SERIES A
                         COMMON STOCK      ADDITIONAL                 CUMULATIVE   STOCKHOLDER              MINIMUM
                       -----------------    PAID-IN     ACCUMULATED   TRANSLATION     NOTE       TREASURY   PENSION
                       SHARES    AMOUNT     CAPITAL       DEFICIT     ADJUSTMENT   RECEIVABLE     STOCK     LIABILITY  TOTAL
                       -------   -------   ----------   -----------   ----------   -----------   --------   -------   --------
Balance at December
  31, 1992..........     7,500   $    1     $    404     $    (305)    $     --      $    --      $   --    $   --    $    100

1993:
Issuance of common
  stock.............    30,000       --        3,000            --           --           --          --        --       3,000
Issuance of
  stockholder note
  receivable........        --       --           --            --           --         (200)         --        --        (200)
Foreign currency
  translation.......        --       --           --            --          (44)          --          --        --         (44)
Accrued and unpaid
  preferred
  dividends for the
  year ended
  December 31,
  1993..............        --       --       (1,621)           --           --           --          --        --      (1,621)
Loss................        --       --           --          (970)          --           --          --        --        (970)
                       -------   -------   ----------   -----------   ----------   -----------   --------   -------   --------
Balance at December
  31, 1993..........    37,500        1        1,783        (1,275)         (44)        (200)         --        --         265

1994:
Issuance of common
  stock.............    21,855       --        2,866            --           --           --          --        --       2,866
Foreign currency
  translation.......        --       --           --            --          124           --          --        --         124
Accrued and unpaid
  preferred
  dividends for the
  year ended
  December 31,
  1994..............        --       --       (2,783)         (911)          --           --          --        --      (3,694)
Net income..........        --       --           --         2,186           --           --          --        --       2,186
                       -------   -------   ----------   -----------   ----------   -----------   --------   -------   --------
Balance at December
  31, 1994..........    59,355        1        1,866            --           80         (200)         --        --       1,747

1995:

Foreign currency
  translation.......        --       --           --            --        1,201           --          --        --       1,201
Treasury shares
  purchased (285
  Series A common
  shares)...........        --       --           --            --           --           --         (33)       --         (33)
Accrued and unpaid
  preferred
  dividends for the
  year ended
  December 31,
  1995..............        --       --       (1,866)       (2,745)          --           --          --        --      (4,611)
Minimum pension
  liability.........        --       --           --            --           --           --          --       (57 )       (57)
Loss................        --       --           --       (16,990)                                             --     (16,990)
                       -------   -------   ----------   -----------   ----------   -----------   --------   -------   --------
Balance at December
  31, 1995..........    59,355   $    1     $     --     $ (19,735)    $  1,281      $  (200)     $  (33)   $  (57 )  $(18,743)
                       -------   -------   ----------   -----------   ----------   -----------   --------   -------   --------
                       -------   -------   ----------   -----------   ----------   -----------   --------   -------   --------

   The accompanying notes are an integral part of the consolidated financial statements.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                               YEARS ENDED DECEMBER 31,
                                                                 ----------------------------------------------------
                                                                           1993                        1994
                                                                         --------                    --------
Cash flows from operating activities:
  Net income (loss)...........................................           $   (970)                   $  2,186
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization...............................              2,735                       8,559
  Provision for doubtful accounts.............................                112                         142
  Gain on sale of fixed assets................................                 (6)                         --
  Minority interest...........................................                251                         284
  Non-cash compensation expense...............................                 --                         915
  Extraordinary loss..........................................                 --                       2,001
  Restructuring and other charges, net of payments............                 --                          --
  Registration costs..........................................                 --                          --
  Equity increase of joint ventures...........................                 --                          --
  Deferred income taxes.......................................               (428)                        258
  Other changes that provided (used) cash:
    Accounts receivable.......................................                150                      (2,035)
    Inventories...............................................              1,824                        (438)
    Prepaid expenses and other current assets.................              1,058                        (658)
    Accounts payable, accrued expenses and other
      liabilities.............................................             (4,314)                      2,949
                                                                         --------                    --------
  Net cash provided by (used in) operating activities.........                412                      14,163
                                                                         --------                    --------
Cash flows from investing activities:
  Payments for acquisitions, net of cash acquired.............            (29,890)                    (68,286)
  Capital expenditures........................................               (953)                     (7,210)
  Purchase of subsidiary stock from minority stockholders.....                 --                        (142)
  (Increase) decrease in investments in joint ventures........                 --                          --
  Proceeds from sale of capital equipment.....................                 50                         185
  Payments for environmental liabilities......................                 --                      (2,543)
  Proceeds from environmental indemnification.................                 --                       2,292
  Other.......................................................                165                        (208)
                                                                         --------                    --------
  Net cash used in investing activities.......................            (30,628)                    (75,912)
                                                                         --------                    --------
Cash flows from financing activities:
  Issuance of common stock....................................              2,800                       2,273
  Issuance of preferred stock.................................             17,000                       9,745
  Revolving borrowings under Credit Agreement.................                 --                      36,250
  Revolving repayments under Credit Agreement.................                 --                     (28,500)
  Term loan borrowings under Credit Agreement.................                 --                      95,500
  Term loan repayments under Credit Agreement.................                 --                      (3,000)
  Short term borrowings under European Facility...............                 --                          --

  Repayments of short term borrowing under European Facility..                 --                          --
  Borrowing of refinanced long-term debt......................             62,931                          --
  Repayment of refinanced long-term debt......................            (25,771)                    (44,630)
  Repayment of assumed long-term debt.........................            (25,401)                         --
  Purchase of treasury stock..................................                 --                          --
  Payment of registration costs...............................                 --                          --
  Repayment of capital lease obligations......................                 --                        (134)
  Payments for financing costs................................             (1,861)                     (3,250)
  Dividends paid to minority interests........................               (122)                       (129)
  Other.......................................................                (79)                       (754)
                                                                         --------                    --------
Net cash provided by financing activities.....................             29,497                      63,371
                                                                         --------                    --------
Effect of exchange rate changes on cash.......................                 --                          --
                                                                         --------                    --------
Net increase (decrease) in cash and cash equivalents..........               (719)                      1,622
Cash and cash equivalents, beginning of period................              1,508                         789
                                                                         --------                    --------
Cash and cash equivalents, end of period......................           $    789                    $  2,411
                                                                         --------                    --------
                                                                         --------                    --------

                                                                                                 JUNE 30,
                                                                                            ------------------
                                                                          1995               1995       1996
                                                                        --------            -------    -------
Cash flows from operating activities:
  Net income (loss)...........................................          $(16,990)           $(1,988)   $ 4,896
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization...............................            13,512              6,560      6,719
  Provision for doubtful accounts.............................                36                 (3)       144
  Gain on sale of fixed assets................................              (188)               (65)       (87)
  Minority interest...........................................               247                126        126
  Non-cash compensation expense...............................               150                 75         75
  Extraordinary loss..........................................                --                 --         --
  Restructuring and other charges, net of payments............            13,759              2,805         --
  Registration costs..........................................             2,187                 --         --
  Equity increase of joint ventures...........................               (74)              (120)      (455)
  Deferred income taxes.......................................            (3,294)               195        367
  Other changes that provided (used) cash:
    Accounts receivable.......................................            (8,308)           (13,345)   (11,303)
    Inventories...............................................            (1,787)            (4,187)    (8,040)
    Prepaid expenses and other current assets.................             1,385               (936)      (226)
    Accounts payable, accrued expenses and other
      liabilities.............................................            (3,765)             3,726      8,722
                                                                        --------            -------    -------
  Net cash provided by (used in) operating activities.........            (3,130)            (7,157)       938
                                                                        --------            -------    -------
Cash flows from investing activities:
  Payments for acquisitions, net of cash acquired.............           (15,874)           (15,874)        --
  Capital expenditures........................................           (15,514)            (8,480)    (3,986)

  Purchase of subsidiary stock from minority stockholders.....                --                 --         --
  (Increase) decrease in investments in joint ventures........              (133)              (211)        41
  Proceeds from sale of capital equipment.....................               762                629      1,659
  Payments for environmental liabilities......................            (3,943)            (1,927)    (1,355)
  Proceeds from environmental indemnification.................             2,645              2,096        655
  Other.......................................................                42                (16)        24
                                                                        --------            -------    -------
  Net cash used in investing activities.......................           (32,015)           (23,783)    (2,962)
                                                                        --------            -------    -------
Cash flows from financing activities:
  Issuance of common stock....................................                --                 --         --
  Issuance of preferred stock.................................                --                 --         --
  Revolving borrowings under Credit Agreement.................            86,830             56,250     31,000
  Revolving repayments under Credit Agreement.................           (73,830)           (47,250)   (29,500)
  Term loan borrowings under Credit Agreement.................            18,200             18,200         --
  Term loan repayments under Credit Agreement.................            (7,000)            (3,500)    (3,547)
  Short term borrowings under European Facility...............            16,516             11,252      4,890
  Repayments of short term borrowing under European Facility..            (3,986)            (3,750)        (3)
  Borrowing of refinanced long-term debt......................                --                 --         --
  Repayment of refinanced long-term debt......................                --                 --         --
  Repayment of assumed long-term debt.........................                --                 --         --
  Purchase of treasury stock..................................              (221)                --        (87)
  Payment of registration costs...............................            (1,004)              (714)        --
  Repayment of capital lease obligations......................               (65)               (45)       (71)
  Payments for financing costs................................            (1,391)            (1,021)       (33)
  Dividends paid to minority interests........................              (247)              (247)      (130)
  Other.......................................................               (85)               (19)       (26)
                                                                        --------            -------    -------
Net cash provided by financing activities.....................            33,717             29,156      2,493
                                                                        --------            -------    -------
Effect of exchange rate changes on cash.......................               466                662        (66)
                                                                        --------            -------    -------
Net increase (decrease) in cash and cash equivalents..........              (961)            (1,122)       403
Cash and cash equivalents, beginning of period................             2,411              2,411      1,450
                                                                        --------            -------    -------
Cash and cash equivalents, end of period......................          $  1,450            $ 1,289    $ 1,853
                                                                        --------            -------    -------
                                                                        --------            -------    -------

   The accompanying notes are an integral part of the consolidated financial statements.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

1. DESCRIPTION OF BUSINESS

     Freedom Chemical Company ('FCC' or 'the Company') was incorporated in Delaware on April 14, 1992 for the purpose of acquiring specialty chemical companies which manufacture and market specialty chemical products for diverse applications. The Company focuses globally on niche markets where it has strong market positions, which have relatively few competitors and where there are significant barriers to entry. In addition, the Company's products are often very important to the performance of its customers products, but typically represent a relatively small percentage of their total costs. The Company has five core product lines: (i) Food and Personal Care Ingredients; (ii) Pharmaceutical Intermediates and Natural Additives; (iii) Specialty Organic Chemicals and Intermediates; (iv) Organic Pigments and Dyes; and (v) Textile and Paper Chemicals.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of Freedom Chemical Company and its Subsidiaries (collectively, referred to as 'the Company'). The Subsidiaries include: Freedom Textile Chemicals Company and Subsidiaries ('FTCC'), Hilton Davis Chemical Company ('HDCC'), Kalama Chemical, Inc. and Subsidiaries ('KCI'), Freedom Chemical Diamalt GmbH and Subsidiaries ('FCD') and Societe Francaise Des Colloides ('SFC') (note 3). All significant intercompany accounts and transactions have been eliminated in consolidation.

  Revenue Recognition

     Revenue is recognized when title transfers. Net sales are comprised of the total sales billed during the period less the sales value of goods returned, trade discounts and customer allowances.

  Cash and Cash Equivalents

     All investments purchased with maturities of three months or less when purchased are considered cash equivalents.

  Inventory

     Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out ('LIFO') method for approximately 70 percent and 42 percent of total inventories at December 31, 1994 and 1995, respectively. The cost of the remaining inventories are valued using the first-in, first-out ('FIFO') method. Obsolete or unsaleable inventory is reflected at its estimated net realizable value. Inventory costs include materials, direct labor and manufacturing overhead.


  Property, Plant and Equipment

     Property, plant and equipment are recorded at their assigned values as determined through the allocation of the respective acquisition purchase prices. Additions are carried at cost and include expenditures for major renewals and betterments. Maintenance, repairs and minor renewals are expensed as incurred. Maintenance and repairs expense for the years ended December 31, 1993, 1994 and 1995 was $1,937, $7,409 and $8,704, respectively. Upon retirement or other disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows: buildings and improvements--15 to 31.5 years; machinery and equipment--4 to 13 years; other-- 5 years. Depreciation expense during the years ended December 31, 1993, 1994 and 1995 was $1,895, $6,367 and $10,255, respectively.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

  Maintenance/Inspection Shutdown Costs

     Periodic plant shutdowns are scheduled for the performance of maintenance and inspection of various pieces of equipment. Estimated costs related to these shutdowns are accrued over the period between shutdowns.

  Intangible Assets

     Intangible assets consists of amounts relating to goodwill, patents and other intangibles, including a sales agreement, trademark licenses, organizational costs and covenants not to compete arising from acquisitions. These amounts are being amortized on a straight-line basis over their remaining useful lives as follows: goodwill--40 years; patents--6 to 10 years; and other--1 to 8 years.

     At each balance sheet date, management evaluates the recoverability of intangible assets using certain financial indicators, such as historical and future ability to generate income from operations. The Company's policy is to record an impairment loss against the net unamortized cost of the intangible asset in the period when it is determined that the carrying amount of the asset may not be recoverable. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates or if the expected future net cash flows (undiscounted and without interest) would become less than the carrying amount of the asset.

  Deferred Financing Costs

     Financing costs relating to bank borrowings are deferred and amortized over the term of the debt agreements. In May 1994, the Company refinanced and consolidated all existing Company debt through an amended and restated credit agreement (the 'Credit Agreement'). In connection with the refinancing, the

Company incurred a before-tax extraordinary loss of $2,001, relating primarily to the write-off of deferred financing fees on the old debt and prepayment penalties. The after-tax loss was $1,276.

     Amortization of deferred financing costs during the years ended December 31, 1993, 1994 and 1995 was $186, $590 and $822, respectively, and is classified as interest expense in the consolidated statements of operations.

  Investments in Joint Ventures

     The Company's investments in affiliated companies which are not majority owned or controlled are accounted for using the equity method. Investments carried at equity and the percentage interest owned consist of Lyomark Pharma GmbH (33.4%), Srinivasa Cystine Limited (40%), Prince Chemicals Co. Ltd. (50%), Hackermalt Protein Verwaltungs GmbH (50%) and Diamo Handels GmbH (50%).

  Income Taxes

     Income tax expense is based on reported results of operations before extraordinary items and income taxes. Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred tax balances are adjusted to reflect tax rates, based on current tax laws, that will be in effect in the years in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Foreign Currency Translation

     Balance sheet accounts for foreign operations are translated at the exchange rate as of the balance sheet date, and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are included as a separate component of stockholders' equity. Transaction gains and losses included in the consolidated statements of operations were not significant for the years ended December 31, 1993 and 1994. Transaction losses of $581 were included in the consolidated statement of operations for the year ended December 31, 1995.

  Environmental Liabilities and Recoveries


     Environmental contingencies assumed in connection with business acquisitions are recorded as liabilities in connection with the purchase. Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. Expenditures related to improving the condition of property compared with the condition of that property when constructed or acquired are capitalized. The Company also capitalizes expenditures that prevent future environmental contamination and expenditures incurred in preparing a property for sale. Other expenditures are expensed as incurred. Liabilities are recorded when environmental assessments indicate that remedial efforts are probable and the costs can be reasonably estimated. Estimates of the liability are based upon currently available facts, existing technology, and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors. All available evidence is considered including prior experience in remediation of contaminated sites, other companies' clean-up experience and data released by the Environmental Protection Agency (EPA) or other organizations. These liabilities are included in the consolidated balance sheet at their undiscounted amounts. Recoveries are evaluated separately from the liability. Additional information regarding environmental recoveries and liabilities is included in note 11.

  Concentration of Credit Risk

     The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of its trade receivables. The Company sells a majority of its products to a wide range of industrial plant and service facilities. Trade receivables balances consist of a wide range of customers located in the United States and internationally with the primary concentration in North America. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and historically such losses have been within management's expectations.

  Fair Value of Financial Instruments

     The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, trade payables and long-term debt. The book value of cash and cash equivalents, trade receivables, and trade payables is considered to be representative of their fair value because of their short maturities. The carrying amount of long-term debt outstanding at December 31, 1994 and 1995 approximated fair value as the interest rates were variable and set to market.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

  Significant Customers

     Sales to a customer, which acts as an international distributor for the Company, amounted to approximately $5.8 million or 10.6 percent, $19.9 million or 10.6 percent, and $21.2 million or 7.1 percent, of net sales for the years ended December 31, 1993, 1994 and 1995, respectively. At December 31, 1994 and 1995, respectively, approximately $2.3 million or 7.9 percent, and $1.2 million or 3.0 percent of net accounts receivable, was due from this customer.

     In 1995, the Company notified the international distributor that, effective January 1996, the distributor agreement would be cancelled. As part of revamping the structure of international sales, the Company will be utilizing the resources of the FCD sales force to call on these customers. The Company does not expect any negative impact on future international sales from this change.

  New Pronouncements

     In March 1995, the Financial Accounting Standards Board ('FASB') issued Statement of Financial Accounting Standard No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of' ('SFAS No. 121'), which is effective for years beginning after December 15, 1995. SFAS No. 121 established criteria for recognizing, measuring and disclosing impairments of long-lived assets, including intangibles and goodwill. The Company plans to adopt SFAS No. 121 in 1996 and is currently evaluating the impact on its consolidated financial position and results of operations.

     In October 1995, FASB issued Statement of Financial Accounting Standards No. 123, 'Accounting for Stock-Based Compensation' ('SFAS No. 123'). SFAS No. 123 is required to be adopted for fiscal years beginning after December 15, 1995. SFAS No. 123 encourages a fair value based method of accounting for employee stock options or similar equity instruments, but allows continued use of the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, 'Accounting for Stock Issued to Employees' ('APB No. 25'). Companies electing to continue to use APB No. 25 must make proforma disclosures of net income as if the fair value based method of accounting had been applied. The Company is evaluating the provisions of SFAS No. 123, but has not yet determined whether it will continue to follow the provisions of APB No. 25 or change to the fair value method of SFAS No. 123.

3. BUSINESS ACQUISITIONS

     The acquisitions described below have been accounted for under the purchase method. The results of these acquisitions have been included in the results of operations from the applicable acquisition dates. The purchase price of each acquisition was allocated to assets and liabilities based on their estimated fair values as of the date of acquisition. However, for the 1993 and 1995 acquisitions, the values assigned to all noncurrent assets were reduced proportionately by the excess of the estimated fair value of the net assets acquired over the purchase price. In connection with the 1994 acquisitions, the excess of the purchase price over net assets acquired, net of adjustments, is being amortized on a straight-line basis over 40 years. Deferred taxes were established for differences between the assigned financial statement and tax bases of assets and liabilities.

  1993 Acquisition

     In September 1993, the Company acquired all of the issued and outstanding common stock of HDCC. This acquisition was financed by cash payments of $29,890.

In connection with the acquisition, liabilities of $11,187 were established and $44,199 of liabilities were assumed. The cash portion was financed with bank debt and proceeds from the issuance of FCC Series B preferred stock and FCC common stock. The cash payment for the acquisition is summarized as follows:
$43,603 of current assets plus $41,673 of noncurrent assets acquired less liabilities of $55,386 equals the cash payment of $29,890.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

  1994 Acquisitions

     In May 1994, the Company acquired all of the issued and outstanding shares of common stock of KCI from BC Sugar Refinery Limited ('BC Sugar') and Chatterton Petrochemical Corporation (collectively referred to as 'BC Sugar'). This acquisition was financed by net cash payments of $60,315. In connection with the acquisition, liabilities of $13,718 were established and $82,111 of liabilities were assumed. The cash portion was financed with bank debt and proceeds from the issuance of FCC Series C preferred stock and FCC common stock. The cash payment for the acquisition is summarized as follows: $27,739 of current assets plus $87,007 of noncurrent assets acquired plus goodwill of $41,398 less liabilities of $95,829 equals the cash payment of $60,315.

     In connection with the acquisition of KCI, the Company recorded liabilities totaling $44,400 for estimated expenditures related to costs for assessment, investigation, negotiations, legal representation, cleanup and remediation, and fines and penalties for the environmental matters described in note 11. An indemnification receivable of $12,700 from BC Sugar was recorded in accordance with the KCI Stock Purchase Agreement. A deferred tax benefit of $15,600 was also recorded. A trust fund was established to fund the indemnification receivable from BC Sugar. In 1995, the Company revised its estimates related to the aforementioned costs associated with environmental matters and reduced the liability, indemnification receivable, and deferred tax asset originally recorded by $19,263, $5,610 and $5,055, respectively. This resulted in a reduction of goodwill of $8,598. At December 31, 1995 , the remaining liability, indemnification receivable and deferred tax asset for the aforementioned matters are $18,567, $1,854, and $7,002, respectively.

     Additionally, in December 1994, the Company acquired certain assets of Reilly-Whiteman, Inc. ('Reilly-Whiteman') through FCC Acquisition Corp. ('FCAC'), a subsidiary of FTCC. This acquisition was financed by net cash payments of $7,971. In connection with the acquisition, liabilities of $305 were established and $519 of liabilities were assumed. The cash portion was financed with bank debt. The net cash payment for the acquisition is summarized as follows: $1,814 of current assets plus $3,220 of noncurrent assets acquired plus goodwill of $3,761, less liabilities of $824 equals the cash payment of $7,971. In December 1995, the Company recognized an impairment loss of $4,029 on all goodwill and other intangibles associated with this acquisition (note 17).

  1995 Acquisition


     In January 1995, the Company purchased certain assets and liabilities of Diamalt GmbH and subsidiaries, headquartered in Munich, Germany, through its subsidiary, FCD. The acquisition was financed by cash payments of $15,874 which were financed with bank debt. The Company borrowed $23.5 million, $5.3 million under the Revolving Credit Facility and $18.2 million as additional Term B debt. In connection with the acquisition, liabilities of $700 were established and $7,853 of liabilities were assumed. The net cash payment for the acquisition is summarized as follows: $10,470 of current assets plus $13,957 of non-current assets ($25,770 of non-current assets acquired less negative goodwill of $11,813) less liabilities of $8,553 equals the cash payment of $15,874.

     The following unaudited pro forma summary information combines the consolidated results of operations of the Company, KCI and FCAC as if the acquisitions had occurred on January 1, 1994. Results of operations for FCD were not significant for 1994 and, accordingly, are not included in the 1994 pro forma summary below.

                                                         FOR THE YEAR ENDED
                                                         DECEMBER 31, 1994
                                                         ------------------
Net sales.............................................        $228,740
Operating income......................................          20,889
Net income............................................           6,565

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     The pro forma results presented above do not necessarily represent results which would have occurred if the respective acquisitions had taken place at the beginning of each period, nor are they indicative of the results of future combined operations. Pro forma information for 1995 is not presented since the results of operations for FCD are included in the consolidated statement of operations of the Company.

4. INVENTORIES

     A summary of inventories and related reserves as of December 31, 1994 and 1995 is as follows:

                                                                            1994       1995
                                                                           -------    -------
Raw materials and intermediates.........................................   $18,014    $27,388
Finished goods..........................................................    21,426     19,628
                                                                           -------    -------

                                                                            39,440     47,016
Less: reserves..........................................................       (58)      (168)
                                                                           -------    -------
                                                                           $39,382    $46,848
                                                                           -------    -------
                                                                           -------    -------

     It is estimated that inventories would have been $2,350 lower than reported at December 31, 1994 and $828 lower than reported at December 31, 1995, if quantities valued on the LIFO basis were instead valued on the FIFO basis. The difference at December 31, 1995 will be charged to operations in future periods, if and when inventory quantities are reduced below the base year level. The Company believes that a write-down of the carrying amount of inventories to current or replacement cost is not appropriate, as no loss is expected to be realized upon their final sale.

5. INTANGIBLES

     A summary of intangible assets and related accumulated amortization as of December 31, 1994 and 1995 is as follows:

                                                                            1994       1995
                                                                           -------    -------
Goodwill................................................................   $45,159    $32,800
Patents.................................................................     2,090      2,558
Covenants not to compete................................................     3,401      3,401
Other...................................................................       830        926
                                                                           -------    -------
                                                                            51,480     39,685
Less: accumulated amortization..........................................     2,614      4,757
                                                                           -------    -------
                                                                           $48,866    $34,928
                                                                           -------    -------
                                                                           -------    -------

     Amortization expense for intangible assets was $654, $1,602 and $2,435, for the years ended December 31, 1993, 1994 and 1995, respectively.

6. SHORT-TERM BORROWINGS

     In 1995, FCD negotiated a European Revolving Facility aggregating $18.2 million. The European Revolving Facility has multiple maturities, with $11.2 million maturing in June 1996, and is collateralized by a $15.0 million letter of credit under the Domestic Revolving Credit facility (note 7) and FCD accounts receivable. The Company intends to renew the European Revolving Facility in June 1996 and reissue the $15.0 million letter of credit. Additionally, in 1996, FCD negotiated an increase in the European Revolving Facility of $2.3 million, also collateralized by FCD accounts receivables.


     Borrowings of European revolving loans may be in the form of Base Rate loans or European Currency loans. Under the European Revolving Facility, FCD had $1.7 million and $10.5 million outstanding as Base Rate

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

and European Currency loans, respectively, at December 31, 1995. The rates in effect on both Base Rate and European Currency loans were between 7.75 and 9.5 percent at December 31, 1995.

     FCD also pays a commission on all outstanding letters of credit of 0.75 percent per annum of the face amount of each letter of credit issued. At December 31, 1995, letters of credit outstanding totaled $0.8 million under the European Revolving Facility.

7. LONG-TERM DEBT

     Long-term debt at December 31, 1994 and 1995 is summarized as follows:

                                                                           1994        1995
                                                                          -------    --------
The Credit Agreement:
Term A loan............................................................   $34,500    $ 27,500
Term B loan............................................................    50,000      68,200
Acquisition Term loan..................................................     8,000       8,000
Domestic Revolving loans...............................................     7,750      20,750
FCD construction loan..................................................        --       1,093
Capital lease obligations..............................................       505         119
                                                                          -------    --------
                                                                          100,755     125,662
Less: current maturities...............................................     7,112       6,142
                                                                          -------    --------
                                                                          $93,643    $119,520
                                                                          -------    --------
                                                                          -------    --------

     During 1994, the Company refinanced and consolidated all existing company debt through an amended and restated credit agreement (the 'Credit Agreement'), dated May 26, 1994. The Credit Agreement, as amended, consists of term loans, revolving credit and letter of credit facilities aggregating approximately $146 million. As of December 31, 1995, the Credit Agreement was comprised of a Term A loan for $27.5 million, a Term B loan for $68.2 million, an Acquisition Term loan for $8.0 million, and a revolving credit facility (the 'Domestic Revolving Credit Facility') for up to $42.5 million. These facilities are collateralized by a pledge of the stock of FCC's subsidiaries, intercompany debt and substantially all of the real and personal property of the subsidiaries. Borrowings under the Credit Agreement were used to refinance indebtedness, to pay certain fees and expenses related to such refinancing, purchase 100 percent of the stock of KCI, acquire certain assets of Reilly-Whiteman and certain assets of Diamalt GmbH (note 3).

     During 1995, the Company negotiated amendments to the Credit Agreement for the acquisition of FCD and to modify certain financial covenant requirements. In connection with these amendments, the Company incurred financing costs of $1,391.

     The Company's ability to borrow under the Domestic Revolving Credit Facility is based on the sum of stated percentages of its eligible accounts receivable and inventory. Up to $25 million of this facility is available for standby and documentary letters of credit. The Domestic Revolving Credit Facility commitment is subject to a mandatory reduction in the amount of $5 million on both May 26, 1999 and May 26, 2000.

     The Term A loan is payable in 22 consecutive quarterly installments, ranging from $1,125 to $2,813, which commenced September 30, 1994, with a final payment due on December 31, 1999. The Term B loan is payable in 12 consecutive quarterly installments, ranging from $5,115 to $6,820, commencing September 30, 1999, with a final payment due on June 30, 2002. The Acquisition Term loan is payable in 14 consecutive quarterly installments, ranging from $325 to $725 commencing September 30, 1996, with a final payment on December 31, 1999.

     The Domestic Revolving Credit Facility has a final maturity on June 30, 2000. Borrowings of Domestic Revolving loans may be in the form of Base Rate loans or Eurodollar Rate loans and must be in a principal

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

amount of at least $250 and $1,000, respectively. Under the Domestic Revolving Credit Facility, FCC had $3.75 million and $4.00 million outstanding as Base Rate loans and Eurodollar Rate loans, respectively, at December 31, 1994, and $3.75 million and $17 million as Base Rate loans and Eurodollar Rate loans, respectively, at December 31, 1995.

     Loans under the Credit Agreement have a conversion option whereby FCC may convert their borrowings to Base Rate loans or Eurodollar Rate loans periodically. Therefore, interest is calculated at either the Base Rate plus
1.25 or 1.50 percent per annum, depending on certain performance levels, or the Eurodollar Rate plus 2.75 or 3.00 percent per annum, depending on certain performance levels, for Term A loans, Acquisition Term loans and Domestic Revolving loans. Interest on the Term B loan is calculated at either the Base Rate plus 2.00 or 2.25 percent per annum, depending on certain performance levels, or the Eurodollar Rate plus 3.25 or 3.50 percent per annum, depending on certain performance levels. The Term A and Term B loans outstanding at December 31, 1994 and 1995 were Eurodollar Rate loans. The Base Rate is the higher of the lender's Base Rate or an Alternate Base Rate as calculated per the agreement. The Eurodollar Rate is equal to the average LIBOR for the respective Eurodollar interest period. Interest on Base Rate loans is payable on a quarterly basis and on Eurodollar Rate loans at the earlier of the maturity of the Eurodollar Loan or quarterly. The rates in effect at December 31, 1994 and 1995 were 8.75 and
8.875 percent, respectively, on the Term A loan, 9.25 and 9.375 percent, respectively, on the Term B loan, 9.13 and 8.8125 percent , respectively, on the Acquisition Term loan, 8.88 and 10.25 percent, respectively, on the Base Rate Revolving loan and 9.75 and 8.75 percent, respectively, on the Eurodollar Rate Domestic Revolving loan.

     FCC must pay to the lenders a quarterly commitment fee equal to 0.50 percent of the unused portion of the Domestic Revolving Credit and Acquisition Term Loan Facilities. The Company also pays a commission on all outstanding letters of credit of 2.50 or 2.75 percent per annum of the face amount of each letter of credit, depending on certain performance levels, as well as an initial fee equal to 0.25 percent per annum of the face amount of each letter of credit issued. At December 31, 1995, letters of credit outstanding under the Domestic Revolving Credit Facility totaled $15.5 million, of which $15.0 million is used to support short term borrowings under the European Revolving Facility. At December 31, 1994, there were no letters of credit outstanding.

     The Credit Agreement contains certain negative covenants which restrict the Company from, among other things, incurring additional indebtedness, entering into merger or consolidation transactions, disposing of all or substantially all of its assets, making certain restricted payments, creating liens on the Company's assets, creating guarantee obligations, creating material lease obligations and exceeding limitations on capital expenditures. The Credit Agreement also limits the Company's ability to pay dividends or make distributions on its Common Stock. In addition, the Company must maintain certain financial ratios including a fixed charge coverage ratio and a times interest earned ratio, as well as certain other covenants, including the maintenance of minimum net worth.

     As part of the FCD acquisition, the Company assumed $1.1 million of long term debt principally for plant expansion. This debt is collateralized by real and personal property with payments due of $0.6 million in 1996 and $0.5 million in 1997. Interest on the debt is principally calculated at the Eurodollar Rate plus 3.00 percent per annum.

     Capital lease obligations, principally collateralized by certain property, plant, and equipment are due through 1999, with interest rates ranging from 8.0 percent to 12.5 percent. Total future minimum lease payments under capital lease obligations at December 31, 1994 and 1995 are $614 and $119, respectively.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     Aggregate maturities of long-term debt as of December 31, 1995 for the next five years and thereafter are as follows:

1996..........................................................   $  6,142

1997..........................................................      9,670
1998..........................................................     14,100
1999..........................................................     17,712
2000..........................................................     41,210
Thereafter....................................................     36,828
                                                                 --------
Total.........................................................   $125,662
                                                                 --------
                                                                 --------

8. INCOME TAXES

     The provision (benefit) for income taxes for the years ended December 31, 1993, 1994 and 1995 consists of the following:

                                                                              1993      1994      1995
                                                                              -----    ------    -------
Currently payable (receivable):
  Federal..................................................................   $  99    $2,223    $  (871)
  State....................................................................      38       377        192
  Foreign..................................................................      --        --        164
                                                                              -----    ------    -------
                                                                                137     2,600       (515)
                                                                              -----    ------    -------
Deferred:
  Federal..................................................................    (520)      224     (3,149)
  State....................................................................      92        34        (84)
  Foreign..................................................................      --        --        (61)
                                                                              -----    ------    -------
                                                                               (428)      258     (3,294)
                                                                              -----    ------    -------
Provision (benefit) for income taxes on income before
  extraordinary item.......................................................    (291)    2,858     (3,809)
Tax benefit from extraordinary item........................................      --       725         --
                                                                              -----    ------    -------
Provision (benefit) for income taxes.......................................   $(291)   $2,133    $(3,809)
                                                                              -----    ------    -------
                                                                              -----    ------    -------

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     Deferred tax (assets) liabilities are comprised of the following:


                                                                           1993       1994       1995
                                                                          -------    -------    -------
Allowance for doubtful accounts........................................   $  (161)   $  (240)   $  (215)
Nondeductible accruals.................................................    (1,353)    (1,593)    (1,397)
Domestic net operating loss carryforwards..............................      (501)        --     (1,778)
Foreign net operating loss carryforwards...............................        --         --     (4,173)
Postretirement liability...............................................       (61)    (1,427)    (1,482)
Alternative minimum tax credits........................................      (203)        --       (633)
Other..................................................................      (543)      (123)      (346)
Deferred financing costs...............................................        --       (660)        --
Restructuring reserves.................................................        --         --     (3,710)
Environmental accrual..................................................        --    (14,620)    (7,002)
                                                                          -------    -------    -------
  Gross deferred tax assets............................................    (2,822)   (18,663)   (20,736)
                                                                          -------    -------    -------
Fixed assets and intangibles...........................................    10,146     20,701     19,368
Inventory..............................................................     1,154        315        512
Foreign temporary differences primarily in fixed assets
  and inventory........................................................        --         --      1,663
Other..................................................................       167         --        418
                                                                          -------    -------    -------
  Gross deferred tax liabilities.......................................    11,467     21,016     21,961
                                                                          -------    -------    -------
Valuation allowance....................................................        --      4,147      7,726
                                                                          -------    -------    -------
  Net deferred tax (assets) liabilities................................   $ 8,645    $ 6,500    $ 8,951
                                                                          -------    -------    -------
                                                                          -------    -------    -------

     A reconciliation of the U.S. Federal income tax (benefit) rate to the effective tax (benefit) rate is as follows:

                                                                                 1993      1994     1995
                                                                                 -----     ----     -----
U.S. federal income tax rate..................................................   (34.0)%   34.0%    (34.0)%
State income taxes, net of federal income tax benefit.........................     6.8      5.8        .6
Benefit of losses in the foreign jurisdictions................................      --       --     (12.1)
Increase in domestic valuation allowance......................................      --       --      13.5
Valuation allowance attributable to foreign jurisdictions.....................      --       --      12.1
Noncash compensation expense..................................................      --      7.2        .2
Nondeductible goodwill amortization...........................................      --      4.8       1.8
Foreign sales corporation.....................................................      --     (3.5)     (1.5)
Preferred stock dividend......................................................     6.7      2.2        .4
Other nondeductible items.....................................................    (2.6)    (1.1)       .7
                                                                                 -----     ----     -----
Effective income tax (benefit) rate...........................................   (23.1)%   49.4%    (18.3)%
                                                                                 -----     ----     -----
                                                                                 -----     ----     -----


     At December 31, 1995, for Federal tax purposes, the Company has an available tax net operating loss carryforward of approximately $5,229 expiring in 2010. The Company also has alternative minimum tax credit carryforwards of approximately $633 which have no expiration date. At December 31, 1995, a foreign tax net operating loss carryforward of approximately $4,173 was available with no expiration date.

     At December 31, 1995, the Company maintains a valuation allowance based on management's evaluation of the future realization of certain of the Federal and foreign tax net operating loss carryforwards and the tax benefits of certain temporary differences. Of the total valuation allowance, approximately $2,400 maintained in connection with tax benefits resulting from the acquisition of KCI (see note 3) would reduce goodwill upon realization.

9. PENSION AND SAVINGS PLANS

     The Company's domestic subsidiaries maintain certain noncontributory defined benefit pension plans. The plans cover certain hourly and salaried employees and provide benefits based on the participants' years of service. The funding policies are consistent with statutory requirements and tax considerations.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     Net periodic pension cost includes the following components for the years ended December 31, 1993, 1994 and 1995:

                                                                         1993    1994    1995
                                                                         ----    ----    ----
Service cost..........................................................   $185    $289    $432
Interest cost on projected benefit obligation.........................     30      98     127
Return on plan assets.................................................    (28)    (16)   (370)
Plan deferrals and amortization.......................................     (4)    (18)    243
                                                                         ----    ----    ----
                                                                         $183    $353    $432
                                                                         ----    ----    ----
                                                                         ----    ----    ----

     Contributions are made to trusts maintained by independent trustees. The following table presents a reconciliation of the funded status of the plans to the accrued pension liability, which is included in accrued compensation at December 31, 1994 and 1995:

                                                                               1994      1995
                                                                              ------    ------
Plan assets at fair value..................................................   $1,230    $1,883
Actuarial present value of benefit obligations:
  Accumulated benefit obligation (vested, 1994--$1,432;
     1995--$2,010).........................................................    1,489     2,133
  Effect of increase in compensation.......................................      155       249
                                                                              ------    ------
  Projected benefit obligation.............................................    1,644     2,382
                                                                              ------    ------
  Projected benefit obligation in excess of plan assets....................      414       500
  Prior service costs......................................................       19        17
  Adjustment to recognize minimum liability................................       87        10
  Unrecognized loss........................................................     (206)     (180)
                                                                              ------    ------
  Accrued pension liability................................................   $  314    $  347
                                                                              ------    ------
                                                                              ------    ------

     Significant assumptions used in determining the pension obligation and the related pension expense include weighted-average assumed discount rates of 7.25 percent to 8 percent at December 31, 1994 and 7 percent to 7.25 percent at

December 31, 1995. The expected long-term rates of return on plan assets were 8 percent to 10 percent at both December 31, 1994 and 1995. In addition, the projected rate of compensation increase is 5 percent.

     The Company's subsidiaries also maintain certain defined contribution benefit plans. The plans cover salaried and certain hourly employees who meet the eligibility requirements, and require the subsidiaries to match certain employee contributions. Expenses relating to these plans were $49 for the year ended December 31, 1993, $680 for the year ended December 31, 1994 and $1,025 for the year ended December 31, 1995.

     The Company maintains a Supplemental Executive Retirement Plan to provide supplemental retirement benefits to certain executives. At December 31, 1995, the accrued liability for this plan was $348. In addition, the Company recorded a minimum pension liability of $57 as a reduction of stockholders' equity.

10. POSTRETIREMENT BENEFITS

     FTCC maintains plans to provide certain health care and life insurance benefits to eligible retired employees. The plans are unfunded. FTCC immediately recognized the accumulated postretirement benefit obligation measured as of the acquisition date and as such included a liability of $120 in the purchase price allocation.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     In connection with the acquisition of KCI, the Company recorded a liability of $3,563 for postretirement benefit obligations assumed from BC Sugar. However, BC Sugar indemnified KCI for postretirement benefit obligations totaling $2,374 with respect to each participant who was retired or eligible to retire as of the acquisition closing date. Accordingly, the Company recorded an indemnification receivable of $1,543 and a deferred tax benefit of $831.

     The following table sets forth the accumulated postretirement benefit obligation, which is included in postretirement benefits at December 31, 1994 and 1995:

                                                                               1994      1995
                                                                              ------    ------
Retirees...................................................................   $2,448    $2,094
Active plan participants...................................................    1,503     1,399
                                                                              ------    ------
                                                                               3,951     3,493
Unrecognized net gain......................................................       --       718
                                                                              ------    ------
                                                                              $3,951    $4,211
                                                                              ------    ------

                                                                              ------    ------

     The postretirement benefit costs for the years ended December 31, 1993, 1994 and 1995 include the following components:

                                                                         1993    1994    1995
                                                                         ----    ----    ----
Service cost..........................................................   $ 13    $ 80    $252
Interest cost.........................................................     11     152     253
                                                                         ----    ----    ----
                                                                         $ 24    $232    $505
                                                                         ----    ----    ----
                                                                         ----    ----    ----

     The weighted-average assumed discount rate used to measure the accumulated postretirement benefit obligation was 7 percent at December 31, 1994 and 1995. At December 31, 1995, the health care cost rate was 5 percent. A one percentage point increase in the assumed health care cost trend rate for each future year would increase postretirement benefit costs for the year ended December 31, 1995 by $51. The effect on the accumulated postretirement benefit obligation as of December 31, 1995 would be an increase of $422.

11. ENVIRONMENTAL CONTINGENCIES

     Contingencies exist for the Company and certain of its subsidiaries because of legal and administrative proceedings arising out of the acquisition of businesses and the normal course of business. Such contingencies include environmental proceedings directly and indirectly against the Company or its subsidiaries as well as matters internally identified by the Company. The resolution of such matters often spans several years and frequently includes regulatory oversight and/or adjudication. Additionally, many remediation requirements are not fixed and are likely to be affected by future technological, site and regulatory developments. Consequently, the ultimate extent of liabilities with respect to such matters as well as the timing of cash disbursements cannot be determined with certainty.


     In connection with the purchase of a number of the Company's facilities, contractual rights were obtained to indemnify the Company for certain types of environmental pollution relating to those facilities. As described more fully below, the Company consequently believes that a portion of the costs incurred in connection with environmental liabilities existing prior to the Company's ownership and remediation actions that may be required relating to the Company's past and present properties will be the responsibility of other parties. Accordingly, the Company believes that future liabilities over the amounts accrued, relating to environmental conditions existing prior to the Company's ownership and remediation actions, are not likely to have a material adverse effect on the financial position of the Company, although the effect on results of operations could be material when these conditions are resolved in a future period. However, no assurance can be given that the parties discussed below

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

will have the financial resources to fully perform their responsibilities under such agreements or that they will not challenge their responsibilities under such agreements. In any such event, the Company may not realize the indemnification from such parties. However, management is not aware of any inability of or objection, except as specifically discussed below, by the aforementioned parties to fulfill their responsibilities.

     The Company has sent wastes from its operations to various third-party waste disposal sites. From time to time the Company receives notices from representatives of governmental agencies and private parties contending that the Company is potentially liable for a portion of the investigation and remediation costs and damages at formerly owned or operated sites and third-party sites, some of which are discussed herein. Although there can be no assurance, the Company does not believe that its liabilities in connection with such third-party sites, either individually or in the aggregate, will have a material adverse effect on the Company's financial position or results of operations.

  FTCC

     In connection with the Company's purchase of FTCC's Charlotte, North Carolina facility from American Cyanamid ('AC'), the Company entered into the Agreement for the Purchase and Sale of Assets, dated February 28, 1992 (the 'Freedom Textile Asset Purchase Agreement'), with AC, which requires AC to take responsibility for corrective actions with respect to certain environmental conditions. In January 1994, AC distributed to its stockholders all of the capital stock of its chemicals unit, Cytec. The Company believes that in connection with this transaction, Cytec assumed AC's environmental indemnity obligations to the Company under the Freedom textile Asset Purchase Agreement. Since the Cytec spin-off, the Company has been dealing with Cytec in respect of matters arising under the Freedom Textile Asset Purchase Agreement and Cytec has been performing AC's obligations under the Agreement. The Settlement Agreement, dated December 30, 1994, among the Company, Cytec and AC, which settled certain claims, including certain environmental claims regarding the Charlotte facility, recited that Cytec is the successor to AC with regard to the Freedom Textile Asset Purchase Agreement. The Company has notified AC that it is cooperating with Cytec in coordinating fulfillment of AC's obligations under the Freedom Textile Asset Purchase Agreement as a matter of convenience to AC and has not waived its contractual rights to look to AC as the party liable for performance under the Freedom Textile Asset Purchase Agreement. Notwithstanding the foregoing, Cytec has never formally acknowledged to the Company its assumption of AC's obligations under the Freedom Textile Asset Purchase Agreement nor has the Company formally consented to any such assumption.


     In 1993, FTCC completed a Resource Conservation and Recovery Act ('RCRA') investigation at its Charlotte, North Carolina facility required by the EPA and the State of North Carolina. Currently pending investigation and negotiations with these agencies may require the remediation of certain environmental conditions at this facility. The Company currently does not have sufficient information on which to base an estimate of potential costs associated with this remediation. However, the prior owner of FTCC's Charlotte facility agreed to indemnify FTCC for costs associated with remediation of these environmental conditions. In addition, they have agreed to indemnify FTCC in part for certain anticipated changes in environmental regulations which may affect the facility. Accordingly, the Company does not believe that any liabilities incurred by FTCC in relation to such environmental conditions or such anticipated changes at its Charlotte facility are likely to have a material adverse effect on the Company's financial position or results of operations.


     In 1995, the Company transferred the textile assets of HDCC located in Cowpens, South Carolina, acquired as part of the HDCC acquisition, to FTCC. In 1994, the Company reached a tentative agreement with the South Carolina Department of Health and Environmental Control on an administrative consent agreement requiring the former owner to take corrective measures and conduct additional investigation, and the Company and the State of South Carolina agreed on a work plan for assessment and remediation. As part of the FTCC Asset Purchase Agreement, the former owner of the property agreed that the costs to be expended for the investigation and remediation of the existing environmental conditions would be deducted from the final purchase price payment

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

due to them of $350. At the time of acquisition, the Company recorded a liability for $350 relating to the remediation of the payment due to the former owners. In 1994, initial investigations disclosed offsite groundwater contamination. The Company hired an environmental consultant to manage this project and is developing an investigative plan. While the Company believes that any remediation costs incurred may be recovered from the prior owners, a $1.9 million charge was recorded in 1995 for estimated remediation costs since any recoveries or reimbursements from the prior owners are not currently determinable.

  HDCC

     In connection with the acquisition of HDCC, Sterling Winthrop, Inc. ('SWI'), a former owner of HDCC, SWI entered into an Environmental Matters Agreement ('EMA') with HDCC, whereby SWI has taken responsibility for environmental conditions that predate 1987, with certain exceptions, as well as for remediation of the land at HDCC's Cincinnati facility pursuant to an October 1986 Consent Decree entered into between the State of Ohio and SWI and its subsidiary.

     Under the EMA, HDCC has agreed to share responsibility with SWI for certain specific environmental conditions. Also, HDCC is responsible for environmental conditions that postdate 1986. In addition, PMC, Inc. ('PMC'), another prior owner of HDCC, has placed $1 million of the purchase price paid by the Company in an escrow account to indemnify HDCC against breaches of representations and warranties contained in the Stock Purchase Agreement between PMC and the Company, including schedules thereto, to the extent such liabilities (including certain claims not related to the environment) exceeded $200 in the aggregate and subject to a total cap of $1 million (excluding certain claims not related to the environment). HDCC does not believe that it will be required to incur significant liability in connection with such environmental conditions.

     At the time the Company and SWI entered into the EMA, SWI was a wholly owned subsidiary of Eastman Kodak ('EK'). In November 1994, EK sold the capital stock of SWI to SmithKline Beecham plc ('SmithKline Beecham'). SmithKline Beecham subsequently sold the capital stock of SWI to Miles Inc., a subsidiary of Bayer AG. Following these transactions, SWI advised the Company that EK had retained SWI's liabilities in respect of HDCC and to address further correspondence in respect of the EMA to EK. Subsequently, 360 North Pastoria Environmental Corporation, a subsidiary of EK ('360 North'), notified the Company that (i) the Company should send all future communications under the EMA to 360 North and (ii) SWI's responsibilities under the EMA would be managed by 360 North. Accordingly, since the SWI sale the Company has been dealing with 360 North in respect of matters arising under the EMA and 360 North has been performing SWI's obligations under the EMA. Notwithstanding the foregoing, neither EK nor 360 North has formally acknowledged to the Company its assumption of SWI's obligations under the EMA nor has the Company formally consented to any such assumption.

     Additionally, under the EMA, SWI is required to comply with its previous obligations pursuant to a January 1989 Administrative Consent Order entered into between the New Jersey Department of Environmental Protection and Energy ('NJDEPE') and SWI relating to remediation of the land at the HDCC Newark, New Jersey facility. While HDCC does not believe that it will be required to incur significant liability in connection with environmental conditions at the Newark facility, there can be no assurance that the State of New Jersey will not conclude, in the future, that additional remediation is required, for which HDCC may be considered responsible. The EMA also requires SWI to remediate environmental matters, if any, at the Greenville, South Carolina facility arising before December 31, 1986, subject to certain conditions set forth in the EMA.

     In June 1994, the EPA filed an administrative complaint against HDCC for alleged violations of EPA regulations relating to industrial boilers at the Cincinnati facility. The particular unit that is the subject of the complaint, boiler number five, is out of service and has not operated since August 1992. In 1995, the Company made a monetary offer to the EPA to settle this claim and continues to negotiate with the EPA. If the EPA does not accept the Company's settlement offer, litigation is likely to ensue in which the Company intends to assert all meritorious defenses available. The Company believes the outcome of such litigation would not be material to the

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)


Company's financial position or results of operations. The Company has made a claim for indemnification against PMC with respect to this matter; PMC has indicated that it will contest the claim. There can be no assurances that such claim will be successful.


     In connection with the acquisition of HDCC, the Company employed environmental consultants to examine all HDCC sites and assess the related environmental matters at these sites. Based on this examination, all known environmental liabilities, including fines and penalties, that are the responsibility of HDCC have been accrued for by HDCC as of the acquisition date.

  KCI

     KCI owns three manufacturing facilities: Kalama, Washington, Garfield, New Jersey, and Beaufort, South Carolina. Operations at these three sites, as well as operations by subsidiaries formerly owned by KCI, have generated environmental liabilities. The Stock Purchase Agreement between FCC and BC Sugar (the 'KCI Stock Purchase Agreement'), requires BC Sugar to indemnify and reimburse the Company for certain environmental liabilities, as discussed in more detail below.

     The Company's Kalama, Washington facility is subject to an agreed order between KCI and the EPA requiring KCI to remediate portions of the site and to limit potential offsite contamination, pursuant to RCRA. The EPA has approved Kalama's interim corrective measures work plan and RCRA facility investigation report describing proposed remediation of the site. Capital equipment has been installed in part of the facility and remediation is ongoing. The Company believes that the interim corrective measures will provide most if not all of the remediation required by the EPA.

     The Company's Garfield facility is subject to an administrative consent order with the State of New Jersey requiring remediation of portions of the site and potentially requiring remediation of areas offsite, pursuant to the New Jersey Industrial Site Recovery Act ('ISRA'). The Garfield facility cleanup is also subject to a Settlement Agreement (the 'Tenneco Settlement Agreement'), dated April 28, 1994, to terminate litigation between KCI and Tenneco Polymers, Inc. ('Tenneco Polymers'), the successor in interest of the prior owner of the site. The Tenneco Settlement Agreement requires Tenneco Polymers to conduct the cleanup of the facility required by the State of New Jersey and to pay for 80 percent of the cleanup costs, with KCI responsible for the remaining 20 percent of such costs. BC Sugar will remain responsible for certain of KCI's portion of the cleanup costs pursuant to the KCI Stock Purchase Agreement as described below. Tenneco Polymers is currently conducting additional site investigation and discussing with the State of New Jersey the nature and scope of the required remediation of the Garfield site. KCI has terminated manufacturing operations at this facility.

     The Company's Beaufort facility has been listed on the EPA's National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ('CERCLA'). KCI's subsidiary, Kalama Specialty Chemicals, Inc. ('KSCI'), has conducted environmental studies of the site to identify the extent of contamination and to evaluate the feasibility of remediation alternatives, pursuant to an administrative order on consent between

KSCI and the EPA. The EPA and KSCI have reached agreement on a consent decree under which KSCI is to perform the remediation strategy selected by the EPA. Pilot equipment was installed and test work commenced in 1995. BC Sugar will remain responsible for certain of KCI's portion of the cleanup costs pursuant to the KCI Stock Purchase Agreement as described below. Manufacturing operations at this facility have also ceased.

     KCI and its subsidiaries have also been named as potentially responsible parties ('PRPs') pursuant to CERCLA or similar state laws at five sites not owned by KCI at which it is alleged that hazardous substances generated by KCI or its subsidiaries were disposed. These sites are being remediated or studied for remediation. KCI is cooperating with the relevant governmental agency and other PRPs in the investigation and cleanup at each of these sites. Various contingencies such as the incomplete status of investigation, the uncertainty of remediation selection and effectiveness, the search for additional PRPs, the absence of binding commitments allocating liability among PRPs and the joint and several nature of liability under CERCLA make it impossible to

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

predict at this time KCI's total liability at these sites. KCI or one of its subsidiaries has also been named as a PRP at sites under which an indemnitor (other than BC Sugar) has agreed to undertake the defense and liability. Finally, claims of liability have been received at other sites for which KCI has denied responsibility. However, BC Sugar is responsible for certain liabilities incurred at these Superfund sites pursuant to the KCI Stock Purchase Agreement, as discussed in more detail below.

     The KCI Stock Purchase Agreement provides certain indemnifications and related provisions which address these liabilities. Pursuant to the agreement, BC Sugar remains responsible for the costs of investigation, negotiations with government agencies, and installation of the capital expenditure component of the cleanup required by the government at each of the three facilities currently owned by KCI (i.e. Kalama, Garfield and Beaufort). BC Sugar is also responsible for a total of 50 percent of the costs of operation and maintenance arising from the capital expenditure component of cleanup at these three sites until five years after the installation of the capital expenditure component of each site.

     In addition, BC Sugar is responsible for all costs incurred as a result of KCI's liability at the offsite Superfund sites including the five at which KCI is a cooperating PRP, sites at which an indemnitor other than BC Sugar has agreed to accept responsibility and other identified sites at which KCI has received claims but is currently denying liability, provided that the sites were identified in the schedules to the Kalama Stock Purchase Agreement. BC Sugar's liability for these sites continues until three years after the installation of capital expenditures at all of the three currently owned facilities, but in any event no later than May 26, 2004.

     In the KCI Stock Purchase Agreement, BC Sugar also agreed to remain responsible for certain liabilities arising from violations of environmental laws occurring before May 26, 1994, at sites currently or formerly owned by KCI to the extent such liabilities in the aggregate exceed $2,000 and claims are made by the Company for such reimbursement before May 26, 1996. However, the KCI Stock Purchase Agreement also includes certain warranties and representations by BC Sugar that KCI was in compliance with environmental laws as of the closing date (May 26, 1994), except as set forth in a schedule accompanying and incorporated into the KCI Stock Purchase Agreement. BC Sugar further agreed to indemnify the Company and KCI against liabilities arising out of the breach of these representations and warranties to the extent each such liability exceeded $50 individually and all such liabilities exceeded $600 in the aggregate, and provided any such claim is made by the Company or KCI before May 26, 1996. All of the indemnifications and other provisions whereby BC Sugar agreed to remain responsible for costs in the KCI Stock Purchase Agreement, including those described above, are subject to an aggregate limit of $44,000 and including certain costs which may be directly incurred or paid by BC Sugar. The KCI Stock Purchase Agreement required BC Sugar to establish a trust fund to provide reimbursement for expenditures for environmental liabilities by KCI and the Company for which BC Sugar is liable under the agreement.


     As a result of the KCI Stock Purchase Agreement and the Tenneco Settlement Agreement, the Company does not believe that any additional liabilities incurred by KCI under environmental laws will be material to the Company's financial position or results of operations.


     In May 1991, the EPA issued a compliance order to KCI alleging nine violations of the Clean Air Act, dating back to 1984, at the Kalama facility. In July 1994, KCI was informally notified by the EPA that these violations (and possibly other alleged violations of the Clean Air Act) had been referred to the Department of Justice for possible initiation of an enforcement action. In 1995, the Company reached a tentative understanding with the Department of Justice which contemplates the payment of a penalty as well as an additional payment to fund supplemental environmental projects, both totaling approximately $1.6 million. The Company has made a claim to BC Sugar for indemnification in this matter, which is included in the liabilities established by the Company in connection with the acquisition of KCI.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

  FCAC


     In December 1994, the Company acquired certain assets of Reilly-Whiteman through its subsidiary, FCAC and entered into a lease of the Reilly-Whiteman facility at Conshohocken, Pennsylvania. Reilly-Whiteman incurred certain environmental liabilities prior to December 1994, including alleged violations of environmental regulations, some of which may have continued after that date. However, pursuant to the Asset Purchase Agreement entered in connection with the acquisition, the prior owner, the Reilly Corporation, has the responsibility for claims or liabilities arising from operations prior to that date. Accordingly, the Company does not believe that any known liabilities arising from the Conshohocken facility are likely to have a material adverse effect on the Company's financial position or results of operations.


12. COMMITMENTS AND CONTINGENCIES

     The Company has entered into various operating lease agreements for the use of certain real estate, buildings, office space, equipment and vehicles. A number of these agreements provide for renewal options which, if exercised, would extend the terms of the leases for varying periods of time. Rental expense relating to operating leases for the years ended December 31, 1993, 1994 and 1995 was $318, $970 and $2,383, respectively.

     Future minimum lease payments for all noncancellable operating leases with initial or remaining terms in excess of one year as of December 31, 1995 are as follows:

YEAR ENDING                                                          OPERATING LEASES
------------------------------------------------------------------   ----------------
1996..............................................................       $  2,890
1997..............................................................          2,380
1998..............................................................          2,080
1999..............................................................          1,776
2000..............................................................          1,680
                                                                     ----------------
     Total minimum lease payments.................................       $ 10,806
                                                                     ----------------
                                                                     ----------------

     In accordance with a management agreement between the Company and a partnership controlled by two officers, a management fee paid to the partnership and certain of the Company's corporate expenses paid by the aforementioned partnership amounting to $1,076 in 1993 have been included in the related results of operations. During 1994, the management agreement was amended and all corporate expenses are now paid by the Company.

     During 1994, the Company entered into employment agreements with the two officers whereby each would continue to serve the Company in their present capacity through May 1997. Under the employment agreements, the two officers are each entitled to an annual base salary and, subject to the Company's meeting certain performance criteria established by the Board of Directors or the Compensation Committee, an annual bonus based on a percentage of the annual base salary. In the event that these agreements are terminated by the Company without cause, the two officers shall be entitled to severance benefits equal to two times the officers' average final compensation, payable over two years.

     The two officers also have a conditional bonus agreement with the majority shareholder which entitles them to receive a cash bonus from the majority shareholder if certain returns on the majority shareholder's investment are realized. If such bonus is paid by the shareholder, the Company will treat it in accordance with generally accepted accounting principles.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

13. MINORITY INTEREST

     In connection with its acquisition, FTCC issued 2,800 shares of its $1,000 par value Series A Preferred Stock to its former owner. The Series A Preferred Stock is entitled to receive an 8.5 percent cumulative cash dividend paid semiannually. The shares are subject to redemption, in whole or in part, at $1,000 per share plus all unpaid dividends accrued thereon, at the option of the Board of Directors of FTCC, or upon the earlier of an occurrence of an event of mandatory redemption or May 4, 2002. The Company has $3,073 included in Minority Interest on the consolidated balance sheets at December 31, 1994 and 1995 relating to the Series A Preferred Stock of FTCC. The Company has $238, $277 and $247 reflected in Minority Interest on the consolidated statements of operations, relating to the dividends paid or accrued by FTCC on their Series A Preferred Stock, for the years ended December 31, 1993, 1994 and 1995, respectively.

     In addition, FTCC issued 114.75 shares of its $1,000 par value Series B Preferred Stock to two executives of FTCC in connection with the acquisition. The holders of this stock are entitled to receive a 10 percent cumulative cash dividend payable quarterly. The Series B shares are subject to redemption, in whole or in part, at $1,000 per share plus all unpaid dividends accrued thereon, at the discretion of the Board of Directors of FTCC. On June 30, 1994, these shares were exchanged one-for-one for shares of FCC's Series B Preferred Stock (note 14). In consideration, FCC became the owner of the FTCC shares previously held by the executives, making FCC the holder of 100 percent of FTCC's Series B Preferred Stock. Therefore, at December 31, 1994 and 1995, there is $22 included in Minority Interest on the consolidated balance sheet relating to the accrued and unpaid dividends earned by the former owners of the stock prior to the date of the exchange. The par value of the shares was eliminated in consolidation. In addition, the Company has $13, $7 and $0 reflected in Minority Interest on the consolidated statements of operations, relating to the Series B Preferred Stock dividends paid or accrued by FTCC, for the years ended December 31, 1993, 1994 and 1995, respectively.

14. MANDATORY REDEEMABLE PREFERRED STOCK

  Series B Preferred Stock

     The holders of nonvoting Series B Preferred Stock are entitled to receive an 11 7/8 percent cumulative cash dividend payable quarterly on the last day of the month succeeding the end of a calendar quarter (the dividend payment date). In the event of liquidation of the Company, the holders shall be entitled to receive all of the par value plus any accrued and unpaid dividends.

     Series B Preferred Stock, at the discretion of the Board of Directors of the Company, shall be subject to redemption, in whole or in part, at $1,000 per share plus all unpaid dividends accrued thereon (liquidation preference). Series B Preferred Stock shall be subject to a mandatory redemption, at the liquidation preference, on April 30, 2002.

     For any quarterly dividend period in which dividends are not paid in cash on the respective dividend payment date, such accrued and unpaid dividends shall be added to the liquidation preference at the beginning of the subsequent quarterly dividend period. The Company has paid no cash dividends. There were $4,891 and $8,192 of accrued and unpaid dividends on the Series B Preferred Stock at December 31, 1994 and 1995, respectively.

  Series C Preferred Stock

     The holders of nonvoting Series C Preferred Stock, par value $1,000, are entitled to receive an 11 7/8 percent cumulative cash dividend payable quarterly on the last day of the month succeeding the end of a calendar quarter (the dividend payment date). In the event of liquidation of the Company, the holders shall be entitled to receive $1,054 per share plus any accrued and unpaid dividends (the liquidation preference). Series C stock shall be subject to redemption, in whole or in part, at the liquidation preference, at the discretion of the Board of Directors of the Company or under mandatory redemption on May 31, 2004.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     For any quarterly dividend period in which dividends are not paid in cash on the respective dividend payment date, such accrued and unpaid dividends shall be added to the liquidation preference at the beginning of the subsequent quarterly dividend period. The Company has paid no cash dividends. There were $769 and $2,079 of accrued and unpaid dividends relating to the Series C Preferred Stock at December 31, 1994 and 1995, respectively.

     In 1995, the Company purchased 161 shares of Series C Preferred Stock at an aggregate cost of $188. These shares are classified as treasury stock at December 31, 1995.

15. COMMON STOCK

     In September 1994, the Company reclassified the par value of its Series A Common Stock from $100 to $.01. All references to the Series A Common Stock in the financial statements have been restated to reflect the reclassification as of the Company's date of inception. In addition, the Company authorized the issuance of 10,000 shares of a new Series B Common Stock. The holders of Common Stock shall not be entitled to receive cash dividends, nor shall shares of Common Stock be purchased, redeemed, or otherwise acquired by the Company until the Series B Preferred Stock and the Series C Preferred Stock has been redeemed in full.

     In 1995, the Company purchased 285 shares of Series A Common Stock at an aggregate cost of $33. These shares are classified as treasury stock at December 31, 1995.

16. EQUITY PARTICIPATION PLAN AND STOCK OPTIONS

     Pursuant to the May 1992, September 1993 and May 1994 Stock Option Agreements, collectively amended December 7, 1994, the Company granted nonqualified stock options to acquire an aggregate of 1,837, 7,500 and 1,981 shares, respectively, of Series A Common Stock to two officers of the Company. The options are exercisable at the fair market value of the shares on the date of grant and are 60 percent vested as of December 31, 1995. The remaining options will become vested at a rate of 20 percent each May 4 through 1997 or immediately upon the occurrence of certain other events as set forth in the stock option agreements. In January 1994, a stockholder exercised his option to purchase 5,322 shares of Series A Common Stock. Approximately 27 percent of the shares purchased represent restricted shares, which can be repurchased by the Company, upon the occurrence of certain events, until the stockholder becomes fully vested in these shares in accordance with the terms set forth in the Stock Option Agreements.

     In June 1994, the Company adopted an Equity Participation Plan (the 'Plan') which provides for the award of nonqualified stock options and stock appreciation rights ('SARs') to certain executive officers, key employees and consultants of the Company and its subsidiaries. The Plan permits the Company to grant, to any holder of an option, a SAR relating to all or some of the Series B Common Stock shares covered by such options. The options vest ratably over 10 years, subject to acceleration to five years if certain performance goals are met. The vesting period for the SARs coincides with the related options.

     For options granted prior to May 1994, no compensation expense was recognized, as the exercise price was equal to the estimated fair market value on the date of grant. Noncash compensation expense of $218 was recorded for the options granted and vested in May 1994 (note 18). Additionally, compensation expense of $735 will be recognized over the vesting period of the options issued in June 1994 and the remainder of the May 1994 options. At December 31, 1995, 5,996 and 3,165 shares of Series A and Series B Common Stock, respectively, remained reserved for issuance in connection with the Stock Option Agreements at December 31, 1995 and 1994, respectively. No SARs have been awarded.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

The following is a summary of option transactions and exercise prices:

                                                               SERIES A         SERIES B         PRICE
                                                             COMMON SHARES    COMMON SHARES      SHARE
                                                             -------------    -------------    ---------
Outstanding at December 31, 1992..........................        1,837              --         $100.00

Granted...................................................        7,500              --          100.00
                                                             -------------       ------
Outstanding at December 31, 1993..........................        9,337              --
Granted...................................................        1,981              --          105.40
Granted...................................................           --           2,565          100.00
Exercised.................................................       (5,322)             --          100.00
                                                             -------------       ------
Outstanding at December 31, 1994..........................        5,996           2,565
Granted...................................................           --           1,360          255.00
Forfeited.................................................           --            (760)         100.00
                                                             -------------       ------
Outstanding at December 31, 1995..........................        5,996           3,165
                                                             -------------       ------
                                                             -------------       ------
Exercisable at December 31, 1995..........................        3,598             497
                                                             -------------       ------
                                                             -------------       ------

17. RESTRUCTURING AND OTHER CHARGES

     In 1995, the Company recorded restructuring and other charges totaling $14.4 million. These charges, which reduced gross profit from $65,287 to $63,355 and operating income (loss) from $9,788 to $(4,639), are aimed at reducing the Company's overall cost structure, including both manufacturing and administrative costs, through the closure of two manufacturing facilities and personnel reductions in both administrative and manufacturing positions. In addition, included in the charges are provisions related to unsaleable inventory, estimated environmental remediation costs and an impairment loss on intangibles.

     These actions affect approximately 135 of the Company's employees in manufacturing and headquarters locations throughout the United States and Europe. Charges related to personnel reductions, including severance and related benefits total $3.0 million. As of December 31, 1995, 30 employees have been terminated and $0.3 million of termination benefits have been paid. The remainder of the employees included in the cost reduction initiatives are generally located at manufacturing facilities and will work through the plant closing transition periods ending in 1996. At that time, the remaining cash payments to employees of $2.7 million will be made.

     Of the remaining $11.4 million of restructuring charges, $3.2 million represent charges that require an outlay of cash, including lease and other contract terminations, and environmental remediation related to the plan for cost reduction. Of this amount, $0.1 million has been paid through December 31, 1995 with $1.0 million to be paid in 1996 and $2.1 million to be paid in years after 1996, principally for environmental remediation.

     Noncash charges of $8.2 million include increases in inventory reserves at HDCC and FTCC of $1.9 million, writedowns of fixed assets associated with plant closures at HDCC and FCAC of $2.2 million, and an impairment loss of $4.0 million on all goodwill and other intangibles associated with the FCAC acquisition. The continued decline in the financial results of the operating elements of the Company's FCAC business acquired in 1994, the resultant strategic and operational review and the application of the Company's objective measurement tests resulted in an evaluation of intangible assets for possible impairment. The underlying factors contributing to the decline in financial results included changes in the market place and worldwide economic conditions.

     Additionally, in 1995, the Company recorded a charge of $2,187 for registration costs associated with an aborted public offering.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

18. COMPENSATION EXPENSE

     The Company has recorded noncash compensation expense of $915 and $150 for the years ended December 31, 1994 and 1995 related to common stock options granted (note 16) and to a nonrecurring charge for common stock sold to executive officers by the Company during June 1994 in connection with the acquisition of KCI.

19. RELATED PARTY TRANSACTIONS

     Included in loans to stockholders is a note receivable from a shareholder in the principal amount of $200. Interest is earned quarterly at the highest annual rate paid by the Company on its outstanding debt during such year. All unpaid principal and interest due on the note is payable in full on December 31, 1999. The note is collateralized by 300 shares of common stock and 170 shares of Series B Preferred Stock of the Company held by the stockholder.

20. SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental disclosure of cash flow information for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                                                    1993      1994      1995
                                                                   ------    ------    -------
Cash paid for:
Interest (net of capitalized interest)..........................   $1,286    $5,549    $12,748
                                                                   ------    ------    -------
                                                                   ------    ------    -------
Income taxes....................................................   $  195    $2,741    $   755
                                                                   ------    ------    -------
                                                                   ------    ------    -------
Non-cash investing and financing activities:
  Issuance of note receivable to stockholder....................   $  200    $   --    $    --
                                                                   ------    ------    -------
                                                                   ------    ------    -------
  Accrued and unpaid dividends on Series B preferred
     stock......................................................   $1,621    $2,925    $ 3,301

                                                                   ------    ------    -------
                                                                   ------    ------    -------
  Accrued and unpaid dividends on Series C preferred
     stock......................................................   $   --    $  769    $ 1,310
                                                                   ------    ------    -------
                                                                   ------    ------    -------
  Accrued and unpaid dividends for minority interest of
     subsidiary.................................................   $  128    $  277    $   247
                                                                   ------    ------    -------
                                                                   ------    ------    -------
  Capital expenditures included in accounts payable and accrued
     expenses...................................................   $  216    $1,060    $   330
                                                                   ------    ------    -------
                                                                   ------    ------    -------

21. INTERNATIONAL OPERATIONS

     The Company operates in one business segment, specialty chemicals. Information about the Company's export sales by domestic operations and sales by foreign operations, by geographic location, for the years ended December 31, 1993, 1994 and 1995 is presented below. HDCC export sales were primarily via a distribution agreement with a subsidiary of the former owner of HDCC.

                                                                 1993      1994        1995
                                                                ------    -------    --------
Canada.......................................................   $1,455    $ 7,928    $ 11,823
South and Latin America......................................      651      4,312       8,845
Europe.......................................................    4,766     13,510      66,237
Asia & Pacific...............................................    2,531     14,103      31,318
Africa.......................................................       --         66       2,452
                                                                ------    -------    --------
  Total......................................................   $9,403    $39,919    $120,675
                                                                ------    -------    --------
                                                                ------    -------    --------

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     With respect to foreign operating subsidiaries, the consolidated financial statements include the amounts set forth below for 1995. These amounts were not significant for 1993 and 1994.

                                                                   1995
                                                                  -------

Total assets...................................................   $46,242
Total liabilities..............................................    41,710
Net sales......................................................    69,089
Loss...........................................................    (5,083)

22. NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

  Basis of Presentation

     The accompanying consolidated balance sheet as of June 30, 1996 and the related consolidated statements of operations and cash flows for the six month period ended June 30, 1995 and 1996 have been prepared in accordance with generally accepted principles for interim financial information. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

  Inventories

     A summary of the major classifications of inventories is as follows:

                                                                  JUNE 30,
                                                                    1996
                                                                  --------
Raw materials, work in process and intermediates...............   $ 30,306
Finished goods.................................................     24,649
Less: Reserves.................................................     (1,042)
                                                                  --------
                                                                  $ 53,913
                                                                  --------
                                                                  --------

     It is estimated that inventories would have been $1,125 lower than reported at June 30, 1996, if quantities valued on the LIFO basis were instead valued on the FIFO basis.

  Resignation of Executive Chairman

     Effective July 2, 1996, the Executive Chairman and Chairman of the Board of Directors resigned from his positions at the Company. This former executive will continue to serve as a Director of the Company and remains a stockholder.

     Pursuant to an employment agreement, the Company will provide the former executive with a cash benefit to be paid in substantially equal monthly installments over two years beginning July 1996. Also, pursuant to certain stock option agreements, all options attributable to the former executive became 100% vested and exercisable. In addition, with regard to certain options exercised by the former executive in 1994 which were restricted and provided the Company with a right to call such shares, the call rights have been terminated. Accordingly, the Company recorded a charge of approximately $1 million in July 1996 resulting from the former executive's resignation.

  New Pronouncements

     In March 1995, FASB issued SFAS No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.' SFAS No. 121, adopted by the Company in the first quarter of 1996, established criteria for recognizing, measuring and disclosing impairments of long-lived assets, including intangibles and goodwill. The adoption of SFAS No. 121 has not had a significant impact on the Company's results of operations or financial position.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     In October 1995, FASB issued SFAS No. 123, 'Accounting for Stock-Based Compensation,' which became effective for transactions entered into in fiscal years beginning after December 15, 1995. SFAS No. 123 encourages a fair value based method of accounting for employee stock options or similar equity instruments, but allows continued use of the intrinsic value based method of accounting prescribed by APB No. 25, 'Accounting for Stock Issued to Employees.' Companies electing to continue to use APB No. 25 must make pro forma disclosures of net income as if the fair value based method of accounting had been applied. The new accounting standard has not had an impact on the Company's net income or financial position, as the Company has chosen to continue to utilize the accounting guidance set forth in APB No. 25.

  Environmental

     KCI has been named as a defendant in a wrongful death action filed by the estate of a neighbor of the Garfield plant, alleging that operations of the plant caused cancer. The lawsuit is currently in the initial stages and KCI intends to contest it vigorously. Because the claim indicates that the alleged exposure predated the Company's acquisition of KCI, the Company has named BC Sugar and Tenneco Polymers as third party defendants in the lawsuit. As a result the Company does not believe that this lawsuit is likely to be material to the Company's financial position or results of operations. However, BC Sugar and Tenneco Polymers have not accepted responsibility for defending this claim.

     Since 1961, the Company's facility in Vernon, France has been discharging production wastewater without pretreatment into the River Seine. According to an analysis completed by the Company in early 1996, such production wastewater includes concentrations of pollutants which are not in compliance with legal limits or limits which are acceptable for discharge to the municipal wastewater treatment plant. The Company plans to resolve this matter by negotiating permission to discharge the wastewater to the municipal wastewater treatment plant for a fee and by shifting production of certain raw materials to the facility under construction in India. The Company believes that the French environmental authorities will refrain from penalizing the Company for these discharges while a solution is sought. Although there can be no assurance that such negotiations will be succesful or that the environmental authorities will not penalize the Company for such discharges into the river, the Company believes that, if assessed, any such penalties are not likely to be material to the Company's financial position or results of operations.

  Other Events

     The Company is preparing for an offering (the 'Offering') of $125 million of senior subordinated notes due 2006 (the 'Notes'), pursuant to Rule 144A of the Securities Act of 1933, as amended. Subsequent to the closing of the Offering, the Company intends to file a registration statement to register notes having substantially identical terms as the Notes and to make an offer to exchange such registered notes for the outstanding Notes. The net proceeds of the Offering are intended to repay a combination of term and revolving loans under the Company's current Domestic Revolving Credit Facility and the European Revolving Facility.

     Concurrently with the consummation of the Offering, the Company will amend and restate its existing credit agreement ('Amended and Restated Credit Agreement'). The Amended and Restated Credit Agreement will provide for a revolving loan facility of up to $85 million and include Freedom Chemical Diamalt GmbH ('Diamalt') as a co-borrower. The obligations of the Company under the Amended and Restated Credit Agreement will be guaranteed by all of the Company's domestic subsidiaries and Diamalt and collateralized by a first priority lien on substantially all of the properties and assets of the Company and certain properties and assets of Diamalt. The obligations of Diamalt under the Amended and Restated Agreement will be guaranteed by the Company.

     On or prior to the consummation of the Offering, the Company's majority stockholder has committed to invest an aggregate of $10 million of new cash equity in the Company (the 'Cash Equity Investment'). The Company's other stockholders will also be offered an opportunity to make additional cash equity investments in the Company in an amount sufficient to maintain their existing ownership percentages.

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

     In addition, concurrently with the consummation of the Offering, the Series B Preferred Stock and the Series C Preferred Stock of the Company will be amended (the 'Preferred Stock Amendment') to extend the mandatory redemption dates of such Preferred Stock to April 2007 and May 2007, respectively.

     The consummation of the Offering is contingent upon the prior or concurrent
(i) execution of the Amended and Restated Credit Agreement, (ii) consummation of the Cash Equity Investment and (iii) effectiveness of the Preferred Stock Amendment.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Hilton Davis Chemical Co.
Cincinnati, Ohio



We have audited the accompanying consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows of the Hilton Davis Chemical Co. and Subsidiary for the period January 1, 1993 to September 9, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of the Hilton Davis Chemical Co. and Subsidiary for the period January 1, 1993 to September 9, 1993 in conformity with generally accepted accounting principles.



As explained in Note 2 and Note 3 to the financial statements, Hilton Davis Chemical Co. changed its method of accounting for income taxes and maintenance parts effective January 1, 1990.



COOPERS & LYBRAND L.L.P.



600 Lee Road
Wayne, Pennsylvania
September 9, 1994

                    HILTON DAVIS CHEMICAL CO. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)



                                                                                                         FOR THE PERIOD
                                                                                                            JANUARY 1
                                                                                                             THROUGH
                                                                                                        SEPTEMBER 9, 1993
                                                                                                        -----------------
Net sales............................................................................................        $79,618
Cost of goods sold...................................................................................         62,744
                                                                                                        -----------------
     Gross profit....................................................................................         16,874
Selling, general and administrative expense..........................................................         10,959
Research and development expense.....................................................................            769
                                                                                                        -----------------
     Operating income................................................................................          5,146
Interest and debt expense............................................................................          1,998
Other expense........................................................................................            337
                                                                                                        -----------------
     Income before income taxes......................................................................          2,811
Provision for income taxes...........................................................................          1,155
                                                                                                        -----------------
Net income...........................................................................................        $ 1,656
                                                                                                        -----------------
                                                                                                        -----------------



   The accompanying notes are an integral part of the consolidated financial statements.

                    HILTON DAVIS CHEMICAL CO. AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)



                                                            COMMON STOCK                               CUMULATIVE
                                                          ----------------     RETAINED EARNINGS/      TRANSLATION
                                                          SHARES    AMOUNT    (ACCUMULATED DEFICIT)    ADJUSTMENT     TOTAL
                                                          ------    ------    ---------------------    ----------    -------
Balance, December 31, 1992.............................     10       $ 10           $    (245)           $ (237)     $  (472)
Net income.............................................                                 1,656                          1,656
Foreign currency translation...........................                                                      72           72
                                                            --
                                                                    ------         ----------          ----------    -------
Balance, September 9, 1993.............................     10       $ 10           $   1,411            $ (165)     $ 1,256
                                                            --
                                                            --
                                                                    ------         ----------          ----------    -------
                                                                    ------         ----------          ----------    -------



   The accompanying notes are an integral part of the consolidated financial statements.

                    HILTON DAVIS CHEMICAL CO. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)



                                                                                                   FOR THE PERIOD
                                                                                                      JANUARY 1
                                                                                                       THROUGH
                                                                                                  SEPTEMBER 9, 1993
                                                                                                  -----------------
Cash flows provided by operating activities:
  Net income...................................................................................        $ 1,656
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.............................................................          1,712
     Amortization of debt discount.............................................................            988
     Bad debt expense..........................................................................            100
     Deferred income taxes.....................................................................           (458)
  Change in assets and liabilities:
     Increase in accounts receivable...........................................................         (3,586)
     Increase in inventories...................................................................         (1,646)
     Increase in prepaid expenses and other
       current assets..........................................................................         (2,171)
     Increase in due from affiliates...........................................................         (3,322)
     Increase in accounts payable and accrued expenses.........................................            171
                                                                                                  -----------------

Net cash flows provided by operating activities................................................             88
                                                                                                  -----------------
Cash flows used in investing activities:
  Capital expenditures.........................................................................         (2,838)
  Other........................................................................................             72
                                                                                                  -----------------

Net cash flows used in investing activities....................................................         (2,766)
                                                                                                  -----------------
Cash flows provided by (used in) financing activities:
  Borrowings under revolving credit agreement..................................................         66,798
  Repayments under revolving credit agreement..................................................        (63,790)
  Repayments of long-term debt.................................................................           (333)
                                                                                                  -----------------

Net cash flows provided by financing activities................................................          2,675
                                                                                                  -----------------
Net decrease in cash...........................................................................             (3)
Cash beginning of period.......................................................................            382
                                                                                                  -----------------
Cash end of period.............................................................................        $   379

                                                                                                  -----------------
                                                                                                  -----------------



   The accompanying notes are an integral part of the consolidated financial statements.

                    HILTON DAVIS CHEMICAL CO. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ACQUISITION OF THE COMPANY



     On September 9, 1993, a Purchase and Sale Agreement among the equity owners of the Hilton Davis Chemical Co. (the 'Company') and Freedom Chemical Acquisition Corporation (FCAC), which is a wholly-owned subsidiary of Freedom Chemical Company was consummated under which FCAC acquired all of the outstanding common stock of the Company.



     The purchase price for the Company totaled approximately $68,800, including assumed liabilities of approximately $44,200, plus FCAC acquisition costs of approximately $11,187. In conjunction with the acquisition of the Company by FCAC, a definitive agreement was entered into between Sterling Winthrop, Inc.
(SWI) (a former owner of the Company) and FCAC whereby outstanding litigation (Note 7) was settled and certain indebtedness to Sterling Drug, Inc. (Sterling) was forgiven. Additionally, SWI entered into a comprehensive environmental matters agreement with FCAC, whereby SWI is responsible for remediation of the land at the Company's Cincinnati facility in accordance with a consent decree entered into between the State of Ohio and SWI, and its subsidiary; the remediation of the land at the Company's Newark, New Jersey facility pursuant to an Administrative Consent Order entered into between the New Jersey Department of Environmental Protection and Energy and SWI; the remediation of the site at Greenville, South Carolina and other environmental matters, if any, arising on or before December 31, 1986.



     The accompanying consolidated financial statements of the Company have been prepared on a pre-acquisition basis of accounting and do not reflect the effects of the acquisition by FCAC or the related financing.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation. The significant accounting policies utilized in the preparation of the financial statements are as follows:




  Business



     The Company, a Delaware corporation, was incorporated on October 23, 1986 and is a majority-owned subsidiary of PMC, Inc. the former Parent ('PMC'). The Company produces colorants and other specialty chemicals used in foods, cosmetics, household products, printing inks, industrial coatings, paper (carbonless) and textiles.



  Inventory



     Inventory cost is determined by the last-in, first-out ('LIFO') method for substantially all inventories relating to domestic manufacturing operations. The cost of remaining inventories, which in the aggregate represent 1% of total inventories, are valued using the first-in, first-out ('FIFO') method. Inventory costs include the cost of materials, direct labor and manufacturing overhead. Liquidation of LIFO inventory layers did not materially affect cost of sales for the period January 1, 1993 to September 9, 1993.



  Property, Plant and Equipment



     Maintenance, repairs and minor renewals are charged to expense as incurred and expenditures for major renewals and betterments are capitalized. Upon retirement or other disposition, cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in results of operations. For financial

                    HILTON DAVIS CHEMICAL CO. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)


reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:




Buildings and improvements...............................   20 to 25 years
Machinery and equipment..................................   3 to 10 years



     Leasehold improvements are amortized over the estimated useful lives or the term of the related leases, whichever is shorter, using the straight-line method.



  Intangible Assets



     Intangible assets consist of patents which are valued at cost less accumulated amortization and are being amortized on a straight-line basis over their respective useful lives which range from 8 to 16 years. Amortization expense was $51 for the period January 1, 1993 to September 9, 1993.



  Income Taxes



     During the period January 1, 1993 to September 9, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' (SFAS 109) and elected to apply the provision of SFAS 109 retroactive to January 1, 1990. Accordingly, the beginning balance of accumulated deficit as of January 1, 1993 has been restated to reflect a decrease of $197. In addition, the consolidated statement of operations for the period January 1, 1993 to September 9, 1993 has been restated to comply with the provisions of SFAS 109. The impact of applying SFAS 109 on consolidated net income for the period January 1, 1993 to September 9, 1993 was a decrease of $80. Under SFAS No. 109, deferred income taxes are provided under the asset and liability method. This requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.



  Foreign Currency Translation



     The statement of operations for the Company's foreign operation is translated into U.S. dollars using an average monthly rate of exchange. Transaction gains and losses included in income were not significant for the period January 1, 1993 to September 9, 1993. The foreign operation is immaterial to the Company.



  Forward Exchange Contracts



     In connection with export sales billed in foreign currencies, the Company enters into forward exchange contracts to reduce the risk of foreign exchange rate movements. These forward exchange contracts are accounted for as hedges and, accordingly, gains and losses on these contracts are deferred and recognized in the period in which the transaction is completed.



  Environmental



     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed currently. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and when the costs associated with them can be reasonably estimated. Generally, this coincides with the completion of a feasibility study or the Company's commitment to a formal plan of action.

                    HILTON DAVIS CHEMICAL CO. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)



3. CHANGE IN ACCOUNTING METHOD



     The Company changed its method of accounting for maintenance parts retroactive to January 1, 1990. Management believes that expensing these items instead of capitalizing them provides a better matching of costs and revenues and more fairly reflects the current value of assets. Accordingly, the consolidated statement of operations for the period January 1, 1993 to September 9, 1993 has been restated. The effect of this change was to increase January 1, 1990 (accumulated deficit) by $1,695 to $(3,808) and decrease net income for the period January 1, 1993 to September 9, 1993 by $60.




4. LONG-TERM DEBT



     The Company maintained an arrangement with PMC, pursuant to which the PMC provided the Company with the ability to obtain loans and issue letters of credit under the Credit Agreement between PMC and Congress Financial Corporation ('Congress'). The related interest thereon has been reflected in the consolidated statement of operations for the period presented, based on allocations from PMC to the Company representing the Company's pro rata share of the available collateral base, and is subject to interest at the rate charged by the lenders. Interest is calculated at 'prime' plus 1% (7% at December 31, 1992).



5. INCOME TAXES



     The provision for income taxes for the period January 1, 1993 to September 9, 1993 consists of the following:



                                                                     1993
                                                                    ------
Currently payable:
  Federal........................................................   $1,523
  State..........................................................       90
                                                                    ------
                                                                     1,613
Deferred:
  Federal........................................................     (458)
  State..........................................................       --
                                                                    ------
                                                                    $1,155
                                                                    ------
                                                                    ------



     A reconciliation of the U.S. Federal income tax to the effective tax rate for the period January 1, 1993 to September 9, 1993 is as follows:




                                                                      1993
                                                                      ----
U.S. federal income tax rate.......................................   34.0%
State income taxes, net of federal income tax benefit..............    2.1
Nondeductible fees and penalties...................................    4.6
Meals and entertainment............................................     .4
                                                                      ----
Effective income tax rate..........................................   41.1%
                                                                      ----
                                                                      ----

                    HILTON DAVIS CHEMICAL CO. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)



6. PENSION AND SAVINGS PLAN



     The Company has a noncontributory defined benefit pension plan which covers certain of its union hourly employees. The plan provides benefits based on the participants' years of service. The Company's funding policy, consistent with statutory requirements and tax considerations, is based on actuarial computations utilizing the unit credit actuarial method of calculation.



                                                           FOR THE PERIOD
                                                          JANUARY 1, 1993
                                                                 TO
                                                         SEPTEMBER 9, 1993
                                                         ------------------
Service cost (benefits earned)........................          $ 70
Interest cost on projected benefit obligation.........            36
Return on plan assets.................................           (43)
Net amortization and deferral.........................            10
                                                                 ---
                                                                $ 73
                                                                 ---
                                                                 ---




     Significant assumptions used in determining the pension obligation and the related pension expense include a discount rate of 7.25% for the period January 1, 1993 to September 9, 1993. The expected long-term rate of return on plan assets was 10% for the period January 1, 1993 to September 9, 1993.



     The Company also has a 401(k) Retirement Savings Plan for salaried employees who meet its eligibility requirements. The Company matches certain employee contributions. The Company's expense was $126 for the period January 1, 1993 to September 9, 1993.



7. COMMITMENTS AND CONTINGENCIES



     In connection with the 1986 stock purchase of the Company from Sterling, Sterling agreed to remedy certain known environmental matters and to finance a substantial portion of the purchase price via two non-interest bearing notes collateralized by the site property. The Company subsequently modified the timing and amount of payment made under these notes (which were renegotiated during 1990) due to management's claim that Sterling had failed to perform the environmental clean-up as specified within the contract.



     During June 1992, the Company filed a complaint against Sterling seeking a temporary restraining order to prevent Sterling from filing a foreclosure action against the Company. The Company claimed that Sterling had breached various covenants in the purchase agreement thereby releasing the Company from its obligation under the notes. The application for the restraining order was denied. The following day Sterling filed a complaint against the Company seeking judgment on the unpaid notes and foreclosure on the property collateralizing the notes. The Company filed a counterclaim and answer setting forth affirmative defenses and claims for affirmative relief, including the Company's claim that Sterling's breach of the contractual obligations negated any obligation by the Company to make the disputed payments.



     In connection with the sale of the Company to FCAC as discussed in Note 1, this litigation was settled and certain indebtedness to Sterling was forgiven.



     The Company has entered into various lease agreements for the rental of office equipment and vehicles, all of which are classified as operating leases. Rental expense for the period January 1, 1993 to September 9, 1993 was $483.




8. RELATED-PARTY TRANSACTIONS



     The Company purchased various new materials from a division of its parent during the period January 1, 1993 to September 9, 1993, amounting to approximately $27,535. Additionally, the division purchased approximately $10,654 of products from the Company during the period January 1, 1993 to September 9, 1993.

                    HILTON DAVIS CHEMICAL CO. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)



9. SUPPLEMENTAL CASH FLOW INFORMATION



     Supplemental disclosure of cash flow information for the period January 1, 1993 to September 9, 1993 is as follows:



                                                                     1993
                                                                    ------
Cash paid for:
  Interest.......................................................   $2,087
                                                                    ------
                                                                    ------
  State income taxes.............................................   $  167
                                                                    ------
                                                                    ------
Non-cash investing and financing activities:
  Capital expenditures included in accounts payable and accrued
     expenses....................................................   $  645
                                                                    ------
                                                                    ------




10. FOREIGN SALES



     The Company operates in one business segment, specialty chemicals. Information about the Company's export sales, which were primarily via a distribution agreement with a subsidiary of the former owner, and foreign subsidiary sales by geographic location, for the period January 1, 1993 to September 9, 1993 is presented below:



                                                                   1993
                                                                  -------
Canada.........................................................   $ 1,431
South America..................................................       371
Latin America..................................................     1,132
Europe:
  U.K..........................................................       761
  Western......................................................     4,896
  Eastern......................................................       245
Asia & Pacific.................................................     2,892
Africa.........................................................         2
                                                                  -------
  Total........................................................   $11,735
                                                                  -------
                                                                  -------

                       REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors


Kalama Chemical, Inc.:



We have audited the accompanying consolidated balance sheets of Kalama Chemical, Inc. and subsidiaries as of May 26, 1994 and September 30, 1993, and the related consolidated statements of operations, stockholder's equity, and cash flows for the period October 1, 1993 to May 26, 1994 and the year ended September 30, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kalama Chemical, Inc. and subsidiaries as of May 26, 1994 and September 30, 1993, and the results of their operations and their cash flows for the period October 1, 1993 to May 26, 1994 and the year ended September 30, 1993 in conformity with generally accepted accounting principles.



As discussed in note 9 to the consolidated financial statements, the Company is involved in various environmental matters. The ultimate outcome of certain contingencies cannot presently be determined. Accordingly, the provision for the total liability that may result has not been recognized in the accompanying consolidated financial statements.



As discussed in note 1(i) to the consolidated financial statements, the Company changed its method of accounting for income taxes effective October 1, 1993.




                                          KPMG PEAT MARWICK LLP



August 22, 1994

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                                          MAY 26,     SEPTEMBER 30,
                                        ASSETS                                             1994           1993
                                                                                          -------     -------------
Current assets:
  Cash and cash equivalents...........................................................    $ 3,837        $   817
  Marketable securities...............................................................        518             94
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $253 in 1994 and $241 in 1993......     11,810         11,371
    B. C. Sugar affiliate.............................................................      1,281             --
    Kalama International..............................................................         --            454
    Other.............................................................................        197            203
  Inventories.........................................................................      8,205          9,556
  Accrued environmental recoveries....................................................      9,422             --
  Deferred income taxes...............................................................      2,001            632
  Prepaid expenses and other current assets...........................................        643            281
                                                                                          -------     -------------
      Total current assets............................................................     37,914         23,408
                                                                                          -------     -------------
Property, plant and equipment, at cost:
  Land................................................................................      1,473          1,473
  Buildings and improvements..........................................................      2,286          2,953
  Equipment...........................................................................     27,566         28,643
                                                                                          -------     -------------
                                                                                           31,325         33,069
  Less accumulated depreciation.......................................................     11,544         11,868
                                                                                          -------     -------------
                                                                                           19,781         21,201
                                                                                          -------     -------------
  Construction in progress............................................................      1,664          3,973
      Net property, plant and equipment...............................................     21,445         25,174
                                                                                          -------     -------------
Other assets:
  Accrued environmental recoveries....................................................     18,923         34,975
  Deferred income taxes...............................................................      4,021             --
  Other...............................................................................        761            777
                                                                                          -------     -------------
      Total other assets..............................................................     23,705         35,752
                                                                                          -------     -------------
                                                                                          $83,064        $84,334
                                                                                          -------     -------------
                                                                                          -------     -------------

                         LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Short-term borrowings...............................................................    $    --        $   950
  Current installments of long-term debt..............................................         --          1,910
  Accounts payable....................................................................      5,076          5,019
  Accrued payroll and employee benefits...............................................        918          1,121
  Accrued environmental liabilities...................................................      4,663            594
  Other accrued liabilities...........................................................      2,863          1,332
  Income taxes payable................................................................      3,202            742
                                                                                          -------     -------------
      Total current liabilities.......................................................     16,722         11,668
                                                                                          -------     -------------
Deferred income taxes.................................................................         --          4,258
Accrued environmental liabilities.....................................................     43,434         35,975
Stockholder's equity:
  Common stock, no par value. Authorized 8,000,000 shares; issued and outstanding
    1,769,352 shares at stated value of $100..........................................        100            100
  Additional paid-in capital..........................................................     30,954         30,954
  Retained earnings (deficit).........................................................     (8,146)         1,379
                                                                                          -------     -------------
      Total stockholder's equity......................................................     22,908         32,433
                                                                                          -------     -------------
Commitments, contingencies and subsequent events......................................    $83,064        $84,334
                                                                                          -------     -------------
                                                                                          -------     -------------



          See accompanying notes to consolidated financial statements.

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)



                                                                                     PERIOD FROM        YEAR ENDED
                                                                                   OCTOBER 1, 1993     SEPTEMBER 30,
                                                                                   TO MAY 26, 1994         1993
                                                                                   ---------------     -------------
Net sales......................................................................        $51,565            $75,821
Cost of sales..................................................................         40,715             60,278
                                                                                   ---------------     -------------
     Gross profit..............................................................         10,850             15,543
                                                                                   ---------------     -------------
Operating expenses:
  Selling and administrative...................................................          3,207              4,589
  Environmental, net...........................................................         20,494              2,775
  Loss on Garfield, New Jersey, plant shutdown.................................          1,864                 --
                                                                                   ---------------     -------------
     Total operating expenses..................................................         25,565              7,364
                                                                                   ---------------     -------------
     Earnings (loss) from operations...........................................        (14,715)             8,179
Interest expense...............................................................            (17)              (384)
Other income, net..............................................................            307                369
                                                                                   ---------------     -------------
     Earnings (loss) before income tax expense (benefit).......................        (14,425)             8,164
Income tax expense (benefit)...................................................         (5,248)             2,680
                                                                                   ---------------     -------------
     Net earnings (loss).......................................................        $(9,177)           $ 5,484
                                                                                   ---------------     -------------
                                                                                   ---------------     -------------


          See accompanying notes to consolidated financial statements.
                                      F-42

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)



                                                            COMMON STOCK        ADDITIONAL    RETAINED     TOTAL
                                                         -------------------     PAID-IN      EARNINGS    STOCKHOLDER'S
                                                          SHARES      AMOUNT     CAPITAL      (DEFICIT)   EQUITY
                                                         ---------    ------    ----------    --------    -------
Balance at September 30, 1992.........................   1,769,352     $100      $ 30,054     $(4,105)    $26,949
Net earnings for the year ended September 30, 1993....          --       --            --       5,484      5,484
                                                         ---------    ------    ----------    --------    -------
Balance at September 30, 1993.........................   1,769,352      100        30,054       1,379     32,433
Net loss for the period from October 1, 1993
  to May 26, 1994.....................................          --       --            --      (9,177)    (9,177)
Dividend of Kalama Trading, Inc. to a B.C. Sugar
  affiliate...........................................          --       --            --        (348)      (348)
                                                         ---------    ------    ----------    --------    -------
Balance at May 26, 1994...............................   1,769,352     $100      $ 30,054     $(8,146)    $22,908
                                                         ---------    ------    ----------    --------    -------
                                                         ---------    ------    ----------    --------    -------


          See accompanying notes to consolidated financial statements.

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)



                                                                                       PERIOD FROM
                                                                                     OCTOBER 1, 1993     YEAR ENDED
                                                                                       TO MAY 26,       SEPTEMBER 30,
                                                                                          1994              1993
                                                                                     ---------------    -------------
Cash flows from operating activities:
  Net earnings (loss).............................................................       $(9,177)          $ 5,484
  Adjustment to reconcile net earnings (loss) to net cash provided by operating activities:
    Depreciation and amortization.................................................         2,350             3,374
    Equity in income of joint ventures............................................           (50)               (5)
    Deferred income taxes.........................................................        (9,815)              120
    Loss on Garfield, New Jersey, plant shutdown..................................         1,864                --
    Changes in certain assets and liabilities:
      Decrease (increase) in accounts receivable..................................        (1,310)           (2,731)
      Decrease in inventories.....................................................         1,074             1,416
      Decrease (increase) in prepaid expenses and other current assets............          (362)              119
      Increase (decrease) in accounts payable.....................................            57              (522)
      Increase (decrease) in accrued liabilities..................................          (134)              971
      Increase in income taxes payable............................................         2,460               742
      Increase (decrease) in accrued environmental liabilities, net of accrued
       environmental recoveries...................................................        18,158            (1,882)
                                                                                     ---------------    -------------
         Net cash provided by operating activities................................       $ 5,115           $ 7,086
                                                                                     ---------------    -------------
Cash flows from investing activities:
  Additions to property, plant and equipment......................................          (887)           (5,677)
  Proceeds from Garfield, New Jersey manufacturing facility asset sale less
    payments of facility closing costs............................................         1,995                --
  Joint ventures distribution.....................................................            50               635
  Increase of marketable securities...............................................          (424)              (94)
  Other...........................................................................            31               126
                                                                                     ---------------    -------------
      Net cash provided by (used in) investing activities.........................           765            (5,010)
                                                                                     ---------------    -------------
Cash flows from financing activities:
  Repayments of short-term borrowings.............................................          (950)             (915)
  Repayment of long-term debt.....................................................        (1,910)             (855)
                                                                                     ---------------    -------------
      Net cash used in financing activities.......................................        (2,860)           (1,770)
                                                                                     ---------------    -------------
      Net increase (decrease) in cash and cash equivalents........................         3,020               306
Cash and cash equivalents at beginning of period..................................           817               511

                                                                                     ---------------    -------------
Cash and cash equivalents at end of period........................................       $ 3,837           $   817
                                                                                     ---------------    -------------
Supplemental disclosures of cash flow information--cash paid during the period for:
  Interest........................................................................       $    48           $   376
  Income taxes, net of refunds received...........................................         1,940             1,450
                                                                                     ---------------    -------------
Supplemental schedule of noncash financing activity--dividend of Kalama Trading,
  Inc. to a B.C. Sugar affiliate..................................................       $   348           $    --
                                                                                     ---------------    -------------
                                                                                     ---------------    -------------


          See accompanying notes to consolidated financial statements.

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Change of Ownership

     A stock purchase agreement dated as of May 11, 1994 and effective May 26, 1994 transferred ownership of the common stock of Kalama Chemical, Inc. (Kalama or Company) from B.C. Sugar Refinery Limited (B.C. Sugar) and Chatterton Petrochemical Corporation (collectively referred to as B.C. Sugar or the Parent) to Freedom Chemical Company (Freedom). Kalama's common stock was pledged as security by B.C. Sugar pursuant to B.C. Sugar's agreements with certain lenders.

  (b) Basis of Presentation


     The consolidated financial statements for the year ended September 30, 1993 include the accounts of the Company and its wholly-owned subsidiaries, Kalama Trading, Inc. (Trading) and Kalama Foreign Sales Corporation (KFS Corporation).



     Effective May 26, 1994, the Company transferred its interest in Trading to a company ultimately owned by B.C. Sugar, at net book value. Trading carried its 50% interest in two trading company joint ventures; Kalama International (a partnership) and Pelican Trading Company, Limited; at cost, plus equity in undistributed net earnings. The Company's equity in net earnings of the trading companies was $50 for the period ended May 26, 1994 and, $5 for the year ended September 30, 1993.


     As a result of the transfer, the consolidated financial statements as of May 26, 1994 do not include the financial position of Trading. A summary of financial information for the trading companies, accounted for by the equity method, is as follows:


                                                                                  SEPTEMBER 30,
                                                                                      1993
                                                                                  -------------
Total assets...................................................................      $ 8,707
Total liabilities..............................................................      $ 8,734


     All significant intercompany transactions and accounts have been eliminated in consolidation.

  (c) Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

  (d) Marketable Securities

     Marketable securities are held for sale and are carried at the lower of cost or market value. The cost of the marketable securities approximates market value at May 26, 1994 and September 30, 1993.

  (e) Inventories

     Inventories are stated at the lower of cost (average cost for finished goods and first-in, first-out for raw materials and supplies) or market. Inventories consist of the following:


                                                                                  MAY 26,    SEPTEMBER 30,
                                                                                   1994          1993
                                                                                  -------    -------------
Raw materials, principally toluene.............................................   $3,430        $ 3,616
Manufactured finished goods....................................................    2,958          4,479
Supplies.......................................................................    1,817          1,461
                                                                                  -------    -------------
                                                                                  $8,205        $ 9,556
                                                                                  -------    -------------
                                                                                  -------    -------------

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)


  (f) Property, Plant and Equipment

     Depreciation is provided on the straight-line method. Estimated useful lives are as follows:

                                                                           ESTIMATED

                                                                          USEFUL LIVES
                                                                            IN YEARS
                                                                          ------------
Buildings and improvements.............................................         15-20
Equipment..............................................................          2-15

     Normal maintenance and repairs are charged to operations as incurred; additions, renewals or betterments are capitalized. Construction in progress includes capital additions which are not yet in service.

  (g) Maintenance/Inspection Shutdown Costs

     The Company schedules periodic plant shutdowns for the performance of nonroutine maintenance and inspection of various pieces of equipment. Estimated costs related to these shutdowns are accrued over the period between shutdowns.

  (h) Environmental Liabilities and Recoveries

     Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments indicate that remedial efforts are probable and the costs can be reasonably estimated. Estimates of the liability are based upon currently available facts, existing technology, and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors. All available evidence is considered including prior experience in remediation of contaminated sites, other companies' clean-up experience, and data released by the Environmental Protection Agency (EPA) or other organizations. These liabilities are included in the consolidated balance sheets at their undiscounted amounts unless otherwise noted. Recoveries are evaluated separately from the liability and are recorded separately from the associated liability in the consolidated balance sheets. Additional information regarding environmental liabilities is included in note 9.

  (i) Income Taxes

     Through September 30, 1993, income taxes were computed using the asset and liability method under Statement of Financial Accounting Standards No. 96 (Statement 96). Under the asset and liability method of Statement 96, deferred tax assets and liabilities were recognized for all events that had been recognized in the consolidated balance sheets. Under Statement 96, the future tax consequences of recovering assets or settling liabilities at their financial statement carrying amounts were considered in calculating deferred taxes. Generally, Statement 96 prohibited consideration of any other future events in calculating deferred taxes.

     Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (Statement 109), Accounting for Income Taxes, which also requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in net deferred tax assets and liabilities. There was no current or cumulative effect of this change in accounting for income taxes.

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)


  (j) Revenue Recognition

     Revenue is generally recognized upon shipment of products to customers.

(2) SHORT-TERM BORROWINGS AND NOTE PAYABLE TO BANK


     During the period ended May 26, 1994, the Company repaid all borrowings under a short-term secured line of credit with a bank and terminated the credit facility. Outstanding borrowings under this line of credit were $950 at September 30, 1993.



     In October 1993, the Company repaid a note payable to a bank. The unpaid balance was $1,910 at September 30, 1993.


(3) OFF-BALANCE SHEET RISK, CONCENTRATIONS OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS

  (a) Off-Balance Sheet Risk


     The Company enters into forward exchange contracts, generally with terms of 90 days or less, as a hedge against some of its foreign currency receivables. The Company does not engage in speculation, nor does the Company hedge nontransaction-related balance sheet exposure. Offsetting gains or losses on these contracts are recognized concurrently with the exchange gains and losses stemming from the associated receivables. As of May 26, 1994 and September 30, 1993, the Company had approximately $1,140 and $1,170, respectively, of foreign exchange contracts outstanding, which are mainly denominated in Japanese and European currencies.



  (b) Concentrations of Credit Risk

     The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of its trade accounts receivable. Trade accounts receivable balances consist of a wide range of customers located in the United States and internationally with concentration in North America.

  (c) Fair Value of Financial Instruments


     The Company's financial instruments consist primarily of cash and cash equivalents, trade accounts receivable, trade accounts payable, short-term borrowings, long-term debt and foreign currency forward contracts. The book value of cash and cash equivalents, trade accounts receivable and trade accounts payable are considered to be representative of their fair values because of their short maturities. Based on the period-end rates and maturity dates, the carrying value of foreign currency forward contracts approximated fair value at May 26, 1994 and September 30, 1993. The carrying amount of short-term borrowings and long-term debt outstanding at September 30, 1993 approximated fair value as the interest rates were variable and set to market.


(4) SALE OF CUSTOMER LIST, EQUIPMENT, TRADEMARKS AND TECHNICAL DATA


     In December 1993, the Company sold the customer list and certain equipment, trademarks and technical data (asset sale) of its Garfield, New Jersey chemical manufacturing facility. The asset sale resulted in the closure of the Garfield, New Jersey facility in May 1994. The net tangible assets remaining at May 26, 1994 consist of land, building and supplies inventory totaling $78 which were not held for sale or disposition as of May 26, 1994. Included in other accrued liabilities at May 26, 1994 is $1,316 representing unpaid employee severance and related employee benefit costs, consultants' fees and other costs associated with the asset sale and plant closure.



     Proceeds from the sale of assets of approximately $2,750 less related costs and expenses of approximately $4,614 are included in operating expenses.



     Pursuant to the asset sale agreement, the Company manufactured and supplied chemical products to NIPA Laboratories, Inc. from December 1993 until May 1994 resulting in revenues of $5,300.

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)



                             (DOLLARS IN THOUSANDS)


     Net sales and cost of sales for the Garfield, New Jersey, manufacturing facility are included in operations and are as follows:


                                                                           PERIOD FROM
                                                                            OCTOBER 1,      YEAR ENDED
                                                                             1993 TO       SEPTEMBER 30,
                                                                           MAY 26, 1994        1993
                                                                           ------------    -------------
Net sales...............................................................      $9,470          $14,487
Cost of sales...........................................................       9,724           13,903


(5) INCOME TAXES

     As discussed in note 1(i), the Company adopted Statement No. 109 effective October 1, 1993. There was no cumulative effect on the consolidated financial statements, accordingly, no adjustment has been made for prior tax amounts.

     Income tax expense (benefit) consists of the following:


                                                                         PERIOD FROM
                                                                          OCTOBER 1,        YEAR ENDED
                                                                           1993 TO         SEPTEMBER 30,
                                                                         MAY 26, 1994          1993
                                                                         ------------    -----------------
Current income taxes:
     Federal taxes....................................................     $  4,270           $ 2,421
     State and local taxes............................................          130               139
                                                                         ------------         -------
                                                                              4,400             2,560
  Deferred income taxes...............................................       (9,648)              120
                                                                         ------------         -------
                                                                           $ (5,248)          $ 2,680
                                                                         ------------         -------
                                                                         ------------         -------


     Income tax expense (benefit) differs from the amount computed by applying the statutory Federal income tax rate to pretax earnings (loss) as a result of the following:



                                                                             PERIOD FROM
                                                                              OCTOBER 1       YEAR ENDED
                                                                               1993 TO       SEPTEMBER 30,
                                                                             MAY 26, 1994        1993
                                                                             ------------    -------------
Taxes computed at the statutory Federal income tax rate...................     $ (4,905)        $ 2,776
State and local taxes, net of Federal tax benefit.........................           86              92
Tax benefit from foreign sales corporation................................         (153)           (181)
Other, net................................................................         (276)             (7)
                                                                             ------------    -------------
                                                                               $ (5,248)        $ 2,680
                                                                             ------------    -------------
                                                                             ------------    -------------

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:


                                                                                             SEPTEMBER 30,
                                                                             MAY 26, 1994        1993
                                                                             ------------    -------------
Deferred tax assets:
  Garfield plant closure costs............................................      $  447          $    --
  Maintenance/inspection shutdown costs...................................         259              229
  Employee compensation and benefits......................................         277              318
  Environmental liabilities, net..........................................       9,069              353
  Other...................................................................         103               85
                                                                             ------------    -------------
          Total gross deferred tax assets.................................      10,155              985
                                                                             ------------    -------------
Deferred tax liabilities:
  Depreciation of plant and equipment.....................................       4,133            4,611
  Other...................................................................          --               --
                                                                             ------------    -------------

          Total gross deferred tax liabilities............................       4,133            4,611
                                                                             ------------    -------------
          Net deferred tax assets (liabilities)...........................      $6,022          $(3,626)
                                                                             ------------    -------------
                                                                             ------------    -------------


     No valuation allowance has been established for the deferred tax assets at October 1, 1993 and May 26, 1994. For the Company to realize its gross deferred tax assets, it must achieve future pretax earnings. Although the Company believes such pretax earnings will be achieved, a lack of such earnings could result in an increased provision for income taxes.

(6) INVESTMENT


     The Company has an investment of $500 in common stock of Primex, Ltd. (Primex), a captive insurance company which was formed for the purpose of providing certain comprehensive general and product liability coverage for its members. In past years, the Company has participated in insurance programs provided by Primex. However in 1993 the Company obtained insurance from other sources. It is currently the Company's intent to hold its investment in Primex for the foreseeable future, although all members have the right to redeem their shares at any time. If the Company were to redeem its shares, the redemption amount would be approximately $500. The Primex common stock held by the Company is subject to a lien in favor of Primex. All Primex shares held by the Company are subject to a right of first refusal agreement in favor of Primex.


(7) TRANSACTION WITH RELATED PARTIES


     As discussed in note 1(b), effective May 26, 1994, the Company transferred its interest in Trading to a company ultimately owned by B.C. Sugar for Trading's net book value. Concurrently, the Company transferred its interest in an advance made by Trading to Kalama International to the B.C. Sugar affiliate for the amount of the advance. The Company has recorded accounts receivable of $1,281 at May 26, 1994 to reflect amounts due from the B.C. Sugar affiliate resulting from the transfer of the advance.


     As discussed in note 10(b), the Company transferred all obligations and liabilities arising out of its defined benefit retirement plan for hourly employees of the Company's Garfield, New Jersey manufacturing facility, which closed in May 1994, to a company ultimately owned by B.C. Sugar.


     During 1993, Kalama paid $2,487 to B.C. Sugar for supplies and equipment.

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)


(8) COMMITMENTS

  (a) Leases

     At May 26, 1994, the Company is obligated under noncancelable operating leases for office space, rolling stock and office equipment which provide for payment of taxes, insurance and maintenance in addition to periodic rental. Future minimum lease payments are as follows:


Year ending May 26:
     1995...............................................................        $319
     1996...............................................................         248
     1997...............................................................         114
     1998...............................................................          68
     1999...............................................................          20
                                                                           ---------
          Total minimum lease payments..................................        $769
                                                                           ---------
                                                                           ---------


     The Company receives, as a partial offset to lease payments due for rolling stock, a mileage credit from railroads based on loaded distances traveled. Depending on the annual usage of the rolling stock, the Company's minimum lease payments may be significantly reduced.


     Rent expense was approximately $372 and $470 for the period ended May 26, 1994 and the year ended September 30, 1993, respectively.


  (b) Employment Agreements

     The Company has employment agreements with certain executive officers which expire on December 31, 1996. The employment agreements provide for discretionary bonuses to be determined by the Board of Directors or senior officers. The employment agreements also provide for a salary and for severance benefits to these officers upon termination of employment.

(9) ENVIRONMENTAL MATTERS


     In January 1988, a wholly-owned subsidiary of the Company entered into an

Administrative Consent Order with the EPA in which the subsidiary undertook to conduct a remedial investigation and feasibility study for environmental contamination at the subsidiary's former manufacturing facility and adjoining property in Beaufort, South Carolina. The EPA issued its Record of Decision
(ROD) in September 1993 setting forth the cleanup plan required for this site. The plan calls for a 30-year remediation program with a present value cost, discounted at 5%, of approximately $3,500. Implementation of the plan is expected to begin in September 1994. The ROD also requires additional investigation which could lead to other cleanup requirements beyond those included in the $3,500 cost estimate.



     In December 1988, the Company entered into an Administrative Consent Order with the New Jersey Department of Environmental Protection and Energy (NJDEPE) with respect to investigation and cleanup of contamination at its Garfield, New Jersey manufacturing facility. Under the order, the Company must investigate and propose a cleanup plan acceptable to the NJDEPE. During 1993, investigation was completed at the site and a remediation plan was conditionally approved by NJDEPE in March 1994. Remediation is projected over a 30-year period at an estimated undiscounted cost of approximately $26,600. Depending upon the results of continuing investigation, there is presently a reasonable possibility that additional remediation costs of approximately $3,000 may be incurred in connection with this site. The Company has brought suit against the prior owner of the facility, Tenneco Polymers, Inc. (Tenneco), to ensure their participation in the costs associated with investigation and remediation at the site. The court granted summary judgment to the Company, that

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)

Tenneco, pursuant to the terms of the acquisition agreement, must indemnify the Company from liability resulting from Tenneco's period of operation.

     In May 1994, the Company settled its litigation claims against Tenneco. The settlement requires Tenneco to conduct the Garfield site cleanup, pay 80% of the future cleanup costs and to defend against and hold the Company harmless from future liability resulting from environmental contamination in the soil and ground water at the Garfield site, including any third-party claims from adjoining property. The Company remains responsible for 20% of future cleanup costs.


     In April 1991, the Company entered into an Agreed Order with the EPA which requires the investigation and remediation of contamination associated with a number of accidental releases at its Kalama, Washington plant as well as potential contamination in specified process areas resulting from plant operations. The initial investigatory work is nearing completion and a work plan for specific interim correction measures has been negotiated with the EPA, the implementation of which will cost approximately $1,000. The final remedial alternatives for the site will be considered after approval of the final investigative report which is expected to be submitted to the EPA in September 1994. The remediation method selected could require as much as 30 years to complete. Preliminary undiscounted cost estimates to cleanup the site range from approximately $15,300 to $30,200. This cost estimate does not include possible cleanup costs associated with the on-site wetlands where contamination may be present at levels which are unacceptable to the EPA. The Company anticipates additional testing and analysis of the wetlands site to begin after August 1994. It is not possible at this time to estimate the costs to cleanup the wetlands, but the costs could be significant.


     In October 1991, the Company was named as one of many potentially responsible parties by the Washington Department of Ecology (DOE) at the Pasco Landfill Superfund site near Pasco, Washington. The Company is participating with other companies alleged to have generated waste that was received at the Pasco site. The parties named by the DOE are alleged to be jointly and severally liable for costs associated with the investigation and cleanup of the site. The final draft of the Phase I Remedial Investigation report was submitted to the DOE in January 1994 and indicates that both soil and ground water contamination were detected during the investigation. It is not possible at this time to estimate the costs to cleanup this site, but the costs could be significant. The total cost estimate will be materially affected by decisions which will be made by the DOE following the results of additional investigation which is expected to begin in 1995.

     The Company is named as one of many potentially responsible parties at various Superfund sites where investigation and cleanup of environmental contamination is being required by the EPA or state counterpart. The parties named by the EPA are alleged to be jointly and severally liable for costs associated with the investigation and cleanup of the sites. It is not possible at this time to estimate the costs of investigation and cleanup at many of the Superfund sites, but the costs could be significant.


     In May 1991, the EPA issued a compliance order alleging nine violations of the Clean Air Act dating back to 1984. In July 1994, the Company was informally notified by the EPA that these violations had been referred to the Department of Justice for possible initiation of an enforcement action and that fines and penalties recommended by the EPA exceeded $1,000. The Company has not received any other notice that the EPA or Department of Justice has initiated any enforcement action against the Company for these alleged violations. No amount has been recorded by the Company as it is not possible at this time to determine the costs of the potential fines, penalties and enforcement action, if any.


     The Company completed settlements with eight of its insurers prior to September 30, 1993, and believes that the likelihood of recovery against the remaining carriers is very strong. Accrued environmental recoveries represent the total estimated recoveries from insurers or other third parties based upon currently available information with regard to actions brought by the Company for damages and declaratory relief for costs incurred and to be incurred. Accrued environmental liabilities represent the total estimated costs inclusive of estimated

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)

costs of cleanup, additional investigative studies, EPA oversight, site preparation and associated legal costs based upon currently available information. Accrued environmental recoveries consist of the following:


                                                                                 MAY 26,    SEPTEMBER 30,
                                                                                  1994          1993
                                                                                 -------    -------------
Beaufort, South Carolina......................................................   $ 4,082       $ 5,800
Garfield, New Jersey..........................................................    20,256        26,850
Kalama, Washington............................................................     3,865         2,325
Various Superfund sites.......................................................       142            --
                                                                                 -------    -------------
                                                                                  28,345        34,975
Less current portion..........................................................     9,422            --
                                                                                 -------    -------------
     Noncurrent accrued environmental recoveries..............................   $18,923       $34,975
                                                                                 -------    -------------
                                                                                 -------    -------------


     Accrued environmental liabilities consist of the following:


                                                                            MAY 26,      SEPTEMBER 30,
                                                                             1994             1993
                                                                            -------    ------------------
Beaufort, South Carolina.................................................   $ 4,082         $  5,800
Garfield, New Jersey.....................................................    27,027           26,878
Kalama, Washington.......................................................    15,774            3,459
Pasco, Washington........................................................       175               --
Various Superfund sites..................................................       195               --
Various legal costs......................................................       844              432
                                                                            -------       ----------

                                                                             48,097           36,569
Less current portion.....................................................     4,663              594
                                                                            -------       ----------
     Noncurrent accrued environmental liabilities........................   $43,434         $ 35,975
                                                                            -------       ----------
                                                                            -------       ----------


     At May 26, 1994, the expected payments for each of the five succeeding years and the aggregate amount thereafter for the Beaufort site are as follows:


Year ending May 26:
     1995..................................................................   $ 1,873
     1996..................................................................       501
     1997..................................................................       134
     1998..................................................................       134
     1999..................................................................       120
     Thereafter............................................................     2,922
                                                                              -------
          Expected aggregate undiscounted payments.........................     5,684
Less amount representing interest..........................................     1,602
                                                                              -------
          Present value of expected aggregate payments included in accrued
            environmental liabilities......................................   $ 4,082
                                                                              -------
                                                                              -------

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)


     Environmental expenses, net included in the consolidated statements of operations are comprised of the following:


                                                                             PERIOD FROM
                                                                              OCTOBER 1,      YEAR ENDED
                                                                               1993 TO       SEPTEMBER 30,
                                                                             MAY 26, 1994        1993
                                                                             ------------    -------------

Environmental expense.....................................................     $ 30,990         $36,305
Environmental recoveries..................................................       10,496          33,530
                                                                             ------------    -------------
          Total...........................................................     $ 20,494         $ 2,775
                                                                             ------------    -------------
                                                                             ------------    -------------


(10) EMPLOYEE BENEFITS

  (a) Defined Contribution Plan

     The Company has a defined contribution pension plan covering all eligible union and nonunion employees. The Company contributes up to 4% of the gross wages of eligible participants. The Company also has a section 401(k) tax deferred savings plan covering all eligible salaried and Kalama plant hourly employees. The Company contributes fifty cents for each dollar contributed by a participant, with a maximum contribution of 3% of a participant's earnings.


     Total expense of the plans was approximately $429 and $616 for the period ended May 26, 1994 and the year ended September 30, 1993, respectively.


  (b) Defined Benefit Plan

     Effective May 25, 1994, the Company transferred all the obligations and liabilities arising out of its defined benefit retirement plan (Plan) for eligible hourly employees of the Company's Garfield, New Jersey manufacturing facility, which closed in May 1994, to a company ultimately owned by B.C. Sugar. Per the transfer agreement, the transfer of obligations and liabilities arising from the Plan is for the events occurring before and after May 25, 1994.

     The Plan provided pension benefits based upon a participant's length of service. The Company's funding policy was to contribute annually an amount equal to the minimum contribution required by the law and no more than the amount deductible for Federal income tax purposes.

     Net periodic pension cost is comprised of the following:


                                                                         PERIOD FROM
                                                                          OCTOBER 1,         YEAR ENDED
                                                                           1993 TO         SEPTEMBER 30,
                                                                         MAY 26, 1994           1993
                                                                         ------------    ------------------
Service cost for the benefits earned during the period................       $ 31              $   47
Interest cost on the projected benefit obligation.....................        108                 166
Actual return on plan assets..........................................        (80)               (376)

Net amortization and deferral.........................................        (55)                202
                                                                           ------             -------
          Total.......................................................       $  4              $   39
                                                                           ------             -------
                                                                           ------             -------

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)


     The funded status of the Plan is as follows:


                                                                               SEPTEMBER 30,
                                                                                    1993
                                                                             ------------------
Actuarial present value of benefit obligations:
  Vested benefit obligation...............................................         $2,502
                                                                                  -------
  Accumulated benefit obligation..........................................         $2,598
                                                                                  -------
Projected benefit obligation..............................................          2,598
Plan assets at fair value.................................................          2,878
                                                                                  -------
          Plan assets in excess of the projected benefit obligation.......           (280)
Unrecognized net gain.....................................................            416
Unrecognized obligation...................................................            (99)
                                                                                  -------
          Accrued pension cost included in accrued payroll and employee
            benefits in the consolidated financial statements.............         $   37
                                                                                  -------
                                                                                  -------


     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation and the expected long-term rate of return on assets was 6.5%. No rate of increase in compensation levels was assumed in accounting for the Plan.

     Plan assets consist primarily of annuities purchased under group contracts and funds holding fixed income and equity investments.


(11) POSTRETIREMENT EMPLOYEE BENEFITS OTHER THAN PENSIONS

     The Company provides certain health care insurance benefits for retired employees. The Company's employees may become eligible for these benefits depending on their age and length of service. These benefits are provided through insurance companies whose premiums are based on benefits paid during the year. The Company recognizes the cost of providing those benefits by expensing the annual insurance premiums.


     Total expense of providing these benefits was $30 and $41 for the period ended May 26, 1994 and the year ended September 30, 1993, respectively.


     In December 1990, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 106 (Statement 106), Employers' Accounting for Postretirement Benefits Other Than Pensions. The Statement requires employers to accrue the cost of postretirement benefits during the employees' working careers. The provisions of the statement are effective for the Company for the fiscal year beginning after December 15, 1994, although earlier implementation is permitted. The Company plans to implement Statement 106 effective October 1, 1995. The Company may adopt the new standard prospectively or via a cumulative catch-up adjustment. The Statement allows two alternatives in accounting for the unrecognized, unfunded accumulated postretirement benefit obligation (APBO). The unfunded APBO can be recognized immediately or it can be amortized over 20 years. The Company has not yet decided which of these two methods will be adopted.

     The Company engaged an actuarial consultant that has estimated that the APBO is $3,563 at May 26, 1994 based on the Plan terms currently in place. This estimate is subject to change based on a number of factors, including changes in the assumed health care cost trend and other assumptions used in determining the APBO.

                     KALAMA CHEMICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


                             (DOLLARS IN THOUSANDS)


(12) OTHER INCOME, NET

     Other income, net is comprised of the following:


                                                                         PERIOD FROM
                                                                          OCTOBER 1,        YEAR ENDED
                                                                           1993 TO         SEPTEMBER 30,

                                                                         MAY 26, 1994          1993
                                                                         ------------    -----------------
Insurance settlement..................................................       $ --              $ 289
Equity in income of joint ventures....................................         50                  5
Interest and dividends................................................         55                 48
Other, net............................................................        202                 27
                                                                           ------             ------
          Total.......................................................       $307              $ 369
                                                                           ------             ------
                                                                           ------             ------


(13) GEOGRAPHIC SEGMENT INFORMATION

     The Company operates in one industry segment: manufacturing and marketing chemical products. The Company's products are marketed mainly in the United States, Asia, Canada and Mexico. Export sales by geographic area are as follows:


                                                                         PERIOD FROM
                                                                          OCTOBER 1,        YEAR ENDED
                                                                           1993 TO         SEPTEMBER 30,
                                                                         MAY 26, 1994          1993
                                                                         ------------    -----------------
Canada and Mexico.....................................................     $  5,748           $ 7,501
Asia, excluding Japan.................................................        3,186             3,482
Japan.................................................................        2,558             3,338
Other.................................................................        2,433             3,632
                                                                         ------------    -----------------
                                                                           $ 13,925           $17,953
                                                                         ------------    -----------------
                                                                         ------------    -----------------


(14) SUBSEQUENT EVENTS

  (a) Change of Ownership

     As discussed in note 1(a), B.C. Sugar transferred all of the common stock of the Company to Freedom effective May 26, 1994, in accordance with the May 11, 1994 stock purchase agreement (Agreement). Under terms of the Agreement, B.C. Sugar has indemnified Freedom in relation to certain environmental and other matters.

  (b) Income Tax Examination


     Subsequent to May 26, 1994, the Internal Revenue Service (IRS) completed its examination of the Company for fiscal years ended September 30, 1989 through 1993. The Company has received notification that approximately $400 of environmental costs deducted during these periods will be disallowed by the IRS, however, these amounts will be deductible over future periods not expected to exceed seven years.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY GUARANTOR OR ANY INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                                   PAGE
                                                   ----
Available information...........................     i
Summary.........................................     1
Risk Factors....................................    11
Use of Proceeds.................................    17
Capitalization..................................    18
Selected Consolidated Financial Data............    19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................    22
The Exchange Offer..............................    28
Business........................................    34
Management......................................    51
Principal Stockholders..........................    58
Certain Transactions............................    59
Description of Amended and Restated Credit
  Agreement.....................................    60
Description of the Notes........................    61
Exchange Offer; Registration Rights.............    87
Certain United States Federal Income Tax
  Considerations................................    88
Plan of Distribution............................    90
Legal Matters...................................    90
Experts.........................................    90
Index to Financial Statements...................   F-1




     UNTIL             , 1997 (90 DAYS FOLLOWING THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER MAY BE REQUIRED TO DELIVER A PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  $125,000,000

                                     [LOGO
                           FREEDOM CHEMICAL COMPANY]

                          10 5/8% SENIOR SUBORDINATED
                                 NOTES DUE 2006


                   ---------------------------------------
                                    PROSPECTUS
                    ---------------------------------------



                                           , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee and the NASD filing fee.



SEC registration fee........................................................   $ 37,878.79
Printing and engraving expenses.............................................        *
Legal fees and expenses.....................................................        *
Accounting fees and expenses................................................        *
Miscellaneous...............................................................        *
                                                                               -----------
     Total..................................................................   $    *
                                                                               -----------
                                                                               -----------


         ---------------------------

         * to be filed by amendment



     The Company will bear all of such expenses.



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.



I. Freedom Chemical Company, Hilton Davis Chemical Co., Freedom Textile Chemicals Co., Freedom Textile Chemical Company (South Carolina), Inc. and FCC Acquisition Corp.




     Section 145 of the Delaware General Corporation Law ('DGCL') provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.



     The Sixth Article of the Restated Certificate of Incorporation of Freedom Chemical Company ('Freedom') and Article VII of the By-laws of Freedom provide that Freedom shall indemnify its directors and officers to the fullest extent permitted by Delaware law.



     Article VI of the By-laws of Hilton Davis Chemical Co. ('Hilton Davis') provides that Hilton Davis shall indemnify its directors and officers to the fullest extent permitted by Delaware law.



     The Sixth Article of the Certificate of Incorporation of Freedom Textile Chemicals Co. ('Freedom Textile') and Article VII of the By-laws of the Freedom Textile provide that Freedom Textile shall indemnify its directors and officers to the fullest extent permitted by Delaware law.



     The Sixth Article of the Certificate of Incorporation of Freedom Textile Chemical Company (South Carolina), Inc. ('Freedom Textile South Carolina') and
Article VIII of the By-laws of Freedom Textile South Carolina provide that Freedom Textile South Carolina shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

     The Sixth Article of the Certificate of Incorporation of FCC Acquisition

Corp. ('FCCAC') and Article VIII of the By-laws of FCCAC provide that FCCAC shall indemnify its directors and officers to the fullest extent permitted by Delaware law.



     Section 102(b)(7) of the Delaware law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. The Sixth Article of each of (i) Freedom's Restated Certificate of Incorporation, (ii) Freedom Textile's Certificate of Incorporation and (iii) FCCAC's Certificate of Incorporation contains the following provision:



          'A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any appeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.'



     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Freedom, Hilton Davis, Freedom Textile, Freedom Textile South Carolina and FCCAC, respectively, pursuant to the foregoing provisions, each of Freedom, Hilton Davis, Freedom Textile, Freedom Textile South Carolina and FCCAC has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



     The foregoing summaries are necessarily subject to the complete text of the statutes, Freedom's Restated Certificate of Incorporation, the Certificates of Incorporation of each of Hilton Davis, Freedom Textile, Freedom Textile South

Carolina and FCCAC, respectively, and the By-laws of each of Freedom, Hilton Davis, Freedom Textile, Freedom Textile South Carolina and FCCAC, respectively, and the agreements referred to above and are qualified in their entirety by reference thereto.



II. Kalama Chemical, Inc. and Kalama Specialty Chemicals, Inc.



     Section 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article IX of the By-laws of Kalama Chemical, Inc. ('Kalama Chemical') provides that Kalama Chemical shall indemnify its directors, officers, employees and agents to the fullest extent permitted by applicable law. Article IX of the By-laws of Kalama Specialty Chemicals, Inc. ('Kalama Specialty Chemicals') has the effect of indemnifying its directors, officers, employees and agents to the fullest extent permitted by applicable law.


     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving intentional misconduct, a knowing violation of law, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally received a benefit in money, property or services to which the director is legally entitled. Article VIII to the Articles of Incorporation of Kalama Chemical and Article XIV to the Articles of Incorporation of Kalama Specialty Chemicals contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the corporation and its shareholders.

     The foregoing summaries are necessarily subject to the complete text of the statutes, the Articles of Incorporation of each of Kalama Chemical and Kalama Specialty Chemicals, respectively, and the By-laws of each of Kalama Chemical and Kalama Specialty Chemicals, respectively, and the agreements referred to above and are qualified in their entirety by reference thereto.



III. Freedom Chemical Diamalt GmbH



     The laws of Germany make no provision for indemnification of officers and directors.



IV. Kalama Foreign Sales Corporation



     Section 2117(b) of the Guam Code Annotated provides that a director of a foreign sales corporation may be indemnified if such director acted in good faith and reasonably believed (i) in the case of conduct in a official capacity with the corporation, that such conduct was in the corporation's best interest and (ii) in all cases, such conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, such director had no reasonable cause to believe such director's conduct was unlawful.



     Article X of Kalama Foreign Sales Corporation's ('Kalama Foreign Sales') Articles of Incorporation provides that no director or officer shall be held liable to the corporation for any loss or damage suffered by it on account of any action or omission by such director or officer if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, unless with respect to an action or suit by or in the right of the corporation to procure a judgment in its favor such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation.



     The foregoing summaries are necessarily subject to the complete text of the statutes, Kalama Foreign Sales' Articles of Incorporation, its By-laws and the agreements referred to above and are qualified in their entirety by reference thereto.



ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.



     Since November 1, 1993 Freedom has sold or issued the following securities that were not registered under the Securities Act:



     1. On January 18, 1994 Freedom issued 5,322 shares of Series A Common Stock to Freedom Investment Corp., pursuant to the exercise of options held by The Freedom Group, for an aggregate purchase price of $532,200.




     2. On May 26, 1994 Freedom issued 14,231.5 shares of Series A Common Stock and 8,064.52 shares of Series C Preferred Stock to Joseph Littlejohn & Levy Fund II, L.P. for an aggregate purchase price of $10,000,000.



     3. On June 30, 1994 Freedom issued 426.94 shares of Series A Common Stock and 241.94 shares of Series C Preferred Stock to Freedom Investment Corp. for an aggregate purchase price of $300,000.



     4. On June 30, 1994 Freedom issued 426.94 shares of Series A Common Stock and 241.94 shares of Series C Preferred Stock to RULCO, INC. for an aggregate purchase price of $300,000.



     5. On June 30, 1994 Freedom issued 31.98 shares of Series A Common Stock and 18.12 shares of Series C Preferred Stock to Donald W. McPhail for an aggregate purchase price of $22,470.



     6. On June 30, 1994 Freedom issued 284.63 shares of Series A Common Stock and 161.29 shares of Series C Preferred Stock to Robert A. Kirchner for an aggregate purchase price of $200,000.



     7. On June 30, 1994 Freedom issued 284.63 shares of Series A Common Stock and 161.29 shares of Series C Preferred Stock to Nicholas E. Lynam for an aggregate purchase price of $200,000.



     8. On June 30, 1994 Freedom issued 81.9 shares of Series A Common Stock and
46.41 shares of Series C Preferred Stock to Robert G. Kitchen for an aggregate purchase price of $57,500.

     9. On June 30, 1994 Freedom issued 106.74 shares of Series A Common Stock and 60.48 shares of Series C Preferred Stock to Leslie E. Schenk for an aggregate purchase price of $75,000.



     10. On June 30, 1994 Freedom issued 106.74 shares of Series A Common Stock and 60.48 shares of Series C Preferred Stock to Dale E. Smith for an aggregate purchase price of $75,000.




     11. On June 30, 1994 Freedom issued 142.31 shares of Series A Common Stock and 80.65 shares of Series C Preferred Stock to Richard E. Gilleland for an aggregate purchase price of $100,000.



     12. On June 30, 1994 Freedom issued 135 shares of Series A Common Stock and
76.5 shares of Series B Preferred Stock to Robert G. Kitchen in connection with a share-for-share exchange of 135 shares of common stock and 76.5 shares of Series B Preferred Stock of Freedom Textile Chemicals Co. held by Robert G. Kitchen. The consideration for such issuance was $90,000 worth of shares of Freedom Textile Chemicals Co.



     13. On June 30, 1994 Freedom issued 67.5 shares of Series A Common Stock and 38.25 shares of Series B Preferred Stock to James C. Trecek in connection with a share-for-share exchange of 67.5 shares of common stock and 38.25 shares of Series B Preferred Stock of Freedom Textile Chemicals Co. held by James C. Trecek. The consideration for such issuance was $45,000 worth of shares of Freedom Textile Chemicals Co.



     14. On June 30, 1994 Freedom issued 70.5 shares of Series A Common Stock to Robert G. Kitchen in consideration of the cancellation of Robert G. Kitchen's entitlement to certain equity securities of Freedom Textile Chemical Co.



     15. On June 30, 1994 Freedom issued 67.5 shares of Series A Common Stock to James C. Trecek in consideration of the cancellation of James C. Trecek's entitlement to certain equity securities of Freedom Textile Chemical Co.



     16. On October 17, 1996, Freedom sold $125,000,000 aggregate principal amount of Freedom's 10 5/8% Senior Subordinated Notes due 2006 (the 'Old Notes') to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Schroder Wertheim & Co. Incorporated and Smith Barney Inc., which Old Notes were guaranteed on a senior subordinated basis by each of the Guarantors. In accordance with the agreement pursuant to which the Initial Purchasers purchased the Old Notes, such Initial Purchasers agreed to offer and sell the Old Notes only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to a limited number of institutional 'accredited investors' (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).



     17. On October 17, 1996 Freedom issued 56,635 shares of Series A Common Stock to Joseph Littlejohn & Levy Fund, L.P. for an aggregate purchase price of $7,079,375.




     18. On October 17, 1996 Freedom issued 22,904.26 shares of Series A Common Stock to Joseph Littlejohn & Levy Fund II, L.P. for an aggregate purchase price of $2,863,032.50.



     19. On October 17, 1996 Freedom issued 460.74 shares of Series A Common Stock to Robert A. Kirchner for an aggregate purchase price of $57,592.50.



     The issuances of securities described above were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  (a) Exhibits



EXHIBIT
  NO.                                           DESCRIPTION OF EXHIBIT
-------   --------------------------------------------------------------------------------------------------
   3.1    Restated Certificate of Incorporation of Freedom Chemical Company and Certificate of Designation
          for Preferred Stock.**
   3.2    By-laws of Freedom Chemical Company.*
   3.3    Certificate of Incorporation of Hilton Davis Chemical Co.**
   3.4    By-laws of Hilton Davis Chemical Co.**
   3.5    Articles of Incorporation of Kalama Chemical, Inc.**

EXHIBIT
  NO.                                           DESCRIPTION OF EXHIBIT
-------   --------------------------------------------------------------------------------------------------
   3.6    By-laws of Kalama Chemical, Inc.**
   3.7    Certificate of Incorporation of Freedom Textile Chemicals Co.**
   3.8    By-laws of Freedom Textile Chemicals Co.**
   3.9    Articles of Association of Freedom Chemical Diamalt GmbH.**
  3.10    Certificate of Incorporation of Freedom Textile Chemical Company (South Carolina), Inc.**

  3.11    By-laws of Freedom Textile Chemical Company (South Carolina), Inc.**
  3.12    Articles of Incorporation of Kalama Specialty Chemicals, Inc.**
  3.13    By-laws of Kalama Specialty Chemicals, Inc.**
  3.14    Articles of Incorporation of Kalama Foreign Sales Corporation.**
  3.15    By-laws of Kalama Foreign Sales Corporation.**
  3.16    Certificate of Incorporation of FCC Acquisition Corp.**
  3.17    By-laws of FCC Acquisition Corp.**
   4.1    Indenture dated as of October 15, 1996, among Freedom Chemical Company, the Guarantors named therein and The Bank of New York, as trustee, relating to the 10 5/8% Senior Subordinated Notes due 2006 of Freedom Chemical Company and exhibits thereto, including Form of 10 5/8% Senior
          Subordinated Note due 2006 of Freedom Chemical Company.**
   5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of securities being registered.***
   5.2    Opinion of Bogle & Gates regarding legality of securities being registered.***
   5.3    Opinion of Boesebeck, Barz & Partner regarding legality of securities being registered.***
   5.4    Opinion of Carlsmith Ball Wichman Case & Ichiki regarding legality of securities being registered.***
  10.1    Registration Rights Agreement, dated October 17, 1996 among Freedom Chemical Company, the
          Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Schroder Wertheim
          & Co. Incorporated and Smith Barney Inc.**
  10.2    Amended and Restated Credit Agreement, dated as of October 17, 1996 among Freedom Chemical
          Company, Freedom Chemical Diamalt GmbH, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing bank and Citicorp USA, Inc., as Agent.**
  10.3    Share Pledge Agreement, dated January 16, 1995, by and among Freedom Chemical Company, Hilton
          Davis Chemical Co. and Citicorp USA, Inc.**
  10.4    Amendment to Share Pledge Agreement, dated January 17, 1995, by and among Freedom Chemical
          Company, Hilton Davis Chemical Co. and Citicorp USA, Inc.**
  10.5    Security Assignment Agreement, dated January 16, 1995, between Freedom Chemical Company and
          Citicorp USA, Inc.**
  10.6    Stock Purchase Agreement, dated as of May 11, 1994, among BC Sugar Refinery Limited, Chatterton
          Petrochemical Corporation and Freedom Chemical Company.*
  10.7    Amendment No. 1 to Stock Purchase Agreement, dated as of May 26, 1994, among BC Sugar Refinery
          Limited, Chatterton Petrochemical Corporation and Freedom Chemical Company.*
  10.8    Settlement Agreement dated as of April 28, 1994 between Tenneco Polymers, Inc. and Kalama
          Chemical, Inc.*
  10.9    Stock Purchase Agreement, dated as of May 21, 1993, between PMC, Inc. and Freedom Chemical
          Acquisition Corporation.*
 10.10    Amendment No. 1 to Stock Purchase Agreement, dated as of September 9, 1993, between PMC, Inc. and
          Freedom Chemical Company.*
 10.11    Definitive Agreement, dated as of August 13, 1993, between Sterling Winthrop Inc. and Freedom
          Chemical Acquisition Corporation.*
 10.12    Ground Lease, dated September 9, 1993, between The SDI Divestiture Corp. and Hilton Davis Chemical
          Co.*
 10.13    Amendment to Ground Lease Provisions, dated September 9, 1993.*

EXHIBIT

  NO.                                           DESCRIPTION OF EXHIBIT
-------   --------------------------------------------------------------------------------------------------
 10.14    Escrow Agreement, dated September 9, 1993, by and among PMC, Inc., Freedom Chemical Acquisition
          Corporation and CoreStates Bank, N.A.*
 10.15    Environmental Matters Agreement, dated September 9, 1993, among Freedom Chemical Acquisition
          Corporation, Hilton Davis Chemical Co. and Sterling Winthrop, Inc.*
 10.16    Agreement for the Purchase and Sale of Assets, dated February 28, 1992, between Freedom Textile
          Chemicals Co. and American Cyanamid Company.**
 10.17    [Intentionally Omitted]
 10.18    Employment Agreement, dated November 15, 1994, by and between Freedom Chemical Company and Fred P.
          Rullo.**
 10.19    Employment Agreement, dated November 15, 1994, by and between Freedom Chemical Company and Harold
          A. Sorgenti.**
 10.20    Employment Agreement, dated June 1, 1991, between Kalama Chemical, Inc. and Robert A. Kirchner.**
 10.21    Employment Agreement, dated January 17, 1996, between Freedom Textile Chemicals Co. and Robert G.
          Kitchen.**
 10.22    Employment Agreement between Freedom Chemical Diamalt GmbH and Helmut Wolf.***
 10.23    Letter Agreement, dated May 8, 1992, between The Freedom Group and Robert Kitchen.*
 10.24    Employment Agreement, dated March 13, 1992, between Freedom Textile Chemicals Co. and James B.
          Trecek.*
 10.25    Agreement, dated December 7, 1994, by and among Freedom Chemical Company, the Freedom Group
          Partnership, Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund II, L.P., Harold
          A. Sorgenti and Fred P. Rullo.**
 10.26    Stockholders' Agreement, dated as of May 4, 1992, among Freedom Chemical Company, Joseph
          Littlejohn & Levy Fund, L.P., Harold A. Sorgenti and Fred P. Rullo.*
 10.27    Amendment to Stockholders' Agreement, dated as of September 9, 1993, by and among Freedom Chemical
          Company, Joseph Littlejohn & Levy Fund, L.P., Freedom Investment Corp., Harold A. Sorgenti, Fred
          P. Rullo and RULCO, Inc.*
 10.28    Amendment No. 2 to Stockholders' Agreement, dated as of June 30, 1994, by and among Freedom
          Chemical Company, Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund II, L.P.,
          Freedom Investment Corp., Harold A. Sorgenti, Fred P. Rullo and RULCO, Inc.*
 10.29    Stockholders' Agreement, dated as of June 30, 1993, by and among Freedom Chemical Company, Joseph
          Littlejohn & Levy Fund, L.P., Donald W. McPhail and Stamford-Atlanta Capital Corporation.*
 10.30    Amendment to Stockholders' Agreement, dated as of June 30, 1994, by and among Freedom Chemical
          Company, Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn and Levy Fund II, L.P., Donald W.
          McPhail and Stamford-Atlanta Capital Corporation.*
 10.31    Stockholders' Agreement, dated as of June 30, 1994, by and among Freedom Chemical Company, Joseph
          Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund II, L.P., and the individual shareholders whose names are set forth on the signature page thereto.*
 10.32    Stockholders' Agreement, dated as of June 30, 1994, by and among Freedom Chemical Company, Joseph
          Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund II, L.P., and Richard E. Gilleland.*
 10.33    Freedom Chemical Company 1994 Management Equity Plan.**
 10.34    Form of Stock Option Agreement.*
 10.35    Amended and Restated Stock Option Agreement, dated as of November 15, 1994, between Freedom
          Chemical Company and The Freedom Group Partnership.**
 10.36    Amended and Restated Stock Option Agreement, dated as of November 15, 1994, between Freedom
          Chemical Company and The Freedom Group Partnership.**
 10.37    Amended and Restated Stock Option Agreement, dated as of November 15, 1994, between Freedom
          Chemical Company and The Freedom Group Partnership.**

EXHIBIT
  NO.                                           DESCRIPTION OF EXHIBIT
-------   --------------------------------------------------------------------------------------------------
 10.38    Letter, dated January 18, 1994, from The Freedom Group to Freedom Chemical Company.*
 10.39    Letter, dated January 24, 1994, from Freedom Investment Corp. to Joseph Littlejohn & Levy Fund,
          L.P.; Letter, dated January 24, 1994, from Harold A. Sorgenti and Ann R. Sorgenti to Joseph
          Littlejohn & Levy Fund, L.P.; Letter, dated January 24, 1994, from Sorgenti Family Partnership,
          L.P. to Joseph Littlejohn & Levy Fund, L.P.*
 10.40    Subscription Agreement, dated as of October 17, 1996 between Freedom Chemical Company and Joseph
          Littlejohn & Levy Fund, L.P.**
 10.41    Subscription Agreement, dated as of October 17, 1996 between Freedom Chemical Company and Joseph
          Littlejohn & Levy Fund II, L.P.**
 10.42    Assignment Agreement, dated as of May 26, 1994, between Kalama Chemical, Inc. and United States
          Trust Company.*
 10.43    Trust Agreement, dated May 26, 1994, among Chatterton Petrochemical Corporation, Freedom Chemical
          Company, Kalama Chemical, Inc. and United States Trust Company of New York.*
  12.1    Statement re: Computation of ratio of earnings to fixed charges for Freedom Chemical Company and
          Subsidiaries and for Hilton Davis Chemical Co. and Subsidiary.**
  21.1    Subsidiaries of Freedom Chemical Company.**
  21.2    Subsidiaries of Hilton Davis Chemical Co.**
  21.3    Subsidiaries of Kalama Chemical, Inc.**
  21.4    Subsidiaries of Freedom Textile Chemicals Co.**
  21.5    Subsidiaries of Freedom Chemical Diamalt GmbH.**
  21.6    Subsidiaries of Freedom Textile Chemical (South Carolina), Inc.**
  21.7    Subsidiaries of Kalama Specialty Chemicals, Inc.**
  21.8    Subsidiaries of Kalama Foreign Sales Corporation.**
  21.9    Subsidiaries of FCC Acquisition Corp.**
  23.1    Consent of Coopers & Lybrand L.L.P., independent accountants.**
  23.2    Consent of KPMG Peat Marwick LLP, independent certified public accountants.**
  23.3    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in their opinion filed as Exhibit
          5.1 to this Registration Statement).***
  23.4    Consent of Bogle & Gates (included in their opinion filed as Exhibit 5.2 to this Registration
          Statement).***
  23.5    Consent of Boesebeck, Barz & Partner (included in their opinion filed as Exhibit 5.3 to this
          Registration Statement).***
  23.6    Opinion of Carlsmith Ball Wichman Case & Ichiki (included in their opinion filed as Exhibit 5.4 to this Registration Statement).***
  24.1    Powers of Attorney of certain directors and officers of the Company authorizing Fred P. Rullo and
          Brian F. McNamara to sign the Registration Statement and amendments thereto on their behalf (set forth on signature pages of Registration Statement).**
  25.1    Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York on Form
          T-1.**
  27.1    Financial Data Schedule.**
  99.1    Form of Letter of Transmittal.**
  99.2    Form of Notice of Guaranteed Delivery.**
  99.3    Form of Letter to Clients.**
  99.4    Form of Letter to Brokers, Dealers, Trust Companies and Other Nominees.**



------------------

  * Filed previously
 ** Filed herewith
*** To be filed by amendment.

  (b) Financial Statement Schedules



     The following financial statement schedule is filed herewith:



SCHEDULE                                                                                                      PAGE
-----------------------------------------------------------------------------------------------------------   ----
Freedom Chemical Company and Subsidiaries (the 'Company')
Report of Independent Accountants..........................................................................   S-1
Financial Statement Schedule for the years ended December 31, 1993, 1994 and 1995:
     Schedule II--Valuation and Qualifying Accounts........................................................   S-2



     All other supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto or in other supplemental schedules.



ITEM 17. UNDERTAKINGS.



     (a) The undersigned Registrants hereby undertake:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the

     Registration Statement, and (iii) to include any material information with respect to the plan for distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.



     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on October 31, 1996.



                                          FREEDOM CHEMICAL COMPANY


                                            (Registrant)



                                         ___________/s/ FRED P. RULLO___________
                                                      Fred P. Rullo
                                          Chief Executive Officer and President



                               POWERS OF ATTORNEY



     We, the undersigned officers and directors of Freedom Chemical Company, hereby severally constitute and appoint Fred P. Rullo and Brian F. McNamara, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 (No. 33-84778), this amendment thereto and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Freedom Chemical Company to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to the Registration Statement and any and all amendments thereto.



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                      CAPACITY                            DATE

------------------------------------------  ----------------------------------------------   -----------------

            /s/ FRED P. RULLO               Chairman, Chief Executive Officer and             October 31, 1996
------------------------------------------  President (Principal Executive Officer)
              Fred P. Rullo

          /s/ DENNIS M. MONAHAN             Chief Financial Officer (Principal Financial      October 31, 1996
------------------------------------------  Officer and Principal Accounting Officer)
            Dennis M. Monahan

           /s/ TIMOTHY J. CLARK             Director                                          October 31, 1996
------------------------------------------
             Timothy J. Clark

           /s/ PETER A. JOSEPH              Director                                          October 31, 1996
------------------------------------------
             Peter A. Joseph

          /s/ ROBERT J. LANIGAN             Director                                          October 31, 1996
------------------------------------------
            Robert J. Lanigan

             /s/ PAUL S. LEVY               Director                                          October 31, 1996
------------------------------------------
               Paul S. Levy

         /s/ ANGUS C. LITTLEJOHN            Director                                          October 31, 1996
------------------------------------------
           Angus C. Littlejohn

          /s/ HAROLD A. SORGENTI            Director                                          October 31, 1996
------------------------------------------
            Harold A. Sorgenti

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, state of Ohio, on October 31, 1996.



                                          HILTON DAVIS CHEMICAL CO.


                                            (Registrant)



                                                  /s/ ROBERT G. KITCHEN
                                          ------------------------------------
                                                    Robert G. Kitchen
                                          President and Chief Executive Officer



                               POWERS OF ATTORNEY



     We, the undersigned officers and directors of Hilton Davis Chemical Co., hereby severally constitute and appoint Fred P. Rullo and Brian F. McNamara, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 (No. 33-84778), this amendment thereto and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Hilton Davis Chemical Co. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to the Registration Statement and any and all amendments thereto.



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                SIGNATURE                                      CAPACITY                            DATE
------------------------------------------  ----------------------------------------------   ----------------

          /s/ ROBERT G. KITCHEN             President, Chief Executive Officer and           October 31, 1996
------------------------------------------  Director (Principal Executive Officer)
            Robert G. Kitchen

             /s/ GARY SOMMER                Chief Financial Officer (Principal Financial     October 31, 1996
------------------------------------------  Officer and Principal Accounting Officer)
               Gary Sommer

            /s/ FRED P. RULLO               Chairman of the Board of Directors               October 31, 1996
------------------------------------------
              Fred P. Rullo

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kalama, state of Washington, on October 31, 1996.



                                          KALAMA CHEMICAL, INC.


                                          (Registrant)



                                                  /s/ ROBERT A. KIRCHNER
                                          ------------------------------------
                                                    Robert A. Kirchner
                                                        President



                               POWERS OF ATTORNEY



     We, the undersigned officers and directors of Kalama Chemical, Inc., hereby severally constitute and appoint Fred P. Rullo and Brian F. McNamara, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated

below, the Registration Statement on Form S-1 (No. 33-84778), this amendment thereto and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Kalama Chemical, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to the Registration Statement and any and all amendments thereto.



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                      CAPACITY                            DATE
------------------------------------------  ----------------------------------------------   -----------------

          /s/ ROBERT A. KIRCHNER            President and Director (Principal Executive       October 31, 1996
------------------------------------------  Officer)
            Robert A. Kirchner

            /s/ JOHN W. HAGEN               Controller (Principal Financial Officer and       October 31, 1996
------------------------------------------  Principal Accounting Officer)
              John W. Hagen

            /s/ FRED P. RULLO               Director                                          October 31, 1996
------------------------------------------
              Fred P. Rullo

         /s/ MARK A. FLEISCHAUER            Director                                          October 31, 1996
------------------------------------------
           Mark A. Fleischauer

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on October 31, 1996.




                                          FREEDOM TEXTILE CHEMICALS CO.


                                              (Registrant)



                                                    /s/ FRED P. RULLO
                                          ------------------------------------
                                                       Fred P. Rullo
                                          President and Chief Executive Officer



                               POWERS OF ATTORNEY



     We, the undersigned officers and directors of Freedom Textile Chemicals Co., hereby severally constitute and appoint Fred P. Rullo and Brian F. McNamara, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 (No. 33-84778), this amendment thereto and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Freedom Textile Chemicals Co. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to the Registration Statement and any and all amendments thereto.



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                      CAPACITY                            DATE
------------------------------------------  ----------------------------------------------   -----------------

            /s/ FRED P. RULLO               President, Chief Executive Officer and            October 31, 1996
------------------------------------------  Director (Principal Executive Officer,
              Fred P. Rullo                 Principal Financial Officer and Principal
                                            Accounting Officer)

          /s/ BRIAN F. MCNAMARA             Director                                          October 31, 1996

------------------------------------------
            Brian F. McNamara

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Munich, Federal Republic of Germany, on October 31, 1996.



                                           FREEDOM CHEMICAL DIAMALT GMBH


                                                 (Registrant)



                                                   /s/ HELMUT WOLF
                                          ------------------------------------
                                                        Helmut Wolf
                                                     Managing Director



                               POWERS OF ATTORNEY



     We, the undersigned officers and directors of Freedom Chemical Diamalt GmbH, hereby severally constitute and appoint Fred P. Rullo and Brian F. McNamara, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 (No. 33-84778), this amendment thereto and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Freedom Chemical Diamalt GmbH to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to the Registration Statement and any and all amendments thereto.



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                       CAPACITY                            DATE
---------------------------------------------  ----------------------------------------------   ----------------

               /s/ HELMUT WOLF                 Managing Director (Principal Executive
---------------------------------------------  Officer)
                 Helmut Wolf                                                                    October 31, 1996

            /s/ S. KURT HOLDERER               Executive Vice President (Principal Financial
---------------------------------------------  Officer and Principal Accounting Officer)
              S. Kurt Holderer                                                                  October 31, 1996

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on October 31, 1996.



                                         FREEDOM TEXTILE CHEMICAL COMPANY


                                         (SOUTH CAROLINA), INC.


                                                (Registrant)



                                          ___________/s/ FRED P. RULLO__________
                                                       Fred P. Rullo
                                                 Chief Executive Officer



                               POWERS OF ATTORNEY




     We, the undersigned officers and directors of Freedom Textile Chemical Company (South Carolina), Inc., hereby severally constitute and appoint Fred P. Rullo and Brian F. McNamara, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 (No. 33-84778), this amendment thereto and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Freedom Textile Chemical Company (South Carolina), Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to the Registration Statement and any and all amendments thereto.



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                      CAPACITY                            DATE
------------------------------------------  ----------------------------------------------   -----------------

            /s/ FRED P. RULLO               Chief Executive Officer and Director              October 31, 1996
------------------------------------------  (Principal Executive Officer, Principal
              Fred P. Rullo                 Financial Officer and Principal Accounting
                                            Officer)

          /s/ BRIAN F. MCNAMARA             Director                                          October 31, 1996
------------------------------------------
            Brian F. McNamara

                                     II-14

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kalama, state of Washington, on October 31, 1996.

                                         KALAMA SPECIALTY CHEMICALS, INC.
                                               (Registrant)

                                          ________/s/ ROBERT A. KIRCHNER________
                                                    Robert A. Kirchner
                                                        President


                               POWERS OF ATTORNEY

     We, the undersigned officers and directors of Kalama Specialty Chemicals, Inc., hereby severally constitute and appoint Fred P. Rullo and Brian F. McNamara, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 (No. 33-84778), this amendment thereto and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Kalama Specialty Chemicals, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to the Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                      CAPACITY                            DATE
------------------------------------------  ----------------------------------------------   -----------------

          /s/ ROBERT A. KIRCHNER            President and Director (Principal Executive       October 31, 1996
------------------------------------------  Officer)
            Robert A. Kirchner

            /s/ JOHN W. HAGEN               Controller (Principal Financial Officer and       October 31, 1996
------------------------------------------  Principal Accounting Officer)
              John W. Hagen

           /s/ THOMAS J. LOBUE              Director                                          October 31, 1996
------------------------------------------
             Thomas J. Lobue

           /s/ JOHN P. FAIRMAN              Director                                          October 31, 1996
------------------------------------------
             John P. Fairman

                                   SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalama, state of Washington, on October 31, 1996.



                                          KALAMA FOREIGN SALES CORPORATION


                                                (Registrant)



                                          ________/s/ ROBERT A. KIRCHNER________
                                                    Robert A. Kirchner
                                                        President



                               POWERS OF ATTORNEY



     We, the undersigned officers and directors of Kalama Foreign Sales Corporation, severally constitute and appoint Fred P. Rullo and Brian F. McNamara, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 (No. 33-84778), this amendment thereto and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Kalama Foreign Sales Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to the Registration Statement and any and all amendments thereto.



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                        CAPACITY                            DATE
----------------------------------------------  ----------------------------------------------   ----------------

            /s/ ROBERT A. KIRCHNER              President and Director                           October 31, 1996
---------------------------------------------   (Principal Executive Officer)

              Robert A. Kirchner

              /s/ JOHN W. HAGEN                 Controller and Director                          October 31, 1996
---------------------------------------------   (Principal Financial Officer and Principal
                John W. Hagen                   Accounting Officer)

           /s/ WILLIAM C. WILLIAMS              Director                                         October 31, 1996
---------------------------------------------
             William C. Williams

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on October 31, 1996.



                                          FCC ACQUISITION CORP.


                                          (Registrant)



                                                    /s/ FRED P. RULLO
                                          ------------------------------------
                                                      Fred P. Rullo
                                          President and Chief Executive Officer


                               POWERS OF ATTORNEY

     We, the undersigned officers and directors of FCC Acquisition Corp., hereby severally constitute and appoint Fred P. Rullo and Brian F. McNamara, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 (No. 33-84778), this amendment thereto and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable FCC Acquisition Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to the Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                SIGNATURE                                    CAPACITY                            DATE
-----------------------------------------  --------------------------------------------   ------------------

            /s/ FRED P. RULLO              President, Chief Executive Officer and           October 31, 1996
----------------------------------------   Director (Principal Executive Officer,
              Fred P. Rullo                Principal Financial Officer and Principal
                                           Accounting Officer)

          /s/ BRIAN F. MCNAMARA            Director                                         October 31, 1996
----------------------------------------
            Brian F. McNamara

                       REPORT OF INDEPENDENT ACCOUNTANTS



In connection with our audits of the consolidated financial statements of Freedom Chemical Company and Subsidiaries as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, which financial statements are included in the Prospectus, we have also audited the financial statement schedule listed in Item 16 herein.



In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


COOPERS & LYBRAND L.L.P.


Wayne, Pennsylvania
March 26, 1996

                   FREEDOM CHEMICAL COMPANY AND SUBSIDIARIES
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                                                       ADDITIONS
                                                         BALANCE AT     CHARGED        ADDITIONS                   BALANCE AT
                                                         BEGINNING      TO COSTS       CHARGED TO                     END
                                                         OF PERIOD    AND EXPENSES   OTHER ACCOUNTS   DEDUCTIONS   OF PERIOD
                                                         ----------   ------------   --------------   ----------   ----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  For the year ended December 31, 1993.................    $   35        $  112              --         $    2       $  145
                                                         ----------   ------------      -------       ----------   ----------
                                                         ----------   ------------      -------       ----------   ----------

  For the year ended December 31, 1994.................    $  145        $  142              --             --       $  287
                                                         ----------   ------------      -------       ----------   ----------
                                                         ----------   ------------      -------       ----------   ----------

  For the year ended December 31, 1995.................    $  287        $   36              --         $   63       $  260
                                                         ----------   ------------      -------       ----------   ----------
                                                         ----------   ------------      -------       ----------   ----------

INVENTORY RESERVES:
  For the year ended December 31, 1993.................        --            --              --             --           --
                                                         ----------   ------------      -------       ----------   ----------
                                                         ----------   ------------      -------       ----------   ----------

  For the year ended December 31, 1994.................        --        $   58              --             --       $   58
                                                         ----------   ------------      -------       ----------   ----------
                                                         ----------   ------------      -------       ----------   ----------

  For the year ended December 31, 1995.................    $   58        $1,964              --         $1,854       $  168
                                                         ----------   ------------      -------       ----------   ----------
                                                         ----------   ------------      -------       ----------   ----------

VALUATION ALLOWANCE FOR DEFERRED TAXES:
  For the year ended December 31, 1993.................        --            --              --             --           --
                                                         ----------   ------------      -------       ----------   ----------
                                                         ----------   ------------      -------       ----------   ----------

  For the year ended December 31, 1994.................        --        $  147          $4,000             --       $4,147
                                                         ----------   ------------      -------       ----------   ----------
                                                         ----------   ------------      -------       ----------   ----------

  For the year ended December 31, 1995.................    $4,147        $5,326              --         $1,747       $7,726
                                                         ----------   ------------      -------       ----------   ----------
                                                         ----------   ------------      -------       ----------   ----------

                                 EXHIBIT INDEX


EXHIBIT                                                                                                      PAGE
  NO.                                         DESCRIPTION OF EXHIBIT                                        NUMBER
-------   -----------------------------------------------------------------------------------------------   ------
   3.1    Restated Certificate of Incorporation of Freedom Chemical Company and Certificate of
          Designation for Preferred Stock.**
   3.2    By-laws of Freedom Chemical Company.*
   3.3    Certificate of Incorporation of Hilton Davis Chemical Co.**
   3.4    By-laws of Hilton Davis Chemical Co.**
   3.5    Articles of Incorporation of Kalama Chemical, Inc.**
   3.6    By-laws of Kalama Chemical, Inc.**
   3.7    Certificate of Incorporation of Freedom Textile Chemicals Co.**
   3.8    By-laws of Freedom Textile Chemicals Co.**
   3.9    Articles of Association of Freedom Chemical Diamalt GmbH.**
  3.10    Certificate of Incorporation of Freedom Textile Chemical Company (South Carolina), Inc.**
  3.11    By-laws of Freedom Textile Chemical Company (South Carolina), Inc.**
  3.12    Articles of Incorporation of Kalama Specialty Chemicals, Inc.**
  3.13    By-laws of Kalama Specialty Chemicals, Inc.**
  3.14    Articles of Incorporation of Kalama Foreign Sales Corporation.**
  3.15    By-laws of Kalama Foreign Sales Corporation.**
  3.16    Certificate of Incorporation of FCC Acquisition Corp.**
  3.17    By-laws of FCC Acquisition Corp.**
   4.1    Indenture dated as of October 15, 1996, among Freedom Chemical Company, the Guarantors named therein and The Bank of New York, as trustee, relating to the 10 5/8% Senior Subordinated Notes due 2006 of the Company and exhibits thereto, including Form of 10 5/8% Senior Subordinated
          Note due 2006 of Freedom Chemical Company.**
   5.1    Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of securities being registered.***
   5.2    Opinion of Bogle & Gates regarding legality of securities being registered.***
   5.3    Opinion of Boesebeck, Barz & Partner regarding legality of securities being registered.***
   5.4    Opinion of Carlsmith Ball Wichman Case & Ichiki regarding legality of securities being registered.***
  10.1    Registration Rights Agreement, dated October 17, 1996 among Freedom Chemical Company, the
          Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Schroder
          Wertheim & Co. Incorporated and Smith Barney Inc.**
  10.2    Amended and Restated Credit Agreement, dated as of October 17, 1996 among Freedom Chemical
          Company, Freedom Chemical Diamalt GmbH, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing bank and Citicorp USA,
          Inc., as Agent.**
  10.3    Share Pledge Agreement, dated January 16, 1995, by and among Freedom Chemical Company, Hilton
          Davis Chemical Co. and Citicorp USA, Inc.**
  10.4    Amendment to Share Pledge Agreement, dated January 17, 1995, by and among Freedom Chemical
          Company, Hilton Davis Chemical Co. and Citicorp USA, Inc.**
  10.5    Security Assignment Agreement, dated January 16, 1995, between Freedom Chemical Company and
          Citicorp USA, Inc.**
  10.6    Stock Purchase Agreement, dated as of May 11, 1994, among BC Sugar Refinery Limited, Chatterton
          Petrochemical Corporation and Freedom Chemical Company.*
  10.7    Amendment No. 1 to Stock Purchase Agreement, dated as of May 26, 1994, among BC Sugar Refinery

          Limited, Chatterton Petrochemical Corporation and Freedom Chemical Company.*
  10.8    Settlement Agreement dated as of April 28, 1994 between Tenneco Polymers, Inc. and Kalama
          Chemical, Inc.*
  10.9    Stock Purchase Agreement, dated as of May 21, 1993, between PMC, Inc. and Freedom Chemical
          Acquisition Corporation.*

EXHIBIT                                                                                                      PAGE
  NO.                                         DESCRIPTION OF EXHIBIT                                        NUMBER
-------   -----------------------------------------------------------------------------------------------   ------
 10.10    Amendment No. 1 to Stock Purchase Agreement, dated as of September 9, 1993, between PMC, Inc.
          and Freedom Chemical Company.*
 10.11    Definitive Agreement, dated as of August 13, 1993, between Sterling Winthrop Inc. and Freedom
          Chemical Acquisition Corporation.*
 10.12    Ground Lease, dated September 9, 1993, between The SDI Divestiture Corp. and Hilton Davis
          Chemical Co.*
 10.13    Amendment to Ground Lease Provisions, dated September 9, 1993.*
 10.14    Escrow Agreement, dated September 9, 1993, by and among PMC, Inc., Freedom Chemical Acquisition
          Corporation and CoreStates Bank, N.A.*
 10.15    Environmental Matters Agreement, dated September 9, 1993, among Freedom Chemical Acquisition
          Corporation, Hilton Davis Chemical Co. and Sterling Winthrop, Inc.*
 10.16    Agreement for the Purchase and Sale of Assets dated February 28, 1992, between Freedom Textile
          Chemicals Co. and American Cyanamid Company.**
 10.17    [Intentionally Omitted]
 10.18    Employment Agreement, dated November 15, 1994, by and between Freedom Chemical Company and Fred
          P. Rullo.**
 10.19    Employment Agreement, dated November 15, 1994, by and between Freedom Chemical Company and
          Harold A. Sorgenti.**
 10.20    Employment Agreement, dated June 1, 1991, between Kalama Chemical, Inc. and Robert A.
          Kirchner.**
 10.21    Employment Agreement, dated January 17, 1996, between Freedom Textile Chemicals Co. and Robert
          G. Kitchen.**
 10.22    Employment Agreement between Freedom Chemical Diamalt GmbH and Helmut Wolf.***
 10.23    Letter Agreement, dated May 8, 1992, between The Freedom Group and Robert Kitchen.*
 10.24    Employment Agreement, dated March 13, 1992, between Freedom Textile Chemicals Co. and James B.
          Trecek.*
 10.25    Agreement, dated December 7, 1994, by and among Freedom Chemical Company, the Freedom Group
          Partnership, Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund II, L.P.,
          Harold A. Sorgenti and Fred P. Rullo.**
 10.26    Stockholders' Agreement, dated as of May 4, 1992, among Freedom Chemical Company, Joseph
          Littlejohn & Levy Fund, L.P., Harold A. Sorgenti and Fred P. Rullo.*
 10.27    Amendment to Stockholders' Agreement, dated as of September 9, 1993, by and among Freedom
          Chemical Company, Joseph Littlejohn & Levy Fund, L.P., Freedom Investment Corp., Harold A.
          Sorgenti, Fred P. Rullo and RULCO, Inc.*
 10.28    Amendment No. 2 to Stockholders' Agreement, dated as of June 30, 1994, by and among Freedom
          Chemical Company, Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund II, L.P.,
          Freedom Investment Corp., Harold A. Sorgenti, Fred P. Rullo and RULCO, Inc.*
 10.29    Stockholders' Agreement, dated as of June 30, 1993, by and among Freedom Chemical Company,

          Joseph Littlejohn & Levy Fund, L.P., Donald W. McPhail and Stamford-Atlanta Capital
          Corporation.*
 10.30    Amendment to Stockholders' Agreement, dated as of June 30, 1994, by and among Freedom Chemical
          Company, Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn and Levy Fund II, L.P., Donald
          W. McPhail and Stamford-Atlanta Capital Corporation.*
 10.31    Stockholders' Agreement, dated as of June 30, 1994, by and among Freedom Chemical Company,
          Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund II, L.P., and the individual shareholders whose names are set forth on the signature page thereto.*
 10.32    Stockholders' Agreement, dated as of June 30, 1994, by and among Freedom Chemical Company,
          Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund II, L.P., and Richard E.
          Gilleland.*
 10.33    Freedom Chemical Company 1994 Management Equity Plan.**
 10.34    Form of Stock Option Agreement.*

EXHIBIT                                                                                                      PAGE
  NO.                                         DESCRIPTION OF EXHIBIT                                        NUMBER
-------   -----------------------------------------------------------------------------------------------   ------
 10.35    Amended and Restated Stock Option Agreement, dated as of November 15, 1994, between Freedom
          Chemical Company and The Freedom Group Partnership.**
 10.36    Amended and Restated Stock Option Agreement, dated as of November 15, 1994 between Freedom
          Chemical Company and The Freedom Group Partnership.**
 10.37    Amended and Restated Stock Option Agreement, dated as of November 15, 1994, between Freedom
          Chemical Company and The Freedom Group Partnership.**
 10.38    Letter, dated January 18, 1994, from The Freedom Group to Freedom Chemical Company.*
 10.39    Letter, dated January 24, 1994, from Freedom Investment Corp. to Joseph Littlejohn & Levy Fund,
          L.P.; Letter, dated January 24, 1994, from Harold A. Sorgenti and Ann R. Sorgenti to Joseph
          Littlejohn & Levy Fund, L.P.; Letter, dated January 24, 1994, from Sorgenti Family Partnership,
          L.P. to Joseph Littlejohn & Levy Fund, L.P.*
 10.40    Subscription Agreement, dated as of October 17, 1996 between Freedom Chemical Company and
          Joseph Littlejohn & Levy Fund, L.P.**
 10.41    Subscription Agreement, dated as of October 17, 1996 between Freedom Chemical Company and
          Joseph Littlejohn & Levy Fund II, L.P.**
 10.42    Assignment Agreement, dated as of May 26, 1994, between Kalama Chemical, Inc. and United States
          Trust Company.*
 10.43    Trust Agreement, dated May 26, 1994, among Chatterton Petrochemical Corporation, Freedom
          Chemical Company, Kalama Chemical, Inc. and United States Trust Company of New York.*
 12.1     Statement re: Computation of ratio of earnings to fixed charges of Freedom Chemical Company and
          Subsidiaries and of Hilton Davis Chemical Co. and Subsidiary.**
 21.1     Subsidiaries of Freedom Chemical Company.**
 21.2     Subsidiaries of Hilton Davis Chemical Co.**
 21.3     Subsidiaries of Kalama Chemical, Inc.**
 21.4     Subsidiaries of Freedom Textile Chemicals Co.**

 21.5     Subsidiaries of Freedom Chemical Diamalt GmbH.**
 21.6     Subsidiaries of Freedom Textile Chemical (South Carolina), Inc.**
 21.7     Subsidiaries of Kalama Specialty Chemicals, Inc.**
 21.8     Subsidiaries of Kalama Foreign Sales Corporation.**
 21.9     Subsidiaries of FCC Acquisition Corp.**
 23.1     Consent of Coopers & Lybrand L.L.P., independent accountants.**
 23.2     Consent of KPMG Peat Marwick LLP, independent certified public accountants.**
 23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in their opinion filed as Exhibit
          5.1 to this Registration Statement).***
 23.4     Consent of Bogle & Gates (included in their opinion filed as Exhibit 5.2 to this Registration
          Statement).***
 23.5     Consent of Boesebeck, Barz & Partner (included in their opinion filed as Exhibit 5.3 to this
          Registration Statement).***
 23.6     Opinion of Carlsmith Ball Wichman Case & Ichiki (included in their opinion filed as Exhibit 5.4 to this Registration Statement).***
 24.1     Powers of Attorney of certain directors and officers of the Company authorizing Fred P. Rullo and Brian F. McNamara to sign the Registration Statement and amendments thereto on their behalf
          (set forth on signature pages of Registration Statement).**
 25.1     Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York on Form
          T-1.**
 27.1     Financial Data Schedule.**
 99.1     Form of Letter of Transmittal.**
 99.2     Form of Notice of Guaranteed Delivery.**
 99.3     Form of Letter to Clients.**
 99.4     Form of Letter to Brokers, Dealers, Trust Companies and Other Nominees.**


------------------
  * Filed previously
 ** Filed herewith
*** To be filed by amendment.